Filed pursuant to Rule 424(b)(3)
Registration No. 333-190948

PROSPECTUS SUPPLEMENT No. 3
(to Prospectus dated October 28, 2013)

8,080,000 Shares

ARISTA POWER, INC.

Common Stock

This Prospectus Supplement No. 3 consists of 1) this cover page; 2) Arista Power’s Annual Report on Form 10-K which was filed with the Securities Exchange Commission (“SEC”) on March 31, 2014 (the “Annual Report”); 3) Arista Power’s Current Report on Form 8-K file with the SEC on March 31, 2014 (the “Current Report”) and 4) Arista Power’s Registration Statement filed on Form S-1 on April 30, 2014 (the “Registration Statement”).  The Annual Report contains our  financial statements for the year ended December 31, 2013 and the Management Discussion and Analysis of Financial Condition and Results of Operation for this period.  The Current Report discloses the sale of certain unregistered shares and warrants to purchase shares of Arista Power’s Series A Convertible Preferred Stock (the “Preferred Stock”) and common stock (the “Common Stock”) and further discloses the material agreements associated therewith. The Current Report also discloses an amendment to Arista Power’s Certificate of Incorporation filed with the state of New York in order to effectuate the creation of the Preferred Stock and the appointment of Adeeb Saba as Chief Operating Officer of Arista Power.  The Registration Statement seeks to register the shares of Preferred Stock and Common Stock.

This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus dated October 28, 2013, as supplemented by Prospectus Supplement No. 1 dated November 13, 2013 and Prospectus No. 2 dated December 31, 2013 (collectively referred to herein as the “Prospectus”), which is required to be delivered with this Prospectus Supplement.  This Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information contained in this Prospectus Supplement No. 3 supersedes the information contained in the Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the Prospectus.  We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this Prospectus Supplement and the Prospectus.  This document may be used only in jurisdictions where offers and sales of these securities are permitted.  You should not assume that information contained in this Prospectus Supplement or the Prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this Prospectus Supplement and the Prospectus is delivered or when any sale of our securities occurs.

Investing in our common stock involves risks, which are described under “Risk Factors” beginning on page 4 of the Prospectus, as well as in supplements to the prospectus.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY FOREIGN SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT NO. 1 IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 3 is May 2, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Fiscal Year Ended December 31, 2013

OR

☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Transition Period from_______ to _______

  Commission File Number: 001-53510

Arista Power, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	16-1610794
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1999 Mt. Read Blvd Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

(585) 243-4040
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.002

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.   Yes  ☐  No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.   Yes  ☐  No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes  ☒  No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes ☐  No  ☒

As of June 30, 2013, the aggregate market value of the registrant’s common stock held by non-affiliates of the registrant was $7.7 million, based on the closing per share price on the OTCC Bulletin Board.  Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Outstanding at March 31,2014
Common Stock, $.002 par value per share Preferred Stock, $.002 par value per share	18,343,694 1,500

DOCUMENTS INCORPORATED BY REFERENCE

Document	Parts into Which Incorporated
Proxy Statement for the Annual Meeting of Shareholders to be held in 2014 (Proxy Statement)	Part III (Items 10, 11, 12, 13 and 14)

PART I

Item 1.  Business

Company Overview

We are a developer, supplier and integrator of custom-designed power management systems, and a supplier, designer and installer of solar energy systems.  Our patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users.  We also design, sell and install residential and commercial solar PV systems.

We were incorporated in New York on March 30, 2001, under the name Future Energy Solutions, Inc.  In November 2008, we changed our name to WindTamer Corporation, and, in May 2011, we changed our name to Arista Power, Inc.  The decision to change our name to Arista Power, Inc. reflected the fact that we broadened our suite of product offerings and developed a wide range of power management solutions that we can provide to our customers. Our corporate headquarters is located at 1999 Mt. Read Boulevard, Rochester, New York 14615, and our telephone number at those offices is (585) 243-4040.  Our website address is www.aristapower.com.  Our common stock is listed and traded on the OTCQB under the symbol “ASPW.”

History

Our company was originally formed to develop and sell a wind turbine.  The WindTamer® wind turbine was invented in 2002, and in 2003 a patent was issued for the WindTamer® turbine technology.   In the fourth quarter of 2009, we began selling our turbines.  In 2010 and 2011, we continued selling and installing our wind turbines in a variety of grid-tied and off-grid applications.  In 2012, we focused on product development, as well as sales and marketing for our Power on Demand system and our Mobile Renewable Power Station, instead of our WindTamer turbines.

In the summer of 2009, we began to develop our Mobile Renewable Power Station, which integrated solar PV, wind turbines, fuel cells and/or generators with an integrated onboard storage device for military and other applications.  In 2010, we continued the development of our Mobile Renewable Power Station, and in the first half of 2010, we sold and delivered our first Mobile Renewable Power Station for testing and use by the U.S. Army.  This led to the award of two U.S. Army contracts, totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent, scalable micro-grid.

During 2010, we also developed our Power on Demand system, which utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology, to release energy at optimal times to reduce peak power demand, thereby lowering electricity costs.  The first Power on Demand system was commissioned in the first quarter of 2011.

Late in the fourth quarter of 2010, we began selling solar PV as free-standing systems, and installed our first solar PV systems in the first quarter of 2011.   During 2012 and 2013, we marketed our solar products via community solar purchasing programs in several regions of upstate New York. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2014 and 2015.

During 2013, we continued our product development, with most of such efforts directed at our Power on Demand system.   We expect to continue further development on our products, including our Power on Demand system and intelligent micro-grids, in 2014 and beyond. During 2013, we increased the number of solar PV systems that we sold to commercial customers, contributing to higher revenues from our sales of solar PV systems.

Significant Events of 2013

In January and February of 2013, we partnered with Genesee County, Seneca County and the City of Hornell, for community solar purchasing programs offered to county/city residents and provided certain Company provided incentives to residents who participated.  These programs were similar to the Solarize Madison County program offered in 2012. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2015.

In May of 2013, we were awarded a contract to install a Power on Demand system at City Lights at Queens Landing, a 43-story 525-unit cooperative building in Long Island City, New York.

In July and August of 2013, we raised an aggregate of $1.245 million in a private placement of our common stock to accredited investors.

In September 2013, General Technical Services, Incorporated, a U.S. Army contractor, awarded us a contract totaling $625,000 to continue to develop and build on Phase One and Phase Two projects related to an Intelligent Scalable Micro-grid for the U.S. Army. The project will follow the completion of Phase Two, which was awarded in October 2012.

In November 2013, we partnered with EaglePicher Technologies by integrating the EaglePicher’s Power Pyramid™ system into the Power on Demand system to be installed at the City Lights building in Long Island City, New York.

In December 2013, we completed the installation of a 166kW solar system, our largest solar PV installation to date, at a commercial site in Western NY.

Recent Developments

In January 2014, we signed a letter of cooperation with EaglePicher Technologies (“EPT”), in which we have agreed to jointly sell our Power on Demand system in New York City.  Additionally, we have agreed to target utilizing EPT’s PowerPyramid™ in three of our Power on Demand installations in 2014, and have agreed to collaborate on engineering support services, development activities and the seeking of funding from organizations such as the Army, NREL, NYSERDA and NYBEST.

In March 2014, we raised $1.405 million in net proceeds from the private placement sale of convertible preferred stock to eight institutional investors.

3

Our Industry and our Business Areas of Focus

The U.S. electricity industry is large and has grown significantly over the last six decades.  This increase in electricity usage has strained the electric power grid and has contributed to the increase in the price of electricity.  High electricity prices are particularly pronounced during peak power periods, when demand for electricity is at its highest.  The rising demand for energy, growing cost of energy, and increasing concerns about the environment have combined to cause many organizations, including utilities and their end customers, to focus on energy efficiency. In 2012, natural disasters in India and the Northeastern U.S. emphasized the limitations of grid structures. Extreme weather in the summer of 2013 led to higher than usual demand for electricity usage in the New York City area, while the colder than normal temperatures in the winter of 2014 significantly increased electric supply costs in much of the Northeast United States. These, and other factors, have increased demand in the marketplace for products and services that efficiently use energy.

Our Strategy

Our strategy is to develop, market, and sell energy efficient products that focus primarily on the management and distribution of energy, including renewable energy, and that provide attractive returns on investment for customers in the commercial, military, residential, and industrial space.  We intend to use our expertise in power distribution, power management, alternative and renewable energy, and energy storage to combine our proprietary patent-pending energy storage and management systems with solar PV systems, fuel cells, generators and/or the electric grid to become a market leader in the power distribution and renewable energy industries.  We believe that combining renewable energy with energy storage and management systems will enable us to offer customers a product with an attractive return on investment.  We believe that our products will be sold in the residential, commercial, government, military, industrial, and off-grid markets.

Our primary products are:

●	Our proprietary, patent-pending Power on Demand systems;

●	Solar PV systems.

In addition, in 2012, we were awarded two U.S. Army contracts, totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid. In September 2013, we were awarded a single vendor contract for $625,000 to continue to build on the success of the Phase One and Phase Two contracts. We plan to complete the Phase Two portion of the award and commence work on the Phase Three award in early 2014.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we sell to commercial, military, and governmental customers.

We plan to become a leader in the power management and the renewable energy industries through, among other things, one or more of the following strategies:

●	Continuing the development of our products to improve their marketability, functionality, reliability, scalability, safety, and cost effectiveness;

●	Developing a domestic sales force organically, primarily through commissioned representatives and through strategic marketing and distribution alliances;

●	Establishing joint ventures, strategic alliances, licensing, and/or royalty agreements with third parties to augment our marketing efforts; and

●	Acquiring companies that are complementary to our business.

4

Our Business

We are a developer, supplier and integrator of custom-designed power management systems, and a supplier, designer and installer of solar energy systems. Our patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users.

Our primary products are:

●
Power on Demand system.  Our Power on Demand system is a proprietary, patent-pending energy storage and management system that lowers a customer’s peak electricity demand, thereby reducing the customer’s electricity costs.  The system utilizes energy inputs from multiple sources integrated with a custom-designed energy storage device to reduce grid demand and provide power when a customer’s power loads are high.  The energy can be generated from renewable sources such as solar and wind, and also from fuel cells, generators, and from the grid itself, depending on the available energy resources at a given site.

●	Solar PV systems. We design, supply and install solar PV panels either as a stand-alone system or integrated with our other products.

In addition, in 2012, we were awarded two U.S. Army contracts totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid.  In September 2013, we were awarded a single vendor contract for $625,000 to continue to build on the successes of the Phase One and Phase Two development programs.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we will sell to commercial, military, and governmental customers. Based upon customer requirements, we have the capacity to mobilize a micro-grid.

5

In 2013, we had revenues of $2,195,000 and an operating loss of $3,426,000, as compared with revenues of $1,999,000 and an operating loss of $3,463,000 in 2012.  Of the $3,426,000 and $3,463,000 operating losses in 2013 and 2012, $1,764,000 and $1,371,000, respectively, were attributable to non-cash expenses, primarily related to charges incurred in connection with the issuance of warrants and stock options, the amortization of debt discount, and establishment of a loss contract reserve, impairment of assets, depreciation and amortization.

From 2002 until the fourth quarter of 2009, we focused primarily on the research and development of our technology and production and testing of WindTamer® turbine prototypes.  In the fourth quarter of 2009, we began selling our turbines.

In the summer of 2009, we began to develop our Mobile Renewable Power Station, which can integrate solar PV, wind turbines, fuel cells, and/or generators with an integrated onboard storage device for military and other applications.  In 2010, we continued the development of our Mobile Renewable Power Station, and in 2010, we sold and delivered a Mobile Renewable Power Station to the U.S. Army Research, Development and Engineering Command’s Aberdeen Proving Grounds in Maryland for use and testing. This led to the award of two U.S Army contracts to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid.   While we believe that the Mobile Renewable Power Station has significant applications for military, commercial and other federal agency factors, we will evaluate customer requirements for a custom designed system on a case by case basis.

Leveraging our development of the Mobile Renewable Power Station in 2009-2010, we adapted this technology to develop our Power on Demand system, which reduces the peak demand fees charged by utility companies to commercial customers.  In effect, the Mobile Renewable Power Station may be viewed as the precursor to our Power on Demand system.  In 2010, we developed our Power on Demand system and commissioned our first Power on Demand system in the first quarter of 2011.

From 2011 through 2013, we continued our product development, with most of such efforts directed at our Power on Demand system. The development of our Power on Demand system progressed to where we were able to increase our sales and marketing efforts of such products in late 2011.  We expect to continue our product development efforts on our Power on Demand system in 2014 and beyond.

Late in the fourth quarter of 2010, we began selling stand-alone solar PV systems and solar PV systems that can be integrated into our Power on Demand systems and other products.  We installed our first stand-alone solar PV systems in the first quarter of 2011.  We believe that the solar PV market is fragmented in certain geographic markets in the United States, and that we can attain significant market share in targeted geographic markets, including Western New York, where our headquarters is located.  In 2012 and 2013, we launched community solar purchasing programs in several targeted regions in Western New York.  We expect to increase the marketing of our stand-alone solar PV systems into 2014 and beyond.

6

Because of their varied sales cycles, we utilize different sales and marketing strategies for each of our products.  Domestically, we generally utilize an internal sales force, representatives, and distributors to obtain and develop sales leads. In 2014 we expect to continue to expand sales capabilities utilizing our in-house sales force, our domestic alliance partners and representatives and distributors.

We are currently fulfilling sales orders by managing the supply chain relationships of all of the required components, and then assembling and installing our products.

Power on Demand System

Many electricity suppliers, typically utility companies, throughout much of the United States and abroad, charge their commercial customers not only for the consumption of electricity but also a demand, or distribution, charge.  These demand charges can often account for more than 30% of a commercial customer’s utility cost.  The calculation of this demand charge varies from supplier to supplier, but is generally based upon the highest amount of power demand that a customer uses from the electric grid in a billing cycle – often called peak demand.  Recently, demand charges have become an increasing part of commercial customer’s electricity costs.  Certain electricity suppliers have begun to charge residential customers variable time of day consumption charges, and those charges, both commercial and residential are expected not only to be implemented by additional electricity providers but also to increase the percentage of the user’s utility bill.  Generally, the reduction of a customer’s overall consumption of electricity via a solar system, wind turbine, other renewable energy or demand response initiatives would not materially reduce the customer’s demand charge due to the inability to control when the renewable power is generated.

With our understanding of demand charges, as well as the desire to use created renewable energy when the value is optimal, we developed our Power on Demand system in 2010, and continued development of the system to the present.  Our Power on Demand system is a proprietary, patent-pending energy storage and power management system that lowers a customer’s demand charges.  The system utilizes energy inputs from multiple sources together with a custom-designed energy storage device to reduce grid demand and provide stored power when customer loads are high.  The energy can be generated from renewable sources such as solar and wind, and also from fuel cells, generators and from the electric grid itself, depending on the available energy resources at a given site.  Each Power on Demand system is custom designed.  The system is designed to include our proprietary smart monitoring technology that, among other things, monitors the power usage of the site in real-time and determines when to release energy from the battery system in order to optimize the battery life and increase the value of the overall system.

Our Power on Demand system is scalable, with the ability to integrate multiple renewable inputs, generators and fuel cells, and distribution capabilities ranging from 50kW to 1mW, or more, and can utilize multiple battery chemistries for optimal energy storage based on the specific application.

7

Our commercial customers benefit from our Power on Demand system by it:

●	Providing electricity cost savings by providing power during periods of high cost peak electricity demand, instead of drawing power from the utility grid, which is referred to as ‘peak shaving’;

●
Providing a dependable source of backup power to protect their operations from financial losses and other negative consequences of power outages, including utilizing our systems both for preventative measures, such as when a storm is approaching, and for emergency purposes, when utility power is interrupted;

●	Conditioning power, thereby extending the life of equipment that uses that power; and

●	Allowing for enrollment in demand response initiatives with no building load operations reduction during the required demand curtailment.

We commissioned our first Power on Demand system in the first quarter of 2011.  In late 2011, we began to increase our sales and marketing efforts of our Power on Demand system, primarily to commercial customers that incur high demand charges in their electricity bills.  We expect to continue our marketing and sales efforts in 2014 and beyond, and we also expect to spend significant resources to continue to develop our Power on Demand system in order to make it more marketable, scalable, and cost-effective.

Our Power on Demand systems are sold to customers utilizing two basic economic models, each of which can vary depending on the specific customer and application.  In our primary model, we sell the Power on Demand system to the customer.  We refer to this as the “customer-owned” model.  In our customer-owned model, the customer acquires the ownership of the Power of Demand system assets upon our completion of the project.  Our revenues and profits from the sale of systems under this model are generally recognized when the system is installed.

We refer to our other model as our “recurring-revenue model”.  For systems completed under this model, a third-party financing company or the customer owns the Power on Demand system after it is installed at the customer’s site.  We or the third party invest the capital required to design and build the system.  The life of these recurring-revenue contracts is typically from five to ten years.  The fees that generate our revenues in the recurring-revenue model are generally paid to us on a monthly basis.  Our fees for recurring revenue contracts are generally structured either as a fixed monthly payment, or as all or a portion of the energy savings that the system generates for the customer. We record revenue under this model on a cost recovery system, whereby equal amounts of revenue and expense are recorded as collections are made, postponing the recognition of profits until all costs have been recovered.

8

Solar PV Systems

A solar panel, also known as a photovoltaic (PV) panel, is a packaged interconnected assembly of solar cells, also known as photovoltaic cells. Solar panels use light energy from the sun (photons) to generate electricity through the photovoltaic effect. A photovoltaic installation generally consists of an array of solar panels, an inverter, and interconnection wiring.

We sell and install third-party manufactured solar PV systems, typically ranging from 5kW to 50kW, although during the fourth quarter of 2103, we installed our largest PV system to date, which was 166kW at a commercial site in Western New York.  We believe that the solar PV market is fragmented in certain geographic markets in the United States, including Western New York where our headquarters are located, and that we can attain significant market share in targeted geographic markets.  In 2012 and 2013, we launched several community solar purchasing programs, primarily in targeted regions in Western New York. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2015.

In addition, we are able to integrate solar PV systems into our Power on Demand systems and our micro-grids when the particular customer’s needs call for integration of solar PV.

9

Micro-Grids

In 2012, we were awarded two contracts with the U.S. Army totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid.  In September 2013, we were awarded a single vendor contract valued at $625,000 to build on the successes of the Phase One and Phase Two awards to continue the development activities on the intelligent micro-grid.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we sell to commercial, military, and governmental customers.

Competition

The renewable energy industry in general, and the solar energy, power distribution, and energy storage industries in particular, are highly competitive.  Moreover, all of the industries in which we compete are rapidly evolving and we face numerous competitors who are rapidly developing new technologies and improving existing technologies.  Most of these competitors have longer business histories than us, and most of these competitors are also better financed and have better access to capital on more favorable terms than we do.  We will also be faced with competition from new entrants into these businesses, many of whom will be better financed than we are.

Power on Demand System

With our Power on Demand system, our competition primarily consists of manufacturers and distributors of power generation and heavy electrical equipment including switchgear, electrical contractors, electrical engineering firms, and companies involved in providing utilities with demand response and load curtailment products and services.  Electric utilities could also offer their own distributed generation solution, which would decrease our base of potential customers.  Additionally, several well-established companies have developed micro-turbines used in distributed generation, and a number of companies are also developing alternative generation such as wind, fuel cells, and solar cells.  Several large companies are also becoming leaders in uninterruptible power supply system technology, and companies developing and marketing their proprietary smart grid technologies are also potential competitors.  Many of these technologies are eligible for and supported by government financial incentives.  Additionally, technologies that make commercial, institutional, and industrial operations more efficient result in lower electricity use, reducing the benefits of using our distributed generation systems.

We could face competition from PowerSecure, Convergent, Green Charge Networks, Xtreme Power, Stem, Inc., Greensmith Energy Management Systems, EaglePicher Technologies, and ZBB Energy, which are designing or installing systems that have similar characteristics as our Power on Demand system.  We could also face competition in the future from companies such as Johnson Controls, Axion Power, Altair Nanotechnologies, and others which are designing new types of batteries or systems, some of which are specifically designed for enhanced renewable energy storage and which may be able to reduce peak demand charges like our Power on Demand system.

In addition, there are many technologies, such as those marketed as demand response technologies, sold by numerous companies, which are designed to reduce a customer’s electricity bill by reducing their peak demand charges.  We, indirectly, compete against all of these technologies and companies.

Solar PV Systems

We compete against companies that sell solar PV systems to residential and commercial customers. These competitors include, among others, numerous individual and small contractors who sell and install solar PV systems.  Because we do not sell proprietary solar PV systems, but instead resell third-party manufactured systems, we compete primarily on price and service.

10

Intellectual Property

Patents
We have two patent applications in the United States and one in Europe relating to our Energy Storage and Power Management System.

In addition, we own U.S. Patent No. 6,655,907 entitled “Fluid Driven Vacuum Enhanced Generator”, which relates to our WindTamer® turbines.  This patent was issued in December 2003, was assigned to the Company and expires in 2022.

We also own U.S. Design Patent No. D608,736 entitled “Diffuser for a Wind Turbine,” which was issued in January 2010.  This patent protects the design of the Company’s wind turbine diffuser.  This patent will expire in 2024.  We have also received corresponding design patents in Mexico and Canada.

Government Regulation

Our businesses and operations are affected by various federal, state, local and foreign laws, rules, regulations and authorities. While to date our compliance with those requirements has not materially adversely affected our business, financial condition or results of operations, we cannot provide any assurance that existing and new laws and regulations will not materially and adversely affect us in the future. In the future, federal, state or local governmental entities or competitors may seek to change existing regulations or impose additional regulations. Any modified or new government regulation applicable to our products or services, whether at the federal, state or local level, may negatively impact the technical specifications, installation, servicing and marketing of our products and increase our costs and the price of our products and services.

Private use of electric power generation equipment in the United States generally requires meeting applicable municipal building and electrical codes, and that they are installed by persons who are licensed or certified to install such equipment.

In an effort to promote renewable energy, federal, state and local lawmakers have approved a number of incentives for alternative power generation.  We believe that qualifying and obtaining federal, state and local incentives for the development and sale of our products is vital to our success, although there can be no assurances that we will be successful in such efforts.  For more information, See Item 1A, Risk Factors under the heading “The expiration, cancellation or reduction of federal tax benefits and state benefits for renewable energy generation would adversely affect our development”.

11

Research and Development

Our research and development activities have focused on testing and enhancing our Power on Demand systems and our micro-grid technology. We plan to continue in 2014 and beyond to focus resources to enhance the design and performance of our Power on Demand system and our micro-grid technology.  Research and development expenses for the fiscal years ended December 31, 2013 and 2012 were $378,000 and $526,000, respectively. Certain research and development costs were partially funded through the Phase One and Phase Two contract awards for the Intelligent, scalable micro-grid that we are developing for the U.S. Army.

The markets for our products, services, and technology are dynamic, characterized by rapid technological developments, frequent new product introductions, and evolving industry standards.  The constantly changing nature of these markets and their rapid evolution will require us to continually improve the performance, features, and reliability of our products, services, and technology, particularly in response to competitive offerings, and to introduce both new and enhanced products, services, and technology as quickly as possible and prior to our competitors.  We believe our future success will depend, in part, upon our ability to expand and enhance features of our existing products, services, and technology and to develop and introduce new products, services, and technology designed to meet changing customer needs on a cost-effective and timely basis.  Consequently, failure by us to respond in a timely basis to technological developments, changes in industry standards or customer requirements, or any significant delay in the development or introduction of new products, services, and technology, could have a material adverse effect on our business and results of operations.  We cannot assure you that we will respond effectively to technological changes or new products, services, and technology announcements by others or that we will be able to successfully develop and market new products, services, and technology or enhancements.

Customers and Trends

Our largest customer accounted for approximately 29% of revenues for the year ended December 31, 2013 (54% for 2012), and this customer’s accounts receivable balance represented 45% of total accounts receivable as of December 31, 2013 (68% for December 31, 2012).

Currently we do not experience significant seasonal sales trends, however harsh seasonal weather may impact our ability to install solar PV systems, and therefore impact our revenue recognition.  Generally, our solar PV sales installations to date have been concentrated in Western New York.  We believe that the solar PV market is in the early development stages in New York based upon recent state-funded incentive programs and we expect to see continued growth in this region.

Employees

We currently have seven full-time employees.

Office and Facilities

Our principal headquarters is located at 1999 Mt. Read Boulevard, Rochester, New York.  On February 4, 2013, we entered into a new agreement to lease approximately 20,000 feet of office and warehouse space at 1999 Mt. Read Boulevard, Rochester, New York. The lease for the space expires November 2018, and provides for two five-year renewal options.  We do not own or lease any additional real estate.

Item 1A.  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our common stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed. The trading price of our common stock could, in turn, decline, and you could lose all or part of your investment.

RISK FACTORS CONCERNING OUR BUSINESS AND OPERATIONS

We will need additional capital to sustain our operations and will likely need to seek further financing to accelerate our growth, which we may not be able to obtain on acceptable terms or at all. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.
A factor limiting our growth, including our ability to enter our proposed markets, attract customers, and deliver our product in the targeted electrical power production markets, is our limited capitalization overall and as compared to other companies in the industry.

We will need additional capital to bring our operations to a sustainable level over the next twelve months. In 2013, we raised $1,245,000 in private placements. In 2012, we raised $795,000 in private placements, and additionally, we established a line of credit with TMK-ENT, Ltd which provided us $1,250,000 in available line of credit funding. In 2011, we raised $3,185,000 in funding via private placements. In March 2014, we raised $1,405,000 in net proceeds from the private placement sale of convertible preferred stock to eight institutional investors. We believe that, in addition to the capital raised thus far, we will require up to an additional $1.0 million to satisfy our operating cash needs for the next 12 months. However, if we are unable to generate the projected amount of revenue and profits from our operations, we will need to seek additional financing.

We may also seek additional financing to accelerate our growth.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock.  If we raise additional capital by incurring debt, this will result in increased interest expense.  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business could suffer if we are unable to raise additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues, develop our products, attain profitable operations, or even may result in our business filing for bankruptcy protection or otherwise ending our operations which could result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the trading price of our stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flows.
We have incurred significant losses in prior periods.  Our accumulated deficit at December 31, 2013 was $27 million. We incurred a net loss in 2013 and 2012 of $3,273,000 and $3,490,000, respectively.  If we are not able to attain profitability in the near future and long-term future, the trading price of our stock could decline and our financial condition could deteriorate as we could, among other things, deplete our cash, incur additional indebtedness and issue additional equity that could cause significant dilution, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

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We have an unsecured credit facility that is due to be repaid in December 2014, and we will likely need to raise additional capital to repay the loan or will need to refinance the loan.
We have an unsecured credit facility with TMK-ENT, Inc. of a principal amount of $1,018,500 that is due to be repaid in December 2014.  We do not expect to generate sufficient cash flows from operations to repay the TMK-ENT credit facility.  We will likely need to raise additional capital to repay the loan or will need to refinance the loan with TMK-ENT or another party.  If we are unable to repay the loan or refinance the loan, this would likely have a material adverse effect on our operations, our ability to raise capital and the price of our stock.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock.  If we raise additional capital by incurring debt, this will result in increased interest expense.  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business could suffer if we are unable to raise additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues, develop our products, attain profitable operations, or even may result in our business filing for bankruptcy protection or otherwise ending our operations which could result in a significant or complete loss of your investment.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.
We have limited operating history upon which investors may base an evaluation of our potential future performance. As a result, there can be no assurance that we will be able to develop consistent revenue sources, or that our operations will be profitable. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in early stage of development.

Any forecasts we make about our operations, including, without limitation, sales and plans for fundraising, may prove to be inaccurate. For example, we estimated that we would book $17.5 million in orders for 2012, but only booked $3.0 million, and in 2011 estimated that we would book $15 million in orders, but only booked $2 million. In addition, we planned to begin sales of our products in the first half of 2009 but did not meet that goal as we continued to refine the development of our production models. We commenced our selling efforts in the late third quarter of 2009, but have only generated total revenue since inception of approximately $5.5 million through December 31, 2013. We plan to continue our selling efforts, although there can be no assurance that we will be successful in maintaining or expanding our sales. Additionally, we had planned on raising $20 million in a private placement in 2009, but we later determined to cease raising funds in that private placement after raising only $741,000. We stopped raising funds after raising only $741,000 because we reassessed our cash needs and also determined that the appropriate focus of our executive management should be on product development rather than fundraising, and further concluded that it was not in the best interests of the Company to raise more than $741,000 at that time.

We must, among other things, determine appropriate risks, rewards, and level of investment in each project, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations and financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

Any forecasts we make about our operations, including, without limitation, sales and plans for fundraising, may prove to be inaccurate.  For example, we significantly overestimated our financial performance in each of 2011 and 2012.  We plan to continue our selling efforts, although there can be no assurance that we will be successful in expanding our sales.

Our independent auditors report for the fiscal years ended December 31, 2013 and 2012 is qualified as to our ability to continue as a going concern.
Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2013 and 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.  Recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  The presence of the going concern explanatory paragraph may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

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Our future success depends on our key executives and our ability to attract, retain and motivate qualified personnel.
Our future success is largely dependent upon the principal members of our executive team. The loss of the services of any of these key persons might impede the achievement of our product development, and commercialization objectives and have a serious impact and adverse effect on our business, financial condition and results of operations, and an investment in our stock. Recruiting and retaining qualified management, sales, marketing, engineering and other personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms. We do not maintain “key person” life insurance on any of our employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

If our products and technologies do not achieve market acceptance, we may not generate sufficient revenue to conduct our operations or become profitable.
We cannot assure you that a sufficient number of customers will purchase our products, or that we can sell them for amounts that are in excess of our cost to procure components, market, and install such products. The failure of our Power on Demand system or other products we have developed, or may otherwise sell or develop, to be accepted in the commercial marketplace would have a material adverse effect on our business. Our technology and products may not compete well against other competing technologies, including fossil-fueled generators, on the basis of performance and cost or to achieve market acceptance. This failure to effectively compete could also have a material adverse effect on our financial condition and business. As a result, the value of your investment could be significantly reduced or completely lost.

We have very limited experience selling many of our primary products and there can be no assurance that a market exists for those products or that, if a market does exist, that we will be successful in selling into such market.
Although we believe that there is a substantial market for our Power on Demand system, our micro-grids, and reselling solar PV systems, we have limited experience is selling such products and, to date, have had limited success in selling such products and therefore there can be no assurances that (1) a market exists for any or all of those products, or (2) if a market does exist for any or all of those products, that we will be successful in selling into such market or markets.

The existence and potential size of the market for our Power on Demand system is particularly difficult to determine and verify because we do not believe that our Power on Demand system competes directly against any existing product actively and successfully sold in the marketplace, which would have assisted us in determining the size and viability of market for our Power on Demand system.  It is possible that a market for the Power on Demand system does not exist, or does not sufficiently exist to enable us to be successful.

Therefore, because of these uncertainties, we may not be successful in generating revenue in the markets that we expect to do so in 2014 and beyond, and such failure would adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

We have little experience installing our Power on Demand system, and we may encounter delays related to connecting such systems to the electric grid.
Our business plan anticipates that we will sell and install a significant number of Power on Demand systems in 2014 and beyond.  To date, however, we have only sold a limited number of Power on Demand systems, despite prior expectations to sell a significant number of systems.  We have been advised, and have encountered in our first installations, that significant delays may occur in obtaining approval from the applicable electricity provider of the customer to connect a Power on Demand system to the electric grid.  Without such approval, it may not be possible to fully install the Power on Demand system, to collect related payments from the customer and to recognize related revenue for such sale.  These significant delays may also negatively affect our ability to sell the Power on Demand system, and such failure and the related negative effects described above could adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

Because we have not sold large quantities of any of our products other than solar PV, we cannot determine the cost to purchase larger quantities of components and install our products and therefore we cannot be sure whether we can profitably sell our products.
We have not sold significant quantities of any of our products other than solar PV, which we resell.  Many, if not all, of our sales other than solar PV have resulted in negative gross margin as we often sold these products for below cost because, among other reasons, the cost to purchase one or a small amount of a product is generally much higher per unit than purchasing larger quantities of a product.  Accordingly, we have no operating history of the cost to sell and install these products if any or all of such products are sold in large quantities.

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Our business strategy assumes that our cost to sell and install our products will substantially decrease if such product components are purchased and sold in large quantities, which is typically the case, but there can be no assurances that such cost savings will be realized at all or in the amounts that we assume.   If we are unable to substantially decrease the cost to purchase components and install our products, it will likely be very difficult to profitably sell our products unless we raise prices which may, in turn, make our products more difficult to sell.  Therefore, because of these uncertainties in our ability to substantially decrease the cost to procure components and install our products, we may not be successful in generating revenue and profits in the markets that we have targeted, and such failure would adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

We plan to sell our products to the U.S. federal government and U.S. military, which may result in delays in the receipt of orders due to the nature of those customers.
Our business strategy includes doing a significant amount of business and selling a significant amount of our products to the U.S. federal government, particularly the U.S. military, in 2014 and beyond.  When doing business with the U.S. military, unexpected delays, which can be substantial and repeated, can occur prior to receipt of the sales order or other applicable contract.  Those delays can occur, for example, when funding is not appropriated by Congress for projects that the military expects to commence.  Such delays were experienced in 2010 and 2011, and could occur again in 2014 and beyond.  On-going political disagreement over the scope and manner in which to reduce the Federal budget deficit, which have resulted in such disruptive developments as the “sequester”, which occurred on March 1, 2013 also add additional risks and uncertainties to the timing and availability of funds to finance the government agency contract that we are expecting and/or seeking. Delays in receiving orders from the U.S. government and the U.S. military may negatively affect our ability to generate revenue and profits, and such failure would adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

Many of our products and services experience long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter or year and on our ability to anticipate and plan for our future revenues.
Purchases of our products and services are often significant financial investments for our customers and are often used by our customers to address complex business needs. Customers generally consider a wide range of issues and alternatives before making a decision to purchase our products and services. Before customers commit to purchase our products, they often require a significant technical review, assessment of competitive products and approval at a number of management levels within their organization. The sales cycle may vary based on the industry in which the potential customer operates. The length and variability of the sales cycle makes it difficult to predict whether particular sales commitments will be received in any given quarter. During the time our customers are evaluating our products and services, we may incur substantial sales, marketing and development expenses to customize our products to the customers’ needs. We may also expend significant management effort, hire employees, purchase or lease equipment, order long-lead-time components or purchase significant amounts of inventory prior to receiving an order. Even after this evaluation process, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without receiving revenue to offset those expenses.

We may not be able to effectively manage our growth or improve our operational, financial and management information systems, which would impair our results of operations.
If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources.  Our ability to manage our growth will require us to improve our operational, financial and management information systems, and to motivate and effectively manage our employees.  We cannot provide assurance that our systems, procedures and controls or financial resources will be adequate, or that our management will keep pace with this growth.  We cannot provide assurance that our management will be able to manage this growth effectively, which could have a material adverse effect on our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

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We face competition from numerous sources, which may make it more difficult to introduce our products into our target markets.
The power generation, renewable energy markets, and energy storage markets in which we compete are rapidly evolving and intensely competitive.  We face formidable competition from traditional and well-capitalized fossil-fueled generator manufacturers and distributors, as well as from other providers of renewable energy products and other providers of energy storage products.  Many of these competitors have longer operating histories, large customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have.  They may be able to operate with a lower cost structure, and may be able to adopt aggressive pricing policies that make it difficult for us to penetrate our target markets.  Competitors in the traditionally powered generator markets, including fossil-fueled generators and renewable energy markets also may be able to devote far greater resources to technology development and marketing than we can.

Because the renewable energy industry is attractive to many companies, some of which may not currently be doing business in the renewable energy industry, we could face significant additional competition whether or not we successfully execute some or all of our business plan.  These competitors could, among other things, have significantly more revenues and profits than us, be significantly better financed, have a significantly better and longer operating history than us, have significantly better relationships with potential customers and strategic parties, and have significantly better access to government funding and incentives.

Competition in the solar PV market is intense.  We are a reseller of solar PV, and therefore largely compete on price and service as our product offerings in solar PV market are not unique.  We do not have the financial resources, expertise, customer base, or industry reputation of many of our competitors in the solar PV market, and therefore may not be able to effectively compete in the solar PV market.

Any or all of these factors that we face may have a material adverse effect on our ability to compete and to generate revenues, which would have a material adverse effect on our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

We may not be successful in developing and sustaining the alliances necessary for the successful penetration of our target markets.
Our business plan contemplates that we establish and sustain relationships with third-parties for the marketing and sale of our products.  We have begun establishing relationships to distribute and market our products, but there can be no assurance that we will be successful in developing or sustaining the necessary relationships, or that these relationships will prove to be successful in selling our products.  If we are not successful in securing or sustaining these critical alliances on reasonable terms, we may not generate sufficient revenue to conduct our operations or become profitable, which would have a material adverse effect on our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

If we are unable to adopt or incorporate technological advances into our products, our proposed business could become uncompetitive or obsolete and we may not be able to effectively compete with the alternative products.
We expect that technological advances in the processes and procedures for harnessing solar energy, storing energy, and managing power will continue to occur.  As a result, there are risks that products that compete with our products could be improved or developed.  Processes for storing and managing renewable energy and for reducing peak rate demand charges for large electricity users are also continually under development. If we are unable to adopt or incorporate technological advances, our energy management and storage systems   could be less efficient or effective than methods developed by our competitors, which could cause our business to become uncompetitive, which would have a material adverse effect on our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

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If we fail to protect our intellectual property, our business could be adversely affected.
Our viability will depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our product from our competitors’ products and services. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.

We have two patents pending in the United States and Europe for the technology on which our Power on Demand system is based.  In addition, we are developing a number of new innovations for which we intend to file patent applications.  No assurance can be given that any of these patents will afford meaningful protection against a competitor or that any patent application will be issued.  Patent applications filed in foreign countries are subject to laws, rules, regulations and procedures that differ from those of the United States, and thus there can be no assurance that foreign patent applications related to United States patents will issue.  Even if these foreign patent applications issue, some foreign countries provide significantly less patent protection than the United States.  The status of patents involves complex legal and factual questions and the breadth of claims issued is uncertain.  Accordingly, there can be no assurance that any patents that may be issued to us in the future will afford protection against competitors with similar technology.  No assurance can be given that patents issued to us will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around.  In addition, filing and maintaining patent rights domestically and abroad is expensive, and we may not have sufficient financial resources to file or maintain certain of our patent rights.

We also rely on trademarks, copyrights, trade secrets, and know-how to develop, maintain, and strengthen our competitive positions. While we take steps to protect our proprietary rights to the extent possible, there can be no assurance that third parties will not know, discover or develop independently equivalent proprietary information or techniques, that they will not gain access to our trade secrets or disclose our trade secrets to the public. Therefore, we cannot guarantee that we can maintain and protect unpatented proprietary information and trade secrets.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary.  See Item 3 below, “Legal Proceedings”. Unauthorized use of our proprietary technology could harm our business.  Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.
Our business will be heavily reliant upon patented and patentable technology for our Power on Demand system and related intellectual property.  We are not aware of any infringement by us on any other company’s intellectual property rights.  However, see Item 3 below, “Legal Proceedings”.  In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.  Moreover, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.  In addition, if our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

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The expiration, cancellation or reduction of federal tax benefits and state benefits for renewable energy generation would adversely affect our development.
The financial incentives that are available to purchasers of our solar PV systems and other renewable energy products and systems are crucial in our development and growth and are an important factor in the decision-making process of our customers and our potential customers in terms of whether they will purchase our products.   A small number of states have reduced their incentive levels on a per-project basis in order to cut costs while assisting the same (or larger) amount of consumers, while other states have increased their incentive programs with funds from the American Recovery and Reinvestment Act passed in February 2009.  There is a Federal Investment Tax Credit of 30% for the purchase and installation of qualifying solar PV systems.  This credit is currently scheduled to expire on December 31, 2016. These credits can help make solar PV systems more attractive than other power generation products.

Since we have only recently begun to market our products and have a limited operating history, we cannot be sure that these incentives will help our products compete with other power generation products. As a result, there can be no assurance that they will be helpful.  Additionally, if these incentives or similar incentives in one or more states or the federal government are repealed, reduced or not renewed, demand for our products and future development efforts would be adversely affected.  Furthermore, the recent economic crisis, growing public concern over the high levels of government deficits or shift in the balance of political power could make the repeal, reduction, or non-renewal of these incentives by certain states or the federal government more likely.  If federal or state incentives applicable to renewable energy products are cancelled, reduced, or expire, our business and revenue may be materially adversely affected.  As a result, the value of your investment could be significantly reduced or completely lost.

Deteriorative changes in the renewable energy industry market would adversely affect our development.
Several factors have benefited the renewable energy markets, including the solar and energy management markets.  These factors include, policy support from the state and federal legislatures, rising and volatile prices of conventional electricity, an increase of peak demand pricing on many commercial customers, consumer education, and an increased public concern for environmental issues which favor continued development and the desire of energy independence in part as a result of national security issues.  There can be no assurance that any or all of these conditions will continue to exist throughout our development and continued operation.  As a result, it is possible that these conditions could deteriorate or worsen in a manner that would adversely affect demand for our products and future development efforts, which would adversely affect our financial condition and business.  As a result, the value of your investment could be significantly reduced or completely lost.

We are initially relying on independent manufacturers and suppliers to manufacture some or all of our products, which could delay our progress and later cause delay and damage customer relationships.
We use third-party manufacturers and suppliers to supply our product components, which we then assemble and install.  If we are unable to maintain satisfactory arrangements for the manufacture of our products by third parties, our business could be adversely affected.  Furthermore, once we enter into such relationships, we may not have long-term written agreements with any third-party manufacturers or suppliers. At this time we have no such long-term written agreements.  As a result, any of these manufacturers or suppliers could unilaterally terminate their relationships with us at any time, which could adversely affect our ability to produce our products.  Establishing relationships with new manufacturers would require a significant amount of time and would cause us to incur delays and additional expenses, which would also adversely affect our business and results of operations.

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In order to preserve our cash and financial resources, we have attempted to negotiate improved payment terms and price reductions with many of our suppliers.  However, certain of our suppliers have not agreed to our proposed revised terms, which may result in such suppliers no longer doing business with us, which may adversely affect our ability to produce our products in a timely basis, on a cost-effective basis or at all.

In addition, a manufacturer’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements for customers for those items. This, in turn, may cause customers to cancel orders, refuse to accept deliveries or demand reduced prices, and could result in a negative customer satisfaction that could negatively impact our future sales. This could adversely affect our business and results of operations.  As a result, the value of your investment could be significantly reduced or completely lost.

Price increases in some of the key components in our products and systems could materially and adversely affect our operating results and cash flows.
The prices of some of the key components of our products and systems are subject to fluctuation due to market forces beyond our control. If we incur price increases from our suppliers for key components in our products and systems or from our contractors, we may not be able to pass all of those price increases on to our customers in the form of higher sales prices, which would adversely affect our operating results and cash flows.  Such price increases could occur from time to time due to spot shortages of commodities or labor, longer-term shortages due to market forces beyond our control or exchange rate fluctuations. An increase in our operating costs due to price increases from these components causing a reduction in our margins could materially and adversely affect our consolidated results of operations and cash flows.

We are subject to certain safety risks, including the risk of fire, inherent in the use of batteries.
Due to the high energy inherent in batteries that are included in our Power on Demand systems and certain of our other products, our batteries can pose certain safety risks, including the risk of fire.  We incorporate procedures that are intended to minimize safety risks, but we cannot assure that accidents will not occur.  Although we currently carry insurance policies which cover loss of the plant and machinery, leasehold improvements, inventory and business interruption, any accident, whether at our facilities or from the use of the products by us or others, may result in significant production delays or claims for damages resulting from injuries.  In addition, any such accident could materially adversely affect our ability to sell our products, particularly since we are a company with limited sales history.  While we maintain what we believe to be sufficient casualty liability coverage to protect against such occurrences, these types of accidents or losses could have a material adverse effect on our business, financial condition and results of operation.   As a result, the value of your investment could be significantly reduced or completely lost.

We provide a warranty for our products, which may result in us providing significant customer support, maintenance and repairs at significant cost to us without corresponding revenue, which could have a materially negative impact on our financial condition and results of operations.
We offer a standard warranty for our products and the components of certain of our products, and offer certain customers an extended warranty for an additional fee. We maintain a provision for warranty claims, which is evaluated on a quarterly basis.  The factors that affect our warranty reserve are the projected cost of repair and or product replacement, component life cycles, and limited historical data.  As a result of lower than expected wind turbine performance, many customers have elected to replace their wind turbine with a similarly sized solar PV array.  We have taken this into consideration when evaluating the warranty reserves, and have included the cost of replacement as part of the warranty expense. There can be no assurance that future warranty claims will be consistent with our past history and in the event that we experience a significant increase in warranty claims, there can be no assurance that our reserves would be sufficient.

In the future, we plan to offer service contracts to certain customers. If some or all of our products require repairs or maintenance, we may be required to spend significant time, money, and other resources repairing or maintaining our products at significant cost to us without generating any additional revenue for us.   Servicing our warranties could result in significant funds and resources being expended by us, which could have a materially negative effect on our financial condition, results of operations and your investment.  As a result, the value of your investment could be significantly reduced or completely lost.

Utility companies or governmental entities could place barriers to our entry into the marketplace that could adversely affect our business.
Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of our Power on Demand systems with the electric grid. Further, they could charge additional fees to our customers for installing such systems. These types of restrictions, fees or charges could impair our ability to sell our systems, or the ability of our customers to effectively use our systems, or they could increase the costs of operating our systems. This could make our systems less desirable, which could materially and adversely affect our business, financial condition and operating results.

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RISK FACTORS CONCERNING INVESTMENT IN OUR COMPANY

There is currently a limited public market for our shares, and if an active market does not develop, investors may have difficulty selling their shares.
Our common stock is currently traded on the over the counter (OTC) market on the OTCQB exchange, and there is currently only a limited public trading market for our common stock.  We cannot predict the extent to which investor interest in the Company and our common stock will lead to the development or continuance of an active trading market or how liquid that trading market for our common stock might become. If an active trading market for our common stock does not develop or is not sustained, it may be difficult for investors to sell shares, particularly large quantities, of our common stock at a price that is attractive or at all.  As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when they desire to sell.

Our common stock is deemed to be a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.
The Securities and Exchange Commission has adopted regulations that define a “penny stock,” generally, to be an equity security that has a market price of less than $5.00 per share.  The price of our common stock has been significantly less than $5.00 per share since it started publicly trading in November 2009, and is therefore considered a “penny stock.”  This designation requires any broker or dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential shareholders from purchasing our common stock, or may adversely affect the ability of shareholders to sell their shares.

There is limited liquidity in our common stock, which may adversely affect your ability to sell your shares of common stock.
The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include, but are not limited to:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights and regulatory approvals relating to us;

●	quarterly variations in our results or the results of our competitors;

●	the ability or inability of us to generate sales;

●	developments in our industry and target markets;

●
the number of market makers who are willing to continue to make a market in our stock and the market or exchange on which they decide to make a market in our stock, which may, among other things, result in our stock being traded on the exchanges that may be unattractive to investors such as “pink sheets”; and

●	general market conditions and other factors, including factors unrelated to our own operating performance.

In recent years, the stock market in general has experienced extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of our shares. Price volatility may be accentuated if trading volume of our common stock is low.  The volatility in our stock may be combined with low trading volume.  Any or all of these above factors could adversely affect your ability to sell your shares or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

We may issue additional shares of common stock or preferred stock in the future, which could cause significant dilution to all shareholders.
We have a large amount of authorized but unissued common stock and preferred stock which our Board of Directors may issue without shareholder approval. We will need additional capital to bring our operations to a sustainable level over the next twelve months, and may seek this capital in the form of equity financing. We may also seek to raise additional equity capital in the future to fund business alliances, develop new prototypes, and grow our manufacturing and sales capabilities organically or otherwise. In 2013 and in 2012, we issued 5.04 million and .4 million, respectively, shares of our common stock, and in March 2104 we issued 1,500 shares of convertible preferred stock that are convertible into 7.5 million shares of our common stock, in connection with private placements to fund our business.

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In addition to additional issuances of our common stock or preferred stock in private placements or public offerings, we may issue shares as part or all of the consideration in any merger, acquisition, joint venture or other strategic alliance that we enter.

Any issuance of additional shares of our common stock or preferred stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

There are currently outstanding a significant number of stock options, warrants and other rights to purchase our Common Stock, which could cause significant dilution to all shareholders.
We have issued, and there are currently outstanding, a significant number of securities that are convertible or exercisable into shares of our common stock, typically at a fixed exercise price.  However, certain of those securities provide its holders with rights to lower the applicable exercise price in certain instances, typically if the Company issues common stock at a price lower than the then-current exercise price.  Those exercise prices could be substantially lower than the Company’s then-current stock price.

There are currently outstanding warrants to purchase 7.7 million shares of our common stock with exercise prices ranging from $0.25 to $10.00.  In addition, there are currently outstanding options to purchase 1.4 million shares of our common stock with exercise prices ranging from $0.38 to $0.75.   Additionally, the investors who participating in the Company’s financings via private placements of common stock and preferred stock in July 2013 and March 2014, respectively, have the right to make substantially identical investments in the Company until 18 months after their applicable initial investment date.  If all of such investors exercised their right to make substantially identical investments in the Company, the Company could be required to issue an additional 6.3 million shares of our common stock, an additional 1,500 shares of our Series A convertible preferred stock convertible into 7.5 million shares of our common stock and an additional warrants convertible into 13.8 million shares of our common stock.  Although the Company would receive proceeds from the exercise of stock options and/or warrants and the exercise of the right to acquire additional securities as described above, the amount of such proceeds is likely to be below the then-current market price of our securities and could be significantly below the then-current market price of our securities.  In addition, certain of the outstanding rights to purchase additional shares of our common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of our common stock being issues or a reduction in the purchase price for any such shares or both.   See Risk Factor entitled “There are currently outstanding a significant number of our securities that have full-ratchet anti-dilution protection, which could cause significant dilution to shareholders” below.

Any issuance of additional shares of our common stock or preferred stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

There are currently outstanding a significant number of our securities that have full-ratchet anti-dilution protection, which could cause significant dilution to shareholders.

There are currently outstanding 5.0 million shares of our common stock, preferred stock to purchase 7.5 million shares of our common stock and warrants to purchase 13.8 million shares of our common stock that have full-ratchet anti-dilution protection, which provides the holders of such securities the right to purchase more shares of our common stock being issues or a reduction in the purchase price for any such shares, or both.  Such rights typically are triggered upon the issuance by us of our common stock at prices lower than the purchase price of such common stock or the conversion price or exercise price of the preferred stock or warrants, respectively.  If such full-ratchet anti-dilution rights are triggered, significant dilution could occur to shareholders, and could occur with us receiving little or no consideration for the resulting issuance of our common stock.

Any issuance of additional shares of our common stock or preferred stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

We have not in the past and we do not currently intend to pay cash dividends on our common stock.
We have never declared or paid cash dividends on our common stock. We currently intend on retaining any future earnings to fund our operations and growth and do not expect to pay cash dividends in the foreseeable future of the common stock.  Future dividends, if any, will be determined by our board of directors, based upon our earnings, financial condition, capital resources, capital requirements, charter restrictions, contractual restrictions, and such other factors as our board of directors deem relevant.

Our Restated Certificate of Incorporation and the New York Business Corporation Law each contains provisions that could discourage a takeover that shareholders may consider favorable.
Our corporate documents and the New York Business Corporation Law contain provisions and authorized but unissued shares of common stock that might enable our management to resist a takeover.  These provisions might discourage, delay or prevent a change in control of the Company or a change in our management that might otherwise increase the value of your shares.

Our Restated Certificate of Incorporation provides for a classified Board of Directors, with each class of directors subject to re-election every three years. This classified board will have the effect of making it more difficult for third parties to insert their representatives onto our Board of Directors and gain control of the Company.

The Restated Certificate of Incorporation also provides that neither the Company’s Bylaws nor Certificate of Incorporation provisions addressing, among other provisions, the Classified Board of Directors or removal of directors, may be amended, altered, or repealed by shareholders unless approved by an affirmative vote of in excess of 66 2/3% of the shares of Common Stock that are issued and outstanding at the time of any such proposed amendment, alteration, or attempt to repeal. As such, it is unlikely that the above-described provisions contained in the Restated Certificate of Incorporation will be amended, altered, or repealed.

Under our Restated Certificate of Incorporation, our Board of Directors also has the power, without shareholders’ approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock which could be issued as a defensive measure in response to a takeover, such as issuing preferred stock with greater voting rights than the common stock.  In doing so, our Board of Directors may determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the dividend rights, conversion rights, voting rights, and the rights and terms of redemption and liquidation preferences, which could have preferences and priority over holders of our common stock with respect to these rights.

In addition, our Board of Directors may authorize the issuance of a substantial number of authorized but unissued shares of common stock, approximately 473.5 million common shares as of March 17, 2014, without action by our shareholders.  The issuance of this substantial number of additional common shares may be used as an anti-takeover device without further action on the part of the shareholders.  Such issuance may dilute the voting power of existing holders of common shares.

These provisions and our authorized but unissued shares could discourage proxy contests and make it more difficult for you and other shareholders to elect directors and take other corporate actions, and could limit the price that investors might be willing to pay in the future for shares of our common stock, or discourage transactions that shareholders may consider favorable.

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We have a lack of segregation of duties in accounting which could have an adverse effect on our financial reporting and ultimately on our business and our stock price.
We are required to design and maintain an adequate system of internal control over financial reporting and assess and report on such internal control structure annually. Additionally, we must also maintain adequate disclosure controls and procedures and include in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K our assessment of the effectiveness of our disclosure controls and procedures. We have determined that, due to the minimal number of people that we currently employ, there is a lack of segregation of duties, which may have a potentially adverse effect on our business. If we fail to maintain adequate internal controls and disclosure controls and procedures, including any failure to implement required new or improved controls, or we encounter difficulties in their implementation, our business and operating results could be harmed.  Current and potential shareholders could also lose confidence in our public reporting and we may be subject to liability and/or sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission, either of which could adversely affect our financial results and the market price of our common stock.

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING INFORMATION

In addition to the other information contained in this report, investors should carefully consider the risk factors disclosed in this report in evaluating an investment in our common stock. All statements contained in this report, other than statements of historical facts, that address future activities, events or developments are “forward-looking statements.”

These forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions.  We have based these forward-looking statements on certain assumptions and analyses made by us in light of our experience and on our assessment of historical trends, current conditions, expectations, and projections about expected future developments and events, as well as on other factors we believe are appropriate under the circumstances and other information currently available to us.  These forward-looking statements are subject to risks, uncertainties and assumptions, including those described under the heading “Risk Factors,” that may affect the operations, performance, development and results of our business.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements contained herein and in such incorporated documents are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth below and for the reasons described elsewhere in this report.   Forward-looking statements and reasons why results may differ included in this report are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.  All of the forward-looking statements made in this report are qualified by these cautionary statements.

Access to SEC Filings
Interested readers can access the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, through the U.S. Securities and Exchange Commission’s website at  www.sec.gov . These reports can be accessed free of charge.

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Item 2.  Properties

Our corporate headquarters is located at 1999 Mt. Read Boulevard, Rochester, NY 14615, where we lease offices and a warehouse containing a total of 20,000 square feet of space. We utilize the warehouse space to test and store solar PV systems, Power on Demand systems and intelligent micro-grids. On February 4, 2013, we entered into a new agreement to lease approximately 20,000 feet of space in our current complex. The lease term is from February 1, 2013 through November 20, 2018, with monthly rent of $5,861, which increases annually by 3%. We did not pay any base rent, real estate taxes or common area maintenance charges until December 1, 2013. We have two five-year options on the term of the lease. We are also responsible for certain taxes and common area maintenance costs on a proportionate share basis. We do not own or lease any other real estate.

Item 3.  Legal Proceedings

From time to time, we are involved in a variety of claims, lawsuits, investigations, proceedings, and other legal actions arising in the ordinary course of our business.  We intend to vigorously defend all claims against us.  Although the ultimate outcome of these claims cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened dispute is expected to have a material adverse effect on our business, financial condition, or results of operations.  However, even if we are successful on the merits, any pending or future lawsuits, claims, or proceeding could be time consuming and expensive to defend or settle and could result in diversion of management time and operations resources, which could materially and adversely affect us. Because of our current limited capital funding, we may be unable to pursue a claim or be unable to adequately defend against a claim filed against us. In addition, it is possible that an unfavorable resolution of one of more such proceedings could in the future materially and adversely affect our financial position, results of operations, or cash flows.

On November 29, 2011, we filed a complaint in the Supreme Court of the State of New York, Monroe County, against Ultralife Corporation and against Andrew Naukam, Michael Popielec, Bradford Whitmore, Philip Fain, Peter Comerford, Steven Anderson, and John Kavazanjian, all of whom are either current or former officers and/or directors of Ultralife Corporation.  On January 17, 2012, we filed an Amended Complaint against the defendants, which asserts eight causes of action:  (1) misappropriation of trade secrets against all defendants; (2) misappropriation of an idea against all defendants; (3) unfair competition against all defendants; (4) breach of contract against Ultralife; (5) fraudulent misrepresentation against all defendants except Mr. Anderson; (6) unjust enrichment against Ultralife; (7) breach of the implied covenant of good faith and fair dealing against Ultralife; and (8) replevin against Ultralife.  The lawsuit centers on defendants’ actions in connection with Ultralife’s development of its Gen Set Eliminator System, and alleged misappropriation by defendants of our intellectual property and trade secrets related to our competing product, the Mobile Renewable Power Station.

On February 6, 2012, the individual defendants moved to dismiss our Amended Complaint in its entirety and Ultralife moved to dismiss our claims for misappropriation of trade secrets, misappropriation of an idea, fraudulent misrepresentation, unjust enrichment, and breach of the implied covenant of good faith and fair dealing.  On March 9, 2012, the Court issued an Opinion denying, in part, the defendants’ motion to dismiss and ruling that the following claims would proceed in the litigation,:  (1) misappropriation of trade secrets against all defendants; (2) misappropriation of an idea against all defendants; (3) unfair competition against all defendants; (4) breach of contract against Ultralife; (5) fraudulent misrepresentation against all defendants except Mr. Anderson; and (6) replevin.  Two claims were dismissed because they were duplicative or incompatible with other claims that the Court held would proceed in the litigation. In September 2013, we voluntarily dismissed the action against all of the defendants except Ultralife Corporation and Andrew Naukam. In March 2014, we took steps to voluntarily dismiss the action against the remaining defendants, Ultralife Corporation and Mr. Naukam, with prejudice and expect such dismissal to occur in the second quarter of 2014.

Separately, on September 23, 2011, Ultralife filed a complaint, which was amended on February 29, 2012, in the Supreme Court of New York, Wayne County, against us and a former non-officer employee of us who is a former Ultralife employee.  In that action, which has been transferred to the Supreme Court of New York, Monroe County, Ultralife has asserted claims arising out of our employment of former Ultralife employees.  This action is in discovery.  We believe that, even if we are unsuccessful on the merits in this litigation, it would not have a material adverse effect on our business, our financial condition or results of operations.

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Item 4.  Mine Safety Disclosures

Not applicable.

PART II

Item 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Common Stock
Our common stock is quoted on the OTCQB under the trading symbol ASPW.

The following table provides the quarterly high and low closing prices for 2013 and 2012:

	Quarterly Closing Prices
	High	Low
2013:
Quarter ended December 31, 2013	$.55	$.25
Quarter ended September 30, 2013	.69	.35
Quarter ended June 30, 2013	.96	.35
Quarter ended March 31, 2013	1.40	.91

	High	Low
2012:
Quarter ended December 31, 2012	$2.00	$1.15
Quarter ended September 30, 2012	2.50	0.24
Quarter ended June 30, 2012	3.39	2.00
Quarter ended March 31, 2012	4.00	.10

At March 7, 2014, we had 219 holders of record.  We believe that the number of beneficial owners of our common stock on that date was substantially greater.

Dividend Policy
We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future.  We intend to use any future earnings primarily for the expansion of our business.  Any future determination as to the payment of dividends will be subject to applicable limitations, will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our board of directors.

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Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2013 is as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants & rights	Weighted average exercise price of outstanding options, warrants & rights	Number of securities remaining available for future issuance under equity compensation plans (excluding(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders
Stock Options(1)	921,108	$.71
Restricted Stock Award(2)	118,379
Total	1,039,487		331,809

(1)
Consists of the 2008 Equity Incentive Plan, which permits the award of stock options, restricted stock and various other stock-based awards. Stock options outstanding also include 465,000 shares issued outside of the 2008 Equity Incentive Plan.

(2)	The restricted stock awards do not have an exercise price and fully vest on April 1, 2014.

Recent Sales of Unregistered Securities

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock.  The Company has agreed to register with the Securities and Exchange Commission the shares of common stock issuable pursuant to conversion of the preferred stock and the shares of common stock issuable pursuant to the warrants on a Form S-1.

Issuer Repurchases of Equity Securities

We did not repurchase any shares of our common stock during 2013.

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Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion should be read in conjunction with the historical financial statements and the related notes and the other financial information included elsewhere in this Annual Report on Form 10-K.  This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of any number of factors, including those set forth under “Risk Factors” and under other captions contained elsewhere in this Annual Report on Form 10-K.

Overview
We are a developer and supplier of custom-designed renewable energy storage and power management systems, and a supplier of solar energy systems.  Our patent-pending Power on Demand system utilizes inputs from multiple energy sources including wind, solar, generators, fuel cells and the grid in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce peak power demand, thereby lowering electricity costs for large energy users who deal with peak usage pricing. We also design, sell and install residential and commercial solar PV systems.

We were incorporated in New York on March 30, 2001, under the name Future Energy Solutions, Inc.  In November 2008, we changed our name to WindTamer Corporation, and in May 2011 we changed our name to Arista Power, Inc. Our corporate headquarters is located at 1999 Mt. Read Boulevard, Rochester, New York.  Our website is www.aristapower.com.

The WindTamer® wind turbine was invented in 2002, and in 2003 a U.S. patent was issued for the WindTamer® turbine technology.  From 2002 until the fourth quarter of 2009, we focused primarily on research and development of our technology, and production and testing of WindTamer® turbine prototypes.  In the fourth quarter of 2009, we began selling our turbines.

During 2012 and 2013, we continued our product development, with most of such efforts directed at our Power on Demand system. We expect to continue further development and product enhancement on our products in 2014 and beyond.

In 2012, we were awarded $1.8 million in U.S. Army contracts to be the prime contractor to complete Phase One and Phase Two activities to develop an Intelligent Micro-Grid for the Renewable Energy for Distributed Under-Supplied Command Environments (“REDUCE”) program under the guidance of the U.S. Army Communications-Electronics Research, Development and Engineering Center. In the latter half of September 2012, we completed Phase One activities. Work commenced on Phase Two late in 2012, which continued into 2013. We expect to complete Phase Two of the project in early 2014. In September 2013 the Company was awarded a single vendor contract valued at $625,000 to continue development under this contract. The Company believes that the micro-grid that it is developing for the U.S. Army will complement the development of the products that it will sell to commercial, military and governmental customers.

In May 2012, we were selected as the installers for the Solarize Madison County Program. This community solar purchasing program was the foundation for other similar programs that we launched in 2013 with the city of Hornell, and Genesee and Seneca Counties. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2015.

In May 2013, we entered into an Agreement with City Lights at Queens Landing, Inc. pursuant to which City Lights has agreed to purchase a Power on Demand system for installation and use at City Lights’ 43-story, 525-unit cooperative building located in Long Island City, New York. The City Lights Building is managed by Rose Associates, Inc., a New York-based full service real estate firm. Separately City Lights intends to purchase and install a combined heating and power co-generation system at the City Lights Building. The Power on Demand system will consist of a micro-grid that will include the integration of the newly installed solar PV, the newly installed CHP co-generation system, energy storage and power distribution. This represents the Company’s first sale of a Power on Demand system to be installed in the New York City area. We expect the Power on Demand system to be installed in the first half of 2014.

On August 8, 2013, the Company entered into an agreement with a commercial customer to sell a 166kW solar PV system which was installed in the fourth quarter of 2013.

In November 2013, we partnered with EaglePicher Technologies by integrating the EPT’s Power Pyramid™ system into the Power on Demand system to be installed at the City Lights building in Long Island City, NY.

As of March 17, 2014, the Company’s current order backlog is approximately $1.8 million which consists of orders for several Power on Demand systems, multiple solar PV systems, and two government contracts. A portion of this backlog will be recognized as an installment sale based upon contract provisions relating to system generated cost savings.

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Financial Operations. In 2013, revenues were $2,195,000, as compared with revenues of $1,999,000 in 2012. For the fourth quarter of 2013, we generated our highest quarterly sales volumes of $1,179,000, and generated positive gross margin in excess of 10%. Our operating losses were $3,426,000 and $3,463,000 for the years ended December 31, 2013 and 2012, respectively.  Of the $3,426,000 and $3,463,000 operating loss in 2013 and 2012, $1,764,000 and $1,371,000, respectively, were attributable to non-cash expenses, primarily related to charges for stock options, the amortization of debt discount, the recording of a probable loss contract reserve, the change in the fair market value of derivative liabilities, and depreciation and amortization. Our accumulated deficit as of December 31, 2013 was $27 million.

The Company expects to incur substantial additional costs, including costs related to continued product development and expansion. We have utilized the proceeds raised from our private placements to develop and commercialize our Power on Demand system and our intelligent micro-grid, as well as to sustain our operations.  Our future cash requirements will depend on many factors, including the volume and the timing of future orders and sales, continued progress in our product development and cost effectiveness programs, costs to continue to develop both domestic and international sales and distribution channels, and competing technological and market development. The timing of our ability to generate a positive cash flow is directly dependent on the way we are able to manage these factors.

We will require additional external financing to sustain our operations if we cannot achieve positive cash flow from our anticipated operations.  Additionally, even if we are able to achieve positive cash flow from operations, we may continue to seek to raise additional capital to accelerate our growth or expand our manufacturing and distribution infrastructure. Success in our future operations is subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development, and market acceptance for our products as further described above under the heading “ Risk Factors”.

Results of Operations

Results of Operations for Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Revenues. For the year ended December 31, 2013, we reported net sales of $2,195,000, as compared to $1,999,000, an increase of $197,000, or 10% year over year. We realized strong growth in solar PV installations, with sales of $1,563,000 in 2013, an increase of 77% over 2012 levels.  This increase is partially offset by a decrease in development contract revenues due to the timing of contract awards for a new Intelligent Scalable Micro-grid for the U.S Army. We recognized development contract revenue of $632,000 in 2013 as compared to $1,087,000 in 2012. We will complete the remainder of the Phase Two award in early 2014, and begin work on Phase Three, for which we were awarded a $625,000 contract in September, 2013.

We continue to use our expertise in power management and alternative and renewable energy and believe that by combining renewable energy with energy storage and power management, we can broaden our sales efforts and provide our customers with an attractive return on investment.  We have deposits from customers totaling approximately $19,000 as of December 31, 2013 ($127,000 as of December 31, 2012).  We expect to recognize sales associated with these deposits during the first half of 2014 as we obtain permits and zoning approvals from both NYSERDA and customer’s town officials, complete site assessments,  and  complete installations although there can be no assurance that we will be able to meet this schedule.

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Gross Loss.  For the year ended December 31, 2013, our gross loss was $588,000, as compared to a gross loss of $441,000 for the year ended December 31, 2012. The increase in gross loss results from the recognition of an expected loss relating to a power on demand installation expected to be commissioned early in 2014. During the third quarter of 2013, it became evident that the Company was going to be responsible for implementing certain structural changes required to the customer’s building site so that it could safely house a Power on Demand system. The Company expects this to be a one-time occurrence because of the special circumstances of the customer’s building, and we do not expect it to be reflective of the costs to install a typical Power on Demand systems in the future. Additionally, the Company reserved for certain inventory that is expected to yield a lower selling price than it was being carried in inventory. Excluding these adjustments, we would have reported a positive gross margin instead of a gross loss for the year. Additionally, with the 77% increase in solar sales volumes in 2013 from 2012, we achieved increased standard margin percentages on solar installations as a result.

Research and Development.  Research and development costs for the year ended December 31, 2013 amounted to $378,000 a decrease of $149,000, or 28%, when compared to the year ended December 31, 2012.  This decrease results from headcount reductions and cost cutting measures in 2013.

Selling, General and Administrative.  Selling, general and administrative expenses, or SG&A expenses, for the year ended December 31, 2013 were $2,461,000, a decrease of $35,000 when compared to the year ended December 31, 2012.  The decrease results from salary and headcount reductions of approximately $500,000, offset by non-cash stock option expense as stock options were awarded to employees who took significant salary reductions, and to increased legal costs resulting from compliance matters.

Depreciation and Amortization.  Depreciation and amortization charges were $65,000 for the year ended December 31, 2013 compared to $118,000 for the year ended December 31, 2012. In 2013, the Company impaired trademark costs totaling $4,000 while in 2012, $33,000 for assets associated with turbine component fabrication were impaired, which lowered the Company’s depreciable asset base in 2013.

Other Income (Expense).  Interest expense for the year ended December 31, 2013 was $626,000 as compared to $186,000 for the year ended December 31, 2012.  Of the $626,000 reported in 2013, $518,000 represents the amortization of deferred debt discount associated with the TMK-ENT, Inc. line of credit ($167,000 was reported in 2012) and $100,000 represents the accrual of interest for a full year on the TMK-ENT, Inc. line of credit, as compared to $15,000 for the partial year that the line of credit was outstanding in 2012.

In 2013, we recorded derivative liabilities associated with the issuance of warrants for (1) a lease modification with our existing landlord, (2) an advisory agreement with Sunrise Financial Group, LLC and (3) in conjunction with our private placement funding which occurred during the third quarter of 2013. The warrants do not have fixed settlement provision because their exercise prices may be lowered if the Company issues securities at lower prices in the future. Accordingly, the Company revalues these derivative liabilities each quarter, and the financial statements reflect a gain on the revaluation of the derivative liabilities for 2013 of $676,000.  There were no derivative liabilities on our balance sheet as of December 31, 2012, therefore no revaluation was required.

Income Taxes. In April, 2013, we received a 104,000 tax credit for the year ending December 31, 2011, relative to the Qualified Emerging Technology Company tax credit, while the tax credit received in 2012 (for the year ended December 31, 2010) relative to this credit was $159,000 and was received in January, 2012. Statutory tax payments were minimal in 2013 and 2012.

Net Loss.  We incurred net losses of $3,273,000 and $3,490,000 for the years ended December 31, 2013 and 2012, respectively. Operating losses amounted to $3,426,000 and, $3,463,000 for the year ended December 31, 2013 and 2012 respectively. Increases in net loss for 2013 were due to the interest and debt discount amortization amounting to $626,000 ($186,000 for 2012) relating to our line of credit with TMK-ENT, Inc. offset by the net unrealized gain on derivative liabilities of $676,000 for the year ended December 31, 2013 ($0 for 2012) and by tax credits of $104,000 and $159,000, received in 2013 and 2012, respectively from New York State for a Qualified Emerging Technology Company tax credit.

In July, 2013, we took steps to decrease overhead costs by terminating employment contracts with executive officers.  Each of the Company’s four executive officers became at will employees, and agreed to significant reductions in cash compensation, including a portion of back pay.  Additionally, several management employees also agreed to pay reductions.

We continue to use our expertise in energy storage and power distribution to combine solar PV systems, generators, and fuel cells with energy storage systems and our proprietary and patent-pending energy storage and management systems to become a market leader in the power management and renewable energy industries. We believe that our products will be sold in the residential, commercial/industrial, government, military, portable and off-grid markets.

As of March 17, 2014, our backlog amounted to $1.8 million, and consists of orders for Power on Demand systems, solar installations and development contracts.  A portion of this backlog will be reported as revenue on an installment sale-cost recovery basis.

There can be no assurance that our management will be successful in completing our product development programs, implementing the continued development of a domestic sales force, and developing the supply chain for all of our purchased components.  These initiatives are crucial for our continued growth.

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Liquidity and Capital Resources
We had working capital deficit of $1,157,000 as of December 31, 2013 as compared to working capital of $178,000 as of December 31, 2012. The decrease in working capital relates to the recording of deferred debt discount arising from the warrant transactions associated with our line of credit with TMK-ENT, Inc., and increases in current liabilities, primarily due to the increase in accrued loss contract associated with the City Lights at Queens Landing project.

Since our inception, our product development and operations have been financed primarily through private placement stock offerings and debt.  We generated sales of $2,195,000 and $1,999,000 for the years ended December 31, 2013 and 2012 respectively, and net losses of $3,273,000 and $3,490,000 for the year ended December 31, 2013 and 2012, respectively. Our accumulated deficit totals $27 million as of December 31, 2013.

On March 7, 2012, our Board of Directors approved a private placement for the sale of up to 100 units, with each unit costing no less than $15,000 and consisting of 7,500 shares of the Company’s common stock and a warrant to purchase 1,000 shares of the Company’s common stock at $10.00 per share.  Each warrant will vest two years from the date of purchase of the applicable unit, and has a ten-year term.  Each purchaser of the units in this private placement is required to agree not to sell any shares of common stock purchased in the private placement for at least one year.  The Company sold 53 units in 2012, which yielded $795,000, of which 16 units were sold during the first quarter of 2012, for proceeds of $240,000.

On September 4, 2012, the Company entered into an unsecured loan agreement with TMK-ENT, Inc. that provided for a $500,000 working capital revolving line of credit.  Advances under the line of credit bear interest at 10% per year, payable annually. On November 13, 2012, the loan agreement was amended to allow the Company to borrow up to $750,000, and on December 21, 2012 the loan agreement was amended to increase the Company’s line of credit to $1,250,000. On May 24, 2013, the lender amended the credit agreement to extend the maturity date of the loan to December 21, 2014.  No other terms of the agreement were amended. Borrowings under the line of credit amount to $1,018,500 as of September 30, 2013 ($748,500 as of December 31, 2012). In conjunction with the line of credit facility, the Company issued 1,250,000 warrants to TMK-ENT, Inc. to purchase the Company’s common stock at varying prices from $1.38 to $1.62 per share. The warrants vest one year from issuance and have a ten year term.

On July 31, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 4,420,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 2,210,000 additional shares of common stock at a purchase price of $0.30 per share to 12 institutional and private investors for a total of $1,105,000 in gross proceeds from the sales. On August 8, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 600,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 300,000 additional shares of common stock at a purchase price of $0.30 per share for a total of $150,000 in gross proceeds. The warrant and securities purchase agreement have customary anti-dilution protections. Legal costs associated with this private placement amounted to $10,000.

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share, and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. The Company received a total of $1,405,000 in net proceeds from the sales.  Each share of preferred stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock.  The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015.  In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding.  Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

We believe that we will require additional funding of approximately $1.0 million to satisfy our operating cash needs and our anticipated growth for the next twelve months.

In July, 2013, we took steps to reduce overhead costs by terminating employment contracts with executive officers. Each of the Company’s four executive officers became at will employees, and agreed to significant reductions in cash compensation, including a portion of back pay. Additionally, several management employees also agreed to pay reductions.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2013 and 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. There is substantial doubt about our ability to continue as a going concern as the continuation and expansion of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our products, and achieving a profitable level of operations.

The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Operating Activities
Our operating activities used net cash of $1,284,000 for the year ended December 31, 2013, as compared to 1,802,000 for the year ended December 31. 2012.  For 2013, cash used in operations resulted from a net loss of $3,273,000, reduced by non-cash adjustments of $1,764,000 consisting primarily of $695,000 of stock based compensation, the establishment of a reserve associated with projected project losses and inventory for $659,000, stock and warrants issued for rent and services totaling $334,000 and the amortization of debt discount of $518,000, offset by the gain in fair value of derivative liabilities of $676,000. Net changes to working capital amounted to $225,000 and were primarily due to decreases in accounts receivable and inventory offset by increases in prepaid expenses. For 2012, cash used in operations resulted from a net loss of $3,490,000, reduced by non-cash expenses of $582,000 for stock based compensation, stock and warrants issued for rent and services of $289,000, warrants issued in conjunction with financing of $127,000 and the amortization of debt discount of $167,000.  Net changes to working capital amounted to $318,000 due to an increase in trade accounts payable and accrued liabilities of $613,000, offset by increase in trade accounts receivable of $354,000 and inventory of $158,000.

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Investing Activities
The Company did not utilize any funds for investing activities the year ended December 31, 2013, while for the year ended December 31, 2012, $23,000 was used for the investment in fixed assets.

Financing Activities
Our financing activities provided $1,503,000 for the year ended December 31, 2013, as compared to $1,532,000 for the year ended December 31, 2012. The Company raised $1,245,000 of net proceeds in a 2013 private placement of the Company’s common stock (fees associated with the funding amounted to $10,000) and draw-downs on the Company’s line of credit amounted to $270,000, while repayments on long term debt were $12,000. In 2012, the Company raised $795,000 in the private placement of the Company’s common stock, had draw-downs on the Company’s line of credit of $749,000, and made long term debt repayments of $12,000.

Off-Balance Sheet Arrangements
We have no significant off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to shareholders.

Critical Accounting Policies
Management’s discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate these estimates, including those related to bad debts, inventories, intangible assets, income taxes, and contingencies and litigation, on an ongoing basis. We base these estimates on historical experiences and on various other assumptions that we believe are reasonable under the circumstances. These assumptions form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies and the related estimates and assumptions discussed below are among those most important to an understanding of our financial statements.

Revenue Recognition
Revenue is recognized when all of the following conditions are satisfied:  (1) there is persuasive evidence of an arrangement; (2) the service or product has been provided to the customer; (3) the sale price to be paid by the customer is fixed or determinable; and (4) the collection of the sale price is reasonably assured.  Amounts billed and/or collected prior to satisfying our revenue recognition policy are reflected as customer deposits.

For research and development contracts, we recognize the revenue using the proportional effort method based upon the relationship of cost incurred to date to the total estimated cost to complete the contract. Cost elements include direct labor, materials, overhead costs and outside contractor costs.  The excess of amounts billed on a milestone basis versus the amounts recorded as revenue on a proportional effort basis is classified as deferred revenue.  We provide for any loss that we expect to incur in the agreements when the loss is probable.

The Company uses contract accounting for certain Power on Demand system sales. Due to the limited number of these systems that have been installed to date, revenue is recognized based on the completed contract method whereby revenue and costs are deferred until the contract is completed. For contracts that contain provisions related to proceeds being paid based upon cost savings generated by the system, revenue is recorded as the costs savings are realized by and billed to the customer. If accumulated costs exceed accumulated billings at the reporting date the asset is presented net as costs of uncompleted contracts in excess of related billings. If there is a net liability it is presented as billings on uncompleted contracts in excess of related costs. We provide for any loss that we expect to incur on a contract at the time the loss is probable.

Stock-Based Compensation
In December 2004, FASB issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”), now ASC 718.  ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” now ASC 505 and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees,” now ASC 505.  The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  Stock-based compensation related to non-employees is accounted for based on the fair value of the related stock or options or the fair value of the services, whichever is more readily determinable in accordance with ASC 505-50.

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Management has valued the options at their date of grant utilizing the Black-Scholes Option Pricing Model.   Prior to there being a public market for the Company shares, the fair value of the underlying shares was determined based on recent transactions by the Company to sell shares to third parties.  Since the Company’s stock started trading on the OTCBB, the closing price on grant date has been used.   Further, the expected volatility was calculated using the historical volatility of similar public entities in the energy storage and energy management field in accordance Question 6 of SAB Topic 14.D.1, ASC 718.  In making this determination and finding other similar companies, the Company considered the industry, stage of life cycle, size and financial leverage of such other entities. Our actual volatility could vary from the estimate used based on these companies, which could have a material impact on future results of operations.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options used was based on the contractual life of the option granted.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.

Derivative Liabilities
Certain warrants issued by the Company do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future, are classified as derivative liabilities, and are revalued at each reporting date.

Management has valued warrants at their date of issue utilizing the Black-Scholes option pricing model. Expected volatility is based upon the Company’s actual volatility relative to the remaining life of the warrant. The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life.  The expected life of warrants used was based on the term of the warrant.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.

Item 8.  Financial Statements and Supplementary Data

The financial statements required hereby begin on page F-1 of this report.

Item 9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There has been no change of accountants nor any disagreements with accountants on any matter of accounting principles or practices of financial statement disclosure required to be reported under this item.

Item 9A.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures
The Company’s management has established disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within time periods specified in the SEC rules and forms. Such disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure.

Based on the evaluation of the effectiveness of our disclosure controls and procedures, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2013.

There can be no assurance, however, that our disclosure controls and procedures will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be set forth in our periodic reports. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Accordingly, even effective disclosure controls and procedures can only provide reasonable, not absolute, assurance of achieving their control objectives.

Changes in Internal Controls over Financial Reporting
There have been no changes in internal controls over financial reporting during the year ended December 31, 2013.

Management’s Report on Internal Control Over Financial Reporting
Management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles.  Because of inherent limitations of internal control systems, our internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

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Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2013, utilizing the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework.  Based upon our assessment, we have concluded that our internal control over financial reporting is effective based upon those criteria.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant rules of the Securities and Exchange Commission that permit the Company to provide only Management’s report in this Annual Report.

Item 9B.  Other Information

Unregistered Sales of Equity Securities

In January 2013, the Company issued 10,000 shares of common stock to a corporate attorney for services rendered.

On February 4, 2013, the Company entered into a lease modification, a purchase agreement and a warrant to purchase common stock with 1999 Mt. RB, LLC, the Company’s landlord at 1999 Mt. Read Boulevard, Rochester, New York. Pursuant to the terms and conditions of the purchase agreement, the Company sold to 1999 Mt. RB 390,394 shares of our common stock in exchange for (1) the satisfaction of amounts due to 1999 Mt. RB pursuant to the Lease and (2) free rent, CAM charges and real estate taxes from February 1, 2013 through November 30, 2013 pursuant to the lease amendment.

In May 2013, we issued 166,667 shares of stock to a consultant for providing introductions to property owners and managers in the New York City area for the purpose of selling our Power on Demand systems.

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share, and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock.  The Company has agreed to register with the Securities and Exchange Commission the shares of common stock issuable pursuant to conversion of the preferred stock and the shares of common stock issuable pursuant to the warrants on a Form S-1.

The terms of sales of unregistered sales of securities by us are described in Item 5 Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities under the captions “Recent Unregistered Sales of Securities”

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the securities were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such units, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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PART III

Item 10.  Directors and Executive Officers of the Registrant, and Corporate Governance

The information required by this item is incorporated by reference to the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.

Item 11.  Executive Compensation

The information required by this item is incorporated by reference to the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item is incorporated by reference to the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.

Item 13.  Certain Relationships and Related Transactions, and Director Independence

The information required by this item is incorporated by reference to the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.

Item 14.  Principal Accounting Fees and Services

The information required by this item is incorporated by reference to the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.

PART IV

Item 15.  Exhibits, Financial Statement Schedules

(a)         The following documents are filed as part of this report:

(1)         The following financial statements beginning at page F-1:

1.           Reports of Independent Registered Public Accounting Firm — EFP Rotenberg LLP

2.           Balance Sheets

3.           Statements of Operations

4.           Statements of Stockholders’ (Deficit)/Equity

5.           Statements of Cash Flows

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6.           Notes to Financial Statements

(3)         Exhibits.

(b)         Exhibits.

3.1	Restated Certificate of Incorporation of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on December 23, 2011).

3.2	Amended and Restated By-Laws of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on May 20, 2011)

4.1	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 Form 10 filed on November 26, 2008).

10.1
Patent Assignment dated June 4, 2002 by and between Gerald E. Brock et al., and Future Energy Solutions Inc. (n/k/a Arista Power, Inc.) (incorporated herein by reference to Exhibit 10.7 to Form 10-K/A filed on March 30, 2009).

10.2	WindTamer Corporation (n/k/a Arista Power, Inc.) Amended and Restated 2008 Equity Incentive Plan (incorporated herein by reference to Schedule 14A, filed on March 16, 2010)

10.3	Form of Stock Option Agreement with Non-Employee Directors under 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Form 10 filed on November 26, 2008).

10.4	Form of Stock Option Award Agreement with Employees/Consultants under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.15 to the Form S-1 filed on July 16, 2009).

10.5
Form of WindTamer Corporation (n/k/a Arista Power, Inc.) Stock Award Agreement under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on December 17, 2009).

10.6
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Gerald Brock effective as of July 14, 2009 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed on July 16, 2009).

10.7
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and William Schmitz, dated as of November 15, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on November 16, 2009).

10.8
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Mark Matthews, dated as of December 17, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 17, 2009).

10.9
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Adeeb Saba, dated as of December 28, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 29, 2009).

10.1
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Molly Hedges, dated as of March 1, 2010 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on March 2, 2010).

10.11
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Cherrie Mahon, dated as of February 11, 2010 (incorporated by reference herein to Exhibit 10.4 to the Form 8-K filed on April 20, 2010).

10.12
Loan Agreement, dated as of April 26, 2010, between WindTamer Corporation (n/k/a Arista Power, Inc.)  and First Niagara Bank , N.A. (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on April 27, 2010).

10.13
$1,000,000 Revolving Credit Note, dated as of April 26, 2010, among WindTamer Corporation (n/k/a Arista Power, Inc.) and First Niagara Bank, N.A.(incorporated by reference herein to Exhibit 10.2 to the Form 8-K on April 27, 2010).

10.14
Warrant Purchase Agreement, dated as of April 26, 2010, between WindTamer Corporation (n/k/a Arista Power, Inc.) and certain investors identified on Schedule 1 thereto (incorporated by reference herein to Exhibit 10.3 to the Form 8-K filed on April 27, 2010).

10.15
Assignment of Shares by Gerald E. Brock to WindTamer Corporation (n/k/a Arista Power, Inc.) , dated as of April 26, 2010 (incorporated by reference herein to Exhibit 10.4 to the Form 8-K filed on April 26, 2010).

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10.16	Form of Subscription Agreement (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 30, 2010).

10.17	Form of Warrant Agreement (incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on December 30, 2010).

10.18	Form of Subscription Agreement (incorporated by reference herein to Exhibit 10.1 to the Form 10-Q filed on August 12, 2011).

10.19	Form of Warrant Agreement (incorporated by reference herein to Exhibit 10.2 to the Form 10-Q filed on August 12, 2011).

10.19	Form of Lock-Up Agreement (incorporated by reference herein to Exhibit 10.3 to the Form 10-Q filed on August 12, 2011).

10.2	Form of Subscription Agreement between Arista Power, Inc. and certain subscribers of units.

10.21	Form of Warrant Agreement between Arista Power, Inc. and certain holders of warrants.

10.22	Form of Lock-Up Agreement between Arista Power, Inc. and certain subscribers of units.

10.23	Business Cooperation Agreement between Arista Power, Incorporated and GEMx Technologies, LLC (a/k/a GE Energy Storage)

10.24
Loan Agreement, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012)

10.25
Revolving Credit Note, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012)

10.26
Warrant Purchase Agreement, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012)

10.27	Loan Agreement, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated

10.28	Revolving Credit Note, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated

10.29	Warrant Purchase Agreement, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated

10.30	Loan Agreement, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated

10.31	Revolving Credit Note, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated

10.32	Warrant Purchase Agreement, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated

10.33
Termination of Employment Agreement, dated July29, 2013 between Arista Power, Incorporated and Molly Hedges (incorporated by reference herein to Exhibit 10.33 to the Form 10-Q filed on August 13, 2013)

10.34
Termination of Employment Agreement, dated July29, 2013 between Arista Power, Incorporated and Mark Matthews (incorporated by reference herein to Exhibit 10.34 to the Form 10-Q filed on August 13, 2013)

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10.35	Termination of Employment Agreement, dated July29, 2013 between Arista Power, Incorporated and Adeeb Saba (incorporated by reference herein to Exhibit 10.34 to the Form 10-Q filed on August 13, 2013)

10.36
Termination of Employment Agreement, dated July29, 2013 between Arista Power, Incorporated and William Schmitz (incorporated by reference herein to Exhibit 10.34 to the Form 10-Q filed on August 13, 2013)

10.37
Contract for Services for 166kW Solar PV System between Arista Power, Incorporated and Stan’s Harley Davidson (incorporated by reference herein to Exhibit 10.34 to the Form 10-Q filed on August 13, 2013)

10.38	Securities Purchase Agreement between Arista Power, Incorporated and certain accredited investors (incorporated by reference herein to Exhibit 10.1 to the Form 8-K/A filed on August 6, 2013)

10.39	Form of Warrant between Arista Power, Incorporated and certain accredited investors (incorporated by reference herein to Exhibit 10.2 to the Form 8-K/A filed on August 6, 2013)

10.40	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on March 31, 2014)

10.41	Securities Purchase Agreement between the Company and the Investors, dated as of March 28, 2014 (incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on March 31, 2014)

10.42	Form of Warrant, dated as of March 28, 2014 ( incorporated by reference herein to Exhibit 10.3 to the Form 8-K filed on March 31, 2014)

10.43	Registration Rights Agreement between the Company and the Investors, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.4 to the Form 8-K filed on March 31, 2014)

10.44	Form of Amendment, Waiver and Consent between the Company and the Prior Investors, dated as of March 28, 2014 (incorporated by reference herein to Exhibit 10.5 to the Form 8-K filed on March 31, 2014)

10.45	Form of Lockup Agreement the Company and officers and directors of the Company, dated as of March 28, 2014 (incorporated by reference herein to Exhibit 10.6 to the Form 8-K filed on March 31, 2014)

23.1*	Consent of EFP Rotenberg, LLP

31.1*	Certification of the Chief Executive Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of the Chief Financial Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification Pursuant to 18 U.S.C. Section 1350 by the Chief Executive Officer, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification Pursuant to 18 U.S.C. Section 1350 by the Chief Financial Officer, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*   Filed herewith

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARISTA POWER, INC.

Date: March 31, 2014	By:	/s/ William A. Schmitz
William A. Schmitz
Chief Executive Officer

Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ William A. Schmitz	Chief Executive Officer and Director	March 31, 2014
William A. Schmitz	(Principal Executive Officer)

/s/ Molly Hedges	Chief Financial Officer, Vice President of Finance and Treasurer	March 31, 2014
Molly Hedges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dov Schwell	Chairman of the Board and Director	March 31, 2014
Dov Schwell

/s/ Steven DiNunzio	Director	March 31, 2014
Steven DiNunzio

/s/ Ira Greenstein	Director	March 31, 2014
Ira Greenstein

/s/ Mark Matthews	Director	March 31, 2014
Mark Matthews

/s/ George Naselaris	Director	March 31, 2014
George Naselaris

37

ARISTA POWER, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Arista Power, Inc.

We have audited the accompanying balance sheets of Arista Power, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended December 31, 2013. Arista Power, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arista Power, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses have resulted in an accumulated deficit and ongoing operation is dependent upon improved results from operation and additional financing.  These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ EFP Rotenberg, LLP
EFP Rotenberg, LLP
Rochester, New York March 31, 2014

F-2

ARISTA POWER, INC.

Balance Sheets

	December 31, 2013	December 31, 2012
ASSETS
Current assets
Cash	$297,385	$78,253
Accounts Receivable (net of allowance for doubtful accounts $0 in 2013 and $25,200 in 2012)	265,245	400,419
Prepaid expenses and other current assets	232,570	275,371
Inventory	496,313	669,745
Deferred debt discount	820,750	1,090,750
Total current assets	2,112,263	2,514,538

Other assets	172,362	0

Intangible assets, net	25,305	30,713

Property and equipment, net	69,555	121,587

Total assets	$2,379,485	$2,666,838

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY
Current Liabilities
Accounts payable	$1,175,221	$1,268,947
Borrowings under line of credit, net of debt discount	684,994	166,513
Customer deposits	19,000	127,239
Accrued loss contract	519,092	0
Accrued payroll	146,465	78,445
Accrued warranty costs	140,074	140,074
Deferred revenue	63,311	126,043
Accrued liabilities	496,011	418,069
Current portion of long term debt	11,782	11,688
Derivative liability	13,200	0
Total current liabilities	3,269,150	2,337,018
Commitments and Contingencies (Note 9)
Long term liabilities
Long term debt	16,169	27,951
Derivative liability – long term	762,396	0
Total long term liabilities	778,565	27,951

Stockholders’ (deficit)/equity

Preferred stock, 5,000,000 shares authorized, $.002 par value; none issued or outstanding at December 31, 2013 or December 31, 2012	0	0
Common stock, 500,000,000 shares authorized, $0.002 par value; 17,993,694 and 12,406,633 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	35,987	24,813
Additional paid-in capital	25,330,474	24,038,807
Deficit accumulated	(27,034,691)	(23,761,751)
Total stockholders’ (deficit)/equity	(1,668,230)	301,869

Total liabilities and stockholders’ equity	$2,379,485	$2,666,838

The accompanying notes are an integral part of the financial statements.

F-3

ARISTA POWER, INC.

Statements of Operations

	For the years ended
	December 31,	December 31,
	2013	2012
Sales	$2,195,434	$1,998,667
Cost of Goods Sold	2,783,204	2,439,759
Gross Loss	(587,770)	(441,092)
Operating Expenses:
Research and development expenses	377,777	526,460
Selling, general and administrative expenses	2,460,689	2,495,474
Total expenses	2,838,466	3,021,934

Loss from operations	(3,426,236)	(3,463,026)
Non-operating (revenue)/expense
Interest	626,223	185,765
Unrealized gain on change in fair value of derivative liabilities	(676,048)	0
Net loss before income taxes	(3,376,411)	(3,648,791)
Income taxes	(103,471)	(158,895)
Net loss	(3,272,940)	(3,489,896)
Net loss per common share - basic and diluted	(.21)	(.29)
Weighted average number of common shares – basic and diluted	15,345,605	12,229,680

The accompanying notes are an integral part of the financial statements.

F-4

 ARISTA POWER, INC.

Statements of Cash Flows

	For the years ended
	December 31, 2013	December 31, 2012
Operating activities
Net loss	$(3,272,940)	$(3,489,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation expense	64,517	118,059
Stock based compensation	695,250	581,940
Financing fees- issuance of warrants, non-cash	0	126,958
Stock and warrants issued for services and rent	334,425	289,015
Amortization of debt discount	518,481	166,513
Impairment of assets	168,247	33,302
Impairment of inventory and increase in inventory reserves	20,486	27,702
Establishment of loss contract reserves	638,850	0
Change in fair value of derivative liability	(676,048)	0
Bad debt expense	0	26,942
Changes in operating assets and liabilities:
Decrease in prepaid expenses and other current assets	86,882	71,416
Decrease/(increase) in trade accounts receivable	135,174	(354,049)
Decrease/(increase) in inventory	142,171	(158,323)
(Decrease)/increase in customer deposits	(108,239)	15,021
Decrease in accrued loss contract	(119,758)	0
Increase in warranty reserve	0	4,468
(Decrease)/increase in deferred revenue	(62,732)	126,043
Increase in trade accounts payable and accrued liabilities	151,054	612,975

Net cash used in operating activities	(1,284,180)	(1,801,914)

Investing Activities
Acquisition of fixed assets	0	(22,778)
Net cash used in investing activities	0	(22,778)

Financing activities
Borrowings on line of credit	270,000	748,500
(Repayments)/borrowings of long term debt, net	(11,688)	(11,687)
Proceeds of issuance of common stock, net of stock offerings expenses	1,245,000	795,000
Net cash provided by financing activities	1,503,312	1,531,813

Increase/(decrease) in cash	219,132	(292,879)

Cash – beginning of period	78,253	371,132

Cash – end of period	$297,385	$78,253

Supplemental Information:
(Tax credits received)/income taxes paid	$(103,471)	$(158,895)
Interest paid	$7,752	$3,866

Non-cash investing and financing activities:
Stock issued for accrued expenses	$157,903	$0
Application of deferred debt discount	$270,000	$15,688
Warrants issued for prepaid rent and services	$646,332	$0

The accompanying notes are an integral part of the financial statements.

F-5

ARISTA POWER, INC.

Statement of Stockholders’ (Deficit)/Equity

	Number of Shares	Par Value	Additional Paid In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, December 31, 2011	11,854,644	$23,709	$20,407,748	$(20,271,855)	$159,602

Rounding due to reverse stock split	272
Issuance of common stock for cash	397,500	795	794,205		795,000
Issuance of common stock for rent and services	152,959	306	288,709		289,015
Issuance of common stock under stock award	1,258	3	3,050		3,053
Stock option expense			578,887		578,887
Issuance of warrants for financing			126,958		126,958
Issuance of warrants with revolving line of credit facility			1,839,250		1,839,250
Net loss for 2012				(3,489,896)	(3,489,896)

Balance, December 31, 2012	12,406,633	$24,813	$24,038,807	$(23,761,751)	$301,869
Issuance of common stock for cash, net of expenses	5,020,000	10,040	1,234,960		1,245,000
Issuance of common stock for rent and services	567,061	1,134	257,257		258,391
Stock option expense			695,250		695,250
Issuance of warrants with private placement			(895,800)		(895,800)
Net loss for 2013				(3,272,940)	(3,272,940)

Balance, December 31, 2013	17,993,694	$35,987	$25,330,474	$(27,034,691)	$(1,668,230)

The accompanying notes are an integral part of the financial statements.

F-6

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Description of the Business and Summary of Significant Accounting Policies

Description of Business

Arista Power, Inc. (the Company) was incorporated on March 30, 2001 in the State of New York as Future Energy Solutions, Inc. and in November 2008 changed its name to WindTamer Corporation. In May 2011, the Company changed its name to Arista Power, Inc. The name change more accurately reflects the broadening of the Company’s focus beyond the WindTamer® brand and entry into areas within the energy storage and power management industries.

The Company is a developer, integrator, and supplier of custom-designed power management systems, and a supplier, designer and installer of solar energy systems.  The Company’s patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users. The Company also designs, sells and installs residential and commercial solar PV systems.

Method of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Arista Power, Inc. maintains its books and prepares its financial statements on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.  The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits.  The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institutions.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value.  Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts, if any. In determining collectability, specific customer issues are reviewed to arrive at appropriate allowances. The allowance for doubtful accounts at December 31, 2013 and 2012 were $0 and $25,200, respectively.

Inventory

Inventory consists of components for Power on Demand and solar PV systems, and is stated at the lower of cost or market value.  The Company capitalizes applicable direct and indirect costs incurred in the Company’s production operations to bring its products to a sellable state.  The inventory as of December 31, 2013 consisted of component inventory amounting to $346,014 and work in process inventory of $150,299. Inventory as of December 31, 2012 consisted of component inventory of $197,928 and work in progress inventory of $471,817.  Inventory is reviewed quarterly to determine the need for an excess and obsolete inventory reserve.  As of December 31, 2013 and 2012, no such reserve was required. For the year ended December 31, 2012, all remaining turbine inventory was written off and disposed of.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is on a straight line basis over the shorter of the estimated useful lives or the related lease for leasehold improvements.  Leasehold improvements for space leased on a month-to-month basis are expensed when incurred. Expenditures for renewals and betterments are capitalized.  Expenditures for minor items, repairs and maintenance are charged to operations as incurred.  Any gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

F-7

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Intangible Assets

Intangible assets consist of costs associated with the application and acquisition of the Company’s patents and trademarks. Patent application costs are capitalized and amortized over the estimated useful life of the patent, which generally approximates its legal life.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset, including its ultimate disposition.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. For the year ended December 31, 2013, trademark costs totaling $3,699 relating to the Company’s WindTamer® trademark were impaired, while for the year ended December 31, 2012, the Company impaired assets totaling $33,302 for assets related primarily to tooling for turbine components.

Fair Value of Financial Instruments

The carrying amount of cash, accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity.

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied:  (1) there is persuasive evidence of an arrangement; (2) the service or product has been provided to the customer; (3) the sale price to be paid by the customer is fixed or determinable; and (4) the collection of the sale price is reasonably assured.  Amounts collected prior to satisfying our revenue recognition policy are reflected as customer deposits.

For research and development contracts, we recognize the revenue using the proportional effort method based upon the relationship of costs incurred to date to the total estimated cost to complete the contract. Cost elements include direct labor, materials, overhead costs and outside contractor costs.  The excess of amounts billed on a milestone basis versus the amounts recorded as revenue on a proportional effort basis is classified as deferred revenue. We provide for any loss that we expect to incur in the agreements when the loss is probable.

The Company uses contract accounting for certain Power on Demand system sales. Due to the limited number of these systems that have been installed to date, revenue is recognized based on the completed contract method whereby revenue and costs are deferred until the contract is completed. For contracts that contain provisions related to proceeds being paid based upon cost savings generated by the system, revenue is recorded as the costs savings are realized by and billed to the customer. If accumulated costs exceed accumulated billings at the reporting date the asset is presented net as costs of uncompleted contracts in excess of related billings. If there is a net liability it is presented as billings on uncompleted contracts in excess of related costs. We provide for any loss that we expect to incur on a contract at the time the loss is probable.

At December 31, 2013, the Company had costs of uncompleted contracts in excess of related billings totaling $119,758. This amount was netted with the accrued loss contract on the Company’s balance sheet.

Research and Development Costs

All costs related to research and development are expensed when incurred.  Research and development costs consist of expenses associated with the development of the Company’s Power on Demand system and micro-grids.  Specifically, these costs consist of labor, materials and consultants.

Warranty Costs

The Company’s standard warranty on each turbine sold protects against defects in design, material and workmanship under normal use for up to a six-year period, however there are several warranties which have different terms and conditions. Warranties on solar PV systems and Power on Demand systems are offered based upon the manufacturer’s product warranty, therefore, no reserve is required for these systems. The Company provides for estimated cost of warranties at the time the revenue is recognized.  Factors that affect the warranty reserve are projected cost of repair and/or replacement, component life cycles, and limited historical data. As a result of lower than expected wind turbine performance, many customers have elected to replace their wind turbine with a similarly sized solar PV array.  We have taken this into consideration when evaluating the warranty reserves, and have included the cost of replacement as part of the warranty expense.  The impact of any change in estimates will be taken into account when analyzing future warranty reserve requirements.

Stock-Based Compensation

The Company accounts for stock option awards granted under the Company’s Equity Incentive Plan in accordance with ASC 718. Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards.  Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture.  The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50.  Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant’s or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement, or vesting period, whichever is shorter.

F-8

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company accounts for income taxes using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

Concentrations of Customers and Suppliers

The Company’s largest customer accounted for 29% of 2013 sales (54% of 2012 sales), and this customer’s accounts receivable represented 45% of total accounts receivable as of December 31, 2013 (68% as of December 31, 2012).

We purchase a significant portion of our solar PV products from a single supplier, and as such receive certain discounts due to purchase volumes.  Purchases from this vendor totaled 33% of our material cost of goods sold for the year ended December 31, 2013.   There are numerous alternative suppliers that could supply the materials and components used in our solar PV installations, and we believe that utilizing our current supplier will not have an adverse effect on our business.

Basic and Diluted Loss Per Share

Basic earnings per share reflect the actual weighted average of shares issued and outstanding during the period.  Diluted earnings per share are computed including the number of additional shares that would have been outstanding if dilutive potential shares had been issued. In a loss year, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potentially issued common shares would be anti-dilutive.

As of December 31, 2013, there were 1,386,108 stock options and 7,671,267 warrants outstanding that, upon exercise, could dilute future earnings.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 2 - Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has generated sales volumes of $5.5 million over a four year period, and has incurred cumulative net loss of $27,034,691 since inception.  Our sales volumes to date and recurring losses from operations raise substantial doubt about the Company’s ability to continue as a going concern. Continuation of the Company is dependent on achieving sufficiently profitable operations and obtaining additional financing.

In July of 2013, the Company sold 5.0 million shares of common stock which yielded net proceeds of $1,245,000.  Stock offering costs were minimal.   This working capital may not be sufficient to fund operational growth, and the Company expects to need to raise additional capital.  There can be no assurance that the Company will continue to be able to raise sufficient capital, at terms that are favorable to the Company or at all, to fund operations.

F-9

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 3 – Long-lived Assets

The following table summarizes the Company’s long-lived assets as of:

	December 31, 2013	December 31, 2012
Property and equipment
Equipment	$264,495	$253,718
Furniture and fixtures	38,950	38,950
Software	71,625	71,625
Total property and equipment before accumulated depreciation	375,070	364,293

Less accumulated depreciation	(305,515)	(242,706)
Total property and equipment	$69,555	$121,587

Intangible assets
Patents	$34,862	$34,862
Trademark	0	4,525
Total intangible assets before accumulated amortization	34,862	39,387

Less accumulated amortization	(9,557)	(8,674)
Total intangible assets	$25,305	$30,713

Impairments of assets for the year ended December 31, 2013 totaled $3,699 as compared to $33,302 for the year ended December 31, 2012. The impairment for 2013 related to the WindTamer™ trademark, while impairment costs in 2012 related primarily to tooling for the Company’s wind turbine components.

F-10

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 4 – Debt

In August 2011 the Company purchased equipment for $44,748, financed with a loan from Canandaigua National Bank.  The loan is guaranteed by William Schmitz, CEO of the Company, has a 60-month term, and carries a 4.99% annual interest rate.  Monthly payments are $844. In October 2011 the Company leased office equipment for $9,068 financed with a loan from Canon Financial Services, Inc.  The loan, with monthly payments of $279, has a 6.76% annual interest rate and a 36 month term. The end of term purchase option calls for payment of the equipment’s fair market value.

On September 4, 2012, the Company entered into an unsecured loan agreement with TMK-ENT, Inc. that provided for a $500,000 working capital revolving line of credit.  Advances under the line of credit bear interest at 10% per year, payable annually. On November 13, 2012, the Company amended its loan agreement to increase the revolving line of credit agreement from $500,000 to $750,000, and on December 21, 2012 amended its loan agreement to increase the revolving credit agreement for $750,000 to $1,250,000 The note originally matured on December 21, 2013, however on May 29, 2013 the note was amended to extend the maturity date to December 21, 2014. Borrowings under the line of credit amount to $1,018,500 as of December 31, 2013 ($748,500 as of December 31, 2012). In conjunction with the line of credit facility, the Company issued 1,250,000 warrants to purchase the Company’s common stock at varying prices from $1.38 to $1.62 per share. The warrants vest one year from issuance and have a ten year term. The fair market value of the warrants at grant date was determined utilizing the Black Scholes option pricing model and amounted to $1,839,250. As of December 31, 2012, the Company had drawn $1,018,500 on the line of credit. The difference between the fair market value of the warrants and draws on the line of credit is $820,750 as of December 31, 2013($1,090,750 as of December 31, 2012), which is recorded as deferred debt discount.  The deferred debt discount will be recognized and recorded as debt discount as the Company continues to borrow against the line of credit. Debt discount costs will be recognized as the Company draws down the available line of credit, and will be amortized over the remaining term of the loan. As a result of the amortization of the debt discount, the Company expensed $ 518,481 for the year ended December 31, 2013 and $166,513 for the year ended December 31, 2012.

Annual maturities of debt are as follows:

2014	$1,030,282
2015	$9,540
2016	$6,629

F-11

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 5 – Stockholders’ Equity

In January 2013, the Company issued 10,000 shares of common stock to an attorney for services rendered, which totaled $10,000.

On February 4, 2013, the Company entered into a lease modification, a purchase agreement and a warrant to purchase common stock with 1999 Mt. RB, LLC, the Company’s landlord at 1999 Mt. Read Boulevard, Rochester, New York. Pursuant to the terms and conditions of the purchase agreement, the Company sold to 1999 Mt. RB 390,394 shares of our common stock in exchange for (1) the satisfaction of amounts due to 1999 Mt. RB pursuant to the original lease and (2) free rent, CAM charges and real estate taxes from February 1, 2013 through November 30, 2013 pursuant to the lease amendment.  Pursuant to the terms and conditions of the warrant agreement, the Company issued to 1999 Mt. RB a warrant to purchase up to 600,000 shares of the Company’s common stock for a purchase price of $1.00 per share.  The warrant vested in full upon issuance, and expires on February 4, 2014.  The warrant and purchase agreement have customary anti-dilution protections. The fair value of the warrants at grant date was determined utilizing the Black Scholes option pricing model, and amounted to $256,800, which will be amortized over the lease term.  Of this amount, $40,415 was expensed in 2013, $44,023 is recorded as a prepaid asset, and $172,362 is recorded as another asset and will be amortized in a period that exceeds one year. On July 31, 2013, pursuant to terms of the warrant, the purchase price was automatically adjusted to $0.25 per share as a result of the Company selling shares of stock on such date in a private placement for $0.25 per share. The warrants were not exercised by February 4, 2014, and expired.

In May, 2013, the Company entered into a strategic advisory agreement with Sunrise Financial Group, Inc., pursuant to which, Sunrise will provide the Company with prospective customer listings and introductions to building owners and managers.  In accordance with the agreement, the Company agreed to issue 620,341 warrants at $.73 per share.  The warrants carry a five year term, and have customary anti- dilution clause, and have been valued as a derivate liability. The fair value of the warrants at grant date was determined utilizing the Black Scholes option pricing model, and amounted to $299,044, which will be amortized over the term of the agreement.  Of this amount, $183,521 was expensed in 2013 and $115,523 is recorded as a prepaid asset.

On July 31, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 4,420,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 2,210,000 additional shares of common stock at a purchase price of $0.30 per share to 12 institutional and private investors for a total of $1,105,000 in gross proceeds from the sales.  On August 8, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 600,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 300,000 additional shares of common stock at a purchase price of $0.30 per share for a total of $150,000 in gross proceeds. Legal costs, which amounted to $10,000, were netted against the proceeds. The warrant and securities purchase agreement have customary anti-dilution protection and registration rights. The warrants carry a five year term, and have customary anti-dilution clause, and have been valued as a derivate liability. The fair value of the warrants at grant date was determined utilizing the Black Scholes option pricing model, amounted to $895,800, and was netted against the proceeds of the private placement for a total increase in stockholders’ equity of $349,200 relating to these transactions. The shares and warrants associated with this private placement have been registered with the Securities and Exchange Commission.

On July 31, 2013, the Company issued warrants to purchase 550,000 shares of common stock to two consultants to work with the Company on marketing and lead generation.  The warrants have a 5 year term, vest immediately and have an exercise price of $0.30 per share, which is subject to customary anti-dilution protection and registration rights.

For the year ended December 31, 2012, the Company issued 152,959 shares of common stock to strategic vendors and consultants for goods and services totaling $289,015. During 2012, the Company raised capital through the private placement sales of “units” consisting 7,500 shares of common stock and a warrant to purchase 1,000 shares of common stock for $10 per share. The warrants vest fully two years from the date of unit purchase and have a ten year term. The Company sold 53 units which yielded $795,000.

For the year ended December 31, 2013 and 2012, total stock option expense amounted to $695,250 and $578,887, respectively. In 2013, 1,735,208 stock options were granted, while in 2012 178,000 stock options were granted. Of the options granted in 2013, 520,208 options were granted under the 2008 Equity Incentive Plan, while all of the options granted in 2012 were granted under the 2008 Equity Incentive Plan.

On December 13, 2010, the Board of Directors approved a plan whereby certain employees were issued restricted shares of common stock in lieu of future salary cash payments. The employees forfeited salary over a twelve week period to purchase the common shares, which were valued at fair market value as of the date of grant. The Compensation Committee of the Company’s Board of Directors have approved a change in the vesting date for restricted stock held by certain employees from April 1, 2011 to April 1, 2014. A total of 55,969 shares vested on April 1, 2011, 50,989 vested on August 20, 2013 and the remaining 118,379 shares are scheduled to vest on April 1, 2014.

Note 6 – Stock-Based Compensation

The Company has established the “2008 Equity Incentive Plan,” which is a shareholder approved plan that permits the granting of stock options and restricted stock to employees, directors and consultants.  The 2008 Equity Incentive Plan originally provided for the issuance of up to 400,000 shares of common stock of which 50,000 shares are available for grant as Incentive Stock Options.  The exercise price for options awarded is no less than 100% of the fair market value of the common stock on the day of grant.  The options generally vest either immediately on the date of grant or 1 to 3 years from the date of grant.  On December 30, 2009, the Board of Directors approved an amendment to increase the number of shares available for award under the plan from 400,000 to 800,000, and this amendment was approved by the Company’s shareholders at its Annual Meeting on April 28, 2010. In March of 2012, the Board of Directors approved an amendment to increase the number of shares available for award under the plan to 1,550,000.  This amendment was approved by shareholders at the Annual Meeting of Shareholders on May 9, 2012. In March 2014, the Board of Directors of the Company approved an amendment to increase the number of shares available for award under the plan by 2.0 million shares, to 3,550,000.  This amendment will be proposed to shareholders for vote at the Annual Meeting of Shareholders to be held on May 28, 2014. For 2013, compensation costs relating to the issuance of stock options and warrants amounted to $584,671 and the expense associated with repricing options and warrants amounted to $110,579. For 2012, compensation costs relating to the issuance of stock options and restricted stock amounted to $543,267 and the expense associated with repricing of options and warrants amounted to $38,673.

On January 22, 2013 the Board of Directors of the Company approved the repricing of 25,000 outstanding compensatory options to purchase common stock of the Company held by a consultant of the Company, Michael Hughes, an attorney who has provided and continues to provide legal services to the Company as outside counsel and is now the Company’s Director of Strategy and Legal Affairs, previously granted under the Amended and Restated 2008 Equity Incentive Plan. As a result, the exercise price of the options was lowered to $1.20 per share, an amount equal to the last trade of the Common Stock on the OTC Bulletin Board on January 22, 2013. There was no change in the number of shares subject to each option, vesting or other terms of the options. For the three months ended March 31, 2013, the Company recorded expenses totaling $13,575 associated with the repricing.

F-12

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

On July 31, 2013, the Compensation Committee of the Board of Directors of Arista Power approved the repricing of all outstanding stock options to purchase common stock of the Company held by officers, other employees, current and former non-employee directors, employees and certain independent contractors with exercise prices in excess of $0.75 per share.  As a result, the exercise price of the options was lowered to $0.75 per share. There was no change in the number of shares subject to each option, vesting or other terms of the options. The Compensation Committee of the Board of Directors effectuated the repricing to realign the value of the options with their intended purpose, which is to retain and motivate the holders of the options to continue to work in the best interests of Arista Power. Prior to the repricing, many of the options had exercise prices well above the recent market prices of the Company's common stock on the OTCQB. As a result of the repricing, the Company recorded an expense of $34,381.

On November 8, 2012, the Board of Directors of the Company approved the repricing of 85,000 outstanding compensatory options to purchase common stock of the Company held by executive officers of the Company previously granted under the Amended and Restated 2008 Equity Incentive Plan.   As a result, the exercise price of the options was lowered to $1.67 per share, an amount equal to the last trade of the common stock on the OTCQB on November 8, 2012. There was no change in the number of shares subject to each option, vesting or other terms of the options.  The Company repriced 75,000 and 10,000 Options held by William A. Schmitz, the Company’s Chief Executive Officer and President, and Molly Hedges, the Company’s Chief Financial Officer and Vice President of Finance, respectively.

The Company has valued the options at their date of grant utilizing the Black-Scholes Option Pricing Model.  Expected volatility is based upon a weighted average historical volatility of the Company’s common stock, and that of peer companies operating in a similar industry.   The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options was based on its term.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for options granted:

Year ended
	December 31, 2013	December 31, 2012
Expected dividend yield	0%	0%
Expected stock price volatility	105-108%	109-112%
Risk-free interest rate	2.68-3.58%	2.32-2.70%
Expected life of options	.03-9.71 Years	1.5-9.5 Years

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Shares Remaining Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at January 1, 2013	516,400	$3.25
Options granted during 2013	1,735,208	$.45
Options expired/cancelled during 2013	865,500	$.41

Outstanding at December 31, 2013	1,386,108	$.61	7.1	$0
Exercisable at December 31, 2013	612,308	$.87	5.3	$0

The weighted average fair value of options granted during twelve months ended December 31, 2012 was approximately $.45 ($2.05 for the twelve months ended December 31, 2012.)  During the twelve months ended December 31, 2012, 1,735,208 options were granted, 865,500 options expired or were cancelled, and no options were exercised. During the twelve months ended December 31, 2012, 178,000 options were granted, 26,000 expired or were cancelled, and no options were exercised. Of the 1,655,000 options granted in 2013, 520,508 were granted under the 2008 Equity Incentive Plan.

On December 13, 2010, the Board of Directors approved a plan whereby certain employees were issued restricted shares of common stock in lieu of future salary cash payments. The employees forfeited salary over a twelve week period to purchase the common shares, which were valued at fair market value as of the date of grant. The Compensation Committee of the Company’s Board of Directors have approved a change in the vesting date for restricted stock held by certain employees from April 1, 2011 to April 1, 2014. A total of 55,969 shares vested on April 1, 2011, 50,989 vested on August 20, 2013 and the remaining 118,379 shares are scheduled to vest on April 1, 2014.

The table below summarizes the status of the Company’s restricted stock awards:

Restricted Shares	Number of Restricted Shares	Weighted Average Fair Value at Grant Date
Non-vested at December 31, 2012	169,368	$2.80
Vested – 2013	50,989	$2.80
Non-vested at December 31, 2013	118,379	$2.80

F-13

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 7 – Warrants

The Company has valued warrants at their date of issue utilizing the Black-Scholes Option Pricing Model.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life.  The expected life of warrants used was based on the term of the warrant.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for warrants granted:

	Year ended	Year ended
	December 31, 2013	December 31, 2012
Expected dividend yield	0%	0%
Expected stock price volatility	93-108%	105-113%
Risk-free interest rate	.14-2.60%	2.06-3.03%
Expected life of warrants	.1-9.1 Years	7.3-9.8 Years

The following table summarizes the status of the Company’s warrants granted:

	Number of Shares Remaining Warrants	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2013	2,954,250	$3.80	8.5
Warrants granted during 2013	4,717,017	.43	4.38
Warrants expired/cancelled during 2013	0

Outstanding at December 31, 2013	7,671,267	$1.51	5.58	$150,000
Exercisable at December 31, 2013	6,861,250	$1.53	6.6	$150,000

The weighted average fair value of warrants issued during twelve months ended December 31, 2013 was $.43 ($1.94 for the year ended December 31, 2012).  During the year ended December 31, 2013, 5,369,250 warrants vested, none expired or were cancelled, and no warrants were exercised. For the year ended December 31, 2012, 404,500 warrants vested, none expired or were cancelled, and no warrants were exercised.

For 2013, the Company recorded compensation costs of $368,927 for 416,666 warrants issued to a consultant/outside counsel of the Company. The warrants have a ten year life, a $1.20 exercise price.   250,000 of these warrants vested on the 6-month anniversary of the grant, and 166,666 of these warrants will vest on the two-year anniversary of the grant.

On January 22, 2013 the Board of Directors of the Company approved the repricing of 423,125 outstanding warrants to purchase common stock of the Company held by a former consultant of the Company and current Director of Strategy and Legal Affairs of the Company, Michael Hughes, an attorney who has provided and continues to provide legal services to the Company. As a result, the exercise price of the options was lowered to $1.20 per share, an amount equal to the last trade of the Company’s common stock on January 22, 2013. There was no change in the number of shares subject to each warrant, vesting or other terms of the warrants. The Company recorded expenses totaling $76,198 associated with the repricing for the three month period ending March 31, 2013. Mr. Hughes became an employee of the Company in July, 2013.

On November 8, 2012, the Board of Directors of the Company approved the repricing of 172,500 outstanding warrants to purchase common stock of the Company held by executive officers of the Company. As a result, the exercise price of the warrants was lowered to $1.67 per share, an amount equal to the last trade of the common stock on November 8, 2012. There was no change in the number of shares subject to each warrant, vesting or other terms of the warrants.  The Company repriced 115,000 and 57,500 warrants held by William A. Schmitz, the Company’s Chief Executive Officer and President, and Molly Hedges, the Company’s Chief Financial Officer and Vice President of Finance, respectively. For the year ended December 31, 2012, the Company recorded expenses totaling $24,323 associated with the repricing.

F-14

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 8 – Derivative Liabilities

Certain warrants issued by the Company do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future, are classified as derivative liabilities, and are revalued at each reporting date. These warrants include (1) warrants issued to 1999 Mt RB, LLC in conjunction with our lease modification on February 4, 2013 (2) warrants issued conjunction with the Company’s strategic advisory agreement with Sunrise Financial Group, Inc. on May 21, 2013 and (3) warrants issued in conjunction with the Company’s private placements on July 31, 2013 and August 6, 2013. The Company was required to include the reset provisions in order to protect the warrant holders from the potential dilution associated with future financings.

The Company has valued warrants at their date of issue utilizing the Black-Scholes option pricing model. Expected volatility is based upon a weighted average historical volatility of peer companies operating in a similar industry. The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life. The expected life of warrants used was based on the term of the warrant. The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future. The following weighted-average assumptions were utilized in the fair value calculations for warrants granted and subsequent revaluation:

Year Ended
December 31, 2013
Expected dividend yield	0%
Expected stock price volatility	70-172%
Risk-free interest rate	.08–1.75%
Expected life of warrants	.1-4.59 years
Number of warrants	4,300,351
Fair value of warrants	$775,596

The fair value of these warrant liabilities was $775,596 at December 31, 2013. Of this amount, $13,200 is reported as a short term liability, as the warrants associated with this derivative liability will expire in less than one year.  The reminder, $762,396 is classified as a long-term liability. The change in fair value for 2013 was ($676,048) and is reported in our statement of operations as an unrealized gain on the change in fair value of the derivative liabilities. The fair value of the derivative liabilities are re-measured at the end of every reporting period and upon the exercise of the warrant.

Fair Value Measurement

Valuation Hierarchy
ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the liabilities carried at fair value measured on a recurring basis as of December 31, 2013:

		Fair Value Measurements at December 31, 2013
	Total Carrying Value at September 30, 2013	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$775,596	$-	$-	$775,596

F-15

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The derivative liabilities are measured at fair value using quoted market prices and estimated volatility factors, and are classified within Level 3 of the valuation hierarchy.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

Year ended December 31, 2013
Beginning balance January 1, 2013	$0
Initial valuation of derivative financial instruments	1,451,644
Net unrealized (gain) loss on derivative financial instruments	(676,048)
Ending balance	$775,596

F-16

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 9 – Commitments and Contingencies

In October 2010, we executed a lease for our Rochester facility at 1999 Mt Read Boulevard (a four building complex).  The lease term was from August 2010 through July 2015.  The first year of the lease term required monthly base rent payments of $5,396, payable in cash or in the Company’s common stock. The base rent increases by 3% on August 1st of the each year of the lease.  The Company also is required to pay its proportionate share of real estate taxes and common area maintenance costs for the Rochester facility.

On February 4, 2013, the Company entered into a lease modification, a purchase agreement and a warrant to purchase common stock with 1999 Mt. RB, LLC, the Company’s landlord at 1999 Mt. Read Boulevard, Rochester, New York.

Pursuant to the terms and conditions of the purchase agreement, the Company sold to 1999 Mt. RB 390,394 shares of our common stock in exchange for (1) the satisfaction of amounts due to 1999 Mt. RB pursuant to the original lease and (2) free rent, common area maintenance charges and real estate taxes from February 1, 2013 through November 30, 2013 pursuant to the lease amendment.  Pursuant to the terms and conditions of the warrant agreement, the Company issued to 1999 Mt. RB a warrant to purchase up to 600,000 shares of the Company’s common stock for a purchase price of $1.00 per share.  The warrant vested in full upon issuance, and expired on February 4, 2014.  On July 31, 2013, pursuant to the terms of the warrant, the exercise price was automatically adjusted to $0.25 per share as a result of the Company selling shares of stock on such date in a private placement for $0.25 per share.

The lease amendment amended the original lease between the Company and 1999 Mt. RB, and provides, among other things: (1) the leasing of approximately 20,096 square feet at 1999 Mt. Read Boulevard, Rochester, New York; (2) a lease term that runs from February 1, 2013 through November 30, 2018, (3) two five-year renewal options at the option of Arista Power; (4) the Free Rent Period ( from February 1, 2013 through November 30, 2013); and (5) base rent starting on November 30, 2013 at a price of $3.50 per square foot per year with annual increases of 3%. In addition, the Company must pay all future rent in cash.

Annual cash commitments by year under the Company’s lease agreements are as follows:

Cash rental commitment

2014	$70,512
2015	$72,627
2016	$74,806
2017	$77,050
2018	$72,567

F-17

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Warranty

During the years ended December 31, 2013 and 2012, the Company entered into a number of sales orders for Power on Demand systems, solar PV installations and wind turbine installations.  These sales orders required certain deposits of the agreed-upon purchase price upon acceptance of the sales order.  The advance payments received as of December 31, 2013 amounted to $19,000 ($127,239 as of December 31, 2012) and have been included in customer deposits.  We expect to install the units associated with these deposits during the next two quarters, as we obtain permits and zoning approvals from customer’s town officials, obtain NYSERDA approvals, complete site assessments, and continue product evaluation.  The sales orders included product warranties of varying periods, depending on the product sold, against defects in materials and workmanship.  The Company provides for estimated cost of warranties at the time the revenue is recognized and has established a corresponding warranty reserve.  Factors that affect the balance required in the warranty reserve are projected cost of repair and/or replacement, component life cycles, manufacturer’s warranty on parts and components, and limited historical data. As a result of lower than expected wind turbine performance, many customers have elected to replace their wind turbine with a similarly sized solar PV array.  We have taken this into consideration when evaluating the warranty reserves, and have included the cost of replacement as part of the warranty expense. These estimates are reviewed quarterly and are updated as new information becomes available.  The impact of any change in warranty cost estimates will be taken into account when analyzing future warranty reserve requirements.  As of December 31, 2013 and 2012, the Company’s warranty reserve totals $140,074. The following table summarizes the activity in the accrued warranty account:

	December 31, 2013	December 31, 2012

Balance as of beginning of year	$140,074	$135,606
Warranty costs accrued	0	32,816
Settlements made	0	(28,348)

Balance as of end of year	$140,074	140,074

Employment Agreements

On July 29, 2013, each of William Schmitz, Chief Executive Officer, Molly Hedges, Chief Financial Officer, Mark Matthews, then President, and Adeeb Saba, then Vice President of Operations and currently Chief Operating Officer, entered into a termination of employment agreement with Arista Power. Pursuant to such termination of employment agreements, each of the executives terminated their respective employment agreements with Arista Power, effective July 29, 2013 and each of the executives agreed to become at-will employees. Accordingly, the Company is no longer liable for certain severance provisions for compensation under the terminated employment agreements.

Note 10 - Income Taxes

Following is a summary of the components giving rise to the income tax provision (benefit) for the periods ended December 31:

	Year ended
	2013	2012
Current	$(103,471)	$(158,895)
Deferred	(1,195,703)	(1,386,246)
Less increase in allowance	1,195,703	1,386,246
Net deferred	–	–
Total income tax provisions (benefit)	$(103,471)	$(158,895)

Individual components of the deferred tax asset are as follows as of December 31:

	Year ended
	2013	2012
Net operating loss carryforwards	$5,067,659	$4,107,084
Stock based compensation	4,084,116	3,848,988
Depreciation and amortization	289,345	289,345
Tax credit carryforward	107,854	107,854
Total	9,548,974	8,353,271
Less valuation allowance	(9,548,974)	(8,353,271)
Net deferred tax assets	$–	$–

The Company has approximately $14,434,000 of net operating loss carryforwards (“NOLs”) available to reduce future taxable income.  These NOLs expire at various dates through 2033. Due to the uncertainty as to the Company’s ability to generate sufficient taxable income in the future and utilize the NOLs before they expire, the Company has recorded a valuation allowance to offset the deferred tax assets.

F-18

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Internal Revenue Code Section 382 (“Section 382”) imposes limitations on the availability of a company’s net operating losses and other corporate tax attributes as ownership changes occur.  As a result of the transactions discussed in Notes 5 and 6, a Section 382 ownership change is expected and a study will be required to determine the date of the ownership change. The amount of the Company’s net operating losses and other tax attributes incurred prior to the ownership change may be limited based on the value of ownership change. A full valuation allowance has been established for the gross deferred tax asset related to the net operating losses and other corporate tax attributes available. Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the balance sheet or statements of operations of the Company.

The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying consolidated statements of operations are as follows:

	Year ended
	2013	2012
Tax benefit at statutory United States federal rate	$(1,112,800)	$(1,186,565)
State income tax credit net of federal benefit	(136,634)	(187,427)
Permanent items	(49,740)
Tax credits	0	(107,034)
Adjustments from prior year	0	(64,115)
Change in valuation reserves	1,195,703	1,386,246
Current tax (expense) income	(103,471)	(158,895)
Effective tax rate (%)	3%	4%

Actual cash payments for taxes in 2013 and 2012 were $500. In April, 2013, the Company received $103,971 as a New York State Qualified Emerging Technology Company tax credit for the year ended December 31, 2011, which was recorded as income by the Company. In December 2011, the Company approved a Consent to Desk Audit Adjustment providing the Company with a New York State Qualified Emerging Technology Company tax credit of $159,395 for the year ended December 31, 2010.  The cash refund was received by and recorded as income by the Company in January 2012.

In July 2006, the FASB released Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109” (“FIN48”), now ASC 740.  Effective for fiscal years beginning after December 15, 2006, FIN48 provides guidance on the financial statement recognition and measurement for income tax positions that we have taken or expect to take in our income tax returns.  It also provides related guidance on under-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted the provisions of FIN48 on January 1, 2007.  The adoption did not have a material impact on the Company’s consolidated results of operations and financial position, and therefore, the Company did not have any adjustment to the January 1, 2007 beginning balance of retained earnings.  In addition, the Company did not have any material unrecognized tax benefits at December 31, 2013 or 2012.

The Company recognizes interest and penalties related to unrecognized tax benefits in general and administrative expense. During the years ended December 31, 2013 and 2012, the Company recognized no material interest and penalties.

The Company files income tax returns in the U.S. federal jurisdiction and applicable states. The tax years 2008 through 2013 remain open to examination by major taxing jurisdictions to which the Company is subject.

Note 11 – Subsequent Events

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. The Company received a total of $1,405,000 in net proceeds from the sales. Each share of preferred stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly. The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock. The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015. In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding. Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

F-19

Exhibit 21

Subsidiaries of Registrant

None.

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

Arista Power, Inc.
1999 Mt. Read Blvd
Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-171065, 333-163939 and 333-187790) of Arista Power, Inc. of our report, dated March 31, 2014 relating to the financial statements of Arista Power, Inc.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 31, 2014

 Exhibit 31.1

Certification of Chief Executive Officer as required by Rule 13a-14 Or 15d-14 of the Securities Exchange Act of 1934,
as adopted pursuant to Section 302 of The Sarbanes-Oxley Act of 2002

I, William A. Schmitz, certify that:

1.           I have reviewed this annual report on Form 10-K of Arista Power, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.           The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)          Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)          Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.           The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant ‘s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)          All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)          Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 31, 2014

/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer as required by Rule 13a-14 Or 15d-14 of the Securities Exchange Act of 1934,
as adopted pursuant to Section 302 of The Sarbanes-Oxley Act of 2002

I, Molly Hedges, certify that:

1.           I have reviewed this annual report on Form 10-K of Arista Power, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.           The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)          Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)          Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.           The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)          All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)          Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 31, 2014

/s/ Molly Hedges
Molly Hedges Chief Financial Officer

Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Arista Power, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I William A. Schmitz, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2014

/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Arista Power, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I , Molly Hedges, as Acting Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2014

/s/ Molly Hedges
Molly Hedges Chief Financial Officer

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 31, 2014, Arista Power, Inc. (the “Company” or “Arista Power”) sold, pursuant to a Securities Purchase Agreement (the “SPA”), an aggregate of 1,500 shares of Arista Power’s Series A Convertible Preferred Stock (“Preferred Stock”) , with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants (each, a “Warrant”), which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors (each such entity, an “Investor”).  Arista Power received a total of $1,405,000 in net proceeds from the sale.  Each share of Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The Preferred Stock is voluntarily and mandatorily convertible into shares of Common Stock pursuant to the provisions of the SPA, with any shares of Preferred Stock outstanding on March 31, 2017 automatically converting into Common Stock.  The Investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015.  In addition, the Investors received most favored nation protections on the terms and conditions of the Warrants and Preferred Stock so long as such securities remain outstanding.  Additionally, until September 30, 2015, each Investor has the right to invest the amount invested by such Investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms.

The Warrants and the Preferred Stock have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision, meaning that, if the Company sells or issues shares of common stock or securities that are convertible in to common stock at a price (the “Base Price”) lower than the per share conversion price of the Preferred Stock under the SPA ($0.20 per share), the Company will be required to reduce the conversion price to such lower price per share thereby increasing, for no additional consideration, the number of shares of  common stock (the “Additional Shares”), into which such Investor may convert its shares of Preferred Stock.  Should the Company, at any time while the Warrants are outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of the Company’s common stock at a per share price less than the than the then exercise price of the Warrants, the exercise price of the Warrants shall be reduced to equal that of the lower price.

Arista Power has agreed to register with the Securities and Exchange Commission the shares of common stock issuable pursuant to conversion of the Preferred Stock and the shares of Common Stock issuable pursuant to the Warrants on a Form S-1 (the “Registration Statement”).  Specifically, the Company has agreed to file the Registration Statement on or before April 30, 2014 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before July 29, 2014.  If (i) the registration statement is not filed on or before April 30, 2014 or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before July 29, 2014, then the Company is subject to liquidated damage payments to the Investors on the default date and for each month of delinquency thereafter, subject to a maximum penalty of 10% of the amount raised by the Company in the placement.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each Investor confirmed to Arista Power that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering of such units; (c) each Investor was provided with certain disclosure materials and all other information requested with respect to Arista Power; (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of each the applicable document or agreement, including the Certificate of Amendment of the Certificate of Incorporation of the Company (“Certificate of Amendment”), the SPA, Warrant Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 3.3, 10.1, 10.2, and 10.3, respectively.

On March 31, 2014, the Company and certain individuals and entities (the “Prior Investors”) who purchased from the Company shares of common stock of the Company and warrants to purchase common stock in a private placement in July and  August 2013 amended the applicable Securities Purchase Agreement and Warrant Agreement pursuant to an Amendment, Waiver and Consent (the “Amendment”).  Reference is made to the Company’s Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on August 2, 2013 and August 6, 2013, respectively, describing the sales of common stock and warrants to the Prior Investors.  The Amendment reduced the anti-dilution protections of the Prior Investors with respect to the right to invest the amount invested by each Prior Investor in the above-referenced transaction in another investment in Arista Power on substantially similar terms.

On March 31, 2014, as a result of the issuance of Preferred Stock and Warrants to the Investors described hereinabove, the Prior Investors were entitled to certain anti-dilution protections pursuant to the applicable Securities Purchase Agreements and Warrant Agreements between the Company and each Prior Investor.  Such anti-dilution protections consisted of:  (1) an aggregate of 1,255,000 shares of Common Stock were issued by the Company to the Prior Investors; (2) warrants that previously were exercisable for 2,510,000 shares of Common Stock became exercisable for 3,012,000 shares of Common Stock; and (3) the exercise price on such warrants exercisable for 3,012,000 shares of Common Stock was reduced from $0.30 per share to $0.25 per share.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of the Amendment, a form of which is attached hereto as Exhibit 10.4.

On March 31, 2014, the Company and each of its officers and members of its Board of Directors entered into a Lockup Agreement (the “Lockup Agreement”) pursuant to which the applicable officer or director agreed to refrain from selling any shares of the Company’s common stock or common stock equivalents until one hundred and eighty (180) days after the first day the occurrence of all of the conditions that would permit the Company to exercise its right to give the Investors a Mandatory Conversion Notice as defined in Section 8(b) of the Certificate of Designation included in the Certificate of Amendment.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of the Lockup Agreement, a form of which is attached hereto as Exhibit 10.5.

Item 3.02   Unregistered Sales of Equity Securities

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on March 31, 2014, Arista Power issued to 8 institutional investors for $1,500,000 (1) 1,500 shares of Preferred Stock of Arista Power and (2) five-year warrants to purchase an aggregate of 11,250,000 shares of Common Stock of Arista Power.

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on March 31, 2014, Arista Power issued to the Prior Investors 1,255,000 shares of Common Stock for no additional consideration pursuant to the anti-dilution provisions of a Securities Purchase Agreement between the Company and each such Prior Investor.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2014, the Board of Directors of Arista Power appointed Adeeb Saba as Chief Operating Officer of Arista Power.  Mr. Saba, age 47, will report to Arista Power’s Chief Executive Officer, William A. Schmitz.

There is no arrangement or understanding between Mr. Saba and any other person, pursuant to which Mr. Saba is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Saba and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described above, Mr. Saba is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

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Prior to being named Chief Operating Officer, Mr. Saba had previously been Arista Power’s Vice President of Operations since December 2009.  Prior to joining Arista Power, Mr. Saba was Vice President of Manufacturing at Ultralife Corporation (formerly known as Ultralife Batteries, Inc.), where he was responsible for all rechargeable, non-rechargeable and communications systems operations.  Mr. Saba joined Ultralife in 2000 and, in addition to Vice President of Manufacturing has served as Vice President of Engineering – Government of Defense Group, and Director of Technology.  Before this, Mr. Saba served for Titmus Corporation from 1997 to 2000 as an Engineering Manager for New Product Development and for the Development Group, and for Bausch & Lomb from 1991 to 1996 where he participated in the commercialization of dozens of new models of Ray-Ban sunglasses.  Mr. Saba holds a B.S. in Manufacturing Engineering Technology from Rochester Institute of Technology.

With the exception of the Arista Power 2008 Equity Incentive Plan, as amended, there is no material plan, contract or arrangement to which Mr. Saba is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his appointment as Chief Operating Officer.

Mr. Saba is an at-will employee of Arista Power with an annual base salary of $185,000, an increase from $120,000.  In July 2013, Mr. Saba voluntarily reduced his annual salary on a temporary basis from $185,000 to $120,000.  Mr. Saba is entitled to cash bonuses of $25,000 for each Power on Demand system or micro-grid system commissioned by the Company before April 1, 2015; provided, however, that each such bonus shall not exceed 50% of the net profit (before payment of such bonus) for such system without the approval of the Compensation Committee of the Board of the Company.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2014, the Company amended its Certificate of Incorporation pursuant to a Certificate of Amendment of the Certificate of Incorporation of Arista Power, Inc. (the “Certificate of Amendment”).  The Certificate of Amendment effectuated the creation of the Preferred Stock described in Item 1.01 above.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.3.  The Certificate of Amendment created the Preferred Stock, which is described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
3.3	Certificate of Amendment of the Certificate of Incorporation of Arista Power

10.1	Securities Purchase Agreement between the Company and the Investors, dated as of March 31, 2014

10.2	Form of Warrant, dated as of March 31, 2014

10.3	Registration Rights Agreement between the Company and the Investors, dated as of March 31, 2014

10.4	Form of Amendment, Waiver and Consent between the Company and the Prior Investors, dated as of March 31, 2014

10.5	Form of Lockup Agreement the Company and officers and directors of the Company, dated as of March 31, 2014

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: March 31, 2014

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Exhibit No.	Document
3.3	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock

10.1	Securities Purchase Agreement between the Company and the Investors, dated as of March 31, 2014

10.2	Form of Warrant, dated as of March 31, 2014

10.3	Registration Rights Agreement between the Company and the Investors, dated as of March 31, 2014

10.4	Form of Amendment, Waiver and Consent between the Company and the Prior Investors, dated as of March 31, 2014

10.5	Form of Lockup Agreement the Company and officers and directors of the Company, dated as of March 31, 2014

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Exhibit 3.3

CERTIFICATE OF AMENDMENT
TO THE
 CERTIFICATE OF INCORPORATION
OF
ARISTA POWER, INC.

Under Section 805 of the Business Corporation Law

The Undersigned, being the Chief Executive Officer of Arista Power, Inc. (the “Corporation”) hereby certifies:

FIRST:  The name of the Corporation is Arista Power, Inc.  The original name of the Corporation was Future Energy Solutions, Inc.

SECOND:  The Certificate of Incorporation of the Corporation was originally filed with the Department of State on the 30th day of March 2001.

THIRD:   The Certificate of Incorporation of the Corporation is hereby amended by the addition of a provision in newly added paragraph 5(C) stating the number, designation, relative rights, preferences, and limitations of the shares of a series of preferred stock as fixed by the Board.  The following sets forth in full the text of such newly added paragraph 5(C):

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CONVERTIBLE PREFERRED STOCK

Section 1.                      Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than a legal entity majority owned by, or a group wholly consisting of, officers and directors of the corporation and their Affiliates, of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 of the Purchase Agreement with respect to the Initial Closing Date, and pursuant to Section 2.4 with respect to purchases and sales of Securities pursuant to Section 2.4 of the Purchase Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

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“Common Stock” means the Corporation’s common stock, par value $0.002 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that registers the resale of all Conversion Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements of the Registration Rights Agreement.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Dividend Conversion Price” shall have the meaning set forth in Section 3(a).

 “Dividend Notice Period” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Share Amount” shall have the meaning set forth in Section 3(a).

“Effective Date” means the date that the Conversion Shares Registration Statement filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c)(i) there is an effective Conversion Shares Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Registrable Securities as such term is defined in the Registration Rights Agreement (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Triggering Event and no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (g) the issuance of the shares in question to the applicable Holder would not violate the limitations set forth in Section 6(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (i) the applicable Holder is not in possession of any information provided by the Corporation that constitutes, or may constitute, material non-public information, and only with regard to Section 8 of this Certificate of Designation.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, employees, or directors of the Corporation prior to and after the Original Issue Date in the amounts and on the terms set forth on Schedule 4.13 to the Purchase Agreement, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, including shares paid as dividends on the Preferred Stock pursuant to Section 3(a) of this Certificate of Designation (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issue Date, provided that such securities and any term thereof have not been amended since the Original Issue Date to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 3.1(g) to the Purchase Agreement, and described in the SEC Reports filed not later than ten (10) days before the Original Issue Date, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Corporation or an owner of an asset in a business synergistic with the business of the Corporation and shall be intended to provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or with an entity whose primary business is investing in securities, and (d) securities issued or issuable pursuant to the Purchase Agreement, this Certificate of Designation or the Warrants, including, without limitation, Section 4.17 of the Purchase Agreement, or upon exercise of conversion or any such securities.

“Exercise Notice” shall mean the notice given by a Holder pursuant to Section 2.4 of the Purchase Agreement.

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“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 other than (i) trade accounts payable incurred by the Corporation and its Subsidiaries in the ordinary course of business, or (ii) debt financing from a licensed United States bank regularly engaged in such lending activity which may include the issuance of a nominal amount of warrants or options exercisable at or above the Conversion Price which would then be in effect, and (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Corporation’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, but excluding trade accounts payable incurred by the Corporation and its Subsidiaries in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation, and all classes of Preferred Stock other than the Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement.

“Liquidation” shall have the meaning set forth in Section 5.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Make-Whole Payment” shall have the meaning set forth in Section 3(a).

“Mandatory Conversion” shall have the meaning set forth in Section 8(b).

“Mandatory Conversion Date” shall have the meaning set forth in Section 8(b).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 8(b).

“Mandatory Conversion Notice Date” shall have the meaning set forth in Section 8(b).

“New York Courts” shall have the meaning set forth in Section 11(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Optional Notice Date” shall have the meaning set forth in Section 8(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

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 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement, dated on or about March 26, 2014, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Corporation and the original Holders, in the form of Exhibit D attached to the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Preferred Stock, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated Value” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount” and on the Exercise Notice in United States dollars and in immediately available funds.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Corporation.

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“Successor Entity” shall have the meaning set forth in Section 7(e).

“Threshold Period” shall have the meaning set forth in Section 8(b).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQX or OTCQB (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Escrow Agreement all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” American Stock Transfer & Trust Company, with offices located at 6201 15th Avenue, Brooklyn, NY 11219, and any successor transfer agent of the Corporation.

“Triggering Event” shall have the meaning set forth in Section 10(a).

“Triggering Redemption Amount” means, for each share of Preferred Stock, the sum of the Make-Whole Payment amount plus (a) the greater of (i) 110% of the Stated Value and (ii) the product of (y) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (z) the Stated Value divided by the then Conversion Price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 10(b).

 “Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock, Warrant Shares and Common Stock issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of this Certificate of Designation.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b) of the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Common Stock is not then listed or quoted for trading on a Trading Market but is then reported on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

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“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Holder at the Closing in accordance with Section 2.2(a) of the Purchase Agreement, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2.                      Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 3,000 (which shall not be subject to increase without the written consent of a majority of the holders of the then outstanding Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.002 per share and a stated value equal to $1,000 (the “Stated Value”).

Section 3.                      Dividends.

a)           Dividends in Cash or in Kind; Make-Whole Payment.  Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends from the Original Issue Date and for so long as Preferred Stock is outstanding at the rate per share (as a percentage of the Stated Value per share) of 9% per annum (subject to increase pursuant to Section 10(b)), payable quarterly on September 30, December 31, March 31 and June 30, beginning on the second such date after the Original Issue Date and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day)  in cash, or at the Holder’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 3(a), or a combination thereof (the amount to be paid in shares of Common Stock, the “Dividend Share Amount”); provided, however, upon the conversion of Preferred Stock prior to the third anniversary of the issue date of such Preferred Stock, the Corporation shall also pay to the Holders of the Preferred Stock so converted cash, or at the Corporation’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 3(a), or a combination thereof, with respect to the Preferred Stock so converted in an amount equal to $270 per $1,000 of Stated Value of the Preferred Stock, less the amount of all prior quarterly dividends paid on such converted Preferred Stock before the relevant Conversion Date (the “Make-Whole Payment”).  The form of dividend payments and Make-Whole Payments to each Holder shall be determined in the following order of priority: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met during the 5 consecutive Trading Days immediately prior to the applicable Dividend Payment Date or Conversion Date (the “Dividend Notice Period”), in cash only, (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met during the Dividend Notice Period, at the sole election of the Corporation, in any combination of cash or shares of Common Stock which shall be valued solely for such purpose at the lesser of the Conversion Price in effect on the Dividend Payment Date, or the average of the VWAPs for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date or Conversion Date, (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met during the Dividend Notice Period, in shares of Common Stock which shall be valued solely for such purpose at the lesser of the Conversion Price in effect on the Dividend Payment Date, or the average of the VWAPs for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date or Conversion Date, (iv) if funds are not legally available for the payment of dividends and the Equity Condition relating to an effective Conversion Shares Registration Statement has been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued solely for such purpose at the lesser of the Conversion Price in effect on the Dividend Payment Date, or the average of the VWAPs for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date or Conversion Date, and (v) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met during the Dividend Notice Period, then, at the election of such Holder, such dividends shall accrue to the next applicable Dividend Payment or Date Conversion Date or shall be accreted to, and increase, the outstanding Stated Value.  The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6.  In the event the Corporation notifies the Holders that it will pay dividends in whole or in part in shares of Common Stock based on its good faith and reasonable belief that the Corporation it will be in compliance with the Equity Conditions during the Dividend Notice Period, and the Corporation determines on or before the first day of the dividend notice period that it will not be in compliance with the Equity Conditions, it shall so notify the Holders and each holder may elect to receive Common Stock or cash.

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b)           Participating Dividends on As-Converted Basis.  In addition to the payment of dividends pursuant to Section 2(a) herein, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock.  The Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

c)           Corporation’s Ability to Pay Dividends in Cash or Kind.  On the Closing Date, the Corporation shall have notified the Holders whether or not it may legally pay cash dividends as of the Closing Date.  The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to legally pay cash dividends.  If at any time the Corporation has the right to pay dividends in cash or shares of Common Stock, the Corporation must provide the Holders with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in shares of Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice).  If at any time the Corporation delivers a notice to the Holders of its election to pay the dividends in shares of Common Stock, the Corporation shall, to the extent applicable, timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to a Holder on a Dividend Payment Date shall be reduced by the number of shares of Common Stock previously issued to such Holder in connection with such Dividend Payment Date.  If any Dividend Conversion Shares are issued to a Holder in connection with a Dividend Payment Date and are not applied against a Dividend Share Amount, then such Holder shall promptly return such excess shares to the Corporation.

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d)           Dividend Calculations. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.  Payment of dividends in shares of Common Stock (“Dividend Conversion Shares”) shall otherwise occur pursuant to Section 6(c)(i) herein and, solely for purposes of the payment of dividends in shares, the Dividend Payment Date shall be deemed the Conversion Date.   Dividends shall cease to accrue with respect to any Preferred Stock converted, provided that, the Corporation actually delivers the Conversion Shares within the time period required by Section 6(c)(i) herein.  Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date.

e)           Late Fees. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law which shall accrue daily from the Dividend Payment Date through and including the date of actual payment in full.

f)           Other Securities. So long as at least 15% of the originally issued shares of Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 10(a)(v). So long as 15% of the originally issued shares of Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.  So long as 15% of the originally issued shares of Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall issue any security or Common Stock Equivalent which shall be pari passu or senior to the Preferred Stock in terms of rights upon Liquidation or Dividends.

Section 4.                      Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights.  Holders of Preferred Stock shall vote together with the holders of Common Stock on an as converted basis but may not vote such Preferred Stock, which would exceed the Beneficial Ownership Limitation.  In any event, and notwithstanding the foregoing limitation, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

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Section 5.                      Liquidation.  Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  Upon occurrence of a Liquidation which is also a Fundamental Transaction, the Holder may elect to receive the rights and benefits of this section 5 and/or the rights and benefits set forth in Section 7(e) or any other rights set forth in the Transaction Documents. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6.                      Conversion.

a)           Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation, (although the Holder may surrender the Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)           Conversion Price.  The conversion price for the Preferred Stock shall equal $0.20, subject to adjustment herein (the “Conversion Price”).

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c)	Mechanics of Conversion

i.           Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) a certificate or certificates representing the Conversion Shares (however, the Corporation shall use reasonable best efforts to deliver such shares within three (3) Trading Days), which, on or after the earlier of (i) the Effective Date or (ii) the six month anniversary of the Original Issue Date and Rule 144 is available, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement), provided that the Conversion Shares meet the requirements of the Securities Act for removing such restrictive legends, representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock (including, if the Corporation has given continuous notice pursuant to Section 3(b) for payment of dividends in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Corporation, shares of Common Stock representing the payment of accrued dividends otherwise determined pursuant to Section 3(a) but assuming that the Dividend Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Corporation and excluding for such issuance the condition that the Corporation deliver the Dividend Share Amount as to such dividend payment prior to the commencement of the Dividend Notice Period), and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash).  On or after the earlier of (i) the Effective Date or (ii) the six month anniversary of the Original Issue Date, the Corporation shall deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii.           Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iii.           Obligation Absolute; Partial Liquidated Damages.  The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.  In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(c)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered or Holder rescinds such conversion.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 10 hereof for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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iv.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable certificate or certificates by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

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v.           Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Conversion Shares Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

vi.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock.   As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii.           Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.  The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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d)           Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock or dividends, and a Holder shall not have the right to convert any portion of the Preferred Stock or dividends, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock and dividends with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock or dividends beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation  subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock, dividends or the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock or dividend amount are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock and dividend may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock and dividend amount are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock and dividends, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock and dividends held by the applicable Holder.  A Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Corporation, may increase the Beneficial Ownership Limitation provisions of this Section 6(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock or dividends held by the Holder and the provisions of this Section 6(d) shall continue to apply.  Any such increase will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

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Section 7.                      Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include Securities upon the exercise or exchange of or conversion of any Securities issued or issuable pursuant to the Transaction Documents provided that such Securities and any term thereof have not been amended since the Closing Date to increase the number of such Securities or to decrease the issue price, exercise price, exchange price or conversion price of such Securities, any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Sales.  If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance.  If the Corporation enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised.  The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c)           Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)           Pro Rata Distributions. The Corporation, at any time while this Preferred Stock is outstanding, shall include Holders, on an as-if-converted-to-Common-Stock basis, in all distributions of any kind (including cash and cash dividends) issued to all holders of Common Stock.

e)           Fundamental Transaction.  If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration.  The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

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f)           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g)           Notice to the Holders.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii.           Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 8.                      Redemption and Mandatory Conversion.

a)	Redemption. The Corporation shall have no right to require Holders to surrender Preferred Stock for redemption.

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b)           Mandatory Conversion.  Subject to the limitation set forth in Section 6(d), if (i) all of the Equity Conditions are in effect without regard to the alternative condition set forth in Equity Condition (c)(ii) each day during the Threshold Period, (ii) the closing price for 20 consecutive Trading Days, which 20 consecutive Trading Day period shall commence six months from the Original Issue Date (“Threshold Period”), equals or exceeds 200% of the Conversion Price applicable each such day (subject to adjustment for reverse and forward stock splits and the like), (iii) the average of the daily VWAPs multiplied by the corresponding daily trading volumes reported for the Trading Market is not less than $50,000 during the Threshold Period, and (iv) provided no Triggering Event has occurred, the Corporation may, within one Trading Day after the end of any such Threshold Period, deliver a written notice to all Holders (a “Mandatory Conversion Notice” and the date such notice is delivered to all Holders, the “Mandatory Conversion Notice Date”) to cause each Holder to convert all or part of such Holder’s Preferred Stock (as specified in such Mandatory Conversion Notice) pursuant to Section 6, it being agreed that the “Conversion Date” for purposes of Section 6 shall be deemed to occur on the third (3rd) Trading Day following the Mandatory Conversion Notice Date (such third Trading Day, the “Mandatory Conversion Date”). The Corporation may deliver only one Mandatory Conversion Notice to each Holder. The Corporation may not deliver a Mandatory Conversion Notice, and any Mandatory Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions [but without giving effect to the alternative set forth in Equity Condition (c)(ii)] have been met on each Trading Day during the applicable Threshold Period through and including the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Mandatory Conversion Notice.  Any Mandatory Conversion Notices shall be applied ratably to all of the Holders based on each Holder’s initial purchases of Preferred Stock hereunder and may not exceed one-half of the amount of Preferred Stock owned by a Holder on the Mandatory Conversion Notice Date.  Any voluntary conversions by a Holder after a Mandatory Conversion Notice Date until the applicable Conversion Shares are actually delivered to a Holder shall, at such Holder’s election, be applied against such Holder’s pro rata allocation, thereby decreasing the aggregate amount mandatorily converted hereunder.  For purposes of clarification, a Mandatory Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.  A Mandatory Conversion with respect to a Holder will not be effective in excess of the Beneficial Ownership Limitation under Section 6(d) applicable to such Holder.

Section 9.                      Negative Covenants.  As long as at least 33% of the originally issued shares of Preferred Stock are outstanding, unless the holders of more than 50% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)           repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

b)           enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval);

c)           incur any Indebtedness; or

d)           enter into any agreement with respect to any of the foregoing.

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In addition, as long as any shares of Preferred Stock are outstanding, unless the holders of more than 50% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, directly or indirectly, amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder except to the extent required to effect a reverse stock split permitted by the Purchase Agreement.

Section 10.                      Redemption Upon Triggering Events.

a)           “Triggering Event” means, wherever used herein any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.     the Corporation shall fail to deliver certificates representing Conversion Shares or Dividend Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock or dividends in accordance with the terms hereof;

ii.    the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within five Business Days after notice therefor is delivered hereunder;

iii.   the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

iv.   unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, which failure or breach could have a Material Adverse Effect, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which such failure or breach shall have first occurred;

v.    so long as at least 15% of the originally issued shares of Preferred Stock remain outstanding, the Corporation shall redeem more than a de minimis number of  Junior Securities other than as to repurchases of Common Stock or Common Stock Equivalents from departing employees, officers and directors, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $25,000 in any twelve month period from all employees, officers and directors;

vi.           a Fundamental Transaction or Change of Control Transaction shall have occurred;

vii.          there shall have occurred a Bankruptcy Event;

viii.         the Common Stock shall fail to be listed or quoted for trading on a Trading Market for ten or more Trading Days in any twelve month period, which need not be consecutive Trading Days;

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ix.            any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

x.             any breach of the agreements delivered to the initial Holders at the Closing pursuant to Section 2.2(a) of the Purchase Agreement, which breach could have a Material Adverse Effect; or

xi.            any Preferred Stock and dividends remain outstanding and unpaid on the first Trading Day after the third anniversary of the Original Issue Date.

b)              Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to, (A) with respect to the Triggering Events set forth in Sections 10(a)(ii), (iii), (v), (vi), and (vii) and (viii) (as to voluntary filings only), redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount or (B) at the option of each Holder and with respect to the Triggering Events set forth in Sections 10(a)(i), (iv), (vi) (as to Fundamental Transactions not approved by the Board of Directors of the Corporation), (vii) (as to involuntary filings only), (viii), (ix), and (x), either (a) redeem all of the Preferred Stock then held by such Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (b) increase the dividend rate on all of the outstanding Preferred Stock held by such Holder to 18% per annum thereafter, and (c) with respect to the Triggering Event set forth in Section 10(a)(xi), at the option of each Holder to cause the Corporation to redeem the Preferred Stock held by such Holder at the Stated Value thereof plus accrued dividends and Make-Whole Payment.  The Triggering Redemption Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”).  If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.  For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

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Section 11.                      Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 1999 Mt. Read Boulevard, Rochester, New York 14615, Attn: William Schmitz, CEO, facsimile: (585) 243-4142, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)           Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e)           Waiver.  Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.  Any waiver by the Corporation or a Holder must be in writing.

f)           Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g)          Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)          Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)            Status of Converted or Redeemed Preferred Stock.  Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement.  If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Convertible Preferred Stock.

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $0.002 per share (the “Common Stock”), of Arista Power, Inc., a New York corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

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Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________
Number of shares of Preferred Stock to be Converted: ________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________
Number of shares of Preferred Stock subsequent to Conversion: ________________
Conversion Price of Dividend to be Converted: _______________________
Dollar Amount of Dividend to be Converted: ______________
Make-Whole Amount to be Converted: __________________
Conversion Price of Make-Whole Amount to be Converted: ___________________
Address for Delivery: _____________________________________________________ Or DWAC Instructions: Broker no: _________ Account no: ___________
[HOLDER] By:___________________________________ Name: Title:

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The foregoing Certificate of Amendment was authorized by a vote of the Board of Directors at a duly called meeting thereof pursuant to its authority in Section 5(B) of its Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment this 27th day of March, 2014, and confirms the statements contained therein are true under penalties of perjury.

ARISTA POWER, INC.

By:           _____________________________________
Name:  William A. Schmitz
Title:    Chief Executive Officer

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CERTIFICATE OF AMENDMENT
TO THE
 CERTIFICATE OF INCORPORATION
OF
ARISTA POWER, INC.

Under Section 805 of the Business Corporation Law

ARISTA POWER, INC.
1999 Mt. Read Boulevard
Rochester, New York  14615

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 31, 2014, between Arista Power, Inc., a New York corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of New York, in the form of Exhibit A attached hereto.

“Closing” means the Initial Closing and Subsequent Closing, if any, of the purchase and sale of the Securities pursuant to Section 2.1 or 2.4.

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“Closing Date” means each of the Initial Closing Date and the Subsequent Closing Date, if any, and is the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at such Closing  and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof in the case of the Initial Closing and not later than the tenth Trading Day after the Subsequent Closing Option Date in the case of the Subsequent Closing Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.002 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means, Schwell Wimpfheimer & Associates LLP, 1430 Broadway, Suite 1615, New York, NY 10018, facsimile: (646) 360-5000.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

 “Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, or (b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions and Company counsel has delivered to the Transfer Agent and holders a standing written unqualified opinion that resales may then be made by such holders of the Registrable Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Equity Line of Credit” shall have the meaning ascribed to such term in Section 4.13.

“Escrow Agreement” means the escrow agreement to be employed in connection with the sale of the Securities, a copy of which is annexed hereto as Exhibit E.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, employees, or directors of the Company prior to and after the Initial Closing Date in the amounts and on the terms set forth on Schedule 4.13, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, including shares paid as dividends on the Preferred Stock pursuant to Section 3(a) of the Certificate of Designation (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 3.1(g), and described in the SEC Reports filed not later than ten (10) days before the Initial Closing Date, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued or issuable pursuant to this Agreement, the Certificate of Designation or the Warrants, including, without limitation, Section 4.17, or upon exercise or conversion of any such securities.

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“Exercise Notice” shall have the meaning ascribed to such term in Section 2.4.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Final Closing Date” shall mean the Subsequent Closing Date if a Subsequent Closing occurs or, if there is no Subsequent Closing, the Initial Closing Date.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“G&M” shall mean Grushko & Mittman, P.C., with offices located at 515 Rockaway Avenue, Valley Stream, New York 11581, Fax: 212-697-3575.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.1.

“Initial Closing Date” shall mean March 18, 2014.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lockup Agreement” shall mean the agreement referred to in Section 2.2(a)(vii).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ii).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.17(a).

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the 3,000 shares of the Company’s Series A Convertible Preferred Stock issued or issuable hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.17.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Pro-Rata Portion” shall have the meaning ascribed to such term in Section 4.17.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

 “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all shares of Preferred Stock, ignoring any conversion or exercise limits set forth therein, and assuming that any previously unconverted shares of Preferred Stock will be held until the third anniversary of the Initial Closing Date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

 “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Stock, the Warrants, and the Underlying Shares.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

 “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stated Value” means $1,000 per share of Preferred Stock.

“Stock Option Plan” means the Stock Option Plan of the Company in effect as the date of this Agreement, the principal terms of which have been disclosed in the SEC Reports.

 “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Closing” shall have the meaning ascribed to such term in Section 2.4.

“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 2.4 hereof.

“Subsequent Closing Escrow Agreement” shall have the meaning ascribed to such term in Section 2.4 hereof.

“Subsequent Closing Option Date” means the date that is eighteen (18) months after the Initial Closing Date.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.17.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.17.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

 “Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB or the OTCQX (or any successors to any of the foregoing).

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 “Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, with offices located at 6201 15th Avenue, Brooklyn, NY 11219, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of the Certificate of Designation.

“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.13.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of 1,500 shares of Preferred Stock with an aggregate Stated Value for each Purchaser equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and Warrants as determined pursuant to Section 2.2(a) (such purchase and sale being the “Initial Closing”).  Each Purchaser shall deliver to the Company such Purchaser’s Subscription Amount, and the Company shall deliver to each Purchaser its respective shares of Preferred Stock and Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree.  Notwithstanding anything herein to the contrary, the Closing Date shall occur on or before April 4, 2014 (“Termination Date”).  If a Closing is not held on or before the Termination Date, the Company shall cause all subscription documents and funds to be returned, without interest or deduction to each prospective Purchaser.

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2.2           Deliveries.

(a)           On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)            a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(iii)           the Registration Rights Agreement duly executed by the Company;

(iv)           a certificate evidencing a number of shares of Preferred Stock equal to such Purchaser’s Subscription Amount divided by the Stated Value, registered in the name of such Purchaser, and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of New York;

(v)           a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 150% of such Purchaser’s Subscription Amount divided by $0.20, with an exercise price equal to $0.25 per share, subject to adjustment as provided therein;

(vi)           the Escrow Agreement duly executed by the Company; and

(vii)           the Lockup Agreement in the form of Exhibit G, signed by each of the holders of the Company’s securities identified on Schedule 2.2(a)(vii).

(b)           On or prior to the Initial Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)            the Registration Rights Agreement duly executed by such Purchaser;

(iii)           such Purchaser’s Subscription Amount by wire transfer or as otherwise permitted under the Escrow Agreement, to the Escrow Agent; and

(iv)           the Escrow Agreement duly executed by such Purchaser.

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2.3           Initial Closing Conditions.

(a)           The obligations of the Company hereunder to effect the Initial Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Initial Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Initial Closing Date shall have been performed; and

(iii)           the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of a Purchaser hereunder to effect the Initial Closing unless waived by such Purchaser, are subject to the following conditions being met:

(i)             the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the Escrow Agent shall have received executed signature pages to this Agreement with an aggregate Subscription Amount of at least $750,000 prior to the Closing;

(iv)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)           from the date hereof to the Initial Closing Date, trading in the Common Stock shall not have been suspended by the Commission  or the Company’s principal Trading Market, and, at any time prior to the Initial Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Initial Closing.

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2.4           Subsequent Closing Option.  Each Purchaser shall have the option to purchase and if such option is exercised, the Company shall sell to each Purchaser exercising such option for the same purchase price of shares of Preferred Stock and Warrants equal to up to 100% of the shares of Preferred Stock and Warrants purchased by such Purchaser on the Initial Closing Date.  To exercise the option provided for in this subsection 2.4, a Purchaser shall provide written notice of the exercise of the option to the Company (the “Exercise Notice”) on or before the Subsequent Closing Option Date, which Exercise Notice shall specify the Subsequent Closing Subscription Amount of such Purchaser.  In connection with the Subsequent Closing, the Escrow Agent, Purchasers purchasing Securities at the Subsequent Closing and Company will enter into an escrow agreement on substantially the same terms as contained in the Escrow Agreement (the “Subsequent Closing Escrow Agreement”).  Each Purchaser shall be entitled to one closing of the purchase and sale of Shares and Warrants upon exercise of the option provided in this subsection 2.4 (the “Subsequent Closing”) and the Subsequent Closing shall occur at the offices of G&M or such other mutually acceptable location promptly after the date the Exercise Notice is given and upon satisfaction of all of the covenants and conditions set forth in Sections 2.5 and 2.6, but not later than ten Trading Days thereafter (“Subsequent Closing Date”).

2.5           Subsequent Closing Deliveries.

(a)           On or prior to the Subsequent Closing Date, the Company shall deliver or cause to be delivered to the Escrow Agent the following:

(i)             bring down legal opinions of Company Counsel to the legal opinion delivered at the Initial Closing;

(ii)            a certificate evidencing a number of shares of Preferred Stock equal to such Purchaser’s Subsequent Closing Subscription Amount divided by the Stated Value registered in the name of such Purchaser; and

(iii)           a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Subsequent Closing Subscription Amount divided by the Conversion Price in effect on such Subsequent Closing Date with an exercise price equal to the then in effect Exercise Price of the Warrants with the lower Exercise Price delivered at the Initial Closing, subject to adjustment therein.

(b)            On or prior to the Subsequent Closing Date, each Purchaser shall deliver or cause to be delivered to the Escrow Agent, the following:

(i)             the Subsequent Closing Escrow Agreement duly executed by such Purchaser; and

(ii)            to Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Subsequent Closing Escrow Agreement.

2.6       Subsequent Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Subsequent Closing are subject to the following conditions being met:

(i)             the accuracy in all material respects (determined without regard to any materiality Material Adverse Effect or other similar qualifiers therein) on the Subsequent Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

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(ii)            all obligations, covenants and agreements of each Purchaser to be performed at or prior to the Subsequent Closing Date shall have been performed;

(iii)           the delivery by each Purchaser of the items set forth in Section 2.5(b) of this Agreement;

(iv)           the Escrow Agent shall have received Subsequent Closing Subscription Amounts from Purchasers in good funds in the amount designated in the Exercise Notice.

(b)          The respective obligations of a Purchaser hereunder in connection with the Subsequent Closing, unless waived by such Purchaser, are subject to the following conditions being met:

(i)             the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Subsequent Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Subsequent Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.5(a) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)           from the date hereof to the Subsequent Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time from the date of this Agreement and prior to the Subsequent Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Subsequent  Closing; and

(vi)        the Escrow Agent shall have received Exercise Notices and the Escrow Agent shall have received the Subscription Amounts designated on such Exercise Notices from such Purchasers in good funds.

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the SEC Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company and the Company’s ownership interests therein are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no Subsidiaries relevant to any component of this Agreement, then such reference shall not be applicable.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable law and principles of public policy.

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(d)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) subject to Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Preferred Stock and Warrant Shares and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  The capitalization of the Company is as set forth in Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Stock Option Plans, the issuance of shares of Common Stock to employees pursuant to the Stock Option Plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act described on Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed on Schedule 3.1(g), there are no outstanding options, employee or incentive stock option plans warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the existing Stock Option Plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

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(j)             Litigation.  Except as described in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which is presently required to be disclosed pursuant to any relevant law, rule or regulation including the Securities Act and Exchange Act and which if disclosed presently or in the future could reasonably be expected to result in a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company which is presently required to be disclosed pursuant to any relevant law, rule or regulation including the Securities Act and Exchange Act and which if disclosed presently or in the future  could reasonably be expected to result in a Material Adverse Effect.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)            Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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(n)           Title to Assets.  Except as set forth on Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property.

(i)           The term “Intellectual Property Rights” includes:

1.      the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks'');

2.      all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary  (collectively, “Patents'');

3.      all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

4.      all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works''); and

5.      all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets''); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor

(ii)           Agreements. Except as disclosed in the Reports, there are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii)           Know-How Necessary for the Business.  The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights.  To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

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(iv)           Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims.  All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date.  No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.  To the Company’s knowledge except as set forth in Schedule 3.1(o): (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)           Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims.  All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date.  Except as set forth in Schedule 3.1(o), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks.  To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)           Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims.  All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing.  To the Company’s knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)         Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.  The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

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(p)        Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)       Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or as disclosed on Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed on Schedule 3.1(g).

(r)        Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the  internal control over financial reporting of the Company and its Subsidiaries.

(s)       Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

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(t)        Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)        Registration Rights.  No Person, other than the Purchasers, has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary except as set forth on Schedule 3.1(u).

(v)        Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Sections 12(g), 13 or 15(d) of the Exchange Act.  Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed by the Company thereunder with the SEC during the preceding twelve months.  As of the Closing Date, the Company is not a “shell company” nor “former shell company” as those terms are employed in Rule 144 under the Securities Act.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(w)       Application of Takeover Protections.  The Company and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)         Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

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(y)        No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)         Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(z) sets forth as of the date hereof all outstanding liens secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 other than  (i) trade accounts payable incurred by the Company and its Subsidiaries in the ordinary course of business or (ii) debt financing from a licensed United States bank regularly engaged in such lending activity which may include the issuance of a nominal amount of warrants or options exercisable at or above the Conversion Price which would then be in effect, and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, but excluding trade accounts payable incurred by the Company and its Subsidiaries in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)      Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(bb)     Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of FCPA.

(cc)      Accountants and Lawyers.  The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2013. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd)      Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

 (ee)     Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.16 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents, provided that such activities do not breach the Investors’ representations made in Section 3.2 of this Agreement.

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(ff)       Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(gg)     Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(hh)      Stock Option Plans. Each stock option granted by the Company under the Stock Option Plan was granted (i) in accordance with the terms of the Stock Option Plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Stock Option Plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii)        Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj)        Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(kk)      No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ll)        Listing and Maintenance Requirements.   The Common Stock is quoted on the OTCQB under the symbol ASPW.  The Company has not, in the twenty-four (24) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(mm)    Survival.  The foregoing representations and warranties shall survive the Closing Date.

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3.2           Representations and Warranties of the Purchasers.    Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable law and principles of public policy.

(b)           Understandings or Arrangements.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any shares of Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit F (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Purchaser is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

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(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Information on Company. Such Purchaser has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission during the period from the date that is two years preceding the date hereof through the tenth business day preceding the Initial Closing Date in which such Purchaser purchases Securities hereunder, including but not limited to the Company’s amended registration statement on Form S-1 filed with the Commission on October 3, 2013 (hereinafter referred to collectively as the “Reports”).  Purchasers are not deemed to have any knowledge of any information not included in the Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”). Such Purchaser believes that it has received all the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Securities and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities.  Such Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(f)           Compliance with Securities Act; Reliance on Exemptions. Such Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Purchaser understands and agrees that the Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(g)           Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(h)           No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(i)             No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(j)             Survival. The foregoing representations and warranties shall survive the Closing Date.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Statement and and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

 [NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledge or secure Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Corporation shall use reasonable best efforts to deliver such shares within three (3) Trading Days).  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  In lieu of delivering physical certificates representing the unlegended shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system.  Such delivery must be made on or before the Legend Removal Date.

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(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the tenth Trading Day) until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           In the event a Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (i) 15% of the amount of the aggregate purchase price of the Underlying Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction,  which bond shall remain in effect until the completion of arbitration/’litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

(f)            Buy-In. In addition to any other rights available to Purchaser, if the Company fails to deliver to a Purchaser unlegended shares as required pursuant to this Agreement and after the Legend Removal Date the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as unlegended shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Company for reissuance as unlegended shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(g)           Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell the Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

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4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information; Public Information.

(a)           Until no Purchaser owns any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and file such reports even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)           At any time commencing on the Initial Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Stated Value of Preferred Stock held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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4.5           Conversion and Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Preferred Stock.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Preferred Stock.  The Company shall honor exercises of the Warrants and conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. (New York City time) on the third (3rd) Trading Day immediately following each Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall file a Current Report on Form 8-K including the Transaction Documents as exhibits thereto within one Business Day of the date hereof.  From and after the issuance of such press release and Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market unless the name of such Purchaser is already included in the body of the Transaction Documents, without the prior written consent of such Purchaser, except: (a) as required by federal or state securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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4.9           Use of Proceeds.   Except as set forth on Schedule 4.9, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.  The proceeds of the offering will be employed by the Company substantially for the purposes set forth on Schedule 4.9.

4.10         Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance.  The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.11         Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

(c)           The Company hereby agrees to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with each Closing, the Company shall apply to list or quote all of the Underlying Shares at least equal to the Required Minimum on such Trading Market and promptly secure the listing of all of the Underlying Shares at least equal to the Required Minimum on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Underlying Shares at least equal to the Required Minimum, and will take such other action as is necessary to cause all of the Underlying Shares at least equal to the Required Minimum to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until the later of (i) at least five years after the Closing Date, and (ii) for so long as the Warrants are outstanding, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market at least until five years after the Closing Date and for so long as the Warrants are outstanding.  In the event the aforedescribed listing is not continuously maintained for five years after the Closing Date (a “Listing Default”), then in addition to any other rights the Purchasers may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate Subscription Amount and purchase price of Warrant Shares held by such Purchaser on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured.  If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

4.12         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

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4.13          Subsequent Equity Sales.   Without prior written approval from Holder, from the date hereof until such time as the Preferred Stock and Warrants are no longer outstanding, the Company will not, without the consent of the Purchasers, enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any common stock, floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, the “Variable Rate Transaction”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.  Until twenty-four (24) months after the Initial Closing Date, the Company will not issue any Common Stock or Common Stock Equivalents to officers, directors, employees, consultants and service providers of the Company except in the amounts and on the terms set forth on Schedule 4.13.  Except as may be issued to the Purchasers pursuant to this Agreement, the Company will not issue or reissue any Preferred Stock.   For so long as Preferred Stock or Warrants are outstanding, the Company will not amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of this Agreement pursuant to which same were or may be acquired nor issue any Common Stock or Common Stock Equivalents, if such issuance or the result of such amendment would be at an effective price per share of Common Stock less than the higher of the Conversion Price or Warrant Exercise Price in effect at the time of such lower price issuance or amendment or would be issued or made on terms more favorable to such other holder or recipient than the Purchaser, with respect to the terms of the offering pursuant to the Transaction Documents.  For so long as any Preferred Stock is outstanding, the Company will not incur any Indebtedness.

4.14         Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered on a ratable basis to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15         Capital Changes.  Until the one year anniversary of the Initial Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without 10 days prior written notice to the Purchasers, unless such reverse split is made in conjunction with the listing of the Common Stock on a national securities exchange.

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4.16         Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or Form 8-K as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release or Form 8-K as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or Form 8-K as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced in a press release or pursuant to the Form 8-K as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the filing of the Form 8-K or disclosed in the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.17         Participation in Future Financing.

(a)           From the date hereof until the date that is the twelve month anniversary of the Closing Date, upon any proposed issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination thereof, other than (i) a rights offering to all holders of Common Stock (which may include extending such rights offering to holders of Preferred Stock) or (ii) an Exempt Issuance, (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering, in which case the Company shall offer each Purchaser the right to participate in such public offering when it is lawful for the Company to do so, but no Purchaser shall be entitled to purchase any particular amount of such public offering.

(b)           At least seven (7) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The requesting Purchaser shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

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(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the fifth (5th ) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)           If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of shares of Preferred Stock and Warrants purchased hereunder by a Purchaser participating under this Section 4.17 and (y) the sum of the aggregate Subscription Amounts of Securities purchased hereunder by all Purchasers participating under this Section 4.17.

(f)           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.17, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(g)           The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder (for avoidance of doubt, the securities purchased in the Subsequent  Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h)           Notwithstanding anything to the contrary in this Section 4.17 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice.  If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

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4.18         Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person.  The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.19         DTC Program.  At all times that Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

4.20         Maintenance of Property.  The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.21          Indebtedness.  For so long as any Preferred Stock is outstanding, the Company will not incur any Indebtedness.

4.22         Preservation of Corporate Existence.  The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.23          Most Favored Nation Provision.  From the date hereof and for so long as a Purchaser holds any Preferred Stock, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents, if a Purchaser then holding outstanding Securities reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchasers hereunder, upon notice to the Company by such Purchaser within five Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms or conditions.  This Section 4.23 shall not apply with respect to an Exempt Issuance. The Company shall provide each Purchaser with notice of any such issuance or sale in the manner for disclosure of Subsequent Financings set forth in Section 4.17.

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4.24          Purchaser’s Exercise Limitations.  The Company shall not effect any exercise of the option granted to each Purchaser in Sections 2.4, 4.17 and 4.23 of this Agreement, and a Purchaser shall not have the right to exercise any portion of such option, pursuant to Sections 2.4, 4.17 and 4.23 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the option with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the option beneficially owned by the Purchaser or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Preferred Stock or other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Purchaser or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4.24, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 4.24 applies, the determination of whether the option is exercisable (in relation to other securities owned by the Purchaser together with any Affiliates) and of which portion of the option is exercisable shall be in the sole discretion of the Purchaser, and the submission of an Exercise Notice shall be deemed to be the Purchaser’s determination of whether the option is exercisable (in relation to other securities owned by the Purchaser together with any Affiliates) and of which portion of the option is exercisable, in each case subject to the Beneficial Ownership Limitation.  To ensure compliance with this restriction, a Purchaser will be deemed to represent to the Company when it delivers an Exercise Notice that such Exercise Notice has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 4.24, in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Purchaser, the Company shall within two Trading Days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Purchaser or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99%, unless a Purchaser elects on its signature page hereto a different amount for its own Beneficial Ownership Limitation (which shall also apply to and supercede the corresponding Beneficial Ownership Limitation as same relates to the Warrants issued to such electing Purchaser) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the option.  The Purchaser may decrease the Beneficial Ownership Limitation at any time and the Purchaser, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 4.24, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the option held by the Purchaser and the provisions of this Section 4.24 shall continue to apply.  Any such increase will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.24 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the option right.  In the event the limitations in this Section 4.24 would prevent the exercise of a Purchaser’s rights under Sections 2.4, 4.17 or 4.23, then such Purchaser may exercise all such rights and comply with all obligations applicable thereto except that the delivery of Common Stock will be deferred until such time as such Purchaser provides notice to the Company that such Purchaser may receive or beneficially own such Common Stock which exceeds the Beneficial Ownership Limitation without exceeding the then applicable Beneficial Ownership Limitation.

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ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated on or before April 4, 2014; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses.  At the Initial Closing, the Company has agreed to pay G&M for the legal fees in connection with the Initial Closing of some, but not all, of the Purchasers in the amount of $20,000 ($5,000 of which has been paid, and of which the remaining $15,000 shall be paid from Escrow upon the Initial Closing).  Except as expressly set forth in the Transaction Documents and on Schedule 3.1(s), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Arista Power, Inc., 1999 Mt. Read Boulevard, Rochester, New York 14615, Attn: William Schmitz, CEO, facsimile: (585) 243-4142, with a copy by fax only to (which shall not constitute notice): Schwell Wimpfheimer & Associates LLP, 1430 Broadway, Suite 1615, New York, NY 10018, Attn: Dov Schwell, Esq., facsimile: (646) 360-5000, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

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5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the component of the affected Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Following the Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.10          Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Preferred Stock or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14          Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

38

5.16          Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17          Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Closing Date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

39

5.19          Liquidated Damages.   The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock or Preferred Stock or Warrants in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22          WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

40

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ARISTA POWER, INC.	Address for Notice: 1999 Mt. Read Boulevard Rochester, New York 14615 Fax: (585) 243-4142
By: __________________________________________ Name: William Schmitz Title: Chief Executive Officer
With a copy to (which shall not constitute notice): Schwell Wimpfheimer & Associates LLP 1430 Broadway, Suite 1615 New York, NY 10018 Attn: Dov Schwell, Esq. Fax: (646) 360-5000

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

41

[PURCHASER SIGNATURE PAGE TO ARISTA POWER, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________
Email Address of Authorized Signatory: _________________________________________
Facsimile Number of Authorized Signatory: _______________________________________
Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Initial Closing Subscription Amount: US$________________

Initial Closing Preferred Stock: ___________________

Initial Closing Warrants: ___________________

EIN Number, if applicable, will be provided under separate cover: ________________________

[SIGNATURE PAGES CONTINUE]

42

EXHIBIT F

ACCREDITED INVESTOR QUESTIONNAIRE
IN CONNECTION WITH INVESTMENT IN PREFERRED STOCK AND WARRANTS
OF ARISTA POWER, INC., A NEW YORK CORPORATION
PURSUANT TO SECURITIES PURCHASE AGREEMENT DATED MARCH___, 2014

TO :         Arista Power, Inc.
1999 Mt. Read Boulevard
Rochester, New York 14615
Fax: (585) 243-4142

INSTRUCTIONS

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable”, so state.  Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times. However, Arista Power, Inc. (the “Company”) may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of securities of the Company will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or a violation of the securities laws of any state.

1.           Please provide the following information:

Name: ___________________________________________________________________________________________________________________________

Name of additional purchaser: _________________________________________________________________________________________________________

(Please complete information in Question 5)

Date of birth, or if other than an individual, year of organization or incorporation:

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

2.           Residence address, or if other than an individual, principal office address:

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

Telephone number: _________________________________________________________________________________________________________________

Social Security Number: _____________________________________________________________________________________________________________

Taxpayer Identification Number: _______________________________________________________________________________________________________

3.  Business address: _______________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

Business telephone number: __________________________________________________________________________________________________________

4.  Send mail to:                                           Residence ______                                           Business _______

5.           With respect to tenants in common, joint tenants and tenants by the entirety, complete only if information differs from that above:

Residence address: ________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

Telephone number: ________________________________________________________________________________________________________________

Social Security Number: _____________________________________________________________________________________________________________

Taxpayer Identification Number: ______________________________________________________________________________________________________

Business address: _________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

Business telephone number: _________________________________________________________________________________________________________

Send Mail to:                                           Residence _______                                           Business _______

6.           Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, how long you have been employed there, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g. dollar volume, industry rank, etc.) of such activities:

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

7.           Please state whether you (i) are associated with or affiliated with a member of the Financial Industry Regulatory Association, Inc. (“FINRA”), (ii) are an owner of stock or other securities of  FINRA member (other than stock or other securities purchased on the open market), or (iii) have made a subordinated loan to any FINRA member:

_______	_______
Yes	No

If you answered yes to any of (i) – (iii) above, please indicate the applicable answer and briefly describe the facts below:

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

8A.           Applicable to Individuals ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D).  If the purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response and must answer any other question fully, indicating to which individual such answer applies.  If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

8.1           Does your net worth* (or joint net worth with your spouse) exceed $1,000,000?

_______	_______
Yes	No

8.2           Did you have an individual income** in excess of $200,000 or joint income together with your spouse in excess of $300,000 in each of the two most recent years (2012 and 2013) and do you reasonably expect to reach the same income level in the current year (2014)?

_______	_______
Yes	No

8.3           Are you an executive officer of the Company?

_______	_______
Yes	No

* For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid MINUS any liabilities.

** For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

8.B           Applicable to Corporations, Partnerships, Trusts, Limited Liability Companies and other Entities ONLY:

The purchaser is an accredited investor because the purchaser falls within at least one of the following categories (Check all appropriate lines):

___
(i) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

___	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

___	(iii) an insurance company as defined in Section 2(13) of the Act;

___
(iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

___	(v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

___
(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

___
(vii) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

___	(viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

___	(ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___
(x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, as described in Rule 506(b)(2)(ii) promulgated under the Act, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

___	(xi) an entity in which all of the equity investors are persons or entities described above (“accredited investors”). ALL EQUITY OWNERS MUST COMPLETE “EXHIBIT A” ATTACHED HERETO.

9.A           Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______	_______
Yes	No

ANSWER QUESTION 9B ONLY IF THE ANSWER TO QUESTION 9A WAS “NO.”

9.B           If the answer to Question 9A was “NO,” do you have a financial or investment adviser (a) that is acting in the capacity as a purchaser representative and (b) who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______	_______
Yes	No

If you have a financial or investment adviser(s), please identify each such person and indicate his or her business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative Questionnaire which will be supplied at your request).

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

10.           You have the right, will be afforded an opportunity, and are encouraged to investigate the Company and review relevant factors and documents pertaining to the officers of the Company, and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company.

Have you or has your purchaser representative, if any, conducted any such investigation, sought such documents or asked questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

_______	_______
Yes	No

If so, briefly describe: _______________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

If so, have you completed your investigation and/or received satisfactory answers to your questions?

_______	_______
Yes	No

11.           Do you understand the nature of an investment in the Company and the risks associated with such an investment?

_______	_______
Yes	No

12.           Do you understand that there is no guarantee of any financial return on this investment and that you will be exposed to the risk of losing your entire investment?

_______	_______
Yes	No

13.           Do you understand that this investment is not liquid?

_______	_______
Yes	No

14.           Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

_______	_______
Yes	No

15.           Are you aware of the Company’s business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire the Interests?

_______	_______
Yes	No

16.           Do you have a “pre-existing relationship” with the Company or any of the officers of the Company?

_______	_______
Yes	No

(For purposes hereof, “pre-existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.)

If so, please name the individual or other person with whom you have a pre-existing relationship and describe the relationship:

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

17.           Exceptions to the representations and warranties made in Section 3.2 of the Securities Purchase Agreement (if no exceptions, write “none” – if left blank, the response will be deemed to be “none”): ___________________________________________________

________________________________________________________________________________________________________________________________

Dated: _______________, 2014

If purchaser is one or more individuals (all individuals must sign):

________________________________________________________________________________________________________________________________
(Type or print name of prospective purchaser)

________________________________________________________________________________________________________________________________
Signature of prospective purchaser
________________________________________________________________________________________________________________________________
Social Security Number

________________________________________________________________________________________________________________________________
(Type or print name of additional purchaser)

________________________________________________________________________________________________________________________________
Signature of spouse, joint tenant, tenant in common or other signature, if required

________________________________________________________________________________________________________________________________
Social Security Number

Annex A

Definition of Accredited Investor

The securities will only be sold to investors who represent in writing in the Securities Purchase Agreement that they are accredited investors, as defined in Regulation D, Rule 501 under the Act which definition is set forth below:

1.           A natural person whose net worth, or joint net worth with spouse, at the time of purchase exceeds $1 million (excluding home); or

2.           A natural person whose individual gross income exceeded $200,000 or whose joint income with that person’s spouse exceeded $300,000 in each of the last two years, and who reasonably expects to exceed such income level in the current year; or

3.           A trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person described in Regulation D; or

4.           A director or executive officer of the Company; or

5.           The investor is an entity, all of the owners of which are accredited investors; or

6.           (a) bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance Company as defined in Section 2(13) of the Act, (d) an investment Company registered under the Investment Company Act of 1940 or a business development Company as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, if such plan has total assets in excess of $5  million, (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Securities Act of 1974, and the employee benefit plan has assets in excess of $5 million, or the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, that is either a bank, savings and loan institution, insurance Company, or registered investment advisor, or, if a self-directed plan, with an investment decisions made solely by persons that are accredited investors, (h) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, or (i) an organization described in Section 501(c)(3) of the Internal Revenue code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with assets in excess of $5 million.

EXHIBIT “A” TO ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, TRUSTS OR OTHER ENTITIES INITIALING QUESTION 8B(xi) MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in __________________ [NAME OF ENTITY], a                                                 [TYPE OF ENTITY] formed pursuant to the laws of the State of                                     . I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS OR HER NAME and that each such owner understands that by initialing that space he or she is representing that he or she is an accredited individual investor satisfying the test for accredited individual investors indicated under “Type of Accredited Investor.”

signature of authorized corporate officer, general partner or trustee

	Name of Equity Owner	Type of Accredited Investor1
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

1           Indicate which Subparagraph of 8.1 - 8.3 the equity owner satisfies.

Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

ARISTA POWER, INC.

Warrant Shares: [REQUIRES COMPLETION]                                                                                     Initial Exercise Date:  March 31, 2014

Warrant No: [REQUIRES COMPLETION]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [REQUIRES COMPLETION] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from ARISTA POWER, INC., a New York corporation (the “Company”), up to [REQUIRES COMPLETION] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.             Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated March 31, 2014, among the Company and the purchasers signatory thereto.

Section 2.             Exercise.

a)           Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Trading Day of delivery of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)           Exercise Price.  The initial exercise price per share of the Common Stock under this Warrant shall be $0.25, subject to adjustment hereunder (the “Exercise Price”).

c)           Cashless Exercise. If at any time commencing 180 days after the Initial Exercise Date, there is no effective Registration Statement registering, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, unless the Holder notifies the Company otherwise, if there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)           Mechanics of Exercise.

i.         Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise and Rule 144 is available, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”).   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.  The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $10 per Trading Day (increasing to $20 per Trading Day after the fifth (5th) Trading Day) after the Warrant Share Delivery Date for each $1,000 of Exercise Price of Warrant Shares for which this Warrant is exercised which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

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ii.         Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

iv.      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.      Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vii.      Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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e)           Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any such increase will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.             Certain Adjustments.

a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect, excluding Exempt Issuances as defined in the Purchase Agreement (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance.  The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.  Notwithstanding the foregoing, the issuance of any Common Stock or Common Stock Equivalents pursuant to the Purchase Agreement shall not be deemed a Dilutive Issuance.

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c)           Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(c)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e)           Fundamental Transaction.  If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant) the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or trading market (with such exchange or market including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, The New York Stock Exchange, Inc., the NYSE or Amex), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable concurrently with the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder the higher of (i) an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction, or (ii) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Exercise Price.  “Black Scholes Value” means the value of the unexercised portion of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)           Notice to Holder.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, to the extent that such information constitutes material non-public information (as determined in good faith by the Company) the Company shall follow the procedure described in Section 13 of the Subscription Agreement and shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.             Transfer of Warrant.

a)           Transferability.  Subject to compliance with any applicable securities laws and the provisions of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.             Miscellaneous.

a)           No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)           Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, or unless exercised in a cashless exercise when Rule 144 is available, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)           Non-waiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)            Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holders of not less than a majority of the outstanding Warrants issued pursuant to the Purchase Agreement.

m)          Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ARISTA POWER, INC.

By:
Name: William A. Schmitz
Title: Chief Executive Officer

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NOTICE OF EXERCISE

TO:           ARISTA POWER, INC.

(1)      The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)      Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

(4)      After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

ARISTA POWER, INC.

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________________________ whose address is _______________________________________________________________. _______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 31, 2014, between Arista Power, Inc., a New York corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1.             Definitions.

                Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               “Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 120th calendar day following the Initial Closing Date and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means (i) with respect to the Initial Registration Statement required hereunder, the 45th calendar day following the Initial Closing Date, (ii) with respect to Subsequent Closings, the 30th day after Subsequent Closings on not less than $150,000 of Purchaser Funds and the 30th day after a Subsequent Closings for additional Purchaser Funds in aggregate increments of $100,000, and (iii) with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

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“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock then issuable upon conversion in full of the Preferred Stock (assuming on such date the shares of Preferred Stock are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issuable as dividends (as defined in the Certificate of Designation) on the Preferred Stock assuming all dividends are made in shares of Common Stock (the “Dividend Shares”) and assuming all such Preferred Stock will be held for not less than two (2) years, (c) all Warrant Shares then issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (d) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Certificate of Designation or limitations on exercise set forth in the Warrants) and (e) any securities issued or then issuable upon any stock split, dividend or other distribution,  recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) commencing twenty-four (24) months after the Initial Closing Date, such securities become eligible for resale without the requirement for the Company to be in compliance with current public information under Rule 144 and without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company).

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

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 “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

 2.             Shelf Registration.

(a)            On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (assuming on such date the Warrants are exercised in full without regard to any exercise limitation therein).  Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by at least a majority in interest of the Holders of Registrable Securities then outstanding) substantially the “Plan of Distribution” attached hereto as Annex A.  Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) commencing twenty-four (24) months after the Initial Closing Date, may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company) (the “Effectiveness Period”).  The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day.   The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement.  The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.  Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

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(b)            Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)            Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder;

b.
Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders);

c.
Third, the Company shall reduce Registrable Securities represented by Dividend Shares (applied, in the case that some Dividend Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Dividend Shares held by such Holders); and

d.
Fourth, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment.  In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

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(d)           If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within twenty (20) Business Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than fifteen (15) calendar days or more than an aggregate of thirty (30) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such twenty (20) day period is exceeded, and for purpose of clause (v) the date on which such fifteen (15) or thirty (30) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement and Warrants for the Registrable Securities held by Holder for the first such Event Date and .5% (one-half percent) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement and Warrants for the Registrable Securities held by Holder on each of the following three such Subsequent Event Dates and 1% of the aggregate purchase price paid for the Registrable Securities held by the Holder on each such Subsequent Event Date.  The maximum aggregate liquidated damages payable to a Holder pursuant to this Section 2(d) shall be 10% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.  The foregoing liquidated damages shall be payable regardless of the Company’s compliance with Section 2(b) and 2(c) above except that with respect to Warrant Shares if the Company complied with all of its obligations pursuant to Section 2(b) and 2(c) above and was nevertheless required to make the cutback described in Section 2(c)a.

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(e)            If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

 3.            Registration Procedures.

                In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal shelf registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)           (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

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(c)            If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d)            Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e)            Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)             Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

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(g)            Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)           The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

(i)             Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j)             If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k)            Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

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(l)             Comply with all applicable rules and regulations of the Commission.

(m)           From and after the date the Company becomes eligible to use Form S-3, the Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(n)           The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

 4.            Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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 5.             Indemnification.

(a)            Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

(b)            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

               An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

               Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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(d)           Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

 The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

 6.             Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

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(b)            No Piggyback on Registrations; Prohibition on Filing Other Registration Statements.  Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities.  The Company shall not file any other registration statements (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans which are Exempt Issuances) until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission.

(c)            Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)            Discontinued Disposition.  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(e)            Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 (without the requirement for the Company to be in compliance with current public information under Rule 144 and without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company.

(f)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security).  If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first  sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(g)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities.  Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

(i)             No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j)             Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)            Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l)             Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(n)            Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o)            Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not asset any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder.  It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

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                 IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ARISTA POWER, INC., A NEW YORK CORPORATION

By:
Name :
Title :

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO
ARISTA POWER, INC. RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Holder:

[SIGNATURE PAGES CONTINUE]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board, OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

ARISTA POWER, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Arista Power, Inc., a New York corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes   ☐                      No   ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes   ☐                      No   ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes   ☐                      No   ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐                      No   ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

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5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name :
Title :

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Exhibit 10.4

AMENDMENT, WAIVER AND CONSENT

This Amendment, Waiver and Consent (“Consent”) is made and entered into as of March 31, 2014, by and among Arista Power, Inc., a New York corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”).  Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements (as defined below).

WHEREAS, the Company and Purchasers identified and in the amounts set forth on Schedule A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and Transaction Documents (“Transaction Documents”) dated as of July 31, 2013 and August 8, 2013; and

WHEREAS, the Company issued to the Purchasers Common Stock and Warrants (the “Warrants”) pursuant to the terms of the Securities Purchase Agreements; and

WHEREAS, the Company intends to sell convertible Preferred Stock and Warrants (collectively with the Common Stock issuable upon conversion of such Preferred Stock and exercise of such Warrants, the “New Securities”) for an aggregate purchase price of at least $750,000 (the “Proposed Offering”) set forth in the Securities Purchase Agreement, dated at or about the date of this Consent, between the Company and the Purchasers thereunder, and the exhibits and schedules attached thereto; and

WHEREAS, in connection with the Proposed Offering, the Purchasers would be entitled to certain dilutive adjustments and anti-dilution protections in connection with their Common Stock and Warrants; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchasers agree to the following modifications to certain of the terms of the Transaction Documents and waivers, which modifications and waivers shall be effective only upon the closing of the Proposed Offering (“Effective Date”).

NOW, THEREFORE, the Company and Purchasers hereby agree as follows:

1.           Solely in connection with Purchasers’ Greenshoe Securities which may be acquired pursuant to Section 8(q) of the Securities Purchase Agreement, Purchasers permanently and irrevocably waive all dilutive adjustments, purchase price resets, anti-dilution and other ratchet protections as described in the Securities Purchase Agreements and Greenshoe Warrants.

2.           Upon the Closing of the Proposed Offering, the Company will reduce the Per Share Purchase Price of the Common Stock and the Warrant Price of the Warrants already issued to the Purchasers pursuant to the Securities Purchase Agreements and outstanding on the initial Closing date of the Proposed Offering, to $0.20 and $0.25, respectively, and the Purchasers hereby consent to such reduction.  Purchasers agree that no further reductions or adjustments of the Per Share Purchase Price or Warrant Price will be made in connection or as a result of any issuances or sales by the Company of Common Stock or Warrants or Common Stock Equivalents or upon any resets or adjustments in connection with any of the New Securities to be issued in the Proposed Offering, including but not limited to future issuances, reset rights, MFN rights and anti-dilution rights, on the terms and conditions contemplated in the transaction documents governing the New Securities as of the initial Closing of the Proposed Offering, except such adjustments that may be made pursuant to Section 3 below.

3.           In the event the Company issues or sells Common Stock, or any Common Stock Equivalents, other than in connection with the Proposed Offering or as described in Section 2 above, which would be a Dilutive Issuance, or require an adjustment pursuant to Section 4 of the Warrants (a “Warrant Adjustment”), then such Dilutive Issuance or Warrant Adjustment may result in a Dilution Adjustment or Warrant Adjustment, but such Dilution Adjustment or Warrant Adjustment may never be at an effective price or value lower than the higher of the Base Share Price (as defined in the Proposed Offering Securities Purchase Agreement) or Warrant Exercise Price (as defined in the Proposed Offering Securities Purchase Agreement) applicable to the New Securities, in effect at such time.

4.           The effective date of this Consent is immediately upon the closing of the Proposed Offering.

5.           Each of the parties executing this Consent represent to the other signatories herewith that it remains the holder of all of the Securities issued to it by the Company and in the amounts set forth on Schedule A hereto.

6.           The Company represents that Schedule A hereto includes all of the holders as of the Initial Closing Date of the Proposed Offering of any of the securities issued or issuable pursuant to the Securities Purchase Agreements and that the Transaction Documents have never been amended nor any waiver of any term thereof granted by any party thereto other than as set forth in this Consent.

7.           This Consent may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.  This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

8.           This Consent will be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of law.

9.           This Consent and any term hereof may not be changed, waived, discharged or terminated under an instrument in writing signed by all of the parties including but not limited to the Purchasers to the Proposed Offering.

10.           The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

11.           This Consent shall be included in the definition of Transaction Documents.

12.           All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Arista Power, Inc., 1999 Mt. Read Boulevard, Rochester, New York 14615, Attn: William Schmitz, CEO, facsimile: (585) 243-4142, with a copy by fax only to (which shall not constitute notice): Schwell Wimpfheimer & Associates LLP, 1430 Broadway, Suite 1615, New York, NY 10018, Attn: Dov Schwell, Esq., facsimile: (646) 360-5000, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on Schedule A hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

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13.           This Consent shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Consent and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.

14.           The parties acknowledge that this Consent is being entered into for the benefit of the Purchasers to the Proposed Offering and who are hereby made third party beneficiaries of this Consent.  This Consent may be enforced by the Purchasers to the Proposed Offering, and may not be amended without the consent of the Purchasers and the requisite amount of purchasers to the Proposed Offering in the manner described in the Securities Purchase Agreement to the Proposed Offering, which consent may be withheld for any reason.

15.           Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Purchaser may be parties to, at law or otherwise.  This Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party to.

(Signatures to follow)

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IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Waiver to be executed as of the date first written above.

ARISTA POWER, INC. the “Company”

By:

“PURCHASER”

Name of Purchaser: ____________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

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Exhibit 10.5

LOCKUP AGREEMENT

This AGREEMENT (the "Agreement") is made as of the 31st day of March, 2014, by [__________________] ("Holder"), maintaining an address at c/o Arista Power, Inc., 1999 Mt. Read Boulevard, Rochester, New York 14615, facsimile: (585) 243-4142, in connection with his ownership of shares of Arista Power, Inc., a New York corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.           Background.

a.           Holder is the direct or indirect beneficial owner of the amount of shares of the Common Stock and Common Stock Equivalents as set forth on the signature page hereto and which hereafter may be acquired by Holder (“Restricted Securities”).  “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or securities of a Subsidiary.

b.           Holder acknowledges that the Company has entered into or will enter into at or about the date hereof agreements (each a “Securities Purchase Agreement”) with purchasers (“Purchasers”) of the Company’s Preferred Stock.   Holder understands that, as a condition to proceeding with the Offering, the Purchasers have required, and the Company has agreed to obtain an agreement from the Holder to refrain from selling any Restricted Securities from the date of the Securities Purchase Agreement until one hundred and eighty (180) days after the first day the occurrence of all of the conditions that would permit the Company to exercise its right to give the Purchasers a Mandatory Conversion Notice as defined in Section 8(b) of the Certificate of Designation after the Effective Date (“Restriction Period”), except as described below.

c.           Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

2.           Sale Restriction.

a.           Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer or otherwise dispose of any Restricted Securities which Holder owns or has a right to acquires or acquire after the date hereof, except in connection with an offer made to all stockholders of the Company in connection with a merger, consolidation or similar transaction involving the Company or as described in Section 2(c) below.  Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of Restricted Securities in violation of this Agreement.  The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b.           Any subsequent issuance to and/or acquisition by Holder of Common Stock or Common Stock Equivalents during the Restriction Period will be subject to the provisions of this Agreement.

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c.            Notwithstanding the foregoing, the Holder (and any transferee of the Holder) may transfer any Restricted Securities: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to any transfer described in the foregoing Sections (i) through (iv), the transferee executes an agreement stating that the transferee is receiving and holding any Restricted Securities subject to the provisions of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Agreement for the balance of the Restriction Period.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Purchasers to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The Holder and Company hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Notices hereunder shall be given in the same manner as set forth in the Securities Purchase Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.

c.           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.           This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

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e.           This Agreement may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.

f.           The Holder and Company acknowledge that this Agreement is being entered into for the benefit of the Purchasers who are parties to the Securities Purchase Agreement and who are hereby made third party beneficiaries of this Agreement.  This Agreement may be enforced by the Purchasers, and their permitted assigns and may not be amended without the consent of the requisite amount of Purchasers, and their permitted assigns in the manner described in the Securities Purchase Agreement, which consent may be withheld for any reason.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

Number of Shares of Common Stock directly owned by Holder:

Number of Shares of Common Stock Equivalents directly owned by Holder:

Consisting of

Number of Shares of Common Stock beneficially owned by Holder:

Presently held as follows:

Number of Shares of Common Stock Equivalents beneficially owned by Holder:

Consisting of

COMPANY:

ARISTA POWER, INC.

By:

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As filed with the Securities and Exchange Commission on April 30, 2014
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Arista Power, Inc.
(Exact name of registrant as specified in its charter)

New York	16-1610794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1999 Mt. Read Boulevard Rochester, New York 14615 (585) 243-4040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Schmitz Chief Executive Officer Arista Power, Inc. 1999 Mt. Read Boulevard Rochester, New York 14615 (585) 243-4040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Shares of common stock, par value $.002 per share, underlying shares of Series A Convertible Preferred Stock	7,500,000	$0.265	(1)	$1,987,500	(1)	$255.99
Shares of common stock, par value $.002 par value, underlying warrants with $0.25 exercise price per share	11,250,000	$0.265	(1)	$2,981,250	(1)	$383.99
Totals	18,750,000			$4,968,750	(1)	$639.98

(1)
Determined solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s common stock as listed on the OTCQB on April 24, 2014.  Because the common stock may be offered from time to time by the selling shareholders described herein, the Registrant does not know the actual price or prices at which the common stock may be offered.

Pursuant to Rule 416 under the Securities Act, this Registration Statement also registers that number of additional shares of common stock that may become issuable pursuant to provisions of the warrants held by the selling shareholders as a result of stock splits, stock dividends and similar transactions.

The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on the date the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling shareholders may not sell these securities nor may they accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

18,750,000 Shares

ARISTA POWER, INC.

Common Stock

This prospectus covers 18,750,000 shares of Arista Power, Inc. common stock, which the selling shareholders identified in this prospectus under “Selling Shareholders” may offer and sell from time to time.  The selling shareholders own 1,500 shares of our Series A Preferred Stock that are convertible into 7,500,000 shares of our common stock and warrants to purchase an additional 11,250,000 shares of our common stock.  We are not offering any shares for sale and we will not receive any of the proceeds from the sale of these shares. The selling shareholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices.  We provide more information about how the selling shareholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 20.

Of the shares that may be offered for resale, 7,500,000 shares will be issued to the selling shareholders only if shares of Series A Convertible Preferred Stock held by them are converted into shares of our common stock.  If the shares of Series A Preferred Stock held by the selling shareholders are converted into shares of our common stock, we would not receive any proceeds.  See “Selling Shareholders” on page 18.

Of the shares that may be offered for resale, 11,250,000 shares will be issued to the selling shareholders only if they exercise warrants for the purchase of shares of our common stock.  The warrants have an exercise price of $0.25 per share.  If the selling shareholders exercise their warrants, we would receive proceeds in the amount of the exercise price of the warrant being exercised or up to $2,812,500 if all warrants are exercised, subject to the selling shareholders electing to use a cashless exercise provision which would reduce or eliminate proceeds being received by us.  See “Selling Shareholders” on page 18.

Our common stock currently listed and traded on the OTCQB under the symbol “ASPW.”  The last reported sales price of our common stock on the OTCQB on April 24, 2014 was $0.30.

Investing in our common stock involves risks, which are described under “Risk Factors” beginning on page 5, as well as in supplements to this prospectus.  You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any different information.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY FOREIGN SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [________, 2014]

ABOUT THIS PROSPECTUS

Arista Power, Inc. has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this Prospectus or the documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.  The delivery of this Prospectus does not mean that there have not been any changes in Arista Power, Inc.’s condition since the date of this Prospectus.  If you are in a jurisdiction where it is unlawful to offer to purchase or exercise the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you.  This Prospectus speaks only as of its date except where it indicates that another date applies.  Documents that are incorporated by reference in this Prospectus speak only as of their date, except where they specify that other dates apply.  The information in this Prospectus may not be complete and may be changed.  The selling shareholders may not sell any securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to purchase or exercise these securities and it is not soliciting an offer to purchase or exercise these securities in any state or other jurisdiction where the purchase or exercise is not permitted.

This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 5.

THE OFFERING

We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of shares of our common stock covered by this prospectus from time to time under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).  The 7,500,000 shares of our common stock that are issuable upon conversion of 1,500 shares of our Series A Convertible Preferred Stock and the 11,250,000 shares of common stock underlying warrants offered for resale under this prospectus are being registered for resale by selling shareholders of Arista Power, Inc. who presently hold such shares or may acquire such shares in the future upon the exercise of warrants, or the transferees of such selling shareholders.  Such persons may resell from time to time all, a portion, or none of such shares.  In addition, the selling shareholders may sell, transfer or otherwise dispose of a portion of our common stock being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act.  See the “Plan of Distribution” and “Selling Shareholders” sections of the Prospectus for further details.

OUR BUSINESS

We are a developer, supplier and integrator of custom-designed power management systems, and a supplier, designer and installer of solar energy systems.  Our patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at times to reduce electricity costs for large energy users.  We also design, sell and install residential and commercial solar PV systems.

We were incorporated in New York on March 30, 2001, under the name Future Energy Solutions, Inc.  In November 2008, we changed our name to WindTamer Corporation, and, in May 2011, we changed our name to Arista Power, Inc.  The decision to change our name to Arista Power, Inc. reflected the fact that we broadened our suite of product offerings and developed a wide range of power management solutions that we can provide to our customers. Our corporate headquarters is located at 1999 Mt. Read Boulevard, Rochester, New York 14615, and our telephone number at those offices is (585) 243-4040.  Our website address is www.aristapower.com.  Our common stock is listed and traded on the OTCQB under the symbol “ASPW.”

Our Strategy

Our strategy is to develop, market, and sell energy efficient products that focus primarily on the management and distribution of energy, including renewable energy, and that provide attractive returns on investment for customers in the commercial, military, residential, and industrial space.  We intend to use our expertise in power distribution, power management, alternative and renewable energy, and energy storage to combine our proprietary patent-pending energy storage and management systems with solar PV systems, fuel cells, generators and/or the electric grid to become a market leader in the power distribution and renewable energy industries.  We believe that combining renewable energy with energy storage and management systems will enable us to offer customers a product with an attractive return on investment.  We believe that our products will be sold in the residential, commercial, government, military, industrial, and off-grid markets.

Our primary products are:

●	Our proprietary, patent-pending Power on Demand systems; and

●	Solar PV systems.

In addition, in 2012, we were awarded two U.S. Army contracts, totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid. In September 2013, we were awarded a single vendor contract for $625,000 to continue to build on the technologies developed for the Phase One and Phase Two contracts. We plan to complete the Phase Two portion of the award and commence work on the Phase Three award in the first half of 2014.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we sell to commercial, military, and governmental customers.

We plan to become a leader in the power management and the renewable energy industries through, among other things, one or more of the following strategies:

●	Continuing the development of our products to improve their marketability, functionality, reliability, scalability, safety, and cost effectiveness;

●	Developing a domestic sales force organically, primarily through commissioned representatives and through strategic marketing and distribution alliances;

●	Establishing joint ventures, strategic alliances, licensing, and/or royalty agreements with third parties to augment our marketing efforts; and

●	Acquiring companies that are complementary to our business.

Our Products

Power on Demand System

Many electricity suppliers, typically utility companies, throughout much of the United States and abroad, charge their commercial customers not only for the consumption of electricity but also a demand, or distribution, charge. With our understanding of demand charges, we developed our Power on Demand system in 2010, and continued development of the system to the present.  Our Power on Demand system is a proprietary, patent-pending energy storage and power management system that lowers a customer’s demand charges.  The system utilizes energy inputs from multiple sources together with a custom-designed energy storage device to reduce grid demand and provide stored power when customer loads are high.  The energy can be generated from renewable sources such as solar and wind, and also from fuel cells, generators and from the electric grid itself, depending on the available energy resources at a given site.  Each Power on Demand system is custom designed.  The system is designed to include our proprietary smart monitoring technology that, among other things, monitors the power usage of the site in real-time and determines when to release energy from the battery system in order to optimize the battery life and increase the value of the overall system.

Our Power on Demand system is scalable, with the ability to integrate multiple renewable inputs, generators and fuel cells, and distribution capabilities ranging from 50kW to 1mW, or more, and can utilize multiple battery chemistries for optimal energy storage based on the specific application.

Our commercial customers benefit from our Power on Demand system by it:

●	providing electricity cost savings by providing power during periods of high cost peak electricity demand, instead of drawing power from the utility grid, which is referred to as ‘peak shaving’;

●
providing a dependable source of backup power to protect their operations from financial losses and other negative consequences of power outages, including utilizing our systems both for preventative measures, such as when a storm is approaching, and for emergency purposes, when utility power is interrupted;

●	conditioning power, thereby extending the life of equipment that uses that power; and

●	allowing for enrollment in demand response initiatives with no building load operations reduction during the required demand curtailment.

We commissioned our first Power on Demand system in the first quarter of 2011.  In late 2011, we began to increase our sales and marketing efforts of our Power on Demand system, primarily to commercial customers that incur high demand charges in their electricity bills.  We expect to continue our marketing and sales efforts in 2014 and beyond, and we also expect to spend significant resources to continue to develop our Power on Demand system in order to make it more marketable, scalable, and cost-effective.

Our Power on Demand systems are sold to customers utilizing two basic economic models, each of which can vary depending on the specific customer and application.  In our primary model, we sell the Power on Demand system to the customer.  We refer to this as the “customer-owned” model.  In our customer-owned model, the customer acquires the ownership of the Power of Demand system assets upon our completion of the project.  Our revenues and profits from the sale of systems under this model are generally recognized when the system is installed.

We refer to our other model as our “recurring-revenue model”.  For systems completed under this model, a third-party financing company or the customer owns the Power on Demand system after it is installed at the customer’s site.  We or the third party invest the capital required to design and build the system.  The life of these recurring-revenue contracts is typically from five to ten years.  The fees that generate our revenues in the recurring-revenue model are generally paid to us on a monthly basis.  Our fees for recurring revenue contracts are generally structured either as a fixed monthly payment, or as all or a portion of the energy savings that the system generates for the customer. We record revenue under this model on a cost recovery system, whereby equal amounts of revenue and expense are recorded as collections are made, postponing the recognition of profits until all costs have been recovered.

Solar PV Systems

A solar panel, also known as a photovoltaic (PV) panel, is a packaged interconnected assembly of solar cells, also known as photovoltaic cells. Solar panels use light energy from the sun (photons) to generate electricity through the photovoltaic effect. A photovoltaic installation generally consists of an array of solar panels, an inverter, and interconnection wiring.

We sell and install third-party manufactured solar PV systems, typically ranging from 5kW to 50kW, although during the fourth quarter of 2103, we installed our largest PV system to date, which was 166kW at a commercial site in Western New York.  We believe that the solar PV market is fragmented in certain geographic markets in the United States, including Western New York where our headquarters are located, and that we can attain significant market share in targeted geographic markets.  In 2012 and 2013, we launched several community solar purchasing programs, primarily in targeted regions in Western New York. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2014 and beyond.

In addition, we are able to integrate solar PV systems into our Power on Demand systems and our micro-grids when the particular customer’s needs call for integration of solar PV.

Micro-Grids

In 2012, we were awarded two contracts with the U.S. Army totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid.  In September 2013, we were awarded a single vendor contract valued at $625,000 to build on the successes of the Phase One and Phase Two awards to continue the development activities on the intelligent micro-grid.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we sell to commercial, military, and governmental customers.

Our Financial Condition
We have incurred significant losses in prior periods.  Our accumulated deficit at December 31, 2013 was $27,034,691.  We incurred net losses in 2013, 2012 and 2011 of $3,273,000, $3,490,000 and $4,006,000, respectively.  Since inception, our operations have been financed through the sale of equity and debt instruments to investors, through loans, and, to a lesser extent, with revenue and cash flow generated from our operations. We believe that a successful transition to the increased sale of our products will improve our financial condition, cash flow and market profile.  We will require additional external financing to sustain our operations if we cannot achieve positive cash flow from our anticipated operations.  Until that increase of sales becomes a reality, which cannot be assured, subsequent sources of outside funding will be required to fund the Company’s working capital and operations at least until the fourth quarter of 2014. No assurances can be given that the Company will be successful in arranging further funding, if needed, to continue the execution of its business plan including the development and commercialization of new products, or if successful, on terms beneficial to stockholders. Failure to obtain such funding will require management to substantially curtail, if not cease operations on a temporary or permanent basis, which would result in a material adverse effect on the financial position and results of operations of the Company.

We expect to incur substantial additional costs, including, without limitation, costs related to continued product development, corporate overhead, sales and marketing, and accounting and legal expenses.  We have utilized the proceeds raised from our private placements and debt instruments to, among other things, develop and commercialize our Power on Demand system and our intelligent micro-grid, as well as to sustain our operations.  Our future cash requirements will depend on many factors, including, without limitation, the volume, timing and payment terms of future orders and sales, continued progress in our product development and cost effectiveness programs, costs to continue to develop both domestic and international sales and distribution channels, and competing technological and market development. The timing of our ability to generate a positive cash flow is directly dependent on, among other things, the way we are able to manage these factors.

As of March 31, 2014, our cash position was approximately $1,274,000.  Our cash burn rate varies significantly from month to month depending on a number of factors, including, without limitation, the volume, timing and payment terms of orders and sales, the timing of certain overhead expenditures and our ability to negotiate favorable terms with our vendors.  While projections are inherently uncertain and we do not have committed orders, we expect that our cash burn rate for fixed expenses will average approximately $125,000 per month over the next six months.  In addition to our fixed expenses, over the next three months, we expect to incur an additional approximate $750,000 in costs associated with the installation and commissioning of a Power on Demand system in the New York City market.  Additionally, we have a loan from TMK-ENT, Inc. with a current principal balance of $1,018,000 that is due and payable in December 2014.

Our independent auditor’s reports for each of the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011 include an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.  Success in our future operations is subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development, and market acceptance for our products.  For greater detail regarding this going concern, the history of losses and accumulated deficit incurred by us and the general risks related to our cash position, please see the “Risk Factors Concerning Our Business and Operations” subsection of our “Risk Factor” section beginning on page 8 and the notes to our financial statements beginning on page F-7.

Our principal address is 1999 Mt. Read Boulevard, Rochester, New York 14615 and our telephone number is (585) 243-4040.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the Risk Factors described below. Our business, operating results or financial condition could be materially adversely affected by any of the following risks.  The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also materially affect our business. The trading price of our common stock could decline due to any of these risks. The following factors should be considered carefully in evaluating whether to purchase shares of our common stock. These factors should be considered carefully in conjunction with any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein.  See “Where You Can Find More Information” on page 24.

RISK FACTORS CONCERNING INVESTMENT IN OUR COMPANY

There is currently a limited public market for our shares, and if an active market does not develop, investors may have difficulty selling their shares.
Our common stock is currently traded on the over the counter (OTC) market on the OTCQB exchange, and there is currently only a limited public trading market for our common stock.  We cannot predict the extent to which investor interest in the Company and our common stock will lead to the development or continuance of an active trading market or how liquid that trading market for our common stock might become. If an active trading market for our common stock does not develop or is not sustained, it may be difficult for investors to sell shares, particularly large quantities, of our common stock at a price that is attractive or at all.  As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when they desire to sell.

Our common stock is deemed to be a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.
The Securities and Exchange Commission has adopted regulations that define a “penny stock,” generally, to be an equity security that has a market price of less than $5.00 per share.  The price of our common stock has been significantly less than $5.00 per share since it started publicly trading in November 2009, and is therefore considered a “penny stock.”  This designation requires any broker or dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential shareholders from purchasing our common stock, or may adversely affect the ability of shareholders to sell their shares.

There is limited liquidity in our common stock, which may adversely affect your ability to sell your shares of common stock.
The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include, but are not limited to:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights and regulatory approvals relating to us;

●	quarterly variations in our business and financial results or the business and financial results of our competitors;

●	the ability or inability of us to generate sales;
●	the ability or inability of us to raise capital, and the terms and conditions associated with any such raising of capital;

●	developments in our industry and target markets;

●
the number of market makers who are willing to continue to make a market in our stock and the market or exchange on which they decide to make a market in our stock, which may, among other things, result in our stock being traded on the “pink sheets”; and

●	general market conditions and other factors, including factors unrelated to our own operating performance.

In recent years, the stock market in general has experienced extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of our shares. Price volatility may be accentuated if trading volume of our common stock is low, which historically has often been the case.  The volatility in our stock may be combined with low trading volume.  Any or all of these above factors could adversely affect your ability to sell your shares or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

We may issue additional shares of common stock or preferred stock in the future, which could cause significant dilution to all shareholders.
We have a large amount of authorized but unissued common stock and preferred stock which our Board of Directors may issue without shareholder approval. We will need additional capital to bring our operations to a sustainable level over the next twelve months, and may seek this capital in the form of equity financing. We may also seek to raise additional equity capital in the future to fund business alliances, develop new prototypes, and grow our manufacturing and sales capabilities organically or otherwise. In 2013 and in 2012, we issued 5.04 million and 0.4 million, respectively, shares of our common stock, and in March 2104 we issued 1,500 shares of Series A Convertible Preferred Stock that are convertible into 7.5 million shares of our common stock, in connection with private placements to fund our business.  We have issued, and may issue additional, a significant number equities convertible into shares of our common stock, including, but not limited to, warrants and options.  See Risk Factor entitled “There are currently outstanding a significant number of stock options, warrants and other rights to purchase our common stock, which could cause significant dilution to shareholders” below.

In addition to additional issuances of our common stock or preferred stock in private placements or public offerings, we may issue shares as part or all of the consideration in any merger, acquisition, joint venture or other strategic alliance that we enter.

Any issuance of additional shares of our common stock or, equities convertible into our common stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

There are currently outstanding a significant number of stock options, warrants and other rights to purchase our common stock, which could cause significant dilution to all shareholders.
We have issued, and there are currently outstanding, a significant number of securities that are convertible or exercisable into shares of our common stock, typically at a fixed exercise price.  However, certain of those securities provide its holders with rights to lower the applicable exercise price in certain instances, typically if we issue common stock at a price lower than the then-current exercise price.  Those exercise prices could be substantially lower than our then-current stock price and/or current stock price.

There are currently outstanding warrants to purchase 18.9 million shares of our common stock with exercise prices ranging from $0.25 to $10.00.  In addition, there are currently outstanding options to purchase 1.4 million shares of our common stock with exercise prices ranging from $0.38 to $5.80.  Additionally, the investors who participated in our financings via private placements of common stock and preferred stock in July 2013 and March 2014, respectively, have the right to make substantially identical investments in the Company until 18 months after their applicable initial investment date.  If all of such investors exercised their right to make substantially identical investments in us, we could be required to issue an additional 6.3 million shares of our common stock, an additional 1,500 shares of our Series A Convertible Preferred Stock convertible into 7.5 million shares of our common stock and additional warrants convertible into 13.8 million shares of our common stock.  Although we would receive proceeds from the exercise of stock options and/or warrants and the exercise of the right to acquire additional securities as described above, the amount of such proceeds is likely to be below, and perhaps significantly below, the then-current market price of our securities.  In addition, certain of the outstanding rights to purchase additional shares of our common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of our common stock being issues or a reduction in the purchase price for any such shares or both.  See Risk Factor entitled “There are currently outstanding a significant number of our securities that have full-ratchet anti-dilution protection, which could cause significant dilution to shareholders” below.

Any issuance of additional shares of our common stock or equities convertible or exercisable into our common stock, including but not limited to preferred stock, warrants and options, will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

There are currently outstanding a significant number of our securities that have full-ratchet anti-dilution protection, which could cause significant dilution to shareholders.
There are currently outstanding 6.3 million shares of our common stock, Series A Convertible Preferred Stock convertible into 7.5 million shares of our common stock and warrants to purchase 14.3 million shares of our common stock that have full-ratchet anti-dilution protection, which provides the holders of such securities the right to purchase more shares of our common stock being issues or a reduction in the purchase price for any such shares, or both.  Such rights typically are triggered upon the issuance by us of our common stock at prices lower than the purchase price of such common stock or the conversion price or exercise price of the preferred stock or warrants, respectively.  If such full-ratchet anti-dilution rights are triggered, significant dilution could occur to shareholders, and could occur with us receiving little or no consideration for the resulting issuance of our common stock.

Any issuance of additional shares of our common stock or preferred stock will dilute the percentage ownership interest of all shareholders, except perhaps those shareholders owning securities with such full-ratchet, anti-dilution protection, and may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

We have not in the past and we do not currently intend to pay cash dividends on our common stock.
We have never declared or paid cash dividends on our common stock. We currently intend on retaining any future earnings to fund our operations and growth and do not expect to pay cash dividends in the foreseeable future of the common stock.  Declaring and paying future dividends, if any, will be determined by our board of directors, based upon our earnings, financial condition, capital resources, capital requirements, charter restrictions, contractual restrictions, and such other factors as our board of directors deem relevant.

Our Restated Certificate of Incorporation and the New York Business Corporation Law each contains provisions that could discourage a takeover that shareholders may consider favorable.
Our corporate documents and the New York Business Corporation Law contain provisions and authorized but unissued shares of common stock that might enable our management to resist a takeover.  These provisions might discourage, delay or prevent a change in control of the Company or a change in our management that might otherwise increase the value of your shares.

Our Restated Certificate of Incorporation provides for a classified Board of Directors, with each class of directors subject to re-election every three years. This classified board will have the effect of making it more difficult for third parties to insert their representatives onto our Board of Directors and gain control of the Company.

The Restated Certificate of Incorporation also provides that neither the Company’s Bylaws nor Certificate of Incorporation provisions addressing, among other provisions, the Classified Board of Directors or removal of directors, may be amended, altered, or repealed by shareholders unless approved by an affirmative vote of in excess of 66 2/3% of the shares of Common Stock that are issued and outstanding at the time of any such proposed amendment, alteration, or attempt to repeal. As such, it is unlikely that the above-described provisions contained in the Restated Certificate of Incorporation will be amended, altered, or repealed.

Under our Restated Certificate of Incorporation, our Board of Directors also has the power, without shareholders’ approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock which could be issued as a defensive measure in response to a takeover, such as issuing preferred stock with greater voting rights than the common stock.  In doing so, our Board of Directors may determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the dividend rights, conversion rights, voting rights, and the rights and terms of redemption and liquidation preferences, which could have preferences and priority over holders of our common stock with respect to these rights.

In addition, our Board of Directors may authorize the issuance of a substantial number of authorized but unissued shares of common stock, approximately 459.7 million common shares as of April 24, 2014, without action by our shareholders.  The issuance of this substantial number of additional common shares may be used as an anti-takeover device without further action on the part of the shareholders.  Such issuance may dilute the voting power of existing holders of common shares.

These provisions and our authorized but unissued shares could discourage proxy contests and make it more difficult for you and other shareholders to elect directors and take other corporate actions, and could limit the price that investors might be willing to pay in the future for shares of our common stock, or discourage transactions that shareholders may consider favorable.

We have a lack of segregation of duties in accounting which could have an adverse effect on our financial reporting and ultimately on our business and our stock price.
We are required to design and maintain an adequate system of internal control over financial reporting and assess and report on such internal control structure annually. Additionally, we must also maintain adequate disclosure controls and procedures and include in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K our assessment of the effectiveness of our disclosure controls and procedures.  We have determined that, due to the minimal number of people that we currently employ, there is a lack of segregation of duties, which may have a potentially adverse effect on our business.  If we fail to maintain adequate internal controls and disclosure controls and procedures, including any failure to implement required new or improved controls, or we encounter difficulties in their implementation, our business and operating results could be harmed.  Current and potential shareholders could also lose confidence in our public reporting and we may be subject to liability and/or sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission, either of which could adversely affect our financial results and the market price of our common stock.

RISK FACTORS CONCERNING OUR BUSINESS AND OPERATIONS

We will need additional capital to sustain our operations and will likely need to seek further financing to accelerate our growth, which we may not be able to obtain on acceptable terms or at all. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.
A factor limiting our growth, including our ability to enter our proposed markets, attract customers, and deliver our product in the targeted electrical power production markets, is our limited capitalization overall and as compared to other companies in the industry.

We will need additional capital to bring our operations to a sustainable level over the next twelve months. In 2013, we raised $1,245,000 in private placements. In 2012, we raised $795,000 in private placements, and additionally, we established a line of credit with TMK-ENT, Inc. which provided us with a $1,250,000 in available line of credit funding. In 2011, we raised $3,185,000 in funding via private placements.  In March 2014, we raised $1,400,000 in net proceeds from the private placement sale of convertible preferred stock to eight institutional investors. We believe that, in addition to the capital raised thus far, we will require up to an additional $1.0 million to satisfy our operating cash needs for the next 12 months. However, if we are unable to generate the projected amount of revenue and profits from our operations, we will need to seek additional financing.

We may also seek additional financing to accelerate our growth.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock.  If we raise additional capital by incurring debt, this will result in increased interest expense.

There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business could suffer if we are unable to raise additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues, develop our products, attain profitable operations, or even may result in our business filing for bankruptcy protection or otherwise ending our operations which could result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the trading price of our stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flows.
We have incurred significant losses in prior periods.  Our accumulated deficit at December 31, 2013 was $27 million. We incurred a net loss in 2013, 2012 and 2011 of $3,273,000, $3,490,000 and $4,006,000, respectively.  If we are not able to attain profitability and/or become cash flow positive in the near future and long-term future, the trading price of our stock could decline and our financial condition could deteriorate as we could, among other things, deplete our cash, incur additional indebtedness and issue additional equity that could cause significant dilution, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have an unsecured credit facility that is due to be repaid in December 2014, and we will likely need to raise additional capital to repay the loan or will need to refinance the loan.
We have an unsecured credit facility with TMK-ENT, Inc. of a principal amount of $1,018,500 that is due to be repaid in December 2014.  We do not expect to generate sufficient cash flows from operations to repay the TMK-ENT credit facility.  We will likely need to raise additional capital to repay the loan or will need to refinance the loan with TMK-ENT or another party.  If we are unable to repay the loan or refinance the loan, this would likely have a material adverse effect on our operations, our ability to raise capital and the price of our stock.

If we raise additional funds through the issuance of equity or convertible debt securities, or otherwise issue additional securities in the Company, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock.  If we raise additional capital by incurring debt, this will result in increased interest expense.  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business could suffer if we are unable to raise additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues, develop our products, attain profitable operations, or even may result in our business filing for bankruptcy protection or otherwise ending our operations which could result in a significant or complete loss of your investment.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.
We have limited operating history upon which investors may base an evaluation of our potential future performance. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in early stage of development.

Any forecasts we make about our operations, including, without limitation, sales and plans for fundraising, may prove to be inaccurate. For example, we significantly overestimated our financial performance for each of 2011 and 2012.  We estimated that we would book $17.5 million in orders for 2012, but only booked $3.0 million, and in 2011 estimated that we would book $15 million in orders, but only booked $2 million. In addition, we planned to begin sales of our products in the first half of 2009 but did not meet that goal as we continued to refine the development of our production models. We commenced our selling efforts in the late third quarter of 2009, but have only generated total revenue since inception of approximately $5.5 million through December 31, 2013. We plan to continue our selling efforts, although there can be no assurance that we will be successful in maintaining or expanding our sales. Additionally, we had planned on raising $20 million in a private placement in 2009, but we later determined to cease raising funds in that private placement after raising only $741,000. We stopped raising funds after raising only $741,000 because we reassessed our cash needs and also determined that the appropriate focus of our executive management should be on product development rather than fundraising, and further concluded that it was not in the best interests of the Company to raise more than $741,000 at that time.

We must, among other things, determine appropriate risks, rewards, and level of investment in each project, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations and financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

Our independent auditor’s report for the fiscal years ended December 31, 2013 and December 31, 2012 is qualified as to our ability to continue as a going concern.
Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2013 and 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.  Recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  The presence of the going concern explanatory paragraph may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Our future success depends on our key executives and our ability to attract, retain and motivate qualified personnel.
Our future success is largely dependent upon the principal members of our executive team.  The loss of the services of any of these key persons might impede the achievement of our product development, and commercialization objectives and have a serious impact and adverse effect on our business, financial condition and results of operations, and an investment in our stock.  The loss of a key executive could be exacerbated because we are company with very limited personnel, and often times our employees do not have overlapping duties with other employees.

Recruiting and retaining qualified management, sales, marketing, engineering and other personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms or at all.  We do not maintain “key person” life insurance on any of our employees.  Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

If our products and technologies do not achieve market acceptance, we may not generate sufficient revenue to conduct our operations or become profitable.
We cannot assure you that a sufficient number of customers will purchase our products, or that we can sell them for amounts that are in excess of our cost to manufacture, market, and install such products.  All of our products, except for solar PV which we resell, are relatively new and do not have a proven track record of being purchased in the commercial marketplace from us or other companies.  The failure of our Power on Demand system, or other products that we have developed, or may otherwise sell or develop, to be accepted in the commercial marketplace, or for us to effectively sell such products into the marketplace, would have a material adverse effect on our business.  Our technology and products may not compete well against other competing technologies, including, without limitation, fossil-fueled generators, on the basis of performance and cost or to achieve market acceptance.  This failure to effectively compete could also have a material adverse effect on our financial condition and business.  As a result, the value of your investment could be significantly reduced or completely lost.

We have very limited experience selling many of our primary products and there can be no assurance that a market exists for those products other than solar PV systems or that, if a market does exist, that we will be successful in selling into such market.
Although we believe that there is a substantial market for our Power on Demand system, our micro-grids, and reselling solar PV systems, we have limited experience is selling such products and, to date, have had limited success in selling such products and therefore there can be no assurances that (1) a market exists for any or all of those products, or (2) if a market does exist for any or all of those products, that we will be successful in selling into such market or markets.

The existence and potential size of the market for our Power on Demand system is particularly difficult to determine and verify because we do not believe that our Power on Demand system competes directly against many, if any, existing products actively and successfully sold in the marketplace, which would have assisted us in determining the size and viability of market for our Power on Demand system.  It is possible that a market for the Power on Demand system does not exist, or does not sufficiently exist to enable us to be successful.

Therefore, because of these uncertainties, we may not be successful in generating revenue in the markets that we expect to do so in 2014 and beyond, and such failure would adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively sell our Power on Demand systems in certain key markets, including the New York City area and Southern California, which would adversely affect our business prospects and financial condition and operating results.
Our business plan calls for selling a significant amount of Power on Demand systems in domestic locations where peak demand electricity rates are high.  We believe that the New York City area and Southern California contain some of the highest peak demand electricity rates in the United States, and also have many commercial buildings that could be interested in purchasing our Power on Demand system.  Therefore, we have identified the New York City area and Southern California as important markets to sell our Power on Demand system.  We have spent significant time and financial resources marketing our Power on Demand system in the New York City area since the first quarter of 2012 and have sold only one Power on Demand system in such market.  We have not yet significantly marketed our Power on Demand system in the Southern California market and we have not sold any Power on Demand systems in Southern California.  If we remain unsuccessful in selling significant volumes of our Power on Demand system in the New York City area and Southern California markets, our financial condition and operating results will be adversely affected and you could lose a significant portion or all of your investment in us.

Many of our products and services experience long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter or year and on our ability to anticipate and plan for our future revenues.
Purchases of our products and services are often significant financial investments for our customers and are often used by our customers to address complex energy needs. Customers generally consider a wide range of issues and alternatives before making a decision to purchase our products and services. Before customers commit to purchase our products, they often require a significant technical/engineering review, assessment of competitive products and approval at a number of management levels within their organization. Our sales cycle may vary based on the industry in which the potential customer operates. The length and variability of the sales cycle makes it difficult to predict whether and when particular sales commitments will be received in any given quarter, if at all.  During the time our customers are evaluating our products and services, we may incur substantial sales, marketing and development expenses to customize our products to the customers’ needs. We may also expend significant management efforts, hire employees, purchase or lease equipment, order long-lead-time components or purchase significant amounts of inventory prior to receiving an order.  Even after this evaluation process in which we may incur significant expenses, a potential customer may not purchase our products. These long sales cycles may cause us to incur significant expenses without receiving revenue to offset those expenses, would likely result in negative cash flow and losses.  As a result, the value of your investment could be significantly reduced or completely lost.

The price of peak power demand charges may decrease, which would adversely affect our ability to sell our Power on Demand system, which would adversely affect our business prospects and financial condition and operating results.
Our business plan calls for selling a significant amount of Power on Demand systems in domestic locations where peak demand electricity rates are high, including, without limitation, the New York City area market and the Southern California market.  One of the primary benefits to a customer who purchases our Power on Demand system is a reduction in their peak demand electricity charges.  Peak demand electricity rates are set by the local utility company that a customer is connected.  All other variables being equal, higher peak demand electricity rates charged by the utility company will result in larger savings generated by our Power on Demand system.  Lower peak demand electricity rates generally mean less savings generated by our Power on Demand system.  If peak demand electricity rates are lowered by utility companies, or otherwise, then potential customers will likely find our Power on Demand systems less attractive because of the lower savings that would be generated by them.  Accordingly, fewer customers would likely purchase our Power on Demand systems.  If peak demand electricity rates decreased in markets that we believe will be our key markets, including, without limitation, the New York City market and the Southern California market, the adverse impact on our potential customer base would affect us more significantly, which would adversely affect our business prospects and financial condition and operating results.  As a result, the value of your investment could be significantly reduced or completely lost.

We have little experience installing our Power on Demand system, and we have encountered, and may encounter in the future, delays related to connecting such systems to the electric grid.
Our business plan anticipates that we will sell and install a significant number of Power on Demand systems in 2014 and beyond.  To date, however, we have only sold five Power on Demand systems.  We have been advised, and have encountered in our first installations, that significant delays may occur in obtaining approval from the applicable electricity provider of the customer to connect a Power on Demand system to the electric grid as well as approvals from government authorities, including, without limitation, related to obtaining a work permit.  These approvals can be particularly difficult, expensive and time consuming to obtain in the New York City area.  Without such approvals, it may not be possible to fully install the Power on Demand system, to collect related payments from the customer and to recognize related revenue for such sale.  These significant delays may also negatively affect our ability to sell the Power on Demand system.  Such delays and failures and the related negative effects described above could adversely affect our financial condition or business, including, without limitation, the ability to obtain financing for the systems and/or for our operations.  As a result, the value of your investment could be significantly reduced or completely lost.

Because we have not sold large quantities of any of our products other than solar PV systems, we cannot determine the cost to purchase larger quantities of components to our products and to assemble and install our products and therefore we cannot be sure whether we can profitably sell our products.
We have not sold significant quantities of any of our products other than solar PV, which we resell.  Many, if not all, of our sales other than solar PV have resulted in negative gross margin as we often sold these products for below cost because, among other reasons, we believe that the cost to purchase, assemble and install one or a small amount of a product is generally much higher per unit than purchasing larger quantities of components to our products and assembling and installing larger quantities of our products.  Because we have sold and installed a small number of our systems, however, we have no operating history to confirm that the cost to purchase the components and to assemble and install these products is lower if they are purchased, assembled and installed in large quantities.  Accordingly, we cannot confirm that the cost to purchase the components and to assemble and install these products is lower if they are purchased, assembled and installed in large quantities.

Our business strategy assumes that our cost to sell and install our products will substantially decrease if such product components are purchased, assembled and installed in large quantities, which is typically the case, but there can be no assurances that such cost savings will be realized at all or in the amounts that we assume.   If we are unable to substantially decrease the cost to purchase components and install our products, it will likely be very difficult to profitably sell our products unless we raise prices which may, in turn, make our products more difficult to sell.  Therefore, because of these uncertainties in our ability to substantially decrease the cost to procure components and install our products, we may not be successful in generating revenue and profits in the markets that we have targeted, and such failure would adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

We plan to sell our products to the U.S. federal government and U.S. military, which may result in delays in the receipt of orders due to the nature of those customers.
Our business strategy includes doing a significant amount of business and selling a significant amount of our products to the U.S. federal government, particularly the U.S. military, in 2014 and beyond.  When doing business with the U.S. military, unexpected delays, which can be substantial and repeated, can occur prior to receipt of the sales order or other applicable contract.  Those delays can occur for many reasons and include, for example, when funding is not appropriated by Congress for projects that the military expects to commence.  Such delays were experienced in 2010 and 2011, and could occur again in 2014 and beyond.  On-going political disagreement over the scope and manner in which to reduce the Federal budget deficit, which has resulted in such disruptive developments as the “sequester”, which occurred on March 1, 2013, also add additional risks and uncertainties to the timing and availability of funds to finance the government agency contract that we are expecting and/or seeking. Delays in receiving orders from the U.S. government and the U.S. military may negatively affect our ability to generate revenue and profits, and such failure would adversely affect our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial and management information systems, which would impair our results of operations.
If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources.  Our ability to manage our growth will require us to improve our operational, financial and management information systems, and to motivate and effectively manage our employees.  Currently, we have only six full-time employees, and we expect that additional employees will required to manage our growth.  There can be no assurance that we will be successful in recruiting and retaining new employees, or retaining existing employees.

We cannot provide assurance that our systems, procedures and controls or financial resources will be adequate, or that our management will keep pace with this growth particularly in light of the small number of employees of the Company, and the need to hire additional employees if anticipated growth occurs.  We cannot provide assurance that our management will be able to manage this growth effectively, which could have a material adverse effect on our financial condition or business.  As a result, the value of your investment could be significantly reduced or completely lost.

We face competition from numerous sources, many of which are better capitalized and have a longer operating history than us, which may make it more difficult to introduce our products into our target markets.
The power generation markets, renewable energy markets, power management markets and energy storage markets in which we compete are rapidly evolving and intensely competitive.  We face formidable competition from traditional and well-capitalized fossil-fueled generator manufacturers and distributors, as well as from other providers of renewable energy products, power management products and energy storage products.  Many of these competitors have longer operating histories, large customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have.  They may be able to operate with a lower cost structure, and may be able to adopt aggressive pricing policies that make it difficult for us to penetrate our target markets.  Competitors in the traditionally powered generator markets, including fossil-fueled generators, power management products and renewable energy markets also may be able to devote far greater resources to technology development and marketing than we can.

Because the power management industry and renewable energy industry may be deemed attractive to many companies to enter, some of which may not currently be doing business in such industries, we could face significant additional competition whether or not we successfully execute some or all of our business plan.  These competitors could, among other things, have significantly more revenues, cash flows and profits than us, be significantly better financed, have a significantly better and longer operating history than us, have a better brand name than us, have significantly better relationships with potential customers and strategic parties, and have significantly better access to government funding and incentives.

Competition in the solar PV market is intense.  We are a reseller of solar PV, and therefore largely compete on price and service as our product offerings in solar PV market are not unique.  We do not have the financial resources, expertise, customer base, or industry reputation of many of our competitors in the solar PV market, and therefore may not be able to effectively compete in the solar PV market.

Any or all of these factors that we face may have a material adverse effect on our ability to compete and to generate revenues, which would have a material adverse effect on our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

We may not be successful in developing and sustaining the alliances necessary to successfully sell and install our products in our target markets.
Our business plan contemplates that we establish and sustain relationships with third-parties for the marketing, sale and installation of our products.  We have begun establishing relationships to market, sell and install our products, but there can be no assurance that we will be successful in developing or sustaining the necessary relationships, or that these relationships will prove to be successful in selling our products.  If we are not successful in securing or sustaining these critical alliances on reasonable terms, or at all, we may not generate sufficient revenue to conduct our operations or become profitable, which would have a material adverse effect on our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

If we are unable to adopt or incorporate technological advances into our products, our proposed business could become less competitive, uncompetitive or obsolete and we may not be able to effectively compete with competitors’ products.
We expect that technological advances in the processes and procedures for harnessing solar energy, storing energy and managing power will continue to occur.  As a result, there are risks that products that compete with our products could be improved or developed.  We believe that processes for storing and managing energy and for reducing peak rate demand charges for large electricity users are continually under development by third parties, including competitors and potential competitors. If we are unable to adopt or incorporate technological advances, our energy management and storage systems could be less efficient or cost-effective than methods developed and sold by our competitors, which could cause our products to become less competitive, uncompetitive or obsolete, which would have a material adverse effect on our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

If we fail to protect our intellectual property, our business could be adversely affected.
Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products and services from our competitors’ products and services. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, trade secrets and patent laws.

We have two patents pending in the United States and one patent pending in Europe for the technology on which our Power on Demand system is based.  No assurance can be given that any of these patents will be issued and, if issued, will afford meaningful protection against a competitor.  Patent applications filed in foreign countries are subject to laws, rules, regulations and procedures that differ from those of the United States, and thus there can be no assurance that foreign patent applications related to United States patents will issue.  Even if these foreign patent applications issue, some foreign countries provide significantly less patent protection than the United States.  The status of patents involves complex legal and factual questions and the breadth of claims issued is uncertain.  Accordingly, there can be no assurance that any patents that may be issued to us in the future will afford protection against competitors with similar technology.  No assurance can be given that patents issued to us will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around.  In addition, filing and maintaining patent rights domestically and abroad is expensive, and we may not have sufficient financial resources to file or maintain certain of our patent rights.

We also rely on proprietary information, trade secrets and know-how to develop, maintain, and strengthen our competitive positions. While we take steps to protect our proprietary rights to the extent possible, there can be no assurance that third parties will not know, discover or develop independently equivalent proprietary information or techniques, that they will not gain access to our trade secrets or disclose our trade secrets to the public. Therefore, we cannot guarantee that we can maintain and protect unpatented proprietary information and trade secrets.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary and/or protected by patent.  Unauthorized use of our proprietary technology could harm our business.  Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.
We believe that our business will be heavily reliant upon patented and patentable technology for our Power on Demand system and related intellectual property.  We are not aware of any infringement by us on any other company’s intellectual property rights.  However, see “Legal Proceedings” below.  In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.  If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.  As a result, the value of your investment could be significantly reduced or completely lost.

The expiration, cancellation or reduction of federal tax benefits and state benefits, particularly New York’s benefits, for renewable energy generation would adversely affect our development, particularly with respect to our solar PV systems.
The financial incentives that are available to purchasers of our solar PV systems and other renewable energy products and systems are crucial in our development and growth and are an important factor in the decision-making process of our customers and our potential customers in terms of whether they will purchase our products.  A number of states, including New York, have reduced their incentive levels on a per-project basis.  There is a Federal Investment Tax Credit of 30% for the purchase and installation of qualifying solar PV systems.  This Federal credit is currently scheduled to expire on December 31, 2016. These credits can help make solar PV systems more attractive as an alternative to other power generation products.

The financial incentives available for certain power management systems installed in New York, particularly in the New York City area, recently were revised to, in certain instances, increase the financial incentives directly or indirectly provided to the customer of such systems.  These new financial incentives may benefit our competitors’ products more than they benefit our products, if they benefit our products at all.  As a result, our products may become less competitive and/or less cost-effective when compared to our competitors’ products, thereby potentially decreasing our sales and/or sales opportunities.

If these incentives or similar incentives in one or more states, particularly New York, or the federal government are repealed, reduced or not renewed, demand for our products and future development efforts would be adversely affected.  Furthermore, the recent economic crisis, growing public concern over the high levels of government deficits or shift in the balance of political power could make the repeal, reduction, or non-renewal of these incentives by certain states, including New York, or the federal government more likely.  If federal or state incentives, particularly New York’s, applicable to renewable energy products are cancelled, reduced, or expire, our business and revenue may be materially adversely affected.  As a result, the value of your investment could be significantly reduced or completely lost.

Deteriorative changes in the renewable energy industry market would adversely affect our development, particularly with respect to sales of our solar PV systems.
Several factors have benefited the renewable energy markets, including the solar and power management markets.  These factors include, policy support from the state and federal legislatures, rising and volatile prices of conventional electricity, an increase of peak demand pricing for many commercial customers, consumer education, and an increased public concern for environmental issues which favor continued development and the desire of energy independence in part as a result of national security issues.  There can be no assurance that any or all of these conditions will continue to exist throughout our development and continued operation.  As a result, it is possible that these conditions could deteriorate or worsen in a manner that would adversely affect demand for our products, particularly our solar PV systems, and future development efforts, which would adversely affect our financial condition and business.  As a result, the value of your investment could be significantly reduced or completely lost.

We rely on independent manufacturers and suppliers to manufacture some or all of our products, which could delay our progress and cause delay and damage customer relationships.
We use third-party manufacturers and suppliers to supply components to our products, which we then assemble and install.  We currently have no large scale manufacturing capabilities, and do not intend to manufacture our products in the future.  If we are unable to maintain satisfactory arrangements for the manufacture of components of our products by third parties, our business could be adversely affected.  Furthermore, once we enter into such relationships, we may not have long-term written agreements with any third-party manufacturers or suppliers. At this time we have no such long-term written agreements.  As a result, any of these manufacturers or suppliers could unilaterally terminate their relationships with us at any time, which could adversely affect our ability to produce our products.  Establishing relationships with new manufacturers would require a significant amount of time and would cause us to incur delays and additional expenses, which would also adversely affect our business and results of operations.

In order to preserve our cash and financial resources, we have attempted to negotiate improved payment terms and price reductions with many of our suppliers.  However, certain of our suppliers have not agreed to our proposed revised terms, which may result in such suppliers no longer doing business with us, which may adversely affect our ability to produce our products in a timely basis, on a cost-effective basis or at all.

In addition, a manufacturer’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery and installation requirements for customers for those items. This, in turn, may cause customers to cancel orders, refuse to accept deliveries or demand reduced prices, and could result in a negative customer satisfaction that could negatively impact our future sales. Any of these above-described scenarios could adversely affect our business and results of operations.  As a result, the value of your investment could be significantly reduced or completely lost.

Price increases in some of the key components in our products and systems, including, without limitation, inverters and batteries, could materially and adversely affect our operating results and cash flows.
The prices of some of the key components of our products and systems, including, without limitation, inverters and batteries, are subject to fluctuation due to market forces beyond our control. If we incur price increases from our suppliers for key components used in our products and systems or from our contractors, we may not be able to pass all of those price increases on to our customers in the form of higher sales prices, which would adversely affect our operating results and cash flows.  Such price increases could occur from time to time due to, among other reasons, spot shortages of commodities or labor, longer-term shortages due to market forces beyond our control or exchange rate fluctuations. An increase in our operating costs due to price increases from these components causing a reduction in our margins could materially and adversely affect our consolidated results of operations and cash flows.  As a result, the value of your investment could be significantly reduced or completely lost.

We are subject to certain safety risks, including the risk of fire, inherent in the use of batteries.
Due to the high energy inherent in batteries that are included in our Power on Demand systems and certain of our other products, our batteries can pose certain safety risks, including the risk of fire.  We incorporate procedures that are intended to minimize safety risks, but we cannot assure that accidents will not occur.  Although we currently carry insurance policies which cover loss of the plant and machinery, leasehold improvements, inventory and business interruption, any accident, whether at our facilities or from the use of the products by us or others, may result in significant production delays or claims for damages resulting from injuries, property damage, lost profits or other damages.  In addition, any such accident could materially adversely affect our ability to sell our products due to, among other things, damage to our reputation and the reputation of our products, particularly since we are a company with limited sales history.  While we maintain what we believe to be sufficient casualty liability coverage to protect against such occurrences, these types of accidents or losses could have a material adverse effect on our business, financial condition and results of operation.  As a result, the value of your investment could be significantly reduced or completely lost.

We provide a warranty for our products, which may result in us providing significant customer support, maintenance and repairs at significant cost to us without corresponding revenue, which could have a materially negative impact on our financial condition and results of operations.
We offer a standard warranty for our products and the components of certain of our products, and offer certain customers an extended warranty for an additional fee.  We maintain a reserve on our financial statements for warranty claims, which is evaluated on a quarterly basis.  The factors that affect our warranty reserve are the projected cost of repair and/or product replacement, component life cycles, and limited historical data.  As a result of lower than expected wind turbine performance, many customers have elected to replace their wind turbine with a similarly sized solar PV array.  We have taken this into consideration when evaluating the warranty reserves, and have included the cost of replacement as part of the warranty expense. There can be no assurance that future warranty claims will be consistent with our past history and in the event that we experience a significant increase in warranty claims, there can be no assurance that our reserves would be sufficient.  Because our Power on Demand systems have a limited or no history of operating at customer facilities or otherwise, the ability to accurately project the cost of repair and/or product replacement of these products, and therefore makes estimating the cost of warranties difficult.

If some or all of our products require repairs or maintenance, we may be required to spend significant time, money, and other resources repairing or maintaining our products at significant cost to us without generating any additional revenue for us.   In the future, we plan to offer service contracts to certain customers, which would include a service and/or maintenance fee payable to us.  However, there can be no assurance that the revenue generated by these service contracts will be sufficient to cover the costs expended by us as required by such contracts.  Servicing our maintenance and warranty obligations could result in significant funds and resources being expended by us, which could have a materially negative effect on our financial condition, results of operations and your investment.  As a result, the value of your investment could be significantly reduced or completely lost.

Utility companies or governmental entities could place barriers to our entry into the marketplace that could adversely affect our business.
Utility companies or governmental entities could place barriers on the installation of our products, including, without limitation, the interconnection of our Power on Demand systems with the electric grid.  Further, they could charge additional fees to our customers for installing systems that we sell.  These types of restrictions, fees or charges could impair our ability to sell our systems, or the ability of our customers to effectively use our systems, or they could increase the costs of operating our systems.  This could make our systems less desirable to potential customers, which could materially and adversely affect our business, financial condition and operating results. As a result, the value of your investment could be significantly reduced or completely lost.

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING INFORMATION

In addition to the other information contained in this report, investors should carefully consider the risk factors disclosed in this report in evaluating an investment in our common stock. All statements contained in this report, other than statements of historical facts, that address future activities, events or developments are “forward-looking statements.”

These forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions.  We have based these forward-looking statements on certain assumptions and analyses made by us in light of our experience and on our assessment of historical trends, current conditions, expectations, and projections about expected future developments and events, as well as on other factors we believe are appropriate under the circumstances and other information currently available to us.  These forward-looking statements are subject to risks, uncertainties and assumptions, including those described under the heading “Risk Factors,” that may affect the operations, performance, development and results of our business.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements contained herein and in such incorporated documents are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth above and for the reasons described elsewhere in this report.   Forward-looking statements and reasons why results may differ included in this report are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.  All of the forward-looking statements made in this report are qualified by these cautionary statements.

USE OF PROCEEDS

All of the shares sold in this offering will be sold by certain holders of our Series A Preferred Stock that is convertible into common stock or of warrants to purchase shares of our common stock.  Except for the potential payment of the exercise price of the warrants, we will not receive any proceeds from the sale of the shares offered in this prospectus.

The selling shareholders currently hold warrants to purchase a total of 11,250,000 shares of our common stock at an exercise price equal to $0.25 per share. In the event the selling shareholders exercise all of these warrants, we would receive proceeds of $2,812,500, subject to the selling shareholders electing to use a cashless exercise provision which would reduce or eliminate proceeds being received by us.  We may not receive any significant proceeds from exercise of the warrants in the near future or at all.  We intend to use any proceeds that we receive from the exercise of warrants for working capital and general corporate purposes.

SELLING SHAREHOLDERS

Selling Shareholders Table

We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of shares of our common stock covered by this prospectus from time to time under Rule 415 of the Securities Act.  The shares offered for resale under this prospectus are being registered for resale by selling shareholders of Arista Power, Inc. who may acquire such shares in the future upon the conversion of Series A Preferred Stock or upon the exercise of warrants, or the transferees of such selling shareholders.  Such persons may resell from time to time all, a portion, or none of such shares.  In addition, the selling shareholders may sell, transfer or otherwise dispose of a portion of our common stock being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act.  See “Plan of Distribution” on page 20.

On March 31, 2014, we sold, pursuant to a Securities Purchase Agreement, an aggregate of 1,500 shares of our Series A Convertible Preferred Stock, with a stated value of $1,500,000, that are convertible into shares of our common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to eight institutional investors.  We received a total of $1,400,000 in net proceeds from the sale.  Each share of Series A Convertible Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The Series A Convertible Preferred Stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the Securities Purchase Agreement, with any shares of Series A Convertible Preferred Stock outstanding on March 31, 2017 automatically converting into common stock.  The investors received rights of first refusal and rights of participation in future financings of us until March 31, 2015.  In addition, the investors received most favored nation protections on the terms and conditions of the warrants and Series A Convertible Preferred Stock so long as such securities remain outstanding.  Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock and warrants on substantially similar terms.

The warrants and the Series A Convertible Preferred Stock have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision, meaning that, if we sell or issue shares of common stock or securities that are convertible in to common stock at a price (the “Base Price”) lower than the per share conversion price of the Series A Convertible Preferred Stock under the Securities Purchase Agreement ($0.20 per share), the Company will be required to reduce the conversion price to such lower price per share thereby increasing, for no additional consideration, the number of shares of  common stock (the “Additional Shares”), into which such Investor may convert its shares of Series A Convertible Preferred Stock.  Should the Company, at any time while the Warrants are outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of the Company’s common stock at a per share price less than the than the then exercise price of the Warrants, the exercise price of the Warrants shall be reduced to equal that of the lower price.  The Securities Purchase Agreement, Certificate of Amendment of the Arista Power, Inc. Certificate of Incorporation, which contains the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, and Form of Warrant are referenced below as Exhibit 10.41, Exhibit 3.2 and Exhibit 10.42, respectively.

The following list (or footnotes thereto) provides:

•	the names of the selling shareholders;

•	the affiliation or material relationship we have, if any, with each selling shareholder;

•	the amount of shares of common stock beneficially owned by each selling shareholder before this offering to the best of our knowledge;

•	the number of outstanding shares of common stock being offered for each selling shareholder’s account;

•	the number of outstanding shares of common stock underlying warrants being offered for each selling shareholder’s account; and

•	the exercise price and expiration date of warrants held by each selling shareholder.

Beneficial ownership includes shares owned and shares that the shareholder has the right to acquire within 60 days. Except as may be noted in a footnote below, all of the shares listed as underlying warrants are immediately acquirable and thus are beneficially owned by the selling shareholder holding the respective shares of Series A Convertible Preferred Stock and warrants.  However, we have no control over when, if ever, a selling shareholder may exercise the option to exercise warrants held by such selling shareholder.  The number of shares of common stock that may be actually sold by each selling shareholder will be determined by such selling shareholder. Because certain selling shareholder may purchase all, some or none of the shares of common stock which can be purchased under their respective warrants and each selling shareholder may sell all, some or none of the shares of common stock which each holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of the shares is based on the basis that each selling shareholder will sell all of the shares of common stock owned by that selling shareholder and covered by this prospectus.

Name of Selling Shareholder	Shares Beneficially Owned Before Offering (1)	Shares Currently Outstanding and Being Registered in Offering	Shares Issuable Upon Conversion of Preferred Being Registered in Offering	Warrant Shares Being Registered in Offering	Total Shares Being Registered in Offering (2)	Shares Beneficially Owned After Offering	Percentage of Class Owned After Offering (3)
Ellis International Ltd. (4)(5)	1,937,500	0	775,000	1,162,500	1,937,500	0	0
Point Capital, Inc.(5)(6)	1,250,000	0	500,000	750,000	1,250,000	0
Hewlett Fund LP (5)(7)	995,000(8)	0	250,000	375,000	625,000	0	0
Momona Capital (5)(9)	750,000	0	300,000	450,000	750,000	0	0
Alpha Capital Anstalt (5)(10)	10,000,000	0	4,000,000	6,000,000	10,000,000	0	0
Brio Capital Master Fund Ltd. (5)(11)	2,500,000	0	1,000,000	1,500,000	2,500,000	0	0
Lane Ventures (5)(12)	437,500	0	175,000	262,500	437,500	0	0
Zeiger Tower LLC (5)(13)	1,250,000	0	500,000	750,000	1,250,000	0	0

(1)
Figures include the shares of common stock receivable upon conversion of Series A Convertible Preferred Stock and shares underlying warrants being registered in the registration statement of which this prospectus forms a part.

(2)
The number of shares that may be resold by the selling shareholder assumes the sale of all shares of common stock and shares underlying warrants.  The registration statement of which this Prospectus forms a part includes additional shares pursuant to Rule 416 which may be required to be issued pursuant to the anti-dilution provisions of the warrants for stock splits, stock dividends and similar corporate transactions.

(3)	Percentage is based on 19,938,694 shares of common stock outstanding as of April 21, 2014.

(4)	The selling shareholder is controlled by Mendy Scheen who has the power and control to vote and sell the securities.

(5)
The selling shareholder purchased securities in the Company’s private placement offering on March 31, 2014.  In the placement, the Company raised net proceeds of $1,400,000 and sold 1,500 shares of Series A Convertible Preferred Stock convertible into 7,500,000 shares of common stock and warrants to purchase 11.250,000 shares of common stock.  The warrants are exercisable at $0.25 per share, the number of shares issuable upon exercise is subject to adjustment under certain events and are exercisable for a period of five years from issuance, i.e., until March 31, 2019. The warrants contain a cashless exercise provision, which would reduce or eliminate proceeds being received by us if such provision is exercised by the selling shareholder.

(6)	The selling shareholder is controlled by Richard Brand and Eric Weisblum who have the power and control to vote and sell the securities.

(7)	The selling shareholder is controlled by Martin Chopp who has the power and control to vote and sell the securities.

(8)
Consists of 250,000 shares of common stock, warrants to purchase 495,000 shares of common stock and shares of preferred stock convertible into 250,000 shares of common stock.  120,000 of such warrants have an exercise price of $0.25 and an expiration date of July 31, 2018, and 350,000 of such warrants have an exercise price of $0.25 and an expiration date of March 31, 2019.

(9)	The selling shareholder is controlled by Arie Rabinowitz who has the power and control to vote and sell the securities.

(10)	The selling shareholder is controlled by Konrad Ackerman who has the power and control to vote and sell the securities.

(11)	The selling shareholder is controlled by Shaye Hirsch who has the power and control to vote and sell the securities.

(12)	The selling shareholder is controlled by Joseph Hammer who has the power and control to vote and sell the securities.

(13)	The selling shareholder is controlled by Samuel Reinhold who has the power and control to vote and sell the securities.

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board, OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Common Stock

As of April 24, 2014, we had 19,938,694 shares of common stock issued and outstanding.  The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of shareholders is able to elect the entire board of directors, and if they do so, minority shareholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for shareholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

Our shareholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.

As of the date of this filing, we have 27,900,184 shares of common stock reserved for issuance on exercise of outstanding options and warrants, which includes: (1) 11,250,000 shares underlying the warrants held by the selling shareholders under this prospectus; (2) 7,500,000 shares issuable upon conversion of Series A Convertible Preferred Stock held by the selling shareholders under this prospectus; (3) 7,683,267 shares underlying warrants not included in this prospectus; (4)  1,005,608 shares underlying outstanding options issued under our 2008 Equity Incentive Plan, as amended and restated; and (5) 425,000 shares underlying outstanding options not issued under our 2008 Equity Incentive Plan.  We also have an additional 36,309 shares of common stock remaining available for future awards under our 2008 Equity Incentive Plan.

The board of directors has authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing shareholders.

Warrants

The warrants whose underlying shares of common stock are being registered in this registration statement are exercisable at $0.25 per share, the number of shares issuable upon exercise is subject to adjustment under certain events and are exercisable for a period of five years from issuance, i.e., until March 31, 2019.  For a more detailed description of the warrants whose underlying shares of common stock are being registered, please see the “Selling Shareholders” section above.

Preferred Stock

Under our Certificate of Incorporation, our board of directors is authorized, without shareholder action, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of our voluntary liquidation or dissolution, and voting rights, if any. If we offer preferred stock, the specific designations and rights will be described in an amended Certificate of Incorporation.

On March 27, 2014, we filed a Certificate of Amendment to our Certificate of Incorporation designating the preferences, rights and limitations of our Series A Convertible Preferred Stock.  On March 31, 2014, we issued 1,500 shares of our Series A Convertible Preferred Stock to the selling shareholders.  Reference is made to the Certificate of Amendment of the Arista Power, Inc. Certificate of Incorporation, which contains the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, referenced below as Exhibit 3.2.

Anti-Takeover Effects of Certain Provisions

Certain provisions of the New York Business Corporation Law, our Certificate of Incorporation, and our Amended and Restated By-Laws, may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

New York Law

We are subject to Section 912 of the New York Business Corporation Law, which regulates, subject to some exceptions, acquisitions of New York corporations. In general, Section 912 prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date the person becomes an interested shareholder, unless:

•	our Board of Directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;

•
the holders of a majority of our outstanding voting stock not beneficially owned by such interested shareholder approved such business combination at a meeting called for such purpose no earlier than five years after such interested shareholder attained his status; or

•	the business combination meets certain valuation requirements.

Section 912 defines a “business combination” to include, among others:

•	any merger or consolidation involving us and the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of 10% or more of our assets;

•	the issuance or transfer by us of 5% or more of our outstanding stock to the interested shareholder, subject to certain exceptions;

•	the adoption of any plan or proposal for our liquidation or dissolution pursuant to any agreement with the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholder; and

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 912 defines an “interested shareholder” as any shareholder who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a corporation or who is an affiliate or associate of such corporation and at any time within the five-year period prior to the time of determination of interested shareholder status did own 20% or more of the then outstanding voting stock of the corporation.

Classified Board of Directors

Our Restated Certificate of Incorporation divides our board of directors into three classes. Therefore, directors elected at each annual meeting to replace those whose terms expire at such annual meeting are elected to three-year terms.  Our Restated Certificate of Incorporation and By-Laws provide that directors may be removed only for cause and only by the affirmative vote of in excess of 66 2/3% of the issued and outstanding shares of our common stock.

Amendments to Certificate of Incorporation

Our certificate of incorporation requires that any proposed amendment to the provisions of our certificate of incorporation relating to the de-classification of directors, the removal of directors for cause, or the exculpation of directors for liability to the Corporation or the shareholders, be approved by an affirmative vote of in excess of 66 2/3% of the issued and outstanding shares of Common Stock entitled to vote thereon at the time of any such proposed amendment.

Amendments to By-Laws

Our By-Laws, as amended, require the affirmative vote of in excess of 66 2/3% of the issued and outstanding shares entitled to vote thereon or the affirmative vote of a majority of the Board of Directors to amend or repeal By-Laws governing the manner of conducting shareholder meetings, advance notice procedures to be followed by shareholders who desire to bring business before any annual meeting, advance notice procedures for nominating candidates for election to our Board of Directors, and procedures for increasing or decreasing the number of directors, filling vacancies on the Board of Directors, and removing directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”).  You may read and copy any reports, statements, or other information on file at the SEC’s public reference room in Washington, D.C.  You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC.  Additionally, all of our securities filings filed with the SEC are available under the “Investor Relations” tab on our company website at www.aristapower.com.

We have filed a Registration Statement on Form S-1 with the SEC.  This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted, and you should refer to the Registration Statement and its exhibits.  With respect to references made in this prospectus to any contract or other document of ours, such references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our Securities and Exchange Commission filings and the Registration Statement can also be reviewed by accessing the SEC’s Web site at www.sec.gov.

LEGAL MATTERS

The validity of the common stock that is being offered pursuant to this prospectus will be passed upon by Schwell Wimpfheimer & Associates LLP, outside counsel to the Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the issuance of shares offered hereby will be passed upon by Schwell Wimpfheimer and Associates, LLP, outside counsel to the Company, located in New York, New York.  Dov Schwell, managing partner of Schwell Wimpfheimer and Associates, LLP, is the Chairman of the Board of the Company and currently owns options to purchase 112,500 shares of common stock of the Company.  Three of Mr. Schwell’s minor children who live at his residence collectively own 300 shares of common stock of the Company.  Schwell Wimpfheimer and Associates, LLP owns 440,000 shares of common stock of the Company.

Business

Company Overview

We are a developer, supplier and integrator of custom-designed power management systems, and a supplier, designer and installer of solar energy systems.  Our patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users.  We also design, sell and install residential and commercial solar PV systems.

We were incorporated in New York on March 30, 2001, under the name Future Energy Solutions, Inc.  In November 2008, we changed our name to WindTamer Corporation, and, in May 2011, we changed our name to Arista Power, Inc.  The decision to change our name to Arista Power, Inc. reflected the fact that we broadened our suite of product offerings and developed a wide range of power management solutions that we can provide to our customers. Our corporate headquarters is located at 1999 Mt. Read Boulevard, Rochester, New York 14615, and our telephone number at those offices is (585) 243-4040.  Our website address is www.aristapower.com.  Our common stock is listed and traded on the OTCQB under the symbol “ASPW.”

History

Our company was originally formed to develop and sell a wind turbine.  The WindTamer® wind turbine was invented in 2002, and in 2003 a patent was issued for the WindTamer® turbine technology.   In the fourth quarter of 2009, we began selling our turbines.  In 2010 and 2011, we continued selling and installing our wind turbines in a variety of grid-tied and off-grid applications.  In 2012, we focused on product development, as well as sales and marketing for our Power on Demand system and our Mobile Renewable Power Station, instead of our WindTamer turbines.

In the summer of 2009, we began to develop our Mobile Renewable Power Station, which integrated solar PV, wind turbines, fuel cells and/or generators with an integrated onboard storage device for military and other applications.  In 2010, we continued the development of our Mobile Renewable Power Station, and in the first half of 2010, we sold and delivered our first Mobile Renewable Power Station for testing and use by the U.S. Army.  This led to the award of two U.S. Army contracts, totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent, scalable micro-grid.

During 2010, we also developed our Power on Demand system, which utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology, to release energy at optimal times to reduce peak power demand, thereby lowering electricity costs.  The first Power on Demand system was commissioned in the first quarter of 2011.

Late in the fourth quarter of 2010, we began selling solar PV as free-standing systems, and installed our first solar PV systems in the first quarter of 2011.   During 2012 and 2013, we marketed our solar products via community solar purchasing programs in several regions of upstate New York. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2014 and 2015.

During 2013, we continued our product development, with most of such efforts directed at our Power on Demand system.   We expect to continue further development on our products, including our Power on Demand system and intelligent micro-grids, in 2014 and beyond. During 2013, we increased the number of solar PV systems that we sold to commercial customers, contributing to higher revenues from our sales of solar PV systems.

Recent Developments

In January 2014, we signed a letter of cooperation with EaglePicher Technologies (“EPT”), in which we have agreed to jointly sell our Power on Demand system in New York City.  Additionally, we have agreed to target utilizing EPT’s PowerPyramid™ in three of our Power on Demand installations in 2014, and have agreed to collaborate on engineering support services, development activities and the seeking of funding from organizations such as the Army, NREL, NYSERDA and NYBEST.

In March 2014, we raised $1.4 million in net proceeds from the private placement sale of convertible preferred stock to eight institutional investors.

Significant Events of 2013

In January and February of 2013, we partnered with Genesee County, Seneca County and the City of Hornell, for community solar purchasing programs offered to county/city residents and provided certain Company provided incentives to residents who participated.  These programs were similar to the Solarize Madison County program offered in 2012. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2015.

In May of 2013, we were awarded a contract to install a Power on Demand system at City Lights at Queens Landing, a 43-story 525-unit cooperative building in Long Island City, New York.

In July and August of 2013, we raised an aggregate of $1.245 million in a private placement of our common stock to accredited investors.

In September 2013, General Technical Services, Incorporated, a U.S. Army contractor, awarded us a contract totaling $625,000 to continue to develop and build on Phase One and Phase Two projects related to an Intelligent Scalable Micro-grid for the U.S. Army. The project will follow the completion of Phase Two, which was awarded in October 2012.

In November 2013, we partnered with EaglePicher Technologies by integrating the EaglePicher’s Power Pyramid™ system into the Power on Demand system to be installed at the City Lights building in Long Island City, New York.

In December 2013, we completed the installation of a 166kW solar system, our largest solar PV installation to date, at a commercial site in Western NY.

Our Industry and our Business Areas of Focus

The U.S. electricity industry is large and has grown significantly over the last six decades.  This increase in electricity usage has strained the electric power grid and has contributed to the increase in the price of electricity.  High electricity prices are particularly pronounced during peak power periods, when demand for electricity is at its highest.  The rising demand for energy, growing cost of energy, and increasing concerns about the environment have combined to cause many organizations, including utilities and their end customers, to focus on energy efficiency. In 2012, natural disasters in India and the Northeastern U.S. emphasized the limitations of grid structures. Extreme weather in the summer of 2013 led to higher than usual demand for electricity usage in the New York City area, while the colder than normal temperatures in the winter of 2014 significantly increased electric supply costs in much of the Northeast United States. These, and other factors, have increased demand in the marketplace for products and services that efficiently use energy.

Our Strategy

Our strategy is to develop, market, and sell energy efficient products that focus primarily on the management and distribution of energy, including renewable energy, and that provide attractive returns on investment for customers in the commercial, military, residential, and industrial space.  We intend to use our expertise in power distribution, power management, alternative and renewable energy, and energy storage to combine our proprietary patent-pending energy storage and management systems with solar PV systems, fuel cells, generators and/or the electric grid to become a market leader in the power distribution and renewable energy industries.  We believe that combining renewable energy with energy storage and management systems will enable us to offer customers a product with an attractive return on investment.  We believe that our products will be sold in the residential, commercial, government, military, industrial, and off-grid markets.

Our primary products are:

●	Our proprietary, patent-pending Power on Demand systems; and

●	Solar PV systems.

In addition, in 2012, we were awarded two U.S. Army contracts, totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid. In September 2013, we were awarded a single vendor contract for $625,000 to continue to build on the success of the Phase One and Phase Two contracts. We plan to complete the Phase Two portion of the award and commence work on the Phase Three award in early 2014.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we sell to commercial, military, and governmental customers.

We plan to become a leader in the power management and the renewable energy industries through, among other things, one or more of the following strategies:

●	Continuing the development of our products to improve their marketability, functionality, reliability, scalability, safety, and cost effectiveness;

●	Developing a domestic sales force organically, primarily through commissioned representatives and through strategic marketing and distribution alliances;

●	Establishing joint ventures, strategic alliances, licensing, and/or royalty agreements with third parties to augment our marketing efforts; and

●	Acquiring companies that are complementary to our business.

Our Business

We are a developer, supplier and integrator of custom-designed power management systems, and a supplier, designer and installer of solar energy systems. Our patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users.

Our primary products are:

●
Power on Demand system.  Our Power on Demand system is a proprietary, patent-pending energy storage and management system that lowers a customer’s peak electricity demand, thereby reducing the customer’s electricity costs.  The system utilizes energy inputs from multiple sources integrated with a custom-designed energy storage device to reduce grid demand and provide power when a customer’s power loads are high.  The energy can be generated from renewable sources such as solar and wind, and also from fuel cells, generators, and from the grid itself, depending on the available energy resources at a given site.

●	Solar PV systems. We design, supply and install solar PV panels either as a stand-alone system or integrated with our other products.

In addition, in 2012, we were awarded two U.S. Army contracts totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid.  In September 2013, we were awarded a single vendor contract for $625,000 to continue to build on the successes of the Phase One and Phase Two development programs.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we will sell to commercial, military, and governmental customers. Based upon customer requirements, we have the capacity to mobilize a micro-grid.

In 2013, we had revenues of $2,195,000 and an operating loss of $3,426,000, as compared with revenues of $1,999,000 and an operating loss of $3,463,000 in 2012.  Of the $3,426,000 and $3,463,000 operating losses in 2013 and 2012, $1,764,000 and $1,371,000, respectively, were attributable to non-cash expenses, primarily related to charges incurred in connection with the issuance of warrants and stock options, the amortization of debt discount, and establishment of a loss contract reserve, impairment of assets, depreciation and amortization.

From 2002 until the fourth quarter of 2009, we focused primarily on the research and development of our technology and production and testing of WindTamer® turbine prototypes.  In the fourth quarter of 2009, we began selling our turbines.

In the summer of 2009, we began to develop our Mobile Renewable Power Station, which can integrate solar PV, wind turbines, fuel cells, and/or generators with an integrated onboard storage device for military and other applications.  In 2010, we continued the development of our Mobile Renewable Power Station, and in 2010, we sold and delivered a Mobile Renewable Power Station to the U.S. Army Research, Development and Engineering Command’s Aberdeen Proving Grounds in Maryland for use and testing. This led to the award of two U.S Army contracts to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid.   While we believe that the Mobile Renewable Power Station has significant applications for military, commercial and other federal agency factors, we will evaluate customer requirements for a custom designed system on a case by case basis.

Leveraging our development of the Mobile Renewable Power Station in 2009-2010, we adapted this technology to develop our Power on Demand system, which reduces the peak demand fees charged by utility companies to commercial customers.  In effect, the Mobile Renewable Power Station may be viewed as the precursor to our Power on Demand system.  In 2010, we developed our Power on Demand system and commissioned our first Power on Demand system in the first quarter of 2011.

From 2011 through 2013, we continued our product development, with most of such efforts directed at our Power on Demand system. The development of our Power on Demand system progressed to where we were able to increase our sales and marketing efforts of such products in late 2011.  We expect to continue our product development efforts on our Power on Demand system in 2014 and beyond.

Late in the fourth quarter of 2010, we began selling stand-alone solar PV systems and solar PV systems that can be integrated into our Power on Demand systems and other products.  We installed our first stand-alone solar PV systems in the first quarter of 2011.  We believe that the solar PV market is fragmented in certain geographic markets in the United States, and that we can attain significant market share in targeted geographic markets, including Western New York, where our headquarters is located.  In 2012 and 2013, we launched community solar purchasing programs in several targeted regions in Western New York.  We expect to increase the marketing of our stand-alone solar PV systems into 2014 and beyond.

Because of their varied sales cycles, we utilize different sales and marketing strategies for each of our products.  Domestically, we generally utilize an internal sales force, representatives, and distributors to obtain and develop sales leads. In 2014 we expect to continue to expand sales capabilities utilizing our in-house sales force, our domestic alliance partners and representatives and distributors.

We are currently fulfilling sales orders by managing the supply chain relationships of all of the required components, and then assembling and installing our products.

Power on Demand System

Many electricity suppliers, typically utility companies, throughout much of the United States and abroad, charge their commercial customers not only for the consumption of electricity but also a demand, or distribution, charge.  These demand charges can often account for more than 30% of a commercial customer’s utility cost.  The calculation of this demand charge varies from supplier to supplier, but is generally based upon the highest amount of power demand that a customer uses from the electric grid in a billing cycle – often called peak demand.  Recently, demand charges have become an increasing part of commercial customer’s electricity costs.  Certain electricity suppliers have begun to charge residential customers variable time of day consumption charges, and those charges, both commercial and residential are expected not only to be implemented by additional electricity providers but also to increase the percentage of the user’s utility bill.  Generally, the reduction of a customer’s overall consumption of electricity via a solar system, wind turbine, other renewable energy or demand response initiatives would not materially reduce the customer’s demand charge due to the inability to control when the renewable power is generated.

With our understanding of demand charges, as well as the desire to use created renewable energy when the value is optimal, we developed our Power on Demand system in 2010, and continued development of the system to the present.  Our Power on Demand system is a proprietary, patent-pending energy storage and power management system that lowers a customer’s demand charges.  The system utilizes energy inputs from multiple sources together with a custom-designed energy storage device to reduce grid demand and provide stored power when customer loads are high.  The energy can be generated from renewable sources such as solar and wind, and also from fuel cells, generators and from the electric grid itself, depending on the available energy resources at a given site.  Each Power on Demand system is custom designed.  The system is designed to include our proprietary smart monitoring technology that, among other things, monitors the power usage of the site in real-time and determines when to release energy from the battery system in order to optimize the battery life and increase the value of the overall system.

Our Power on Demand system is scalable, with the ability to integrate multiple renewable inputs, generators and fuel cells, and distribution capabilities ranging from 50kW to 1mW, or more, and can utilize multiple battery chemistries for optimal energy storage based on the specific application.

Our commercial customers benefit from our Power on Demand system by it:

●	Providing electricity cost savings by providing power during periods of high cost peak electricity demand, instead of drawing power from the utility grid, which is referred to as ‘peak shaving’;

●
Providing a dependable source of backup power to protect their operations from financial losses and other negative consequences of power outages, including utilizing our systems both for preventative measures, such as when a storm is approaching, and for emergency purposes, when utility power is interrupted;

●	Conditioning power, thereby extending the life of equipment that uses that power; and

●	Allowing for enrollment in demand response initiatives with no building load operations reduction during the required demand curtailment.

We commissioned our first Power on Demand system in the first quarter of 2011.  In late 2011, we began to increase our sales and marketing efforts of our Power on Demand system, primarily to commercial customers that incur high demand charges in their electricity bills.  We expect to continue our marketing and sales efforts in 2014 and beyond, and we also expect to spend significant resources to continue to develop our Power on Demand system in order to make it more marketable, scalable, and cost-effective.

Our Power on Demand systems are sold to customers utilizing two basic economic models, each of which can vary depending on the specific customer and application.  In our primary model, we sell the Power on Demand system to the customer.  We refer to this as the “customer-owned” model.  In our customer-owned model, the customer acquires the ownership of the Power of Demand system assets upon our completion of the project.  Our revenues and profits from the sale of systems under this model are generally recognized when the system is installed.

We refer to our other model as our “recurring-revenue model”.  For systems completed under this model, a third-party financing company or the customer owns the Power on Demand system after it is installed at the customer’s site.  We or the third party invest the capital required to design and build the system.  The life of these recurring-revenue contracts is typically from five to ten years.  The fees that generate our revenues in the recurring-revenue model are generally paid to us on a monthly basis.  Our fees for recurring revenue contracts are generally structured either as a fixed monthly payment, or as all or a portion of the energy savings that the system generates for the customer. We record revenue under this model on a cost recovery system, whereby equal amounts of revenue and expense are recorded as collections are made, postponing the recognition of profits until all costs have been recovered.

Solar PV Systems

A solar panel, also known as a photovoltaic (PV) panel, is a packaged interconnected assembly of solar cells, also known as photovoltaic cells. Solar panels use light energy from the sun (photons) to generate electricity through the photovoltaic effect. A photovoltaic installation generally consists of an array of solar panels, an inverter, and interconnection wiring.

We sell and install third-party manufactured solar PV systems, typically ranging from 5kW to 50kW, although during the fourth quarter of 2103, we installed our largest PV system to date, which was 166kW at a commercial site in Western New York.  We believe that the solar PV market is fragmented in certain geographic markets in the United States, including Western New York where our headquarters are located, and that we can attain significant market share in targeted geographic markets.  In 2012 and 2013, we launched several community solar purchasing programs, primarily in targeted regions in Western New York. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2015.

In addition, we are able to integrate solar PV systems into our Power on Demand systems and our micro-grids when the particular customer’s needs call for integration of solar PV.

Micro-Grids

In 2012, we were awarded two contracts with the U.S. Army totaling $1.8 million to be the prime contractor to complete Phase One and Phase Two activities for the development of a new intelligent micro-grid.  In September 2013, we were awarded a single vendor contract valued at $625,000 to build on the successes of the Phase One and Phase Two awards to continue the development activities on the intelligent micro-grid.  We believe that the micro-grid that we are developing for the U.S. Army will become one of the products that we sell to commercial, military, and governmental customers.

Competition

The renewable energy industry in general, and the solar energy, power distribution, and energy storage industries in particular, are highly competitive.  Moreover, all of the industries in which we compete are rapidly evolving and we face numerous competitors who are rapidly developing new technologies and improving existing technologies.  Most of these competitors have longer business histories than us, and most of these competitors are also better financed and have better access to capital on more favorable terms than we do.  We will also be faced with competition from new entrants into these businesses, many of whom will be better financed than we are.

Power on Demand System

With our Power on Demand system, our competition primarily consists of manufacturers and distributors of power generation and heavy electrical equipment including switchgear, electrical contractors, electrical engineering firms, and companies involved in providing utilities with demand response and load curtailment products and services. Electric utilities could also offer their own distributed generation solution, which would decrease our base of potential customers. Additionally, several well-established companies have developed micro-turbines used in distributed generation, and a number of companies are also developing alternative generation such as wind, fuel cells, and solar cells. Several large companies are also becoming leaders in uninterruptible power supply system technology, and companies developing and marketing their proprietary smart grid technologies are also potential competitors. Many of these technologies are eligible for and supported by government financial incentives. Additionally, technologies that make commercial, institutional, and industrial operations more efficient result in lower electricity use, reducing the benefits of using our distributed generation systems.

We could face competition from PowerSecure, Convergent, Green Charge Networks, Xtreme Power, Stem, Inc., Greensmith Energy Management Systems, EaglePicher Technologies, and ZBB Energy, which are designing or installing systems that have similar characteristics as our Power on Demand system.  We could also face competition in the future from companies such as Johnson Controls, Axion Power, Altair Nanotechnologies, and others which are designing new types of batteries or systems, some of which are specifically designed for enhanced renewable energy storage and which may be able to reduce peak demand charges like our Power on Demand system.

In addition, there are many technologies, such as those marketed as demand response technologies, sold by numerous companies, which are designed to reduce a customer’s electricity bill by reducing their peak demand charges.  We, indirectly, compete against all of these technologies and companies.

Solar PV Systems

We compete against companies that sell solar PV systems to residential and commercial customers. These competitors include, among others, numerous individual and small contractors who sell and install solar PV systems.  Because we do not sell proprietary solar PV systems, but instead resell third-party manufactured systems, we compete primarily on price and service.

Intellectual Property

Patents
We have two patent applications in the United States and one in Europe relating to our Energy Storage and Power Management System.

In addition, we own U.S. Patent No. 6,655,907 entitled “Fluid Driven Vacuum Enhanced Generator”, which relates to our WindTamer® turbines.  This patent was issued in December 2003, was assigned to the Company and expires in 2022.

We also own U.S. Design Patent No. D608,736 entitled “Diffuser for a Wind Turbine,” which was issued in January 2010.  This patent protects the design of the Company’s wind turbine diffuser.  This patent will expire in 2024.  We have also received corresponding design patents in Mexico and Canada.

Government Regulation

Our businesses and operations are affected by various federal, state, local and foreign laws, rules, regulations and authorities. While to date our compliance with those requirements has not materially adversely affected our business, financial condition or results of operations, we cannot provide any assurance that existing and new laws and regulations will not materially and adversely affect us in the future. In the future, federal, state or local governmental entities or competitors may seek to change existing regulations or impose additional regulations. Any modified or new government regulation applicable to our products or services, whether at the federal, state or local level, may negatively impact the technical specifications, installation, servicing and marketing of our products and increase our costs and the price of our products and services.

Private use of electric power generation equipment in the United States generally requires meeting applicable municipal building and electrical codes, and that they are installed by persons who are licensed or certified to install such equipment.

In an effort to promote renewable energy, federal, state and local lawmakers have approved a number of incentives for alternative power generation.  We believe that qualifying and obtaining federal, state and local incentives for the development and sale of our products is vital to our success, although there can be no assurances that we will be successful in such efforts.  For more information, See Item 1A, Risk Factors under the heading “The expiration, cancellation or reduction of federal tax benefits and state benefits, particularly New York’s benefits, for renewable energy generation would adversely affect our development, particularly with respect to our solar PV systems”.

Research and Development

Our research and development activities have focused on testing and enhancing our Power on Demand systems and our micro-grid technology. We plan to continue in 2014 and beyond to focus resources to enhance the design and performance of our Power on Demand system and our micro-grid technology.  Research and development expenses for the fiscal years ended December 31, 2013 and 2012 were $378,000 and $526,000, respectively. Certain research and development costs were partially funded through the Phase One and Phase Two contract awards for the Intelligent, scalable micro-grid that we are developing for the U.S. Army.

The markets for our products, services, and technology are dynamic, characterized by rapid technological developments, frequent new product introductions, and evolving industry standards.  The constantly changing nature of these markets and their rapid evolution will require us to continually improve the performance, features, and reliability of our products, services, and technology, particularly in response to competitive offerings, and to introduce both new and enhanced products, services, and technology as quickly as possible and prior to our competitors.  We believe our future success will depend, in part, upon our ability to expand and enhance features of our existing products, services, and technology and to develop and introduce new products, services, and technology designed to meet changing customer needs on a cost-effective and timely basis.  Consequently, failure by us to respond in a timely basis to technological developments, changes in industry standards or customer requirements, or any significant delay in the development or introduction of new products, services, and technology, could have a material adverse effect on our business and results of operations.  We cannot assure you that we will respond effectively to technological changes or new products, services, and technology announcements by others or that we will be able to successfully develop and market new products, services, and technology or enhancements.

Customers and Trends

Our largest customer accounted for approximately 29% of revenues for the year ended December 31, 2013 (54% for 2012), and this customer’s accounts receivable balance represented 45% of total accounts receivable as of December 31, 2013 (68% for December 31, 2012).

Currently we do not experience significant seasonal sales trends, however harsh seasonal weather may impact our ability to install solar PV systems, and therefore impact our revenue recognition.  Generally, our solar PV sales installations to date have been concentrated in Western New York.  We believe that the solar PV market is in the early development stages in New York based upon recent state-funded incentive programs and we expect to see continued growth in this region.

Employees

We currently have six full-time employees.

Office and Facilities

Our principal headquarters is located at 1999 Mt. Read Boulevard, Rochester, New York.  On February 4, 2013, we entered into a new agreement to lease approximately 20,000 feet of office and warehouse space at 1999 Mt. Read Boulevard, Rochester, New York. The lease for the space expires November 2018, and provides for two five-year renewal options.  We do not own or lease any additional real estate.

Properties

Our corporate headquarters is located at 1999 Mt. Read Boulevard, Rochester, NY 14615, where we lease offices and a warehouse containing a total of 20,000 square feet of space. We utilize the warehouse space to test and store solar PV systems, Power on Demand systems and intelligent micro-grids. On February 4, 2013, we entered into a new agreement to lease approximately 20,000 feet of space in our current complex. The lease term is from February 1, 2013 through November 20, 2018, with monthly rent of $5,861, which increases annually by 3%. We did not pay any base rent, real estate taxes or common area maintenance charges until December 1, 2013. We have two five-year options on the term of the lease. We are also responsible for certain taxes and common area maintenance costs on a proportionate share basis. We do not own or lease any other real estate.

Legal Proceedings

From time to time, we are involved in a variety of claims, lawsuits, investigations, proceedings, and other legal actions arising in the ordinary course of our business.  We intend to vigorously defend all claims against us.  Although the ultimate outcome of these claims cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened dispute is expected to have a material adverse effect on our business, financial condition, or results of operations.  However, even if we are successful on the merits, any pending or future lawsuits, claims, or proceeding could be time consuming and expensive to defend or settle and could result in diversion of management time and operations resources, which could materially and adversely affect us. Because of our current limited capital funding, we may be unable to pursue a claim or be unable to adequately defend against a claim filed against us. In addition, it is possible that an unfavorable resolution of one of more such proceedings could in the future materially and adversely affect our financial position, results of operations, or cash flows.

On November 29, 2011, we filed a complaint in the Supreme Court of the State of New York, Monroe County, against Ultralife Corporation and against Andrew Naukam, Michael Popielec, Bradford Whitmore, Philip Fain, Peter Comerford, Steven Anderson, and John Kavazanjian, all of whom are either current or former officers and/or directors of Ultralife Corporation.  On January 17, 2012, we filed an Amended Complaint against the defendants, which asserts eight causes of action:  (1) misappropriation of trade secrets against all defendants; (2) misappropriation of an idea against all defendants; (3) unfair competition against all defendants; (4) breach of contract against Ultralife; (5) fraudulent misrepresentation against all defendants except Mr. Anderson; (6) unjust enrichment against Ultralife; (7) breach of the implied covenant of good faith and fair dealing against Ultralife; and (8) replevin against Ultralife.  The lawsuit centers on defendants’ actions in connection with Ultralife’s development of its Gen Set Eliminator System, and alleged misappropriation by defendants of our intellectual property and trade secrets related to our competing product, the Mobile Renewable Power Station.

On February 6, 2012, the individual defendants moved to dismiss our Amended Complaint in its entirety and Ultralife moved to dismiss our claims for misappropriation of trade secrets, misappropriation of an idea, fraudulent misrepresentation, unjust enrichment, and breach of the implied covenant of good faith and fair dealing.  On March 9, 2012, the Court issued an Opinion denying, in part, the defendants’ motion to dismiss and ruling that the following claims would proceed in the litigation,:  (1) misappropriation of trade secrets against all defendants; (2) misappropriation of an idea against all defendants; (3) unfair competition against all defendants; (4) breach of contract against Ultralife; (5) fraudulent misrepresentation against all defendants except Mr. Anderson; and (6) replevin.  Two claims were dismissed because they were duplicative or incompatible with other claims that the Court held would proceed in the litigation. In September 2013, we voluntarily dismissed the action against all of the defendants except Ultralife Corporation and Andrew Naukam. In March 2014, we took steps to voluntarily dismiss the action against the remaining defendants, Ultralife Corporation and Mr. Naukam, with prejudice and expect such dismissal to occur in the second quarter of 2014.

Separately, on September 23, 2011, Ultralife filed a complaint, which was amended on February 29, 2012, in the Supreme Court of New York, Wayne County, against us and a former non-officer employee of us who is a former Ultralife employee.  In that action, which has been transferred to the Supreme Court of New York, Monroe County, Ultralife has asserted claims arising out of our employment of former Ultralife employees.  This action is in discovery.  We believe that, even if we are unsuccessful on the merits in this litigation, it would not have a material adverse effect on our business, our financial condition or results of operations.

Common Stock

Our common stock is quoted on the OTCQB under the trading symbol ASPW.

The following table provides the quarterly high and low closing prices for 2013 and 2012:

	Quarterly Closing Prices
	High	Low
2013:
Quarter ended December 31, 2013	$.55	$.25
Quarter ended September 30, 2013	.69	.35
Quarter ended June 30, 2013	.96	.35
Quarter ended March 31, 2013	1.40	.91

	High	Low
2012:
Quarter ended December 31, 2012	$2.00	$1.15
Quarter ended September 30, 2012	2.50	0.24
Quarter ended June 30, 2012	3.39	2.00
Quarter ended March 31, 2012	4.00	.10

At March 7, 2014, we had 219 holders of record.  We believe that the number of beneficial owners of our common stock on that date was substantially greater.

Dividend Policy

We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future.  We intend to use any future earnings primarily for the expansion of our business.  Any future determination as to the payment of dividends will be subject to applicable limitations, will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our board of directors.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview
We are a developer and supplier of custom-designed renewable energy storage and power management systems, and a supplier of solar energy systems.  Our patent-pending Power on Demand system utilizes inputs from multiple energy sources including wind, solar, generators, fuel cells and the grid in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce peak power demand, thereby lowering electricity costs for large energy users who deal with peak usage pricing. We also design, sell and install residential and commercial solar PV systems.

We were incorporated in New York on March 30, 2001, under the name Future Energy Solutions, Inc.  In November 2008, we changed our name to WindTamer Corporation, and in May 2011 we changed our name to Arista Power, Inc. Our corporate headquarters is located at 1999 Mt. Read Boulevard, Rochester, New York.  Our website is www.aristapower.com.

The WindTamer® wind turbine was invented in 2002, and in 2003 a U.S. patent was issued for the WindTamer® turbine technology.  From 2002 until the fourth quarter of 2009, we focused primarily on research and development of our technology, and production and testing of WindTamer® turbine prototypes.  In the fourth quarter of 2009, we began selling our turbines.

During 2012 and 2013, we continued our product development, with most of such efforts directed at our Power on Demand system. We expect to continue further development and product enhancement on our products in 2014 and beyond.

In 2012, we were awarded $1.8 million in U.S. Army contracts to be the prime contractor to complete Phase One and Phase Two activities to develop an Intelligent Micro-Grid for the Renewable Energy for Distributed Under-Supplied Command Environments (“REDUCE”) program under the guidance of the U.S. Army Communications-Electronics Research, Development and Engineering Center. In the latter half of September 2012, we completed Phase One activities. Work commenced on Phase Two late in 2012, which continued into 2013. We expect to complete Phase Two of the project in early 2014. In September 2013 the Company was awarded a single vendor contract valued at $625,000 to continue development under this contract. The Company believes that the micro-grid that it is developing for the U.S. Army will complement the development of the products that it will sell to commercial, military and governmental customers.

In May 2012, we were selected as the installers for the Solarize Madison County Program. This community solar purchasing program was the foundation for other similar programs that we launched in 2013 with the city of Hornell, and Genesee and Seneca Counties. We plan to leverage sales in 2014 from our existing customer and contact base, and expect to continue to enroll additional selected regions to market this type of program in 2015.

In May 2013, we entered into an Agreement with City Lights at Queens Landing, Inc. pursuant to which City Lights has agreed to purchase a Power on Demand system for installation and use at City Lights’ 43-story, 525-unit cooperative building located in Long Island City, New York. The City Lights Building is managed by Rose Associates, Inc., a New York-based full service real estate firm. Separately City Lights intends to purchase and install a combined heating and power co-generation system at the City Lights Building. The Power on Demand system will consist of a micro-grid that will include the integration of the newly installed solar PV, the newly installed CHP co-generation system, energy storage and power distribution. This represents the Company’s first sale of a Power on Demand system to be installed in the New York City area. We expect the Power on Demand system to be installed in the first half of 2014.

On August 8, 2013, the Company entered into an agreement with a commercial customer to sell a 166kW solar PV system which was installed in the fourth quarter of 2013.

In November 2013, we partnered with EaglePicher Technologies by integrating the EPT’s Power Pyramid™ system into the Power on Demand system to be installed at the City Lights building in Long Island City, NY.

As of March 17, 2014, the Company’s current order backlog is approximately $1.8 million which consists of orders for several Power on Demand systems, multiple solar PV systems, and two government contracts. A portion of this backlog will be recognized as an installment sale based upon contract provisions relating to system generated cost savings.

Financial Operations. In 2013, revenues were $2,195,000, as compared with revenues of $1,999,000 in 2012. For the fourth quarter of 2013, we generated our highest quarterly sales volumes of $1,179,000, and generated positive gross margin in excess of 10%. Our operating losses were $3,426,000 and $3,463,000 for the years ended December 31, 2013 and 2012, respectively.  Of the $3,426,000 and $3,463,000 operating loss in 2013 and 2012, $1,764,000 and $1,371,000, respectively, were attributable to non-cash expenses, primarily related to charges for stock options, the amortization of debt discount, the recording of a probable loss contract reserve, the change in the fair market value of derivative liabilities, and depreciation and amortization. Our accumulated deficit as of December 31, 2013 was $27 million.

The Company expects to incur substantial additional costs, including costs related to continued product development and expansion. We have utilized the proceeds raised from our private placements to develop and commercialize our Power on Demand system and our intelligent micro-grid, as well as to sustain our operations.  Our future cash requirements will depend on many factors, including the volume and the timing of future orders and sales, continued progress in our product development and cost effectiveness programs, costs to continue to develop both domestic and international sales and distribution channels, and competing technological and market development. The timing of our ability to generate a positive cash flow is directly dependent on the way we are able to manage these factors.

We will require additional external financing to sustain our operations if we cannot achieve positive cash flow from our anticipated operations.  Additionally, even if we are able to achieve positive cash flow from operations, we may continue to seek to raise additional capital to accelerate our growth or expand our manufacturing and distribution infrastructure. Success in our future operations is subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development, and market acceptance for our products as further described above under the heading “ Risk Factors”.

Results of Operations

Results of Operations for Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Revenues. For the year ended December 31, 2013, we reported net sales of $2,195,000, as compared to $1,999,000, an increase of $197,000, or 10% year over year. We realized strong growth in solar PV installations, with sales of $1,563,000 in 2013, an increase of 77% over 2012 levels.  This increase is partially offset by a decrease in development contract revenues due to the timing of contract awards for a new Intelligent Scalable Micro-grid for the U.S Army. We recognized development contract revenue of $632,000 in 2013 as compared to $1,087,000 in 2012. We will complete the remainder of the Phase Two award in early 2014, and begin work on Phase Three, for which we were awarded a $625,000 contract in September, 2013.

We continue to use our expertise in power management and alternative and renewable energy and believe that by combining renewable energy with energy storage and power management, we can broaden our sales efforts and provide our customers with an attractive return on investment.  We have deposits from customers totaling approximately $19,000 as of December 31, 2013 ($127,000 as of December 31, 2012).  We expect to recognize sales associated with these deposits during the first half of 2014 as we obtain permits and zoning approvals from both NYSERDA and customer’s town officials, complete site assessments,  and  complete installations although there can be no assurance that we will be able to meet this schedule.

Gross Loss.  For the year ended December 31, 2013, our gross loss was $588,000, as compared to a gross loss of $441,000 for the year ended December 31, 2012. The increase in gross loss results from the recognition of an expected loss relating to a power on demand installation expected to be commissioned early in 2014. During the third quarter of 2013, it became evident that the Company was going to be responsible for implementing certain structural changes required to the customer’s building site so that it could safely house a Power on Demand system. The Company expects this to be a one-time occurrence because of the special circumstances of the customer’s building, and we do not expect it to be reflective of the costs to install a typical Power on Demand systems in the future. Additionally, the Company reserved for certain inventory that is expected to yield a lower selling price than it was being carried in inventory. Excluding these adjustments, we would have reported a positive gross margin instead of a gross loss for the year. Additionally, with the 77% increase in solar sales volumes in 2013 from 2012, we achieved increased standard margin percentages on solar installations as a result.

Research and Development.  Research and development costs for the year ended December 31, 2013 amounted to $378,000 a decrease of $149,000, or 28%, when compared to the year ended December 31, 2012.  This decrease results from headcount reductions and cost cutting measures in 2013.

Selling, General and Administrative.  Selling, general and administrative expenses, or SG&A expenses, for the year ended December 31, 2013 were $2,461,000, a decrease of $35,000 when compared to the year ended December 31, 2012.  The decrease results from salary and headcount reductions of approximately $500,000, offset by non-cash stock option expense as stock options were awarded to employees who took significant salary reductions, and to increased legal costs resulting from compliance matters.

Depreciation and Amortization.  Depreciation and amortization charges were $65,000 for the year ended December 31, 2013 compared to $118,000 for the year ended December 31, 2012. In 2013, the Company impaired trademark costs totaling $4,000 while in 2012, $33,000 for assets associated with turbine component fabrication were impaired, which lowered the Company’s depreciable asset base in 2013.

Other Income (Expense).  Interest expense for the year ended December 31, 2013 was $626,000 as compared to $186,000 for the year ended December 31, 2012.  Of the $626,000 reported in 2013, $518,000 represents the amortization of deferred debt discount associated with the TMK-ENT, Inc. line of credit ($167,000 was reported in 2012) and $100,000 represents the accrual of interest for a full year on the TMK-ENT, Inc. line of credit, as compared to $15,000 for the partial year that the line of credit was outstanding in 2012.

In 2013, we recorded derivative liabilities associated with the issuance of warrants for (1) a lease modification with our existing landlord, (2) an advisory agreement with Sunrise Financial Group, LLC and (3) in conjunction with our private placement funding which occurred during the third quarter of 2013. The warrants do not have fixed settlement provision because their exercise prices may be lowered if the Company issues securities at lower prices in the future. Accordingly, the Company revalues these derivative liabilities each quarter, and the financial statements reflect a gain on the revaluation of the derivative liabilities for 2013 of $676,000.  There were no derivative liabilities on our balance sheet as of December 31, 2012, therefore no revaluation was required.

Income Taxes. In April, 2013, we received a 104,000 tax credit for the year ending December 31, 2011, relative to the Qualified Emerging Technology Company tax credit, while the tax credit received in 2012 (for the year ended December 31, 2010) relative to this credit was $159,000 and was received in January, 2012. Statutory tax payments were minimal in 2013 and 2012.

Net Loss.  We incurred net losses of $3,273,000 and $3,490,000 for the years ended December 31, 2013 and 2012, respectively. Operating losses amounted to $3,426,000 and, $3,463,000 for the years ended December 31, 2013 and 2012 respectively. Increases in net loss for 2013 were due to the interest and debt discount amortization amounting to $626,000 ($186,000 for 2012) relating to our line of credit with TMK-ENT, Inc. offset by the net unrealized gain on derivative liabilities of $676,000 for the year ended December 31, 2013 ($0 for 2012) and by tax credits of $104,000 and $159,000, received in 2013 and 2012, respectively from New York State for a Qualified Emerging Technology Company tax credit.

In July, 2013, we took steps to decrease overhead costs by terminating employment contracts with executive officers.  Each of the Company’s four executive officers became at will employees, and agreed to significant reductions in cash compensation, including a portion of back pay.  Additionally, several management employees also agreed to pay reductions.

We continue to use our expertise in energy storage and power distribution to combine solar PV systems, generators, and fuel cells with energy storage systems and our proprietary and patent-pending energy storage and management systems to become a market leader in the power management and renewable energy industries. We believe that our products will be sold in the residential, commercial/industrial, government, military, portable and off-grid markets.

As of March 17, 2014, our backlog amounted to $1.8 million, and consists of orders for Power on Demand systems, solar installations and development contracts.  A portion of this backlog will be reported as revenue on an installment sale-cost recovery basis.

There can be no assurance that our management will be successful in completing our product development programs, implementing the continued development of a domestic sales force, and developing the supply chain for all of our purchased components.  These initiatives are crucial for our continued growth.

Liquidity and Capital Resources
We had working capital deficit of $1,157,000 as of December 31, 2013 as compared to working capital of $178,000 as of December 31, 2012. The decrease in working capital relates to the recording of deferred debt discount arising from the warrant transactions associated with our line of credit with TMK-ENT, Inc., and increases in current liabilities, primarily due to the increase in accrued loss contract associated with the City Lights at Queens Landing project.

Since our inception, our product development and operations have been financed primarily through private placement stock offerings and debt.  We generated sales of $2,195,000 and $1,999,000 for the years ended December 31, 2013 and 2012 respectively, and net losses of $3,273,000 and $3,490,000 for the year ended December 31, 2013 and 2012, respectively. Our accumulated deficit totals $27 million as of December 31, 2013.

On March 7, 2012, our Board of Directors approved a private placement for the sale of up to 100 units, with each unit costing no less than $15,000 and consisting of 7,500 shares of the Company’s common stock and a warrant to purchase 1,000 shares of the Company’s common stock at $10.00 per share.  Each warrant will vest two years from the date of purchase of the applicable unit, and has a ten-year term.  Each purchaser of the units in this private placement is required to agree not to sell any shares of common stock purchased in the private placement for at least one year.  The Company sold 53 units in 2012, which yielded $795,000, of which 16 units were sold during the first quarter of 2012, for proceeds of $240,000.

On September 4, 2012, the Company entered into an unsecured loan agreement with TMK-ENT, Inc. that provided for a $500,000 working capital revolving line of credit.  Advances under the line of credit bear interest at 10% per year, payable annually. On November 13, 2012, the loan agreement was amended to allow the Company to borrow up to $750,000, and on December 21, 2012 the loan agreement was amended to increase the Company’s line of credit to $1,250,000. On May 24, 2013, the lender amended the credit agreement to extend the maturity date of the loan to December 21, 2014.  No other terms of the agreement were amended. Borrowings under the line of credit amount to $1,018,500 as of December 31, 2013 ($748,500 as of December 31, 2012). In conjunction with the line of credit facility, the Company issued 1,250,000 warrants to TMK-ENT, Inc. to purchase the Company’s common stock at varying prices from $1.38 to $1.62 per share. The warrants vest one year from issuance and have a ten year term.

On July 31, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 4,420,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 2,210,000 additional shares of common stock at a purchase price of $0.30 per share to 12 institutional and private investors for a total of $1,105,000 in gross proceeds from the sales. On August 8, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 600,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 300,000 additional shares of common stock at a purchase price of $0.30 per share for a total of $150,000 in gross proceeds. The warrant and securities purchase agreement have customary anti-dilution protections. Legal costs associated with this private placement amounted to $10,000.

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to eight institutional investors. The Company received a total of $1,400,000 in net proceeds from the sales.  Each share of Series A Convertible Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The Series A Convertible Preferred Stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock.  The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015.  In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding.  Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

We believe that we will require additional funding of approximately $1.0 million to satisfy our operating cash needs and our anticipated growth for the next twelve months.

In July, 2013, we took steps to reduce overhead costs by terminating employment contracts with executive officers. Each of the Company’s four executive officers became at will employees, and agreed to significant reductions in cash compensation, including a portion of back pay. Additionally, several management employees also agreed to pay reductions.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2013 and 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. There is substantial doubt about our ability to continue as a going concern as the continuation and expansion of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our products, and achieving a profitable level of operations.

The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Operating Activities
Our operating activities used net cash of $1,284,000 for the year ended December 31, 2013, as compared to 1,802,000 for the year ended December 31. 2012.  For 2013, cash used in operations resulted from a net loss of $3,273,000, reduced by non-cash adjustments of $1,764,000 consisting primarily of $695,000 of stock based compensation, the establishment of a reserve associated with projected project losses and inventory for $659,000, stock and warrants issued for rent and services totaling $334,000 and the amortization of debt discount of $518,000, offset by the gain in fair value of derivative liabilities of $676,000. Net changes to working capital amounted to $225,000 and were primarily due to decreases in accounts receivable and inventory offset by increases in prepaid expenses. For 2012, cash used in operations resulted from a net loss of $3,490,000, reduced by non-cash expenses of $582,000 for stock based compensation, stock and warrants issued for rent and services of $289,000, warrants issued in conjunction with financing of $127,000 and the amortization of debt discount of $167,000.  Net changes to working capital amounted to $318,000 due to an increase in trade accounts payable and accrued liabilities of $613,000, offset by increase in trade accounts receivable of $354,000 and inventory of $158,000.

Investing Activities
The Company did not utilize any funds for investing activities the year ended December 31, 2013, while for the year ended December 31, 2012, $23,000 was used for the investment in fixed assets.

Financing Activities
Our financing activities provided $1,503,000 for the year ended December 31, 2013, as compared to $1,532,000 for the year ended December 31, 2012. The Company raised $1,245,000 of net proceeds in a 2013 private placement of the Company’s common stock (fees associated with the funding amounted to $10,000) and draw-downs on the Company’s line of credit amounted to $270,000, while repayments on long term debt were $12,000. In 2012, the Company raised $795,000 in the private placement of the Company’s common stock, had draw-downs on the Company’s line of credit of $749,000, and made long term debt repayments of $12,000.

Off-Balance Sheet Arrangements
We have no significant off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to shareholders.

Critical Accounting Policies
Management’s discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate these estimates, including those related to bad debts, inventories, intangible assets, income taxes, and contingencies and litigation, on an ongoing basis. We base these estimates on historical experiences and on various other assumptions that we believe are reasonable under the circumstances. These assumptions form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies and the related estimates and assumptions discussed below are among those most important to an understanding of our financial statements.

Revenue Recognition
Revenue is recognized when all of the following conditions are satisfied:  (1) there is persuasive evidence of an arrangement; (2) the service or product has been provided to the customer; (3) the sale price to be paid by the customer is fixed or determinable; and (4) the collection of the sale price is reasonably assured.  Amounts billed and/or collected prior to satisfying our revenue recognition policy are reflected as customer deposits.

For research and development contracts, we recognize the revenue using the proportional effort method based upon the relationship of cost incurred to date to the total estimated cost to complete the contract. Cost elements include direct labor, materials, overhead costs and outside contractor costs.  The excess of amounts billed on a milestone basis versus the amounts recorded as revenue on a proportional effort basis is classified as deferred revenue.  We provide for any loss that we expect to incur in the agreements when the loss is probable.

The Company uses contract accounting for certain Power on Demand system sales. Due to the limited number of these systems that have been installed to date, revenue is recognized based on the completed contract method whereby revenue and costs are deferred until the contract is completed. For contracts that contain provisions related to proceeds being paid based upon cost savings generated by the system, revenue is recorded as the costs savings are realized by and billed to the customer. If accumulated costs exceed accumulated billings at the reporting date the asset is presented net as costs of uncompleted contracts in excess of related billings. If there is a net liability it is presented as billings on uncompleted contracts in excess of related costs. We provide for any loss that we expect to incur on a contract at the time the loss is probable.

Stock-Based Compensation
In December 2004, FASB issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”), now ASC 718.  ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” now ASC 505 and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees,” now ASC 505.  The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  Stock-based compensation related to non-employees is accounted for based on the fair value of the related stock or options or the fair value of the services, whichever is more readily determinable in accordance with ASC 505-50.

Management has valued the options at their date of grant utilizing the Black-Scholes Option Pricing Model.   Prior to there being a public market for the Company shares, the fair value of the underlying shares was determined based on recent transactions by the Company to sell shares to third parties.  Since the Company’s stock started trading on the OTCBB, the closing price on grant date has been used.   Further, the expected volatility was calculated using the historical volatility of similar public entities in the energy storage and energy management field in accordance Question 6 of SAB Topic 14.D.1, ASC 718.  In making this determination and finding other similar companies, the Company considered the industry, stage of life cycle, size and financial leverage of such other entities. Our actual volatility could vary from the estimate used based on these companies, which could have a material impact on future results of operations.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options used was based on the contractual life of the option granted.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.

Derivative Liabilities
Certain warrants issued by the Company do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future, are classified as derivative liabilities, and are revalued at each reporting date.

Management has valued warrants at their date of issue utilizing the Black-Scholes option pricing model. Expected volatility is based upon the Company’s actual volatility relative to the remaining life of the warrant. The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life.  The expected life of warrants used was based on the term of the warrant.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.

Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2013 is as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants & rights	Weighted average exercise price of outstanding options, warrants & rights	Number of securities remaining available for future issuance under equity compensation plans (excluding(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders
Stock Options(1)	921,108	$.71
Restricted Stock Award(2)	118,379
Total	1,039,487		331,809

(1)
Consists of the 2008 Equity Incentive Plan, which permits the award of stock options, restricted stock and various other stock-based awards. Stock options outstanding also include 465,000 shares issued outside of the 2008 Equity Incentive Plan.

(2)	The restricted stock awards do not have an exercise price and fully vest on April 1, 2015.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There has been no change of accountants nor any disagreements with accountants on any matter of accounting principles or practices of financial statement disclosure required to be reported under section 304 of Regulation S-K.

Directors and Executive Officers

As of April 24, 2014, the directors and executive officers of the Company are as follows:

Name	Age	Position
William A. Schmitz	51	Chief Executive Officer and Director
Molly Hedges	58	Chief Financial Officer, Treasurer and Corporate Secretary
Adeeb Saba	47	Chief Operating Officer
Dov Schwell	46	Chairman of the Board of Directors and Director
Steven DiNunzio	46	Director
Ira A. Greenstein	53	Director
Mark Matthews	41	Director
George Naselaris	73	Director

DIRECTORS

The Company’s Restated Certificate of Incorporation provides for the division of the Board of Directors into three classes (Class I, Class II and Class III) of as nearly equal number of directors as possible.  The director positions are classified with current terms as follows:  the first class (Class I) expires at the 2016 Annual Meeting of Shareholders; the second class (Class II) expires at the 2014 Annual Meeting of Shareholders; and, the third class (Class III) expires at the 2015 Annual Meeting of Shareholders.  Directors that replace those whose terms expire at such annual meetings are elected for three-year terms.

The Class I director positions are currently held by Dov Schwell and Steven DiNunzio.  The Class II director positions are currently held by William A. Schmitz and George Naselaris. The Class III director positions are currently held by Ira A. Greenstein and Mark Matthews.

The following biography sets forth certain information with respect to the members of the Board of Directors and the executive officers, each of whom is not related to any other director or executive officer.

Class I— Three-Year Term Expiring in the Year 2016

Dov Schwell, age 46, has served as a director of the Company since April 28, 2010 and as Chairman of the Board of Directors of the Company since June 10, 2010.  Mr. Schwell has served as a practicing attorney since 1991, with his practice focusing on mergers and acquisitions, securities law and general corporate law.  Since its formation in April 2010, Mr. Schwell has served as managing partner of Schwell, Wimpfheimer & Associates LLP (formerly known as Outside Counsel Solutions LLP), a full-service law firm based in New York City.  From September 2004 through April 2010, he served as the Chief Executive Officer of Outside Counsel Solutions.  From December 2007 through October 2008, he served as Senior Vice President – Legal of IDT Corporation (NYSE: IDT).  Prior to September 2004, he served as a partner at the New York Office of McDermott, Will & Emery.  Mr. Schwell received a B.A. in Computer Science from Yeshiva University in 1988 and a J.D. from Columbia Law School in 1991.

Key Attributes, Experience, and Skills:

Mr. Schwell is an attorney who brings extensive experience in representing publicly traded companies.  Mr. Schwell’s knowledge of legal issues pertaining to publicly traded companies, including, without limitation, corporate governance matters, financing matters, disclosure obligations and merger and acquisition issues has been a valuable asset to the Company in light of the nature of the Company’s business.

Steven DiNunzio, age 46, is a director of the Company, elected on December 30, 2009.  Mr. DiNunzio was Chief Financial Officer of Fairhills Capital Management LLC from April 15, 2012 to October 15, 2012.  Prior to that, Mr. DiNunzio was Chief Financial Officer of Diamond Notch Asset Management, LLC, a multi-strategy investment advisor, from August 2007 to April 2012.  His responsibilities at Diamond Notch included accounting and financial management and reporting, middle and back office operations and managing service provider relationships, for administration, audit, tax and most prime broker relationships.  Prior to joining Diamond Notch, Mr. DiNunzio held several positions in the Fund Derivatives Department at BNP Paribas and Zurich Capital Markets from 2002 to 2007, his last as Director and Head of Fund Derivatives Operations for BNP Paribas in New York.  Prior to joining Zurich Capital Markets, Mr. DiNunzio was an Executive Director at Dune Partners, Ltd., a London-based Equity Long/Short hedge fund where his responsibilities included heading operations, compliance and finance.  Between 1993 and 1998, he held various positions at Swiss Bank/UBS in the Foreign Exchange, Middle Office and Program Management group.  Mr. DiNunzio holds a Bachelors of Business Administration from Pace University and is a CFA Charter Holder.

Key Attributes, Experience, and Skills:

Mr. DiNunzio brings extensive experience in the financial industry to the Board of Directors.  Mr. DiNunzio’s knowledge of financial industry has been a valuable asset to the Company in light of the nature of the Company’s business.

Class II Directors — Three-Year Term Expiring in the Year 2014

William A. Schmitz, age 51, has served as President and as a director of the Company since November 15, 2009, except that Mr. Schmitz was not the President from July 31, 2013 through November 29, 2013.  Mr. Schmitz has also been Chief Executive Officer of the Company since April 15, 2010.  Prior to joining Arista Power, Mr. Schmitz was Chief Operating Officer of Ultralife Corporation (formerly known as Ultralife Batteries Inc.) since 2002.  Mr. Schmitz joined Ultralife in December 1999 and until his appointment as its COO, held several positions including its Vice President of Manufacturing, its Vice President and General Manager of Primary Batteries, and its Chief Operating Officer of Primary Batteries.  Prior to joining Ultralife, Mr. Schmitz served for Bausch & Lomb from 1985 to 1999 in several positions, most recently as Director of New Product Development in the Eyewear Division from 1995 to 1999.  Mr. Schmitz has an M.S. in Operations Management from the University of Rochester and a B.S. in Mechanical Engineering from the Rochester Institute of Technology.

Key Attributes, Experience and Skills:

As Chief Executive Officer of Arista Power for four years, Mr. Schmitz brings extensive and detailed knowledge of all aspects of our Company and each industry in which it is involved to the Board.  In addition, having Mr. Schmitz on the Board provides our Company with effective leadership.  Mr. Schmitz’s experience as an executive at Ultralife Corporation and Bausch & Lomb for more than 25 years positions him to provide guidance in government relations.  Moreover, Mr. Schmitz’s education and experience in engineering and operations management affords him extensive knowledge of the Company’s technology and research and development efforts.

George Naselaris, age 73, is a director of the Company, elected in November 2008.  Prior to his retirement in 2011, Mr. Naselaris was the owner of the Duchess Restaurant in Penfield, New York, a full-service family restaurant for more than 40 years.

Key Attributes, Experience, and Skills:

Through Mr. Naselaris’ career as an entrepreneur driving the growth of the Duchess Restaurant, he has obtained valuable business and management experience and brings important perspectives on the issues facing the Company. Mr. Naselaris’ tenure as a member of the Board of Directors and its Compensation and Audit Committees brings useful compliance insights to the Board.

Class III Director — Three-Year Term Expiring in the Year 2015

Ira A. Greestein, age 53, is a director of the Company, elected on August 27, 2013.  Mr. Greenstein has been the President of Genie Energy, Ltd. (NYSE: GNE) since December 2011.  Mr. Greenstein also serves as Counsel to the Chairman of IDT Corporation (NYSE: IDT), and served as President of IDT from 2001 through 2011 and Counsel to the Chairman of IDT in 2000 and 2001.  He previously served as a Director of IDT and General Counsel and Secretary of IDT's subsidiary, Net2Phone, Inc. Prior to joining IDT, Mr. Greenstein was a partner in Morrison & Foerster LLP, where he served as the Chairman of that firm’s New York Office’s Business Department. Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP and served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves as Chairman of the Boards of Directors of Ohr Pharmaceuticals, Inc. (Nasdaq CM: OHRP) and Nano Vibronix, Inc.  He also serves on the Boards of Directors of Document Security Systems, Inc. (NYSE Mkt: DSS) and Regal Bank of New Jersey.  Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School where he serves as a member of the Dean's Council.

Key Attributes, Experience, and Skills:

Mr. Greenstein provides the Company with significant public company management experience, particularly in regard to legal and corporate governance matters, mergers and acquisitions, and strategic planning.  In addition, Mr. Greenstein’s extensive legal experience provides the Company with insights and guidance with respect to legal matters.

Mark Matthews, age 41, is a director of the Company, elected on July 31, 2013.  Mr. Matthews has been the Vice President of Sales and Marketing of EaglePicher Technologies, LLC since November 2013.  Prior to joining EaglePicher Technologies, Mr. Matthews was the President of Arista Power from July 2013 through November 2013, and, prior to being named President, was Vice President of Sales and Marketing since joining the Company in December 2009.  Prior to joining Arista Power, Mr. Matthews was Vice President of Government and Commercial Sales at Ultralife Corporation (formerly known as Ultralife Batteries, Inc.), where he managed a 15 person direct sales force with over 50 distributors and agents located in six continents.  Mr. Matthews joined Ultralife in 2000 and, in addition to Vice President of Government and Commercial Sales, has served as Vice President/General Manager of Governmental Products, where he was responsible for all sales and engineering activity in the Government business unit, Director of Sales, Director of Quality and Lead Cell and Battery Designer.  Before this, Mr. Matthews worked for Saft America from 1997 to 2000 as a lithium sulfur dioxide cell designer, and for Eagle Picher from 1995 to 1997 as a thermal battery design engineer.  Mr. Matthews holds a B.S. in Engineering Management and Chemical Engineering from Missouri University of Science and Technology.

Key Attributes, Experience, and Skills:

Mr. Matthews brings extensive sales, marketing and product development experience to the Board of Directors.  Mr. Matthews’ knowledge of these areas has been a valuable asset to the Company in light of the nature of the Company’s business.

EXECUTIVE OFFICERS

Molly Hedges, age 58, is the Chief Financial Officer, Treasurer and Corporate Secretary of the Company, appointed as Chief Financial Officer on May 22, 2013.  Prior to being named Chief Financial Officer, Ms. Hedges was Acting Chief Financing Officer, Treasurer and Corporate Secretary of the Company.  Ms. Hedges joined the Company in March 2010 as its Vice President of Finance.  Prior to joining Arista Power, Ms. Hedges was Vice President of Finance and Controller at Ultralife Corporation (formerly known as Ultralife Batteries, Inc.).  She also served at Ultralife as Director of Finance and Vice President - Supply Chain.  Ms. Hedges joined Ultralife in 2000.  Prior to that, Ms. Hedges held various positions in Finance and Planning at Bausch & Lomb, and at PricewaterhouseCoopers LLP.  Ms. Hedges is a Certified Public Accountant, and holds a B.S. in Accounting from Ithaca College.

Adeeb Saba, age 47, is the Chief Operating Officer of the Company, appointed on March 31, 2014.  Prior to being named Chief Operating Officer, Mr. Saba was Vice President of Operations since joining the Company in December 2009.  Prior to joining Arista Power, Mr. Saba was Vice President of Manufacturing at Ultralife Corporation (formerly known as Ultralife Batteries, Inc.), where he was responsible for all rechargeable, non-rechargeable and communications systems operations.  Mr. Saba joined Ultralife in 2000 and, in addition to Vice President of Manufacturing has served as Vice President of Engineering – Government of Defense Group, and Director of Technology.  Before this, Mr. Saba served for Titmus Corporation from 1997 to 2000 as an Engineering Manager for New Product Development and for the Development Group, and for Bausch & Lomb from 1991 to 1996 where he participated in the commercialization of dozens of new models of Ray-Ban sunglasses.  Mr. Saba holds a B.S. in Manufacturing Engineering Technology from Rochester Institute of Technology.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or awarded for the fiscal years ended December 31, 2013 and December 31, 2012 to (1) the Company’s Chief Executive Officer, (2) the two other highest paid executive officers of the Company during 2013 and (3) one additional former executive officer who would have been in the top highest paid two but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year (collectively the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)			All Other Compensation ($)		Total ($)
William A. Schmitz,	2013	33,906			73,225	(2)	(3)	9,085	(4)	116,216
Chief Executive Officer	2012	257,419	—	—	29,640	(5)		8,480	(4)	295,539

Molly Hedges,	2013	59,846			44,000	(2)	(6)	506	(4)	104,452
Chief Financial Officer	2012	152,000			1,890	(5)		390	(4)	154,280

Adeeb Saba,	2013	153,692	10,000		53,820	(2)	(7)	9,098	(4)	226,610
Chief Operating Officer	2012	182,419		—	—			8,480	(4)	190,899

Mark Matthews,	2013	168,981	46,447		263,348	(2)	(8)	8,478	(4)	487,254
Former President	2012	182,419	75,466	—	—			8,480	(4)	266,365

(1)
The amounts shown in these columns reflect the aggregate grant date fair value of stock option and restricted stock awards computed in accordance with FASB ASC Topic 718.  In valuing such awards, the Company made certain assumptions.  For a discussion of those assumptions, please see Note 6 to the Company’s Financial Statements included in its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2013.

(2)
On July 31, 2013, the exercise prices of stock options held by Mr. Schmitz, Ms. Hedges, Mr. Saba and Mr. Matthews were reduced to $0.75 per share.  This amount represents the fair value as of July 31, 2013 for this reduction of exercise price, as computed in accordance with FASB Topic 718.  In valuing such reductions in exercise prices, the Company made certain assumptions.  For a discussion of those assumptions, please see Note 6 to the Company’s Financial Statements included in its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2013.

(3)
On July 31, 2013, Mr. Schmitz was granted a stock option to purchase 200,000 shares of common stock at an exercise price of $0.38 per share.  The option vests as follows:  (a) one third over three years beginning on the first anniversary of the date of grant; (b) one third upon the Company reporting aggregate revenue in four consecutive quarters of $10 million or more; and (c) one third upon the Company reporting positive cash flow from operations in two consecutive quarters.

(4)	Consists of amounts paid for health insurance, dental insurance, and group life insurance.
(5)
On May 9, 2012, the exercise prices of Mr. Schmitz’s and Ms. Hedges stock options and certain of his or her warrants was reduced to $1.67 per share.  This amount represents the fair value as of May 9, 2012 for this reduction of exercise price, as computed in accordance with FASB Topic 718.  In valuing such reductions in exercise price, the Company made certain assumptions.  For a discussion of those assumptions, please see Note 6 to the Company’s Financial Statements included in its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2013.

(6)
On July 31, 2013, Ms. Hedges was granted a stock option to purchase 125,000 shares of common stock at an exercise price of $0.38 per share.  The option vests as follows:  (a) one third over three years beginning on the first anniversary of the date of grant; (b) one third upon the Company reporting aggregate revenue in four consecutive quarters of $10 million or more; and (c) one third upon the Company reporting positive cash flow from operations in two consecutive quarters.

(7)
On July 31, 2013, Mr. Saba was granted a stock option to purchase 100,000 shares of common stock at an exercise price of $0.38 per share.  The option vests as follows:  (a) one third over three years beginning on the first anniversary of the date of grant; (b) one third upon the Company reporting aggregate revenue in four consecutive quarters of $10 million or more; and (c) one third upon the Company reporting positive cash flow from operations in two consecutive quarters.  On September 9, 2013, Mr. Saba was granted a stock option to purchase 40,000 shares of common stock at an exercise price of $0.45 per share.  The option vests in equal installments on the 6-month and 12-month anniversary of the date of grant;

(8)
On July 31, 2013, Mr. Matthews was granted a stock option to purchase 750,000 shares of common stock at an exercise price of $0.38 per share.  The option would have vested as follows:  (a) one third over three years beginning on the first anniversary of the date of grant; (b) one third upon the Company reporting aggregate revenue in four consecutive quarters of $10 million or more; and (c) one third upon the Company reporting positive cash flow from operations in two consecutive quarters.  This option was terminated in November 2013 upon Mr. Matthews no longer being an employee of the Company.

Employment Agreements

William A. Schmitz.  On November 15, 2009, the Company entered into an employment agreement with Mr. Schmitz which provided for an initial three-year employment term, which term automatically renewed for successive one-year terms unless terminated by Mr. Schmitz or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  Mr. Schmitz’s annual base compensation was $225,000 during the first year of the term, and $250,000 per year thereafter.  He was eligible to receive a bonus of $25,000 contingent upon the Company recording an aggregate of $2.5 million of (i) revenue and (2) state and federal government grants prior to December 31, 2010, which did not occur.  In addition, Mr. Schmitz was eligible for a further bonus at the discretion of the Compensation Committee of the Company.  Pursuant to his agreement, Mr. Schmitz received an option to purchase 75,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated, with such option having a 10-year term and vesting of 12,500 shares on November 15, 2010, 12,500 shares on November 15, 2011 and 50,000 shares on November 15, 2012.  Mr. Schmitz was subject to non-competition covenant during the term of his employment and for a period of one year thereafter.  Upon termination of Mr. Schmitz’s employment for any reason, he was entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination.  If Mr. Schmitz’s employment was terminated without “Good Cause,” as defined in the Employment Agreement, he was also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times his annual salary, and payment of health insurance premiums for himself and his family for twelve months immediately after termination.  On July 29, 2013, Mr. Schmitz and the Company entered into a Termination of Employment Agreement pursuant to which Mr. Schmitz terminated his Employment Agreement with the Company, effective July 29, 2013, and became an at-will employee of the Company.

Molly Hedges.  On March 1, 2010, the Company entered into an employment agreement with Ms. Hedges which provided for an initial three-year employment term, which term automatically renewed for successive one-year terms unless terminated by Ms. Hedges or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  Mr. Hedges’ annual base compensation was set at $140,000 per year.  Pursuant to her agreement, Ms. Hedges received an option to purchase 5,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated, with such option having a 10-year term and vesting of 1,700 shares on March 1, 2011, 1,650 shares on March 1, 2012 and 1,650 shares on March 1, 2013.  Ms. Hedges was subject to non-competition covenant during the term of her employment and for a period of one year thereafter.  Upon termination of Ms. Hedges’ employment for any reason, she was entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination.  If Ms. Hedges’ employment was terminated without “Good Cause,” as defined in the Employment Agreement, she was also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times her annual salary, and payment of health insurance premiums for herself and her family for twelve months immediately after termination.  On May 17, 2010, Ms. Hedges and the Company amended her Employment Agreement to increase her annual base compensation to $152,000.  On May 22, 2013, Ms. Hedges and the Company amended her Employment Agreement to reflect Ms. Hedges being named the Chief Financial Officer of the Company.  On July 29, 2013, Ms. Hedges and the Company entered into a Termination of Employment Agreement pursuant to which Ms. Hedges terminated her Employment Agreement with the Company, effective July 29, 2013, and became an at-will employee of the Company.

Adeeb Saba.  On December 28, 2009, the Company entered into an employment agreement with Mr. Saba in connection with his employment with the Company.  It provided for an initial three-year employment term, which term automatically renewed for successive one-year terms unless terminated by Mr. Saba or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  Mr. Saba’s annual base compensation was set at $175,000.  In addition to his base salary, Mr. Saba was entitled to receive bonus payments in 2010 as follows:  four percent (4%) of all sales of the Company up to $2.5 million and one percent (1%) of all sales of the Company between $2.5 million and $10 million recorded during calendar year 2010.  Pursuant to his agreement, Mr. Saba received an option to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated, with such option having a 10-year term and vesting of 10,000 shares on December 28, 2010, 5,000 shares on December 28, 2011 and 5,000 shares on December 28, 2012.  Mr. Saba was subject to a non-competition covenant during the term of his employment and for a period of one year thereafter.  Upon termination of Mr. Saba’s employment for any reason, he was entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination.  If Mr. Saba’s employment was terminated without “Good Cause,” as defined in the employment agreement, he was also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times his annual salary, and payment of health insurance premiums for himself and his family for twelve months immediately after termination. On July 29, 2013, Mr. Saba and the Company entered into a Termination of Employment Agreement pursuant to which Mr. Saba terminated his Employment Agreement with the Company, effective July 29, 2013, and became an at-will employee of the Company.

Mark Matthews.  On December 17, 2009, the Company entered into an employment agreement with Mr. Matthews in connection with his employment with the Company.  It provided for an initial three-year employment term, which term automatically renewed for successive one-year terms unless terminated by Mr. Matthews or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  Mr. Matthews’ annual base compensation was set at $175,000.  In addition to his base salary, Mr. Matthews was entitled to receive a commission equal to five percent (5%) of all sales of the Company during calendar year 2010, with such commission subject to adjustment after 2010 by the Chief Executive Officer of the Company.  Pursuant to his agreement, Mr. Matthews received an option to purchase 7,500 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated, with such option having a 10-year term and vesting of 2,500 shares on December 17, 2010, 2,500 shares on December 17, 2011 and 2,500 shares on December 17, 2012.  In addition, pursuant to his agreement, Mr. Matthews received 1,250 shares of the Company’s restricted common stock pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated, which were fully vested upon issuance on January 5, 2010.  Upon termination of Mr. Matthews’ employment for any reason, he was entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination.  If Mr. Matthews’ employment was terminated without “Good Cause,” as defined in the employment agreement, he was also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times his annual salary, and payment of health insurance premiums for himself and his family for twelve months immediately after termination.  On July 29, 2013, Mr. Matthews and the Company entered into a Termination of Employment Agreement pursuant to which Mr. Matthews terminated his Employment Agreement with the Company, effective July 29, 2013, and became an at-will employee of the Company.

Outstanding Equity Awards

The following table sets forth all outstanding equity awards made to each of the Company’s named executive officers that were outstanding at December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)
William A. Schmitz	75,000	0		0.75	11/15/2019	42,582	(2)	10,646	(1)
	0	200,000	(3)	0.38	07/31/2023
Molly Hedges	5,000	0		0.75	03/01/2020
	3,350	1,650	(4)	0.75	11/22/2021
	0	125,000	(3)	0.38	07/31/2023
Adeeb Saba	20,000	0		0.75	12/28/2019	37,500	(2)	9,375
	0	100,000	(3)	0.38	07/31/2023
	0	40,000	(5)	0.45	09/13/2023
Mark Matthews	7,500	0		0.75	12/17/2019	14,286	(2)	3,572
	7,500	0		0.75	08/12/2020

(1)
The market value of unvested restricted stock is calculated by multiplying the number of unvested stock held by the applicable named executive officer by the closing price of our Common Stock on December 31, 2013 (the last trading day of Fiscal 2013), which was $0.25.

(2)	Restricted shares of common stock that vest on April 1, 2015.
(3)
Unexercised stock options that vest as follows:  (a) one third over three years beginning on the first anniversary of the date of grant (July 31, 2013); (b) one third upon the Company reporting aggregate revenue in four consecutive quarters of $10 million or more; and (c) one third upon the Company reporting positive cash flow from operations in two consecutive quarters.

(4)	Unexercised stock options that vest on November 22, 2014.
(5)	Unexercised stock options that vest in equal installments on March 13, 2014 and September 13, 2014.

In January 2010, the Company’s Board of Directors adopted a 401(k) plan for the payment of retirement benefits to employees, including to the Company’s named executive officers.  To date, the Company has not contributed or matched any funds to any employee, including the named executive officers, under the 401(k) plan.

2013 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for 2013 was comprised entirely of awards of options to purchase the Company’s common stock, as is described in more detail below.

Director Equity Grants

Pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated (the “2008 Plan”), each non-employee director of the Company who is deemed to be independent receives, on each January 5th (or the next business day thereafter if January 5th is not a business day), an automatic grant of an option to purchase 20,000 shares of common stock of the Company, which vests immediately upon grant.  The exercise price of such options is equal to the closing price of the common stock on the date of the option grant, and the term of such options is ten years.  A new independent director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amounts specified above, pro-rated based on the calendar month of the year in which such person became a director.  The options are granted on a going-forward basis, before the director completes his or her service for the calendar year.  All such grants of options to independent directors are subject to certain terms and conditions described in the 2008 Plan.

Chairman of the Board of Directors and Chairman of Committees of the Board of Directors

Pursuant to the 2008 Plan, the Chairman of the Board of Directors receives on each January 5th (or the next business day thereafter if January 5th is not a business day) an additional automatic grant of an option to purchase 10,000 shares of common stock of the Company, which vest immediately upon grant, pursuant to the terms of the 2008 Plan.  Additionally, each of the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee receives on each January 5th (or the next business day thereafter if January 5th is not a business day) an additional automatic grant of an option to purchase the following shares of common stock of the Company, which vest immediately upon grant, pursuant to the terms of the 2008 Plan in the following amounts:  (1) the Chairman of the Audit Committee - 10,000; (2) the Chairman of the Compensation Committee - 7,500; and (3) the Chairman of the Nominating and Corporate Governance Committee - 7,500.

The exercise price of such options is equal to the closing price of the common stock on the date of the option grant, and the term of such options is ten years.  A director who becomes the Chairman of the Board of Directors and/or the Chairman of a Committee of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she assumes such position in the amounts specified above, pro-rated based on the calendar month of the year in which such person assumes the applicable position.  The options are granted on a going-forward basis, before the director completes his or her service for the calendar year.  All such grants of options to non-employee directors are subject to certain terms and conditions described in the 2008 Plan.  Dov Schwell has been Chairman of the Board of Directors since June 10, 2010, Steven DiNunzio has been Chairman of the Audit Committee since March 10, 2010 and Ira A. Greenstein has been the Chairman of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee since August 27, 2013.

2013 Director Compensation Table

The following table lists compensation paid in 2013 to any person who served as a non-employee director during 2013.  This table does not include compensation paid to William A. Schmitz or Mark Matthews, each of whom served as a director and also was a named executive officer in 2013, as neither received additional compensation for his service as a director.

Name	Dates of Board Service During 2013	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Dov Schwell	01/01/2013–12/31/2013	—	33,780	(2)	—	33,780
Steven DiNunzio	01/01/2013–12/31/2013	—	37,419	(3)	—	37,419
Ira A. Greenstein	08/27/2013–12/31/2013	—	10,333	(4)	—	10,333
George Naselaris	01/01/2013–12/31/2013	—	22,520	(5)	—	22,520
John P. Blake	01/01/2013–08/27/2013	—	30,695	(6)	—	30,695
Pierre Leignadier	01/01/2013–05/22/2013	—	30,695	(6)	—	30,695

(1)
Represents the aggregate grant date fair value of options to purchase common stock granted to such director, computed in accordance with the Financial Accounting Standards Board ASC Topic 718.  In valuing such awards, the Company made certain assumptions.  For a discussion of those assumptions, please see Note 6 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for 2013.

(2)
Consists of an option to purchase 30,000 shares of common stock with an exercise price of $1.22 per share granted on January 7, 2013 as the automatic annual grants of options pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated (the “2008 Plan”).

(3)
Consists of an option to purchase 30,000 shares of common stock with an exercise price of $1.22 per share granted on January 7, 2013 as the automatic annual grant of options pursuant 2008 Plan and an option to purchase 5,625 shares of common stock with an exercise price of $0.70 per share granted on May 22, 2013 as the automatic annual grant of options pursuant 2008 Plan.

(4)	Consists of an option to purchase 14,583 shares of common stock with an exercise price of $0.50 per share granted on August 27, 2013 as the automatic annual grant of options pursuant 2008 Plan.
(5)	Consists of an option to purchase 20,000 shares of common stock with an exercise price of $1.22 per share granted on January 7, 2013 as the automatic annual grant of options pursuant 2008 Plan.
(6)	Consists of an option to purchase 27,500 shares of common stock with an exercise price of $1.22 per share granted on January 7, 2013 as the automatic annual grant of options pursuant 2008 Plan.

Director Beneficial Ownership

Non-employee directors who served on the Board of Directors during 2013 beneficially owned the following shares of the Company’s common stock and options to purchase shares of the Company’s common stock, as of December 31, 2013:

Name	Common Stock		Options to Purchase Common Stock
Dov Schwell	300	(1)	82,500
Steven DiNunzio	105,000		118,108
Ira. A. Greenstein	0		14,583
George Naselaris	10,000		60,000
Pierre Leignadier	105,650		72,500
John P. Blake	100		74,167

(1)	Shares held by his minor children who share the same home.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company or have any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.”

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock of the Company, (ii) each of the Company’s directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.  Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of April 24, 2014 and all shares are owned directly, and includes shares with underlying options which can be exercised within 60 days (but such shares underlying options are not deemed outstanding for computing the percentage of any other person).  Percentage ownership information is based on 19,938,694 outstanding shares of common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership of Common Stock
Paul Packer(1) Globis Capital Partners, L.P.(1) Globis Capital Advisors, L.L.C. (1) Globis Capital Management, L.P. (1) Globis Capital, L.L.C. (1) 805 Third Avenue 15th Floor New York, N.Y. 10022	2,220,000	(1)	10.7%

Alpha Capital Anstalt c/o LH Financial Services Corp. 510 Madison Avenue, Suite 1400 New York, NY 10022	10,000,000	(2)	33.4%

Brio Capital Master Fund Ltd. c/o Brio Capital Management LLC 100 Merrick Road, Suite 401W Rockville Centre, NY 11570	2,500,000	(3)	11.1%

Ellis International Ltd. 100 Merrick Road, Suite 401W Rockville Centre, NY 11570	1,937,500	(4)	8.9%

Point Capital, Inc. 285 Grand Av., Bldg. 5, 2nd Fl. Englewood, NJ 07631	1,250,000	(5)	5.9%

Zeiger Tower LLC 1764 49th Street Brooklyn, NY 11204	1,250,000	(5)	5.9%

William A. Schmitz	1,170,332	(6)	5.8%

Molly Hedges	203,513	(7)	1.0%

Adeeb Saba	587,500	(8)	2.9%

Mark Matthews	343,119	(9)	1.7%

Dov Schwell	542,800	(10)	2.8%

Steven DiNunzio	235,708	(11)	1.2%

Ira A. Greenstein	49,583	(12)	*

George Naselaris	90,000	(13)	*

All directors and executive officers as a group (8 persons)	3,232,555		15.6%

*	less than 1% of the outstanding shares of common stock.

(1)
Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2014 by Paul Packer,  Globis Capital Partners, L.P., Globis Capital Advisors, L.L.C., Globis Capital Management, L.P., Globis Capital, L.L.C., together with relevant subsidiaries and members of the filing group, plus shares of common stock and additional warrants issued to such Globis Funds pursuant to anti-dilution provisions of applicable agreements as a result of the March 31, 2014 private placement of Series A Convertible Preferred Stock and warrants to the selling shareholders.  Each of the members of the filing group reported on its Schedule 13G/A that it had shared voting and dispositive power over the shares it beneficially owned.  The holdings consist of a total of 1,500,000 shares already issued and outstanding and a total of warrants to purchase 720,000 shares of common stock that can be exercised within 60 days.

(2)
Consists of:  (a) 4,000,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock that can be converted within 60 days and (b) warrants to purchase 6,000,000 shares of common stock that can be exercised within 60 days.

(3)
Consists of:  (a) 1,000,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock that can be converted within 60 days and (b) warrants to purchase 1,500,000 shares of common stock that can be exercised within 60 days.

(4)
Consists of:  (a) 775,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock that can be converted within 60 days and (b) warrants to purchase 1,162,500 shares of common stock that can be exercised within 60 days.

(5)
Consists of:  (a) 500,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock that can be converted within 60 days and (b) warrants to purchase 750,000 shares of common stock that can be exercised within 60 days.

(6)
Consists of:  (a) 323,832 shares held by Mr. Schmitz directly; (b) 625,000 shares held by Mr. Schmitz’s IRA; (c) an option to purchase 75,000 shares of common stock issued pursuant to the Company’s 2008 Equity Incentive Plan, as amended and restated (the “2008 Plan”), that can be exercised within 60 days; and (d) warrants to purchase 146,500 shares of common stock that can be exercised within 60 days.

(7)
Consists of:  (a) 92,538 shares held by Ms. Hedges directly; (b) 37,500 shares held by Ms. Hedges’ IRA; (c) options to purchase 8,350 shares of common stock issued pursuant to the 2008 Plan that can be exercised within 60 days; and (d) warrants to purchase 65,125 shares of common stock that can be exercised within 60 days.

(8)
Consists of:  (a) 338,750 shares held by Mr. Saba directly; (b) 200,000 shares held by Mr. Saba’s IRA; (c) options to purchase 40,000 shares of common stock issued pursuant to the 2008 Plan that can be exercised within 60 days; and (d) warrants to purchase 8,750 shares of common stock that can be exercised within 60 days.

(9)
Consists of:  (a) 142,619 shares held by Mr. Matthews directly; (b) 175,000 shares held by Mr. Matthews’ IRA; (c) options to purchase 15,000 shares of common stock issued pursuant to the 2008 Plan that can be exercised within 60 days; and (d) warrants to purchase 10,500 shares of common stock that can be exercised within 60 days.

(10)
Consists of:  (a) options to purchase 112,500 shares of common stock issued pursuant to the 2008 Plan that can be exercised within 60 days; (b) an aggregate of 300 shares held by Mr. Schwell’s children who share the same home; and (c) 440,000 shares of common stock held by Schwell, Wimpfheimer & Associates LLP (“SWA”).   Mr. Schwell is Managing Partner of SWA.   Mr. Schwell disclaims beneficial ownership of those shares that exceed the greater of his percentage share of profits of SWA and his percentage of his capital account in SWA.

(11)
Consists of (a) 105,000 shares held by Mr. DiNunzio directly; (b) 9,975 shares held by Mr. DiNunzio’s IRA; (c) 118,108 options to purchase common stock issued pursuant to the 2008 Plan that can be exercised within 60 days; and (d) warrants to purchase 2,625 shares of common stock that can be exercised within 60 days.

(12)	Consists of options to purchase 49,583 shares of common stock issued pursuant to the 2008 Plan that can be exercised within 60 days.
(13)	Consists of (a) 10,000 shares held by Mr. Naselaris directly and (b) options to purchase 80,000 shares of common stock issued pursuant to the 2008 Plan that can be exercised within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Person Transactions

On April 28, 2010, the Board of Directors adopted a Statement of Policy with respect to Related Person Transactions, which is administered by Corporate Governance Committee.  This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest.  Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons.  Transactions that fall within this definition are considered by the Nominating and Corporate Governance Committee for approval, ratification or other action.  Based on its consideration of all of the relevant facts and circumstances, the Nominating and Corporate Governance Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company and its shareholders.  If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee.  The Nominating and Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons

During 2011, 2012 and 2013, there were no transactions that were subject to the Statement of Policy with respect to Related Person Transactions.

EXPERTS

The financial statements of Arista Power, Inc. appearing in Annual Report (Form 10-K), and included herein, for the years ended December 31, 2013 and 2012, have been so included in reliance on the report of EFP Rotenberg, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND WARRANT AGENT

Our stock transfer agent is American Stock Transfer located at 6201 15th Avenue Brooklyn, New York 11219.  We act as our own warrant agent for our outstanding warrants.

ARISTA POWER, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Arista Power, Inc.

We have audited the accompanying balance sheets of Arista Power, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended December 31, 2013. Arista Power, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arista Power, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses have resulted in an accumulated deficit and ongoing operation is dependent upon improved results from operation and additional financing.  These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ EFP Rotenberg, LLP
EFP Rotenberg, LLP
Rochester, New York March 31, 2014

ARISTA POWER, INC.

Balance Sheets

	December 31, 2013	December 31, 2012
ASSETS
Current assets
Cash	$297,385	$78,253
Accounts Receivable (net of allowance for doubtful accounts $0 in 2013 and $25,200 in 2012)	265,245	400,419
Prepaid expenses and other current assets	232,570	275,371
Inventory	496,313	669,745
Deferred debt discount	820,750	1,090,750
Total current assets	2,112,263	2,514,538

Other assets	172,362	0

Intangible assets, net	25,305	30,713

Property and equipment, net	69,555	121,587

Total assets	$2,379,485	$2,666,838

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY
Current Liabilities
Accounts payable	$1,175,221	$1,268,947
Borrowings under line of credit, net of debt discount	684,994	166,513
Customer deposits	19,000	127,239
Accrued loss contract	519,092	0
Accrued payroll	146,465	78,445
Accrued warranty costs	140,074	140,074
Deferred revenue	63,311	126,043
Accrued liabilities	496,011	418,069
Current portion of long term debt	11,782	11,688
Derivative liability	13,200	0
Total current liabilities	3,269,150	2,337,018
Commitments and Contingencies (Note 9)
Long term liabilities
Long term debt	16,169	27,951
Derivative liability – long term	762,396	0
Total long term liabilities	778,565	27,951

Stockholders’ (deficit)/equity

Preferred stock, 5,000,000 shares authorized, $.0001 par value; none issued or outstanding at December 31, 2013 or December 31, 2012	0	0
Common stock, 500,000,000 shares authorized, $0.002 par value; 17,993,694 and 12,406,633 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	35,987	24,813
Additional paid-in capital	25,330,474	24,038,807
Deficit accumulated	(27,034,691)	(23,761,751)
Total stockholders’ (deficit)/equity	(1,668,230)	301,869

Total liabilities and stockholders’ equity	$2,379,485	$2,666,838

The accompanying notes are an integral part of the financial statements.

ARISTA POWER, INC.

Statements of Operations

	For the years ended
	December 31,	December 31,
	2013	2012
Sales	$2,195,434	$1,998,667
Cost of Goods Sold	2,783,204	2,439,759
Gross Loss	(587,770)	(441,092)
Operating Expenses:
Research and development expenses	377,777	526,460
Selling, general and administrative expenses	2,460,689	2,495,474
Total expenses	2,838,466	3,021,934

Loss from operations	(3,426,236)	(3,463,026)
Non-operating (revenue)/expense
Interest	626,223	185,765
Unrealized gain on change in fair value of derivative liabilities	(676,048)	0
Net loss before income taxes	(3,376,411)	(3,648,791)
Income taxes	(103,471)	(158,895)
Net loss	(3,272,940)	(3,489,896)
Net loss per common share - basic and diluted	(.21)	(.29)
Weighted average number of common shares – basic and diluted	15,345,605	12,229,680

The accompanying notes are an integral part of the financial statements.

ARISTA POWER, INC.

Statements of Cash Flows

	For the years ended
	December 31, 2013	December 31, 2012
Operating activities
Net loss	$(3,272,940)	$(3,489,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation expense	64,517	118,059
Stock based compensation	695,250	581,940
Financing fees- issuance of warrants, non-cash	0	126,958
Stock and warrants issued for services and rent	334,425	289,015
Amortization of debt discount	518,481	166,513
Impairment of assets	168,247	33,302
Impairment of inventory and increase in inventory reserves	20,486	27,702
Establishment of loss contract reserves	638,850	0
Change in fair value of derivative liability	(676,048)	0
Bad debt expense	0	26,942
Changes in operating assets and liabilities:
Decrease in prepaid expenses and other current assets	86,882	71,416
Decrease/(increase) in trade accounts receivable	135,174	(354,049)
Decrease/(increase) in inventory	142,171	(158,323)
(Decrease)/increase in customer deposits	(108,239)	15,021
Decrease in accrued loss contract	(119,758)	0
Increase in warranty reserve	0	4,468
(Decrease)/increase in deferred revenue	(62,732)	126,043
Increase in trade accounts payable and accrued liabilities	151,054	612,975

Net cash used in operating activities	(1,284,180)	(1,801,914)

Investing Activities
Acquisition of fixed assets	0	(22,778)
Net cash used in investing activities	0	(22,778)

Financing activities
Borrowings on line of credit	270,000	748,500
(Repayments)/borrowings of long term debt, net	(11,688)	(11,687)
Proceeds of issuance of common stock, net of stock offerings expenses	1,245,000	795,000
Net cash provided by financing activities	1,503,312	1,531,813

Increase/(decrease) in cash	219,132	(292,879)

Cash – beginning of period	78,253	371,132

Cash – end of period	$297,385	$78,253

Supplemental Information:
(Tax credits received)/income taxes paid	$(103,471)	$(158,895)
Interest paid	$7,752	$3,866

Non-cash investing and financing activities:
Stock issued for accrued expenses	$157,903	$0
Application of deferred debt discount	$270,000	$15,688
Warrants issued for prepaid rent and services	$646,332	$0

The accompanying notes are an integral part of the financial statements.

ARISTA POWER, INC.

Statement of Stockholders’ (Deficit)/Equity

	Number of Shares	Par Value	Additional Paid In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, December 31, 2011	11,854,644	$23,709	$20,407,748	$(20,271,855)	$159,602

Rounding due to reverse stock split	272
Issuance of common stock for cash	397,500	795	794,205		795,000
Issuance of common stock for rent and services	152,959	306	288,709		289,015
Issuance of common stock under stock award	1,258	3	3,050		3,053
Stock option expense			578,887		578,887
Issuance of warrants for financing			126,958		126,958
Issuance of warrants with revolving line of credit facility			1,839,250		1,839,250
Net loss for 2012				(3,489,896)	(3,489,896)

Balance, December 31, 2012	12,406,633	$24,813	$24,038,807	$(23,761,751)	$301,869
Issuance of common stock for cash, net of expenses	5,020,000	10,040	1,234,960		1,245,000
Issuance of common stock for rent and services	567,061	1,134	257,257		258,391
Stock option expense			695,250		695,250
Issuance of warrants with private placement			(895,800)		(895,800)
Net loss for 2013				(3,272,940)	(3,272,940)

Balance, December 31, 2013	17,993,694	$35,987	$25,330,474	$(27,034,691)	$(1,668,230)

The accompanying notes are an integral part of the financial statements.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Description of the Business and Summary of Significant Accounting Policies

Description of Business

Arista Power, Inc. (the Company) was incorporated on March 30, 2001 in the State of New York as Future Energy Solutions, Inc. and in November 2008 changed its name to WindTamer Corporation. In May 2011, the Company changed its name to Arista Power, Inc. The name change more accurately reflects the broadening of the Company’s focus beyond the WindTamer® brand and entry into areas within the energy storage and power management industries.

The Company is a developer, integrator, and supplier of custom-designed power management systems, and a supplier, designer and installer of solar energy systems.  The Company’s patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users. The Company also designs, sells and installs residential and commercial solar PV systems.

Method of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Arista Power, Inc. maintains its books and prepares its financial statements on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.  The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits.  The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institutions.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value.  Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts, if any. In determining collectability, specific customer issues are reviewed to arrive at appropriate allowances. The allowance for doubtful accounts at December 31, 2013 and 2012 were $0 and $25,200, respectively.

Inventory

Inventory consists of components for Power on Demand and solar PV systems, and is stated at the lower of cost or market value.  The Company capitalizes applicable direct and indirect costs incurred in the Company’s production operations to bring its products to a sellable state.  The inventory as of December 31, 2013 consisted of component inventory amounting to $346,014 and work in process inventory of $150,299. Inventory as of December 31, 2012 consisted of component inventory of $197,928 and work in progress inventory of $471,817.  Inventory is reviewed quarterly to determine the need for an excess and obsolete inventory reserve.  As of December 31, 2013 and 2012, no such reserve was required. For the year ended December 31, 2012, all remaining turbine inventory was written off and disposed of.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is on a straight line basis over the shorter of the estimated useful lives or the related lease for leasehold improvements.  Leasehold improvements for space leased on a month-to-month basis are expensed when incurred. Expenditures for renewals and betterments are capitalized.  Expenditures for minor items, repairs and maintenance are charged to operations as incurred.  Any gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Intangible Assets

Intangible assets consist of costs associated with the application and acquisition of the Company’s patents and trademarks. Patent application costs are capitalized and amortized over the estimated useful life of the patent, which generally approximates its legal life.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset, including its ultimate disposition.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. For the year ended December 31, 2013, trademark costs totaling $3,699 relating to the Company’s WindTamer® trademark were impaired, while for the year ended December 31, 2012, the Company impaired assets totaling $33,302 for assets related primarily to tooling for turbine components.

Fair Value of Financial Instruments

The carrying amount of cash, accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity.

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied:  (1) there is persuasive evidence of an arrangement; (2) the service or product has been provided to the customer; (3) the sale price to be paid by the customer is fixed or determinable; and (4) the collection of the sale price is reasonably assured.  Amounts collected prior to satisfying our revenue recognition policy are reflected as customer deposits.

For research and development contracts, we recognize the revenue using the proportional effort method based upon the relationship of costs incurred to date to the total estimated cost to complete the contract. Cost elements include direct labor, materials, overhead costs and outside contractor costs.  The excess of amounts billed on a milestone basis versus the amounts recorded as revenue on a proportional effort basis is classified as deferred revenue. We provide for any loss that we expect to incur in the agreements when the loss is probable.

The Company uses contract accounting for certain Power on Demand system sales. Due to the limited number of these systems that have been installed to date, revenue is recognized based on the completed contract method whereby revenue and costs are deferred until the contract is completed. For contracts that contain provisions related to proceeds being paid based upon cost savings generated by the system, revenue is recorded as the costs savings are realized by and billed to the customer. If accumulated costs exceed accumulated billings at the reporting date the asset is presented net as costs of uncompleted contracts in excess of related billings. If there is a net liability it is presented as billings on uncompleted contracts in excess of related costs. We provide for any loss that we expect to incur on a contract at the time the loss is probable.

At December 31, 2013, the Company had costs of uncompleted contracts in excess of related billings totaling $119,758. This amount was netted with the accrued loss contract on the Company’s balance sheet.

Research and Development Costs

All costs related to research and development are expensed when incurred.  Research and development costs consist of expenses associated with the development of the Company’s Power on Demand system and micro-grids.  Specifically, these costs consist of labor, materials and consultants.

Warranty Costs

The Company’s standard warranty on each turbine sold protects against defects in design, material and workmanship under normal use for up to a six-year period, however there are several warranties which have different terms and conditions. Warranties on solar PV systems and Power on Demand systems are offered based upon the manufacturer’s product warranty, therefore, no reserve is required for these systems. The Company provides for estimated cost of warranties at the time the revenue is recognized.  Factors that affect the warranty reserve are projected cost of repair and/or replacement, component life cycles, and limited historical data. As a result of lower than expected wind turbine performance, many customers have elected to replace their wind turbine with a similarly sized solar PV array.  We have taken this into consideration when evaluating the warranty reserves, and have included the cost of replacement as part of the warranty expense.  The impact of any change in estimates will be taken into account when analyzing future warranty reserve requirements.

Stock-Based Compensation

The Company accounts for stock option awards granted under the Company’s Equity Incentive Plan in accordance with ASC 718. Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards.  Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture.  The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50.  Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant’s or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement, or vesting period, whichever is shorter.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company accounts for income taxes using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

Concentrations of Customers and Suppliers

The Company’s largest customer accounted for 29% of 2013 sales (54% of 2012 sales), and this customer’s accounts receivable represented 45% of total accounts receivable as of December 31, 2013 (68% as of December 31, 2012).

We purchase a significant portion of our solar PV products from a single supplier, and as such receive certain discounts due to purchase volumes.  Purchases from this vendor totaled 33% of our material cost of goods sold for the year ended December 31, 2013.   There are numerous alternative suppliers that could supply the materials and components used in our solar PV installations, and we believe that utilizing our current supplier will not have an adverse effect on our business.

Basic and Diluted Loss Per Share

Basic earnings per share reflect the actual weighted average of shares issued and outstanding during the period.  Diluted earnings per share are computed including the number of additional shares that would have been outstanding if dilutive potential shares had been issued. In a loss year, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potentially issued common shares would be anti-dilutive.

As of December 31, 2013, there were 1,386,108 stock options and 7,671,267 warrants outstanding that, upon exercise, could dilute future earnings.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 2 - Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has generated sales volumes of $5.5 million over a four year period, and has incurred cumulative net loss of $27,034,691 since inception.  Our sales volumes to date and recurring losses from operations raise substantial doubt about the Company’s ability to continue as a going concern. Continuation of the Company is dependent on achieving sufficiently profitable operations and obtaining additional financing.

In July of 2013, the Company sold 5.0 million shares of common stock which yielded net proceeds of $1,245,000.  Stock offering costs were minimal.   This working capital may not be sufficient to fund operational growth, and the Company expects to need to raise additional capital.  There can be no assurance that the Company will continue to be able to raise sufficient capital, at terms that are favorable to the Company or at all, to fund operations.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 3 – Long-lived Assets

The following table summarizes the Company’s long-lived assets as of:

	December 31, 2013	December 31, 2012
Property and equipment
Equipment	$264,495	$253,718
Furniture and fixtures	38,950	38,950
Software	71,625	71,625
Total property and equipment before accumulated depreciation	375,070	364,293

Less accumulated depreciation	(305,515)	(242,706)
Total property and equipment	$69,555	$121,587

Intangible assets
Patents	$34,862	$34,862
Trademark	0	4,525
Total intangible assets before accumulated amortization	34,862	39,387

Less accumulated amortization	(9,557)	(8,674)
Total intangible assets	$25,305	$30,713

Impairments of assets for the year ended December 31, 2013 totaled $3,699 as compared to $33,302 for the year ended December 31, 2012. The impairment for 2013 related to the WindTamer™ trademark, while impairment costs in 2012 related primarily to tooling for the Company’s wind turbine components.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 4 – Debt

In August 2011 the Company purchased equipment for $44,748, financed with a loan from Canandaigua National Bank.  The loan is guaranteed by William Schmitz, CEO of the Company, has a 60-month term, and carries a 4.99% annual interest rate.  Monthly payments are $844. In October 2011 the Company leased office equipment for $9,068 financed with a loan from Canon Financial Services, Inc.  The loan, with monthly payments of $279, has a 6.76% annual interest rate and a 36 month term. The end of term purchase option calls for payment of the equipment’s fair market value.

On September 4, 2012, the Company entered into an unsecured loan agreement with TMK-ENT, Inc. that provided for a $500,000 working capital revolving line of credit.  Advances under the line of credit bear interest at 10% per year, payable annually. On November 13, 2012, the Company amended its loan agreement to increase the revolving line of credit agreement from $500,000 to $750,000, and on December 21, 2012 amended its loan agreement to increase the revolving credit agreement for $750,000 to $1,250,000 The note originally matured on December 21, 2013, however on May 29, 2013 the note was amended to extend the maturity date to December 21, 2014. Borrowings under the line of credit amount to $1,018,500 as of December 31, 2013 ($748,500 as of December 31, 2012). In conjunction with the line of credit facility, the Company issued 1,250,000 warrants to purchase the Company’s common stock at varying prices from $1.38 to $1.62 per share. The warrants vest one year from issuance and have a ten year term. The fair market value of the warrants at grant date was determined utilizing the Black Scholes option pricing model and amounted to $1,839,250. As of December 31, 2012, the Company had drawn $1,018,500 on the line of credit. The difference between the fair market value of the warrants and draws on the line of credit is $820,750 as of December 31, 2013($1,090,750 as of December 31, 2012), which is recorded as deferred debt discount.  The deferred debt discount will be recognized and recorded as debt discount as the Company continues to borrow against the line of credit. Debt discount costs will be recognized as the Company draws down the available line of credit, and will be amortized over the remaining term of the loan. As a result of the amortization of the debt discount, the Company expensed $ 518,481 for the year ended December 31, 2013 and $166,513 for the year ended December 31, 2012.

Annual maturities of debt are as follows:

2014	$1,030,282
2015	$9,540
2016	$6,629

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 5 – Stockholders’ Equity

In January 2013, the Company issued 10,000 shares of common stock to an attorney for services rendered, which totaled $10,000.

On February 4, 2013, the Company entered into a lease modification, a purchase agreement and a warrant to purchase common stock with 1999 Mt. RB, LLC, the Company’s landlord at 1999 Mt. Read Boulevard, Rochester, New York. Pursuant to the terms and conditions of the purchase agreement, the Company sold to 1999 Mt. RB 390,394 shares of our common stock in exchange for (1) the satisfaction of amounts due to 1999 Mt. RB pursuant to the original lease and (2) free rent, CAM charges and real estate taxes from February 1, 2013 through November 30, 2013 pursuant to the lease amendment.  Pursuant to the terms and conditions of the warrant agreement, the Company issued to 1999 Mt. RB a warrant to purchase up to 600,000 shares of the Company’s common stock for a purchase price of $1.00 per share.  The warrant vested in full upon issuance, and expires on February 4, 2014.  The warrant and purchase agreement have customary anti-dilution protections. The fair value of the warrants at grant date was determined utilizing the Black Scholes option pricing model, and amounted to $256,800, which will be amortized over the lease term.  Of this amount, $40,415 was expensed in 2013, $44,023 is recorded as a prepaid asset, and $172,362 is recorded as another asset and will be amortized in a period that exceeds one year. On July 31, 2013, pursuant to terms of the warrant, the purchase price was automatically adjusted to $0.25 per share as a result of the Company selling shares of stock on such date in a private placement for $0.25 per share. The warrants were not exercised by February 4, 2014, and expired.

In May, 2013, the Company entered into a strategic advisory agreement with Sunrise Financial Group, Inc., pursuant to which, Sunrise will provide the Company with prospective customer listings and introductions to building owners and managers.  In accordance with the agreement, the Company agreed to issue 620,341 warrants at $.73 per share.  The warrants carry a five year term, and have customary anti- dilution clause, and have been valued as a derivate liability. The fair value of the warrants at grant date was determined utilizing the Black Scholes option pricing model, and amounted to $299,044, which will be amortized over the term of the agreement.  Of this amount, $183,521 was expensed in 2013 and $115,523 is recorded as a prepaid asset.

On July 31, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 4,420,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 2,210,000 additional shares of common stock at a purchase price of $0.30 per share to 12 institutional and private investors for a total of $1,105,000 in gross proceeds from the sales.  On August 8, 2013, the Company sold pursuant to a securities purchase agreement an aggregate of 600,000 shares of its common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 300,000 additional shares of common stock at a purchase price of $0.30 per share for a total of $150,000 in gross proceeds. Legal costs, which amounted to $10,000, were netted against the proceeds. The warrant and securities purchase agreement have customary anti-dilution protection and registration rights. The warrants carry a five year term, and have customary anti-dilution clause, and have been valued as a derivate liability. The fair value of the warrants at grant date was determined utilizing the Black Scholes option pricing model, amounted to $895,800, and was netted against the proceeds of the private placement for a total increase in stockholders’ equity of $349,200 relating to these transactions. The shares and warrants associated with this private placement have been registered with the Securities and Exchange Commission.

On July 31, 2013, the Company issued warrants to purchase 550,000 shares of common stock to two consultants to work with the Company on marketing and lead generation.  The warrants have a 5 year term, vest immediately and have an exercise price of $0.30 per share, which is subject to customary anti-dilution protection and registration rights.

For the year ended December 31, 2012, the Company issued 152,959 shares of common stock to strategic vendors and consultants for goods and services totaling $289,015. During 2012, the Company raised capital through the private placement sales of “units” consisting 7,500 shares of common stock and a warrant to purchase 1,000 shares of common stock for $10 per share. The warrants vest fully two years from the date of unit purchase and have a ten year term. The Company sold 53 units which yielded $795,000.

For the year ended December 31, 2013 and 2012, total stock option expense amounted to $695,250 and $578,887, respectively. In 2013, 1,735,208 stock options were granted, while in 2012 178,000 stock options were granted. Of the options granted in 2013, 520,208 options were granted under the 2008 Equity Incentive Plan, while all of the options granted in 2012 were granted under the 2008 Equity Incentive Plan.

On December 13, 2010, the Board of Directors approved a plan whereby certain employees were issued restricted shares of common stock in lieu of future salary cash payments. The employees forfeited salary over a twelve week period to purchase the common shares, which were valued at fair market value as of the date of grant. The Compensation Committee of the Company’s Board of Directors have approved a change in the vesting date for restricted stock held by certain employees from April 1, 2011 to April 1, 2014. A total of 55,969 shares vested on April 1, 2011, 50,989 vested on August 20, 2013 and the remaining 118,379 shares are scheduled to vest on April 1, 2014.

Note 6 – Stock-Based Compensation

The Company has established the “2008 Equity Incentive Plan,” which is a shareholder approved plan that permits the granting of stock options and restricted stock to employees, directors and consultants.  The 2008 Equity Incentive Plan originally provided for the issuance of up to 400,000 shares of common stock of which 50,000 shares are available for grant as Incentive Stock Options.  The exercise price for options awarded is no less than 100% of the fair market value of the common stock on the day of grant.  The options generally vest either immediately on the date of grant or 1 to 3 years from the date of grant.  On December 30, 2009, the Board of Directors approved an amendment to increase the number of shares available for award under the plan from 400,000 to 800,000, and this amendment was approved by the Company’s shareholders at its Annual Meeting on April 28, 2010. In March of 2012, the Board of Directors approved an amendment to increase the number of shares available for award under the plan to 1,550,000.  This amendment was approved by shareholders at the Annual Meeting of Shareholders on May 9, 2012. In March 2014, the Board of Directors of the Company approved an amendment to increase the number of shares available for award under the plan by 2.0 million shares, to 3,550,000.  This amendment will be proposed to shareholders for vote at the Annual Meeting of Shareholders to be held on May 28, 2014. For 2013, compensation costs relating to the issuance of stock options and warrants amounted to $584,671 and the expense associated with repricing options and warrants amounted to $110,579. For 2012, compensation costs relating to the issuance of stock options and restricted stock amounted to $543,267 and the expense associated with repricing of options and warrants amounted to $38,673.

On January 22, 2013 the Board of Directors of the Company approved the repricing of 25,000 outstanding compensatory options to purchase common stock of the Company held by a consultant of the Company, Michael Hughes, an attorney who has provided and continues to provide legal services to the Company as outside counsel and is now the Company’s Director of Strategy and Legal Affairs, previously granted under the Amended and Restated 2008 Equity Incentive Plan. As a result, the exercise price of the options was lowered to $1.20 per share, an amount equal to the last trade of the Common Stock on the OTC Bulletin Board on January 22, 2013. There was no change in the number of shares subject to each option, vesting or other terms of the options. For the three months ended March 31, 2013, the Company recorded expenses totaling $13,575 associated with the repricing.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

On July 31, 2013, the Compensation Committee of the Board of Directors of Arista Power approved the repricing of all outstanding stock options to purchase common stock of the Company held by officers, other employees, current and former non-employee directors, employees and certain independent contractors with exercise prices in excess of $0.75 per share.  As a result, the exercise price of the options was lowered to $0.75 per share. There was no change in the number of shares subject to each option, vesting or other terms of the options. The Compensation Committee of the Board of Directors effectuated the repricing to realign the value of the options with their intended purpose, which is to retain and motivate the holders of the options to continue to work in the best interests of Arista Power. Prior to the repricing, many of the options had exercise prices well above the recent market prices of the Company's common stock on the OTCQB. As a result of the repricing, the Company recorded an expense of $34,381.

On November 8, 2012, the Board of Directors of the Company approved the repricing of 85,000 outstanding compensatory options to purchase common stock of the Company held by executive officers of the Company previously granted under the Amended and Restated 2008 Equity Incentive Plan.  As a result, the exercise price of the options was lowered to $1.67 per share, an amount equal to the last trade of the common stock on the OTCQB on November 8, 2012. There was no change in the number of shares subject to each option, vesting or other terms of the options.  The Company repriced 75,000 and 10,000 Options held by William A. Schmitz, the Company’s Chief Executive Officer and President, and Molly Hedges, the Company’s Chief Financial Officer and Vice President of Finance, respectively.

The Company has valued the options at their date of grant utilizing the Black-Scholes Option Pricing Model.  Expected volatility is based upon a weighted average historical volatility of the Company’s common stock, and that of peer companies operating in a similar industry.   The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options was based on its term.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for options granted:

Year ended
	December 31, 2013	December 31, 2012
Expected dividend yield	0%	0%
Expected stock price volatility	105-108%	109-112%
Risk-free interest rate	2.68-3.58%	2.32-2.70%
Expected life of options	.03-9.71 Years	1.5-9.5 Years

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Shares Remaining Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at January 1, 2013	516,400	$3.25
Options granted during 2013	1,735,208	$.45
Options expired/cancelled during 2013	865,500	$.41

Outstanding at December 31, 2013	1,386,108	$.61	7.1	$0
Exercisable at December 31, 2013	612,308	$.87	5.3	$0

The weighted average fair value of options granted during twelve months ended December 31, 2012 was approximately $.45 ($2.05 for the twelve months ended December 31, 2012.)  During the twelve months ended December 31, 2012, 1,735,208 options were granted, 865,500 options expired or were cancelled, and no options were exercised. During the twelve months ended December 31, 2012, 178,000 options were granted, 26,000 expired or were cancelled, and no options were exercised. Of the 1,655,000 options granted in 2013, 520,508 were granted under the 2008 Equity Incentive Plan.

On December 13, 2010, the Board of Directors approved a plan whereby certain employees were issued restricted shares of common stock in lieu of future salary cash payments. The employees forfeited salary over a twelve week period to purchase the common shares, which were valued at fair market value as of the date of grant. The Compensation Committee of the Company’s Board of Directors have approved a change in the vesting date for restricted stock held by certain employees from April 1, 2011 to April 1, 2014. A total of 55,969 shares vested on April 1, 2011, 50,989 vested on August 20, 2013 and the remaining 118,379 shares are scheduled to vest on April 1, 2014.

The table below summarizes the status of the Company’s restricted stock awards:

Restricted Shares	Number of Restricted Shares	Weighted Average Fair Value at Grant Date
Non-vested at December 31, 2012	169,368	$2.80
Vested – 2013	50,989	$2.80
Non-vested at December 31, 2013	118,379	$2.80

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 7 – Warrants

The Company has valued warrants at their date of issue utilizing the Black-Scholes Option Pricing Model.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life.  The expected life of warrants used was based on the term of the warrant.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for warrants granted:

	Year ended	Year ended
	December 31, 2013	December 31, 2012
Expected dividend yield	0%	0%
Expected stock price volatility	93-108%	105-113%
Risk-free interest rate	.14-2.60%	2.06-3.03%
Expected life of warrants	.1-9.1 Years	7.3-9.8 Years

The following table summarizes the status of the Company’s warrants granted:

	Number of Shares Remaining Warrants	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2013	2,954,250	$3.80	8.5
Warrants granted during 2013	4,717,017	.43	4.38
Warrants expired/cancelled during 2013	0

Outstanding at December 31, 2013	7,671,267	$1.51	5.58	$150,000
Exercisable at December 31, 2013	6,861,250	$1.53	6.6	$150,000

The weighted average fair value of warrants issued during twelve months ended December 31, 2013 was $.43 ($1.94 for the year ended December 31, 2012).  During the year ended December 31, 2013, 5,369,250 warrants vested, none expired or were cancelled, and no warrants were exercised. For the year ended December 31, 2012, 404,500 warrants vested, none expired or were cancelled, and no warrants were exercised.

For 2013, the Company recorded compensation costs of $368,927 for 416,666 warrants issued to a consultant/outside counsel of the Company. The warrants have a ten year life, a $1.20 exercise price.   250,000 of these warrants vested on the 6-month anniversary of the grant, and 166,666 of these warrants will vest on the two-year anniversary of the grant.

On January 22, 2013 the Board of Directors of the Company approved the repricing of 423,125 outstanding warrants to purchase common stock of the Company held by a former consultant of the Company and current Director of Strategy and Legal Affairs of the Company, Michael Hughes, an attorney who has provided and continues to provide legal services to the Company. As a result, the exercise price of the options was lowered to $1.20 per share, an amount equal to the last trade of the Company’s common stock on January 22, 2013. There was no change in the number of shares subject to each warrant, vesting or other terms of the warrants. The Company recorded expenses totaling $76,198 associated with the repricing for the three month period ending March 31, 2013. Mr. Hughes became an employee of the Company in July, 2013.

On November 8, 2012, the Board of Directors of the Company approved the repricing of 172,500 outstanding warrants to purchase common stock of the Company held by executive officers of the Company. As a result, the exercise price of the warrants was lowered to $1.67 per share, an amount equal to the last trade of the common stock on November 8, 2012. There was no change in the number of shares subject to each warrant, vesting or other terms of the warrants.  The Company repriced 115,000 and 57,500 warrants held by William A. Schmitz, the Company’s Chief Executive Officer and President, and Molly Hedges, the Company’s Chief Financial Officer and Vice President of Finance, respectively. For the year ended December 31, 2012, the Company recorded expenses totaling $24,323 associated with the repricing.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 8 – Derivative Liabilities

Certain warrants issued by the Company do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future, are classified as derivative liabilities, and are revalued at each reporting date. These warrants include (1) warrants issued to 1999 Mt RB, LLC in conjunction with our lease modification on February 4, 2013 (2) warrants issued conjunction with the Company’s strategic advisory agreement with Sunrise Financial Group, Inc. on May 21, 2013 and (3) warrants issued in conjunction with the Company’s private placements on July 31, 2013 and August 6, 2013. The Company was required to include the reset provisions in order to protect the warrant holders from the potential dilution associated with future financings.

The Company has valued warrants at their date of issue utilizing the Black-Scholes option pricing model. Expected volatility is based upon a weighted average historical volatility of peer companies operating in a similar industry. The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life. The expected life of warrants used was based on the term of the warrant. The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future. The following weighted-average assumptions were utilized in the fair value calculations for warrants granted and subsequent revaluation:

Year Ended
December 31, 2013
Expected dividend yield	0%
Expected stock price volatility	70-172%
Risk-free interest rate	.08–1.75%
Expected life of warrants	.1-4.59 years
Number of warrants	4,300,351
Fair value of warrants	$775,596

The fair value of these warrant liabilities was $775,596 at December 31, 2013. Of this amount, $13,200 is reported as a short term liability, as the warrants associated with this derivative liability will expire in less than one year.  The reminder, $762,396 is classified as a long-term liability. The change in fair value for 2013 was ($676,048) and is reported in our statement of operations as an unrealized gain on the change in fair value of the derivative liabilities. The fair value of the derivative liabilities are re-measured at the end of every reporting period and upon the exercise of the warrant.

Fair Value Measurement

Valuation Hierarchy
ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the liabilities carried at fair value measured on a recurring basis as of December 31, 2013:

		Fair Value Measurements at December 31, 2013
	Total Carrying Value at September 30, 2013	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$775,596	$-	$-	$775,596

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The derivative liabilities are measured at fair value using quoted market prices and estimated volatility factors, and are classified within Level 3 of the valuation hierarchy.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

Year ended December 31, 2013
Beginning balance January 1, 2013	$0
Initial valuation of derivative financial instruments	1,451,644
Net unrealized (gain) loss on derivative financial instruments	(676,048)
Ending balance	$775,596

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 9 – Commitments and Contingencies

In October 2010, we executed a lease for our Rochester facility at 1999 Mt Read Boulevard (a four building complex).  The lease term was from August 2010 through July 2015.  The first year of the lease term required monthly base rent payments of $5,396, payable in cash or in the Company’s common stock. The base rent increases by 3% on August 1st of the each year of the lease.  The Company also is required to pay its proportionate share of real estate taxes and common area maintenance costs for the Rochester facility.

On February 4, 2013, the Company entered into a lease modification, a purchase agreement and a warrant to purchase common stock with 1999 Mt. RB, LLC, the Company’s landlord at 1999 Mt. Read Boulevard, Rochester, New York.

Pursuant to the terms and conditions of the purchase agreement, the Company sold to 1999 Mt. RB 390,394 shares of our common stock in exchange for (1) the satisfaction of amounts due to 1999 Mt. RB pursuant to the original lease and (2) free rent, common area maintenance charges and real estate taxes from February 1, 2013 through November 30, 2013 pursuant to the lease amendment.  Pursuant to the terms and conditions of the warrant agreement, the Company issued to 1999 Mt. RB a warrant to purchase up to 600,000 shares of the Company’s common stock for a purchase price of $1.00 per share.  The warrant vested in full upon issuance, and expired on February 4, 2014.  On July 31, 2013, pursuant to the terms of the warrant, the exercise price was automatically adjusted to $0.25 per share as a result of the Company selling shares of stock on such date in a private placement for $0.25 per share.

The lease amendment amended the original lease between the Company and 1999 Mt. RB, and provides, among other things: (1) the leasing of approximately 20,096 square feet at 1999 Mt. Read Boulevard, Rochester, New York; (2) a lease term that runs from February 1, 2013 through November 30, 2018, (3) two five-year renewal options at the option of Arista Power; (4) the Free Rent Period ( from February 1, 2013 through November 30, 2013); and (5) base rent starting on November 30, 2013 at a price of $3.50 per square foot per year with annual increases of 3%. In addition, the Company must pay all future rent in cash.

Annual cash commitments by year under the Company’s lease agreements are as follows:

Cash rental commitment

2014	$70,512
2015	$72,627
2016	$74,806
2017	$77,050
2018	$72,567

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Warranty

During the years ended December 31, 2013 and 2012, the Company entered into a number of sales orders for Power on Demand systems, solar PV installations and wind turbine installations.  These sales orders required certain deposits of the agreed-upon purchase price upon acceptance of the sales order.  The advance payments received as of December 31, 2013 amounted to $19,000 ($127,239 as of December 31, 2012) and have been included in customer deposits.  We expect to install the units associated with these deposits during the next two quarters, as we obtain permits and zoning approvals from customer’s town officials, obtain NYSERDA approvals, complete site assessments, and continue product evaluation.  The sales orders included product warranties of varying periods, depending on the product sold, against defects in materials and workmanship.  The Company provides for estimated cost of warranties at the time the revenue is recognized and has established a corresponding warranty reserve.  Factors that affect the balance required in the warranty reserve are projected cost of repair and/or replacement, component life cycles, manufacturer’s warranty on parts and components, and limited historical data. As a result of lower than expected wind turbine performance, many customers have elected to replace their wind turbine with a similarly sized solar PV array.  We have taken this into consideration when evaluating the warranty reserves, and have included the cost of replacement as part of the warranty expense. These estimates are reviewed quarterly and are updated as new information becomes available.  The impact of any change in warranty cost estimates will be taken into account when analyzing future warranty reserve requirements.  As of December 31, 2013 and 2012, the Company’s warranty reserve totals $140,074. The following table summarizes the activity in the accrued warranty account:

	December 31, 2013	December 31, 2012

Balance as of beginning of year	$140,074	$135,606
Warranty costs accrued	0	32,816
Settlements made	0	(28,348)

Balance as of end of year	$140,074	140,074

Employment Agreements

On July 29, 2013, each of William Schmitz, Chief Executive Officer, Molly Hedges, Chief Financial Officer, Mark Matthews, then President, and Adeeb Saba, then Vice President of Operations and currently Chief Operating Officer, entered into a termination of employment agreement with Arista Power. Pursuant to such termination of employment agreements, each of the executives terminated their respective employment agreements with Arista Power, effective July 29, 2013 and each of the executives agreed to become at-will employees. Accordingly, the Company is no longer liable for certain severance provisions for compensation under the terminated employment agreements.

Note 10 - Income Taxes

Following is a summary of the components giving rise to the income tax provision (benefit) for the periods ended December 31:

	Year ended
	2013	2012
Current	$(103,471)	$(158,895)
Deferred	(1,195,703)	(1,386,246)
Less increase in allowance	1,195,703	1,386,246
Net deferred	–	–
Total income tax provisions (benefit)	$(103,471)	$(158,895)

Individual components of the deferred tax asset are as follows as of December 31:

	Year ended
	2013	2012
Net operating loss carryforwards	$5,067,659	$4,107,084
Stock based compensation	4,084,116	3,848,988
Depreciation and amortization	289,345	289,345
Tax credit carryforward	107,854	107,854
Total	9,548,974	8,353,271
Less valuation allowance	(9,548,974)	(8,353,271)
Net deferred tax assets	$–	$–

The Company has approximately $14,434,000 of net operating loss carryforwards (“NOLs”) available to reduce future taxable income.  These NOLs expire at various dates through 2033. Due to the uncertainty as to the Company’s ability to generate sufficient taxable income in the future and utilize the NOLs before they expire, the Company has recorded a valuation allowance to offset the deferred tax assets.

ARISTA POWER, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Internal Revenue Code Section 382 (“Section 382”) imposes limitations on the availability of a company’s net operating losses and other corporate tax attributes as ownership changes occur.  As a result of the transactions discussed in Notes 5 and 6, a Section 382 ownership change is expected and a study will be required to determine the date of the ownership change. The amount of the Company’s net operating losses and other tax attributes incurred prior to the ownership change may be limited based on the value of ownership change. A full valuation allowance has been established for the gross deferred tax asset related to the net operating losses and other corporate tax attributes available. Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the balance sheet or statements of operations of the Company.

The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying consolidated statements of operations are as follows:

	Year ended
	2013	2012
Tax benefit at statutory United States federal rate	$(1,112,800)	$(1,186,565)
State income tax credit net of federal benefit	(136,634)	(187,427)
Permanent items	(49,740)
Tax credits	0	(107,034)
Adjustments from prior year	0	(64,115)
Change in valuation reserves	1,195,703	1,386,246
Current tax (expense) income	(103,471)	(158,895)
Effective tax rate (%)	3%	4%

Actual cash payments for taxes in 2013 and 2012 were $500. In April, 2013, the Company received $103,971 as a New York State Qualified Emerging Technology Company tax credit for the year ended December 31, 2011, which was recorded as income by the Company. In December 2011, the Company approved a Consent to Desk Audit Adjustment providing the Company with a New York State Qualified Emerging Technology Company tax credit of $159,395 for the year ended December 31, 2010.  The cash refund was received by and recorded as income by the Company in January 2012.

In July 2006, the FASB released Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109” (“FIN48”), now ASC 740.  Effective for fiscal years beginning after December 15, 2006, FIN48 provides guidance on the financial statement recognition and measurement for income tax positions that we have taken or expect to take in our income tax returns.  It also provides related guidance on under-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted the provisions of FIN48 on January 1, 2007.  The adoption did not have a material impact on the Company’s consolidated results of operations and financial position, and therefore, the Company did not have any adjustment to the January 1, 2007 beginning balance of retained earnings.  In addition, the Company did not have any material unrecognized tax benefits at December 31, 2013 or 2012.

The Company recognizes interest and penalties related to unrecognized tax benefits in general and administrative expense. During the years ended December 31, 2013 and 2012, the Company recognized no material interest and penalties.

The Company files income tax returns in the U.S. federal jurisdiction and applicable states. The tax years 2008 through 2013 remain open to examination by major taxing jurisdictions to which the Company is subject.

Note 11 – Subsequent Events

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to eight institutional investors. The Company received a total of $1,400,000 in net proceeds from the sales. Each share of Series A Convertible Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly. The Series A Convertible Preferred Stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of Series A Convertible Preferred Stock outstanding on March 31, 2017 automatically converting into common stock. The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015. In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding. Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in Series A Convertible Preferred Stock of Arista Power on substantially similar terms. The Series A Convertible Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by the Registrant in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions. All amounts are estimated except for the SEC registration fee.

Securities and Exchange Commission Registration Fee	$639.98
Legal Fees and Expenses*	$2,500
Accounting Fees and Expenses*	$2,500
Printing Fees*	$1,000
Miscellaneous*	$1,000
Total*	$7,639.98

* Indicates estimate for the purpose of this filing.

Indemnification of Directors and Officers

Our Amended and Restated Bylaws, provide that we will, to the fullest extent permitted by the New York Business Corporation Law, – hereinafter referred to as the “NYBCL” – indemnify all persons whom we have the power to indemnify from and against all expenses, liabilities, or other matters.

Paragraph 9 of the Company’s Certificate of Incorporation, as amended, provides in part as follows:

“A director of the Corporation shall not be liable to the Corporation or its shareholders for damages for any breach of duty in such capacity except for: (i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled or that the director’s acts violated BCL Section 719; or (ii) liability for any act or omission prior to the adoption of this provision.”

Section 719 of the NYBCL provides that a director may be liable for voting or concurring in the following corporate actions; (a) an illegal dividend; (b) a repurchase of stock not authorized by New York law; (c) the distribution of assets to shareholders in a dissolution without adequately providing for known liabilities of the corporation; and (d) a loan to any director unless the loan is authorized by a vote of shareholders.

Section 721 of the NYBCL  provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL. Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation that it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Registrant maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Recent Sales of Unregistered Securities During the Last 3 Years

From November 2010 through May 2011, we conducted a private placement of 115 “units” to 28 investors that yielded $2.0 million. Each “unit” consisted of 25,000 shares of common stock (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011), and a warrant to purchase 875 shares of common stock (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011) at $10.00 per share (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011).  The warrants fully vest two years from the date of the stock purchase and have a ten-year term.

From July 2011 through November 2011, we conducted a private placement of 115 “units” to 24 investors that yielded $2.0 million. Each “unit” consisted of 25,000 shares of common stock (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011), and a warrant to purchase 875 shares of common stock (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011) at $10.00 per share (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011).  The warrants fully vest two years from the date of the stock purchase and have a ten-year term.

From March 2012 through May 2012, we conducted a private placement of 53 “units” to 11 investors that yielded $0.8 million. Each “unit” consisted of 7,500 shares of common stock and a warrant to purchase 1,000 shares of common stock at $10.00 per share.  The warrants fully vest two years from the date of the stock purchase and have a ten-year term.

On July 31, 2013, we sold pursuant to a Securities Purchase Agreement an aggregate of 4,420,000 shares of common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 2,210,000 additional shares of Common Stock at a purchase price of $0.30 per share to 12 institutional and private investors for a total of $1.1 million in gross proceeds from the sales. On August 8, 2013, we sold pursuant to a Securities Purchase Agreement an aggregate of 600,000 shares of common stock and five-year warrants, which vested in full upon issuance, to purchase a total of 300,000 additional shares of common stock at a purchase price of $0.30 per share to two private investors for a total of $150,000 in gross proceeds.

On March 31, 2014, we sold, pursuant to a Securities Purchase Agreement, an aggregate of 1,500 shares of Arista Power’s Series A Convertible Preferred Stock, with a stated value of $1,500,000, that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to eight institutional investors.  We received a total of $1,400,000 in net proceeds from the sale.  Each share of Series A Convertible Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The Series A Convertible Preferred Stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the Securities Purchase Agreement, with any shares of Series A Convertible Preferred Stock outstanding on March 31, 2017 automatically converting into common stock.

On January 27, 2011, we issued 1,500 shares of common stock (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011) in exchange for a release from a former landlord (Court Street Complex, LLC) for past rents allegedly due under a lease agreement.

From August 2010 through December 2011, we issued 29,955 shares of common stock (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011) in lieu of rental payments to our current landlord (1999 Mt. RB, LLC).

On February 17, 2011, we issued 11,675 shares of common stock (after giving effect to our 1-for-20 reverse stock split effective on December 27, 2011) to two of our vendors who had performed services for the Company.

In March of 2012, we issued 119,191 shares of our common stock to vendors in lieu of cash for goods and services totaling $251,854, and in August of 2012 an additional 3,768 shares of our common stock were issued to one of these vendors for services totaling $7,160.

In each of November of 2012 and January of 2013, we issued 10,000 shares (20,000 shares total) of our common stock to one of our outside attorneys (Irving Pheterson, Esq.) for legal services rendered in satisfaction of a $10,000 ($20,000 total) account payable to such attorney.

On February 4, 2013, we issued 390,394 shares of our common stock to our landlord (1999 Mt. RB, LLC) in lieu of past rents due totaling $157,502 and for future rents due for the period of February 1, 2013 until November 30, 2013 of $90,889.  Concurrently with the issuance of our common stock in exchange for the satisfaction of the above-described past and future rents due, we issued our landlord a one-year warrant to purchase 600,000 shares of common stock at $1.00 per share. The warrants vested immediately, and have a one-year term.

On May 21, 2013, we issued 166,667 shares of the Company’s common stock for a strategic advisory agreement with Sunrise Financial Group, Inc.  Additionally, as part of this agreement we issued a warrant to purchase 640,351 shares of common stock at $0.73 per share, with a five-year term.

In April 2014, we issued 440,000 shares of our common stock to one of our outside attorneys (Schwell, Wimpfheimer & Associates, LLP) for legal services rendered in satisfaction of a $110,000 account payable to such law firm.

All of the securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the securities were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such units, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be when issued, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.  No commission or other remuneration was paid in connection with such transactions, and no underwriter participated.

On January 22, 2013, the Company issued 10-year warrants, which vested in full on the six-month anniversary of such issuance, to purchase a total of 250,000 shares of common stock at a purchase price of $1.20 per share to Michael Hughes as payment for business consulting and legal services provided by Mr. Hughes.  To the extent these warrants constituted a sale of securities, the transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act.  The warrants were granted in transactions not involving a public offering and only to an accredited investor.  The consultant is an accredited investor under the Securities Act, was knowledgeable about the Company’s operations and financial condition and had access to such information. The transaction did not involve any form of general solicitation. The warrants were restricted from resale and was acquired for investment purposes only.  A copy of the form of this warrant agreement is referenced below as Exhibit 10.27.

On January 22, 2013, the Company issued 10-year warrants, which vest in full on the two-year anniversary of such issuance, to purchase a total of 166,666 shares of common stock at a purchase price of $1.20 per share to Michael Hughes as payment for business consulting and legal services to be provided by Mr. Hughes.  To the extent these warrants constituted a sale of securities, the transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act.  The warrants were granted in transactions not involving a public offering and only to an accredited investor.  The consultant is an accredited investor under the Securities Act, was knowledgeable about the Company’s operations and financial condition and had access to such information. The transaction did not involve any form of general solicitation. The warrants were restricted from resale and was acquired for investment purposes only.  A copy of the form of this warrant agreement is attached hereto as Exhibit 10.27.

On July 31, 2013, the Company issued five-year warrants, which vested in full upon issuance, to purchase a total of 350,000 shares of common stock at a purchase price of $0.30 per share to Baylow Advisors, LLC for consulting advisory services to be rendered to the Company.  Such consulting services shall include, without limitation, legal advisory services and the selling of Arista Power’s products in the New York City market, including, without limitation, introductions directly or indirectly to commercial building owners and management companies for commercial buildings.  Robert Wilon is the sole owner of Baylow Advisors, LLC.  To the extent these warrants constituted a sale of securities, the transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act.  The warrants were granted in transactions not involving a public offering and only to an accredited investor.  The consultant is an accredited investor under the Securities Act, was knowledgeable about the Company’s operations and financial condition and had access to such information. The transaction did not involve any form of general solicitation. The warrants were restricted from resale and was acquired for investment purposes only.  A copy of the form of this warrant agreement is referenced below as Exhibit 10.2.

On July 31, 2013, the Company issued five-year warrants, which vested in full upon issuance, to purchase a total of 200,000 shares of common stock at a purchase price of $0.30 per share to Charles LaLoggia for consulting services to be rendered to the Company.  Such consulting services shall include, without limitation, assistance with the Company’s the investor relations and public relations including, without limitation, the drafting of press releases and assistance with the drafting of investor presentations.  To the extent these warrants constituted a sale of securities, the transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act.  The warrants were granted in transactions not involving a public offering and only to an accredited investor.  The consultant is an accredited investor under the Securities Act, was knowledgeable about the Company’s operations and financial condition and had access to such information. The transaction did not involve any form of general solicitation. The warrants were restricted from resale and was acquired for investment purposes only.  A copy of the form of this warrant agreement is referenced below as Exhibit 10.2.

Exhibits and Financial Statements

The following documents are filed as part of this report:

(a) The following financial statements beginning at page F-1:

1.	Reports of Independent Registered Public Accounting Firm — EFP Rotenberg LLP
2.	Balance Sheets
3.	Statements of Operations
4.	Statements of Shareholders’ Equity
5.	Statements of Cash Flows
6.	Notes to Financial Statements

(c)          Exhibits. Upon written or oral request, we shall provide, at no cost, each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the reports or documents that are herein incorporated by reference, that are contained in the registration statement but not delivered herewith. Such a request shall be made to Arista Power, Inc., 1999 Mt. Read Boulevard, Rochester, New York 14614, Attention: Corporate Secretary.

Exhibit Number	Description of Document

3.1	Restated Certificate of Incorporation of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on December 23, 2011).

3.2	Certificate of Amendment of the Certificate of Incorporation of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.3 to Form 8-K filed on March 31, 2014).

3.3	Amended and Restated By-Laws of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on May 20, 2011).

4.1	Specimen Stock Certificate (incorporated by reference herein to Exhibit 4.1 to the Registration Statement on Form S-1 of Arista Power, Inc. dated August 30, 2013).

4.2
Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated herein by reference to the Certificate of Amendment of the Certificate of Incorporation of Arista Power, Inc., filed as Exhibit 3.3 to Form 8-K filed on March 31, 2014).

5.1*	Opinion of Schwell Wimpfheimer and Associates LLP regarding legality of securities being registered.

10.1	Securities Purchase Agreement, dated as of July 31, 2013 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K/A filed on August 6, 2013).

10.2	Form of Warrant, dated as of July 31, 2013 (incorporated by reference herein to Exhibit 10.2 to the Form 8-K/A filed on August 6, 2013).

10.3	Arista Power, Inc. Amended and Restated 2008 Equity Incentive Plan (incorporated herein by reference to Schedule 14A, filed on April 5, 2013.

10.4	Form of Stock Option Agreement with Non-Employee Directors under 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Form 10 filed on November 26, 2008).

10.5	Form of Stock Option Award Agreement with Employees/Consultants under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.15 to the Form S-1 filed on July 16, 2009).

10.6	Form of Stock Award Agreement under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on December 17, 2009).

10.7
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and William Schmitz, dated as of November 15, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on November 16, 2009).

10.8
Termination of Employment Agreement between Arista Power, Inc. and William Schmitz, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.36 to the Form 10-Q filed on August 13, 2013).

10.9
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Mark Matthews, dated as of December 17, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 17, 2009).

10.10
Termination of Employment Agreement between Arista Power, Inc. and Mark Matthews, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.34 to the Form 10-Q filed on August 13, 2013).

10.11
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Adeeb Saba, dated as of December 28, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 29, 2009).

10.12	Termination of Employment Agreement between Arista Power, Inc. and Adeeb Saba, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.35 to the Form 10-Q filed on August 13, 2013).

10.13
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Molly Hedges, dated as of March 1, 2010 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on March 2, 2010).

10.14
Amendment No. 1 to Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Molly Hedges, dated as of May 17, 2010 (incorporated by reference herein to Exhibit 10.14 to the Registration Statement on Form S-1 of Arista Power, Inc. dated August 30, 2013).

10.15
Amendment No. 2 to Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Molly Hedges, dated as of May 22, 2013 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on May 28, 2013).

10.16
Termination of Employment Agreement between Arista Power, Inc. and Molly Hedges, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.33 to the Form 10-Q filed on August 13, 2013).

10.17
Loan Agreement, dated as of April 26, 2010, between WindTamer Corporation (n/k/a Arista Power, Inc.)  and First Niagara Bank , N.A. (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on April 27, 2010).

10.18
$1,000,000 Revolving Credit Note, dated as of April 26, 2010, among WindTamer Corporation (n/k/a Arista Power, Inc.) and First Niagara Bank, N.A.(incorporated by reference herein to Exhibit 10.2 to the Form 8-K on April 27, 2010).

10.19
Warrant Purchase Agreement, dated as of April 26, 2010, between WindTamer Corporation (n/k/a Arista Power, Inc.) and certain investors identified on Schedule 1 thereto (incorporated by reference herein to Exhibit 10.3 to the Form 8-K filed on April 27, 2010).

10.20
Assignment of Shares by Gerald E. Brock to WindTamer Corporation (n/k/a Arista Power, Inc.) , dated as of April 26, 2010 (incorporated by reference herein to Exhibit 10.4 to the Form 8-K filed on April 26, 2010).

10.21	Form of Subscription Agreement (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 30, 2010).

10.22	Form of Warrant Agreement (incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on December 30, 2010).

10.23	Form of Subscription Agreement (incorporated by reference herein to Exhibit 10.1 to the Form 10-Q filed on August 12, 2011).

10.24	Form of Warrant Agreement (incorporated by reference herein to Exhibit 10.2 to the Form 10-Q filed on August 12, 2011).

10.25	Form of Lock-Up Agreement (incorporated by reference herein to Exhibit 10.3 to the Form 10-Q filed on August 12, 2011).

10.26	Form of Subscription Agreement between Arista Power, Inc. and certain subscribers of units (incorporated by reference herein to Exhibit 10.20 to the Form 10-K filed on March 15, 2012).

10.27	Form of Warrant Agreement between Arista Power, Inc. and certain holders of warrants (incorporated by reference herein to Exhibit 10.21 to the Form 10-K filed on March 15, 2012).

10.28	Form of Lock-Up Agreement between Arista Power, Inc. and certain subscribers of units (incorporated by reference herein to Exhibit 10.22 to the Form 10-K filed on March 15, 2012).

10.29
Business Cooperation Agreement between Arista Power, Incorporated and GEMx Technologies, LLC (a/k/a GE Energy Storage) (incorporated by reference herein to Exhibit 10.23 to the Form 10-Q filed on May 7, 2012)

10.30
Loan Agreement, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012).

10.31
Revolving Credit Note, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012)

10.32
Warrant Purchase Agreement, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012).

10.33
Loan Agreement, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.27 to the Form 10-K filed on March 28, 2013).

10.34
Revolving Credit Note, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.28 to the Form 10-K filed on March 28, 2013).

10.35
Warrant Purchase Agreement, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.29 to the Form 10-K filed on March 28, 2013).

10.36
Loan Agreement, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.30 to the Form 10-K filed on March 28, 2013).

10.37
Revolving Credit Note, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.31 to the Form 10-K filed on March 28, 2013).

10.38
Warrant Purchase Agreement, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.32 to the Form 10-K filed on March 28, 2013).

10.39	Contract for Services for 166kW Solar PV System (incorporated by reference herein to Exhibit 10.37 to the Form 10-Q filed on August 13, 2013)

10.40
Loan Agreement, dated as of May 29, 2013 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.40 to the Registration Statement on Form S-1 of Arista Power, Inc. dated August 30, 2013)

10.41	Securities Purchase Agreement between the Company and the Investors, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on March 31, 2014)

10.42	Form of Warrant, dated as of March 31, 2014 ( incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on March 31, 2014)

10.43	Registration Rights Agreement between the Company and the Investors, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.3 to the Form 8-K filed on March 31, 2014)

10.44	Form of Amendment, Waiver and Consent between the Company and the Prior Investors, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.4 to the Form 8-K filed on March 31, 2014)

10.45	Form of Lockup Agreement the Company and officers and directors of the Company, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.5 to the Form 8-K filed on March 31, 2014)

21*	Subsidiaries of the Registrant

23.1*	Consent of EFP Rotenberg, LLP.

23.2	Consent of Schwell Wimpfheimer and Associates LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

* Filed herewith

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relation to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on April 30, 2014.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
William A. Schmitz
Chief Executive Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints William A. Schmitz his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed by the following persons in the capacities indicated as of April 30, 2014.

Signature	Title

/s/ William A. Schmitz	Chief Executive Officer and Director
William A. Schmitz	(Principal Executive Officer)

/s/ Molly Hedges	Chief Financial Officer, Vice President of Finance and Treasurer
Molly Hedges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dov Schwell	Chairman of the Board and Director
Dov Schwell

/s/ Steven DiNunzio	Director
Steven DiNunzio

/s/ Ira A. Greenstein	Director
Ira. A. Greenstein

/s/ Mark Matthews	Director
Mark Matthews

/s/ George Naselaris	Director
George Naselaris

EXHIBIT INDEX - UPDATE

Exhibit Number	Description of Document

3.1	Restated Certificate of Incorporation of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on December 23, 2011).

3.2	Certificate of Amendment of the Certificate of Incorporation of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.3 to Form 8-K filed on March 31, 2014).

3.3	Amended and Restated By-Laws of Arista Power, Inc. (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on May 20, 2011).

4.1	Specimen Stock Certificate (incorporated by reference herein to Exhibit 4.1 to the Registration Statement on Form S-1 of Arista Power, Inc. dated August 30, 2013).

4.2
Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated herein by reference to the Certificate of Amendment of the Certificate of Incorporation of Arista Power, Inc., filed as Exhibit 3.3 to Form 8-K filed on March 31, 2014).

5.1*	Opinion of Schwell Wimpfheimer and Associates LLP regarding legality of securities being registered.

10.1	Securities Purchase Agreement, dated as of July 31, 2013 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K/A filed on August 6, 2013).

10.2	Form of Warrant, dated as of July 31, 2013 (incorporated by reference herein to Exhibit 10.2 to the Form 8-K/A filed on August 6, 2013).

10.3	Arista Power, Inc. Amended and Restated 2008 Equity Incentive Plan (incorporated herein by reference to Schedule 14A, filed on April 5, 2013.

10.4	Form of Stock Option Agreement with Non-Employee Directors under 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Form 10 filed on November 26, 2008).

10.5	Form of Stock Option Award Agreement with Employees/Consultants under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.15 to the Form S-1 filed on July 16, 2009).

10.6	Form of Stock Award Agreement under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on December 17, 2009).

10.7
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and William Schmitz, dated as of November 15, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on November 16, 2009).

10.8
Termination of Employment Agreement between Arista Power, Inc. and William Schmitz, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.36 to the Form 10-Q filed on August 13, 2013).

10.9
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Mark Matthews, dated as of December 17, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 17, 2009).

10.10
Termination of Employment Agreement between Arista Power, Inc. and Mark Matthews, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.34 to the Form 10-Q filed on August 13, 2013).

10.11
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Adeeb Saba, dated as of December 28, 2009 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 29, 2009).

10.12	Termination of Employment Agreement between Arista Power, Inc. and Adeeb Saba, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.35 to the Form 10-Q filed on August 13, 2013).

10.13
Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Molly Hedges, dated as of March 1, 2010 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on March 2, 2010).

10.14
Amendment No. 1 to Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Molly Hedges, dated as of May 17, 2010 (incorporated by reference herein to Exhibit 10.14 to the Registration Statement on Form S-1 of Arista Power, Inc. dated August 30, 2013).

10.15
Amendment No. 2 to Employment Agreement between WindTamer Corporation (n/k/a Arista Power, Inc.) and Molly Hedges, dated as of May 22, 2013 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on May 28, 2013).

10.16
Termination of Employment Agreement between Arista Power, Inc. and Molly Hedges, dated as of July 29, 2013 (incorporated by reference herein to Exhibit 10.33 to the Form 10-Q filed on August 13, 2013).

10.17
Loan Agreement, dated as of April 26, 2010, between WindTamer Corporation (n/k/a Arista Power, Inc.)  and First Niagara Bank , N.A. (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on April 27, 2010).

10.18
$1,000,000 Revolving Credit Note, dated as of April 26, 2010, among WindTamer Corporation (n/k/a Arista Power, Inc.) and First Niagara Bank, N.A.(incorporated by reference herein to Exhibit 10.2 to the Form 8-K on April 27, 2010).

10.19
Warrant Purchase Agreement, dated as of April 26, 2010, between WindTamer Corporation (n/k/a Arista Power, Inc.) and certain investors identified on Schedule 1 thereto (incorporated by reference herein to Exhibit 10.3 to the Form 8-K filed on April 27, 2010).

10.20
Assignment of Shares by Gerald E. Brock to WindTamer Corporation (n/k/a Arista Power, Inc.) , dated as of April 26, 2010 (incorporated by reference herein to Exhibit 10.4 to the Form 8-K filed on April 26, 2010).

10.21	Form of Subscription Agreement (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on December 30, 2010).

10.22	Form of Warrant Agreement (incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on December 30, 2010).

10.23	Form of Subscription Agreement (incorporated by reference herein to Exhibit 10.1 to the Form 10-Q filed on August 12, 2011).

10.24	Form of Warrant Agreement (incorporated by reference herein to Exhibit 10.2 to the Form 10-Q filed on August 12, 2011).

10.25	Form of Lock-Up Agreement (incorporated by reference herein to Exhibit 10.3 to the Form 10-Q filed on August 12, 2011).

10.26	Form of Subscription Agreement between Arista Power, Inc. and certain subscribers of units (incorporated by reference herein to Exhibit 10.20 to the Form 10-K filed on March 15, 2012).

10.27	Form of Warrant Agreement between Arista Power, Inc. and certain holders of warrants (incorporated by reference herein to Exhibit 10.21 to the Form 10-K filed on March 15, 2012).

10.28	Form of Lock-Up Agreement between Arista Power, Inc. and certain subscribers of units (incorporated by reference herein to Exhibit 10.22 to the Form 10-K filed on March 15, 2012).

10.29
Business Cooperation Agreement between Arista Power, Incorporated and GEMx Technologies, LLC (a/k/a GE Energy Storage) (incorporated by reference herein to Exhibit 10.23 to the Form 10-Q filed on May 7, 2012)

10.30
Loan Agreement, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012).

10.31
Revolving Credit Note, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012)

10.32
Warrant Purchase Agreement, dated as of September 4, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.24 to the Form 10-Q filed on November 13, 2012).

10.33
Loan Agreement, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.27 to the Form 10-K filed on March 28, 2013).

10.34
Revolving Credit Note, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.28 to the Form 10-K filed on March 28, 2013).

10.35
Warrant Purchase Agreement, dated as of November 13, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.29 to the Form 10-K filed on March 28, 2013).

10.36
Loan Agreement, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.30 to the Form 10-K filed on March 28, 2013).

10.37
Revolving Credit Note, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.31 to the Form 10-K filed on March 28, 2013).

10.38
Warrant Purchase Agreement, dated as of December 21, 2012 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.32 to the Form 10-K filed on March 28, 2013).

10.39	Contract for Services for 166kW Solar PV System (incorporated by reference herein to Exhibit 10.37 to the Form 10-Q filed on August 13, 2013)

10.40
Loan Agreement, dated as of May 29, 2013 by and between Arista Power, Incorporated and TMK-ENT, Incorporated (incorporated by reference herein to Exhibit 10.40 to the Registration Statement on Form S-1 of Arista Power, Inc. dated August 30, 2013)

10.41	Securities Purchase Agreement between the Company and the Investors, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.1 to the Form 8-K filed on March 31, 2014)

10.42	Form of Warrant, dated as of March 31, 2014 ( incorporated by reference herein to Exhibit 10.2 to the Form 8-K filed on March 31, 2014)

10.43	Registration Rights Agreement between the Company and the Investors, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.3 to the Form 8-K filed on March 31, 2014)

10.44	Form of Amendment, Waiver and Consent between the Company and the Prior Investors, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.4 to the Form 8-K filed on March 31, 2014)

10.45	Form of Lockup Agreement the Company and officers and directors of the Company, dated as of March 31, 2014 (incorporated by reference herein to Exhibit 10.5 to the Form 8-K filed on March 31, 2014)

21*	Subsidiaries of the Registrant

23.1*	Consent of EFP Rotenberg, LLP.

23.2	Consent of Schwell Wimpfheimer and Associates LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

* Filed herewith

EXHIBIT 5.1

April 30, 2014

Arista Power, Inc.
1999 Mt. Read Boulevard
Rochester, New York 14615

Re:	Arista Power, Inc. — Registration Statement on Form S-1

Ladies and Gentlemen:

We have reviewed the Registration Statement on Form S-1, filed on April 30, 2014 (the “Registration Statement”), under the Securities Act of l933, as amended (the “Act”), by Arista Power, Inc., a New York corporation (the “Company”).  The Registration Statement has been filed for the purpose of registering the securities described therein for offer and sale under the Act.  All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

This opinion has been rendered with respect to an aggregate of 7,500,000 shares of common stock of the Company issuable upon the conversion of Series A Convertible Preferred Stock of the Company held by the selling security holders (the “Preferred Stock”) and an aggregate of 11,250,000 shares of common stock of the Company issuable upon the exercise of common stock purchase warrants held by the selling security holders (the “Warrants”).  The shares of common stock issuable as described in the foregoing sentence may be referred to herein as the “Shares.”

In connection with the opinions rendered herein, we have examined the Restated Certificate of Incorporation of the Company, the Certificate of Amendment to the Certificate of Incorporation of the Company, its By-Laws, the Warrants and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

On the basis of such examination, we are of the opinion that:

1.      The Shares issuable upon conversion of the Preferred Stock have been duly authorized, sold and paid for, and when issued, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.      The Shares issuable upon exercise of the Warrants have been duly authorized and when issued, sold and paid for, as described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the General Business Law of the State of New York (including the applicable provisions of the New York Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Schwell Wimpfheimer and Associates LLP
Schwell Wimpfheimer and Associates LLP

Exhibit 21

Subsidiaries of Registrant

None.

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Arista Power, Inc.
1999 Mt. Read Boulevard
Rochester, New York 14615

We hereby consent to the use of our report dated March 31, 2014, in this Registration Statement on Form S-1 relating to the balance sheets of Arista Power, Inc., as of December 31, 2013 and 2012, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.  We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
April 30, 2014